                        SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A)
                 OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                            The Beard Company
            (Name of Registrant as Specified in its Charter)

                    ---------------------------------
                (Name of Person(s) Filing Proxy Statement
                      if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[   ]  No fee required.
[   ]  Fee computed on  table  below per Exchange Act Rules 14a-6(i)(4) and 0-
       11.

       1)   Title of each class of securities to which transaction applies:

            -------------------------------------------------------------

       2)   Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------

       4)   Proposed maximum aggregate value of transaction:

       5)   Total fee paid:
[ X ]  Fee paid previously with preliminary materials.
[   ]  Check  box  if  any  part  of  the fee is offset by Exchange  Act  Rule
       0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount previously paid:  _______________________

       2)   Form, Schedule or Registration Statement No.:  _____________

       3)   Filing Party:  _______________________

       4)   Date Filed:  ___________________.

                                   NOTICE OF

                                 ANNUAL MEETING

                                OF STOCKHOLDERS

                                   TO BE HELD


                                OCTOBER 10, 1997


                              AND PROXY STATEMENT

                               THE BEARD COMPANY

                               THE BEARD COMPANY
                          ENTERPRISE PLAZA, SUITE 320
                             5600 NORTH MAY AVENUE
                         OKLAHOMA CITY, OKLAHOMA 73112


                                                              September 12, 1997


Dear Stockholders:


     We invite you to attend the annual meeting of stockholders of The Beard Company (the "Company") which will be held in Oklahoma City on Friday, October 10, 1997. The matters to be considered at the meeting are described in the formal notice and proxy statement on the following pages.


     After completing the business of the meeting, including election of directors, we will discuss the current outlook for the Company. There will be a period for questions and for discussion with your directors and officers.

     If you plan to be present, please notify the Secretary of the Company so that the necessary arrangements can be made for your attendance. Regardless of whether you plan to personally attend, it is important that your shares be represented at this meeting. Please date, sign and return your proxy card in the enclosed envelope at your earliest convenience.

        /s/ W. M. BEARD                      /s/ HERB MEE, JR.
          W. M. BEARD                          HERB MEE, JR.
           Chairman                              President

                               THE BEARD COMPANY
                          ENTERPRISE PLAZA, SUITE 320
                             5600 NORTH MAY AVENUE
                         OKLAHOMA CITY, OKLAHOMA 73112

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            FRIDAY, OCTOBER 10, 1997


To the Stockholders of The Beard Company:


     You are hereby notified that the Annual Meeting of Stockholders of The Beard Company (the "Company") will be held on Friday, October 10, 1997 at 10:00 a.m. in the Board Room of the Liberty Bank and Trust Company of Oklahoma City,
N. A. in the Liberty Tower, 100 North Broadway, Oklahoma City, Oklahoma, for the purpose of considering and voting upon the following matters:


          (1) To approve the sale of substantially all of the assets of Carbonic Reserves pursuant to an Asset Purchase Agreement, a copy of which is attached to the accompanying Proxy Statement as Exhibit "A".

          (2) To approve the Merger of the Company into The New Beard Company pursuant to the Agreement and Plan of Merger, a copy of which is attached to the accompanying Proxy Statement as Exhibit "B."

          (3) The election of two (2) directors of the Company for three year terms.

          (4) To consider and act upon a proposal to amend The Beard Company Deferred Stock Compensation Plan (the "Plan") to increase the number of common shares authorized for issuance thereunder from 50,000 to 100,000. A copy of the Plan is attached to the accompanying Proxy Statement as Exhibit "D."

          (5) The approval of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for fiscal year 1997.

          (6) Such other business as may properly come before the meeting or any adjournment thereof.

     The transfer books will not be closed, but only stockholders of record at the close of business on August 15, 1997 will be entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at the offices of the Company, Enterprise Plaza, Suite 320, 5600 North May Avenue, Oklahoma City, Oklahoma.

     You are cordially invited to attend the meeting. Even if you plan to attend, you are requested to date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope. You may revoke your proxy at any time prior to exercise.

                                            By Order of the Board of Directors
                                            /s/ REBECCA G. WITCHER
                                            Rebecca G. Witcher
                                            Secretary

Oklahoma City, Oklahoma

Dated September 4, 1997

                               THE BEARD COMPANY
                          ENTERPRISE PLAZA, SUITE 320
                             5600 NORTH MAY AVENUE
                         OKLAHOMA CITY, OKLAHOMA 73112

                                PROXY STATEMENT


     This Proxy Statement is furnished to the stockholders of The Beard Company ("Beard" or the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held October 10, 1997. It is first being mailed to stockholders on or about September 12, 1997. THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


     A person giving the enclosed proxy has the power to revoke it by giving notice to the Secretary in person, or by written notification actually received by the Secretary, or by subsequently granting a later dated proxy relating to the same shares, at any time prior to its being exercised.

     The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. It is possible that further solicitation of proxies will be made by telephone or oral communication with some stockholders of the Company following the original solicitation. All such further solicitations will be made by regular employees of the Company who will not be additionally compensated therefor, and the cost will be borne by the Company.

                         VOTING SECURITIES OUTSTANDING

     As of August 15, 1997, 2,819,074 shares of common stock and 90,155.86 shares of preferred stock of the Company had been issued and were outstanding. Each share of common stock is entitled to one vote on all matters presented at the meeting. Each share of preferred stock is entitled to one vote for each full share of common stock into which it would have been convertible had it been convertible on the record date (5.129425 shares). Accordingly, a total of 3,281,518 votes are entitled to be cast at the meeting, and the holders of the preferred stock are entitled to cast 14.09% of such votes. Additionally, officers and directors of the Company as a group own shares entitling them to cast 37.33% of the total votes to be cast by holders of common stock. Each of the officers and directors has indicated their intention to vote in favor of the proposals to be presented at the meeting. Only holders of common stock and preferred stock of record at the close of business on August 15, 1997, will be entitled to vote at the meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the name and address of each shareholder who is known to the Company to own beneficially more than 5% of Beard's outstanding common stock or preferred stock, the number of shares beneficially owned by each and the percentage of outstanding common or preferred stock so owned as of August 15, 1997. Unless otherwise noted, the person named has sole voting and investment powers over the shares reflected opposite his name.

                                                    NUMBER OF                 NUMBER OF                    COMBINED
                                                    PREFERRED                   COMMON                    COMMON AND
                                                    SHARES AND                SHARES AND                  PREFERRED
                                                    NATURE OF     PERCENT     NATURE OF      PERCENT        VOTING
                 NAME AND ADDRESS                   OWNERSHIP     OF CLASS    OWNERSHIP      OF CLASS     PERCENTAGE
                 ----------------                   ----------    --------    ----------     --------     ----------
John Hancock Mutual Life
Insurance Company ("Hancock").....................  42,427.10      47.06%      312,040(1)(2)  11.07%        16.14%(3)
57th Floor                                                                                       (2)
200 Clarendon Street
Boston, Massachusetts 02117
The Beard Group 401(k) Trust......................       None       0.00%      330,515(4)     11.72%        10.07%
c/o The Liberty Bank and Trust Company, Trustee
100 N. Broadway Avenue
Oklahoma City, OK 73102
W. M. Beard(8)....................................       None       0.00%      813,222(5)     28.59%        24.78%
Enterprise Plaza, Suite 320
5600 North May Avenue
Oklahoma City, OK 73112
Lu Beard..........................................       None       0.00%      233,998(6)      8.30%         7.13%
Enterprise Plaza, Suite 320
5600 North May Avenue
Oklahoma City, OK 73112
Warren B. Kanders.................................  25,188.76      27.94%      174,274(2)      6.18%(2)      9.25%(3)
2100 South Ocean Boulevard
Suite 302 North
Palm Beach, FL 33480
Herb Mee, Jr.(8)..................................       None       0.00%      221,518(7)      7.79%         6.75%
Enterprise Plaza, Suite 320
5600 North May Avenue
Oklahoma City, OK 73112

---------------

(1) Shares are held by Hancock on behalf of itself and affiliated entities.

(2) Excludes the Beard preferred shares which will collectively become convertible into 14.09% of the outstanding common stock (after conversion) on January 1, 2003 to the extent not previously redeemed or converted.

(3) The preferred shareholders collectively own 652,084 common shares and 1,114,528 common equivalent shares (33.96%), after giving effect to the conversion of their 90,155.86 preferred shares.


(4) Represents shares owned by The Beard Group 401(k) Trust (the "Trust") at June 30, 1997 (latest information available). Shares held by the Trust are owned by the participating employees, each of whom has sole voting and investment power over the shares held in his or her account. Includes 100,417.22, 120,071.31 and 28,979.60 shares held for the accounts of Messrs. Beard, Mee and Collen, respectively.


(5) Includes 368,685 shares owned directly by Mr. Beard as to which he has sole voting and investment power; 232,319 shares (or 8.24%) owned by the William
    M. Beard and Lu Beard 1988 Charitable Unitrust (the "1988 Unitrust"), of which Mr. Beard and his wife, Lu Beard, serve as co-trustees and share voting and investment power; 16,666 shares each held by the William M. Beard Irrevocable Trust "A," the William M. Beard Irrevocable Trust "B," and the William M. Beard Irrevocable Trust "C" (collectively, the "Beard Irrevocable Trusts") of which Messrs. Beard and Herb Mee, Jr. are trustees and share voting and investment power; 6,738 shares each held by the John Mason Beard II Trust, the Joseph G. Beard Trust and the Rebecca Banner Beard Trust as to which Mr. Beard is the trustee and has sole voting and investment power; 3,256 shares held by the Rebecca Banner Beard Lilly Living Trust as to which Mr. Beard is a co-trustee and shares voting and investment power with his daughter; 100,417.22 shares held by the Trust for the account of Mr. Beard as to which he has sole voting and investment power; and 13,333 shares held by B & M Limited, a general partnership, of which

    Mr. Beard is a general partner and shares voting and investment power with Mr. Mee. Also includes 25,000 shares subject to presently exercisable options. Excludes 1,679 shares owned by his wife as to which Mr. Beard disclaims beneficial ownership. Also excludes 41,228 shares held by four separate trusts for the benefit of Mr. Beard's children as to which Mr. Beard disclaims beneficial ownership.

(6) Includes 232,319 shares owned by the 1988 Unitrust, of which Mr. Beard and Mrs. Beard serve as co-trustees and share voting and investment power. Also includes 1,679 shares owned directly by Mrs. Beard as to which she has sole voting and investment power.

(7) Includes 6,450 shares owned directly by Mr. Mee as to which he has sole voting and investment power; 6,666 shares held by Mee Investments, Inc., as to which Mr. Mee has sole voting and investment power; 13,333 shares held by B & M Limited as to which Mr. Mee shares voting and investment power with Mr. Beard but as to which Mr. Mee has no present economic interest; and 120,071.31 shares held by the Trust for the account of Mr. Mee as to which he has sole voting and investment power. Also includes 16,666 shares each held by the Beard Irrevocable Trusts as to which Mr. Mee is a co-trustee and shares voting and investment power with Mr. Beard but as to which Mr. Mee has no pecuniary interest and disclaims beneficial ownership. Also includes 25,000 shares subject to presently exercisable options. Excludes 45 shares owned by his wife, Marlene W. Mee, as to which Mr. Mee disclaims beneficial ownership.

(8) Officers and directors of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the number of shares of Beard common stock beneficially owned by each director and nominee, the Chief Executive Officer ("CEO"), each named executive officer and by all directors and executive officers as a group and the percentage of outstanding common stock so owned as of August 15, 1997.

                                                                AMOUNT
                                                                 AND
                                                              NATURE OF
                                                              BENEFICIAL      PERCENT
                      NAME AND ADDRESS                        OWNERSHIP       OF CLASS
                      ----------------                        ----------      --------
W. M. Beard.................................................     813,222(1)    28.59%
Herb Mee, Jr................................................     221,518(2)     7.79%
Allan R. Hallock............................................      40,458(3)     1.44%
Michael E. Carr.............................................      28,643        1.02%
Ford C. Price...............................................      13,665(4)       --(7)
C. H. Collen, Jr............................................      46,030(5)     1.63%
All directors and executive officers as a group (8 in
  number)...................................................   1,102,335(6)    38.42%

---------------

(1) See footnote (5) to table "Security Ownership of Certain Beneficial Owners."

(2) See footnote (7) to table "Security Ownership of Certain Beneficial Owners."

(3) Reflects shares owned by A. R. Hallock & Co., a partnership, as to which Mr. Hallock shares voting and investment power with his wife.

(4) Includes 5,399 shares owned directly by Mr. Price as to which he has sole voting and investment power, 3,266 shares held by an IRA for the benefit of Mr. Price as to which he has sole voting and investment power and 5,000 shares held by the FCP Trust as to which he has shared voting and investment power.

(5) Includes 17,050 shares owned directly by Mr. Collen as to which he has sole voting and investment power and 28,979.60 shares held by the Trust for the account of Mr. Collen as to which he has sole voting and investment power.

(6) Includes 757,971 shares as to which directors and executive officers have sole voting and investment power and 344,364 shares as to which they share voting and investment power with others.

(7) Reflects ownership of less than one (1) percent.

                   SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF
                               CARBONIC RESERVES
                                (PROPOSAL NO. 1)


     For the reasons herein set forth, the Board of Directors is recommending that the Company's stockholders adopt and approve an Asset Purchase Agreement (the "Agreement"), by and among Airgas Carbonic Reserves, Inc. ("Airgas"), and Carbonic Reserves ("Carbonics"), the Company and Clifford H. Collen, Jr. ("Collen") (the Company and Collen are referred to collectively as the "Shareholders"), pursuant to which Airgas will acquire substantially all of Carbonics' assets for cash and the assumption of certain liabilities as set forth below (the "Asset Sale"). In connection with the Asset Sale, Collen will enter into noncompetition and employment agreements with Airgas. Airgas is a second tier subsidiary of Airgas, Inc. U.S. Airgas, Inc., a subsidiary of Airgas, Inc., has guaranteed the obligations of Airgas under the Agreement.


     The Company owns 85% of the outstanding common stock of Carbonics and Collen owns 15%. In addition, the Company owns 14,859 shares of Carbonics' redeemable preferred stock, $1,000 redemption value per share, which constitutes all of the issued and outstanding preferred stock of Carbonics. Collen is the president and chief executive officer, and is a director of Carbonics, but he is neither an officer nor a director of the Company. There is no affiliation between the Company (or Carbonics) and Airgas.

     The following description of the Asset Sale contains, among other information, summaries of certain provisions of the Agreement, a copy of which is attached to this Proxy Statement as Exhibit A and incorporated herein by reference. The Agreement sets forth the representations and warranties of Carbonics, the Shareholders and Airgas, the description of the assets to be acquired and the conditions to the consummation of the Asset Sale, including approval of the Agreement by the stockholders of Beard. The information in this Proxy Statement with respect to the Agreement is qualified in its entirety by reference to the complete text of the Agreement.

VOTE REQUIRED

     For the past three years, Carbonics has accounted for 68 to 80% of the Company's revenues and the environmental/resource recovery business has accounted for 18 to 22%. After the Asset Sale, Carbonics will not have any material assets or operations. Accordingly, under the Oklahoma General Corporation Act (the "Oklahoma Act"), the Asset Sale may be deemed to constitute the sale of all or substantially all of the assets of Beard. Therefore, Beard is requesting shareholder approval. Pursuant to the Oklahoma Act, the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock and preferred stock (voting on an as if converted basis) is required for approval of the Agreement and the Asset Sale.

THE TRANSACTION


     In consideration of the Asset Sale, Carbonics will receive cash at closing in the amount of $18.375 million. In addition, 150 days after the closing date Carbonics will receive an additional amount equal to the difference between $1 million and the sum of (i) uncollected accounts receivable in excess of Carbonics' allowance for bad debts, (ii) the amount, if any, by which notes payable to third parties which are assumed by Airgas exceed the increase in the value of fixed assets between December 31, 1996 and closing, and (iii) any other indemnity claims that arise during the 150 day period. Carbonics maintains insurance coverage for its largest accounts receivable and does not expect any substantial deductions for uncollected accounts receivable or indemnity claims. Also, Airgas will assume liabilities of Carbonics for (i) trade accounts payable and accrued expenses incurred in the ordinary course of business (other than those specifically excluded), (ii) notes payable to third parties as reflected on Carbonics' December 31, 1996 balance sheet and those incurred thereafter in the ordinary course and in a manner consistent with past practice, and (iii) the obligations of future performance under the contracts and liabilities being assumed under the Agreement, to the extent such liabilities have arisen in the ordinary course of Carbonics' business. Airgas will not assume any liabilities for employee matters, including payroll taxes; debt or other balances payable to the Shareholders or other related parties; tax liabilities of Carbonics or the Shareholders; or environmental liabilities. Carbonics will retain all cash and cash equivalents; notes receivable from the Company or related parties; and tax refunds relating to periods prior to the closing date.

BACKGROUND OF THE ASSET SALE

     In May 1996 Carbonics engaged an investment banking firm to secure financing to enable Carbonics to pursue the acquisition of, and to provide additional working capital for, three dry ice companies for approximately $13 million. The investment banking firm obtained indications of interest from several entities; however, all of the interested parties wanted to see executed letters of intent from the target companies prior to making a final commitment, and were unwilling to provide the financing without the letters of intent.

     Carbonics had preliminary conversations with the potential target companies, and was actively negotiating for the purchase of two of the companies when Airgas, Inc. announced, in October 1996, that it had signed (i) a letter of intent to acquire Carbonic Industries Corporation ("CIC"), the fourth largest producer of CO(2) and largest manufacturer of dry ice in the United States, and
(ii) an agreement to acquire Shell Land & Energy Company's controlling interest in the Northeast Jackson Dome Field, which is the largest naturally occurring CO(2) field east of the Mississippi. The consideration for the CIC acquisition was announced as a combination of Airgas, Inc. common stock and cash. At the time Airgas, Inc. announced these acquisitions, it stated its intention to pursue additional acquisitions of CO(2) companies.

     Because Airgas, Inc. is in a financial position to pay higher prices for its acquisitions, and to offer registered common stock as consideration, and because Carbonics would be limited to offering a combination of cash, preferred stock and notes so that it can remain part of Beard's consolidated tax group and take advantage of Beard's net operating loss carryforwards, the Airgas, Inc. announcement put an end, for all practical purposes, to Carbonics' acquisition strategy.

     In April 1997 Airgas, Inc. continued its strategy by announcing the acquisition of the assets of American Dry Ice Corp., a distributor of liquid CO(2), dry ice and other related products and services. Immediately thereafter Airgas, Inc. contacted Carbonics and Beard about purchasing the assets of Carbonics.

     During the same timeframe, Beard was independently contacted by a large New York Stock Exchange listed industrial gas company, and by a West Coast venture capital company which had financed a company to build a major national liquid CO(2) business with plans to acquire existing manufacturers and distributors of liquid CO(2) and dry ice. Both of these companies expressed interest in acquiring Carbonics. Because of the difficulty of competing with Airgas, Inc. for acquisitions, and the increasing competition from other companies to acquire CO(2) and dry ice companies, the Company perceived limited opportunity for growth in the business. Accordingly, the Company decided to entertain proposals for the sale of Carbonics or its assets with a view to deploying the available proceeds in the development or expansion of its Mulled Coal technology and an existing environmental remediation license, or in the possible acquisition of new businesses. See "-- Description of Future Business."


     Following discussions with the three interested parties, including Airgas, Inc. Beard furnished each with a confidential memorandum in May 1997, and asked for formal proposals by June 6, 1997. Proposals were received from all three parties in the first two weeks of June. Each of the proposals or indications of interest was for cash. The offer from Airgas, Inc. was the highest and contained no unacceptable conditions. On June 20, 1997, Airgas, Inc. and the Company executed a letter of intent and began negotiating the terms of the agreement. The board of directors approved the Asset Sale on July 21, 1997 and the Agreement was executed on August 18, 1997.


     Negotiations with Airgas were primarily conducted by W. M. Beard, Chairman of the Board of the Company, with assistance from Collen, president of Carbonics. Because of the knowledge obtained from acquiring, owning and operating Carbonics, and the Company's studies of possible acquisition targets, together with the fact that the Company had three proposals to acquire the assets of Carbonics, no outside appraisal was obtained. Further, because the three proposals to acquire the assets were for cash, Airgas' proposal was the highest and there were no unacceptable conditions to the Airgas proposal, there were no difficult problems of comparison of the proposals. After the public announcement of the proposed Airgas transaction on June 23, 1997, no further inquiries concerning Carbonics or its assets were received.

     Finally, because Collen is not a director of the Company and no director of the Company had any interest in the transaction adverse to the Company or its shareholders, the entire board of directors reviewed and approved the transaction.

REASONS FOR THE ASSET SALE

     The terms of the Agreement are the result of arms-length negotiations between representatives of the Company and Airgas, Inc. In addition to the Company's difficulties in expanding the dry ice operation, and the increasing competition from better financed competitors discussed above under "Background of the Asset Sale," the Company believes that consummation of the Asset Sale will allow the Company to sell Carbonics' assets at the best price available, and at the same time enable it to reduce its outstanding debt, redeem a substantial portion of its outstanding preferred stock (see "Pro Forma Condensed Financial Statements") and provide working capital to permit the reasonable exploitation of the Company's remaining assets.

BOARD OF DIRECTORS RECOMMENDATION

     In reaching its decision to approve the Agreement and to make its recommendation, the Board of Directors considered a number of factors, including, but not limited to, (i) preliminary offers or indications by third parties, (ii) the Company's present financial condition and its requirement for working capital to exploit other assets, and (iii) the terms and conditions set forth in the Agreement. The Company's Board of Directors believes that the Asset Sale is in the best interests of the Company and has unanimously approved the Agreement and the Asset Sale. The purchase price is 39.1 times 1996 earnings (net of non-recurring items), 11.1 times 1996 operating cash flow and 1.66 times 1996 gross income. In 1996 Carbonics had determined to pursue a course of growth through acquisition. However, with the CO(2) industry under consolidation by much larger and better capitalized companies, Carbonics is unable to compete in terms of acquisitions. Also, the sale will leave the Company in a strong financial position to pursue its Mulled Coal technology (see "-- Description of Future Business"), which demonstrated very favorable results in its 23-month contract completed last year for the Department of Energy to test the feasibility of the technology in terms of its storage, transportation and handling capabilities.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ASSET SALE.

PROPERTY SUBJECT TO THE ASSET SALE

     The assets of Carbonics subject to the Asset Sale are all of the operating assets of Carbonics which are used in the production and distribution of dry ice including, but not limited to, the following:

     (a) the tangible assets of Carbonics, all accounts receivable, notes receivable, deposits, prepaid expenses, inventories, fixed assets, real property and intangible properties;

     (b) all contract rights, causes of action, claims, refunds and demands of whatever nature;

     (c) all books and records relating to the business of Carbonics (except minute books and stock record books);

     (d) all rights of Carbonics in and to all of its trademarks and trade names, including without limitation, the name "Carbonic Reserves," and all intellectual property and proprietary information of Carbonics; and

     (e) all of Carbonics' intangibles and goodwill.

     Excluded from the Asset Sale are cash and cash equivalents, notes receivable from the Company and affiliates and tax refunds for periods prior to closing.

CONDUCT OF BUSINESS

     The Company has agreed that it will cause Carbonics to, and Carbonics has agreed that it will, carry on the business of Carbonics in the ordinary course of business consistent with past practice, use their commercially reasonable efforts to preserve Carbonics' reputation and the goodwill of Carbonics' suppliers, customers and others having business relationships with Carbonics, use their reasonable best efforts to preserve intact Carbonics' current business organization, keep available the services of present employees and maintain the assets of Carbonics in good condition and repair.

     Carbonics, the Company and Collen have agreed that, except as contemplated by the Agreement or disclosed in the schedules to the Agreement, Carbonics shall not, without the prior written consent of Airgas:

     (a) enter into any material contract other than in the ordinary course of business;

     (b) make any bonus or salary or wage increases or any contributions to any profit sharing or pension plan other than in the ordinary course of business;

     (c) reorganize, declare, set aside or pay any dividend or other distribution in respect to Carbonics' capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock;

     (d) pay, loan or advance any amount to the Shareholders or any family member thereof, except salary and expense reimbursement payments made to Collen in the ordinary course of business and except payments to the Company for Carbonics' pro rata share of corporate insurance and employee benefit costs and expenses;

     (e) enter into any agreement with the Shareholders or any family member thereof;

     (f) sell or lease any of its assets or properties, tangible or intangible, except in the ordinary course of business;

     (g) grant a security interest or encumber in any manner any of its assets or properties;

     (h) incur any indebtedness for borrowed money except in the ordinary course of business pursuant to its existing credit agreement; and

     (i) make any capital additions in excess of $10,000.

     However, nothing in the Agreement requires Carbonics to reduce indebtedness for borrowed money owed to third parties other than such reductions as are required by the instruments evidencing such indebtedness, with the exception that any proceeds from the sale of fixed assets in the ordinary course of business shall be applied to reduce such indebtedness over and above the normal required reductions referred to above.

CONDITIONS TO THE ASSET SALE

     In addition to the approval of the Agreement and the Asset Sale by the Company's stockholders, consummation of the Agreement is conditioned upon, among other things:

     (a) the continuing accuracy, in all material respects, of the representations and warranties of Carbonics and the Shareholders, and Airgas contained in the Agreement;

     (b) the performance, in all material respects, by Carbonics and the Shareholders, and Airgas of all covenants contained in the Agreement; and

     (c) the receipt of all third party consents.

REPRESENTATIONS AND WARRANTIES

     In the Agreement, Carbonics, the Company and Collen have made customary representations and warranties to Airgas, including, but not limited to, representations and warranties relating to the organization, good standing and qualification of Carbonics; authority to enter into the Agreement and carry out related actions; capitalization; absence of undisclosed liabilities; title and condition of assets; inventories; accounts receivable; material contracts and commitments; required consents and approval; compliance with laws; and patent, employee benefit plans, tax and environmental matters.

     Airgas has also made customary representations and warranties to the Company and Carbonics, including, but not limited to, representations and warranties relating to Airgas' organization, authority to enter into the Agreement and carry out related actions, and required consents and approvals.

CLOSING

     The transaction is expected to be consummated on October 1, 1997, subject to the satisfaction or waiver of the conditions set forth under "-- Conditions to the Asset Sale."

PARTIES INTERESTED IN THE ASSET SALE

     Collen owns 15% of the outstanding common stock and the president and one of three directors of Carbonics. The Company owns the remaining common stock, plus preferred stock with an aggregate redemption value of $14,859,000. The purchase price for the Asset Sale is $19,375,000 (with $1,000,000 held back and subject to offsets) plus assumption of liabilities estimated to be $2.7 million. Carbonics will also incur approximately $213,000 in state income taxes and $200,000 for employee bonuses. Carbonics will also redeem the preferred stock owned by the Company. Collen has agreed to sell his 15% of the common stock of Carbonics to Carbonics for $900,000.

     Collen has an employment agreement with Carbonics under the terms of which Collen is entitled to receive payment of one year's salary upon the sale of substantially all of the assets of Carbonics. In satisfaction of all contractual rights with the Company and Carbonics, Collen will receive $100,000 following the closing, which was the amount of his salary under the contract. Collen also received a bonus of $63,216 for 1996, but will receive no bonus for 1997 if the Asset Sale is consummated.

     At closing of the Asset Sale, Collen will enter into an employment agreement with Airgas for a term of one year, pursuant to which he will be paid $80,000. Collen will also be guaranteed a bonus of $20,000 with the opportunity to receive an additional $10,000 depending on Airgas' performance. Collen will also enter into a non-competition and confidentiality agreement with Airgas pursuant to which Collen agrees not to compete with Airgas or use confidential information for a period of ten years. As consideration, Collen will receive $500,000, payable $300,000 on execution and $200,000 on January 2, 1998.

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain transactions, including the Asset Sale, may not be consummated unless certain waiting period requirements have been satisfied. The Company and Airgas filed the notification and report forms required pursuant to the HSR Act with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC for review in connection with the Asset Sale. The applicable waiting period expired at midnight on August 2, 1997. At any time before or after the closing, the FTC, the Antitrust Division or others could take action under the Antitrust laws with respect to the Asset Sale, including seeking to enjoin the consummation of the Asset Sale or seeking divestiture by Airgas of all or any part of the assets acquired.

EFFECTS ON LISTING OF COMMON STOCK

     Based upon guidelines published in the American Stock Exchange Company Guide, the Company believes that the listing of the Company's common stock on the American Stock Exchange will not be affected by the consummation of the Asset Sale.

ACCOUNTING TREATMENT; TAX EFFECTS

     The Asset Sale will be accounted for by the Company as a sale of assets. See "Pro Forma Condensed Financial Statements" regarding the accounting effects of consummation of the Asset Sale.

     The Asset Sale will be taxable to the Company. It is presently estimated that the Asset Sale will result in taxable gain to the Company for federal income tax purposes of approximately $11,700,000; however, the Company believes that the entire regular federal income tax gain can be offset by the Company's net operating loss carryforwards. However, the Company expects that it will incur alternative minimum tax liability as a result of the Asset Sale. Carbonics will also incur state income tax. See "Pro Forma Condensed Financial Statements" and the discussion of the Company's net operating loss carryforwards under "Proposal to Reorganize."

     The Asset Sale will have no direct federal income tax consequences to the stockholders of the Company.

DISSENTERS' RIGHTS

     The stockholders of the Company will not be entitled to dissenter or appraisal rights under Oklahoma law in connection with the transaction.

DESCRIPTION OF FUTURE BUSINESS

     Following the sale of substantially all of the assets of Carbonics, Beard's continuing operations will consist primarily of its environmental services and resource recovery activities. It will also continue to own a small working interest (0.54561%) and overriding royalty interest (0.471926% net revenue interest) in the McElmo Dome Field in southwest Colorado, and a very small working interest (0.05863%) in the Bravo Dome Field in northeast New Mexico. McElmo Dome and Bravo Dome are believed to be the two largest producing CO(2) fields in the world. The Company is not involved in the operations of either field. In addition, Beard will continue to hold (i) a minority interest (40%) in a joint venture involved in the extraction, production and sale of crude iodine, and (ii) scattered small real estate holdings, interests in two real estate limited partnerships, and other miscellaneous investments. Although the Company would sell the real estate holdings and the McElmo Dome and Bravo Dome properties if a favorable price can be obtained, the Company does not have any present intention to sell any material amount of assets.

     Beard anticipates that immediately after the consummation of the Asset Sale, it will (i) concentrate its efforts on the commercial development of its Mulled Coal technology which is believed to have significant profit potential but which is as yet untested on a commercial scale, and (ii) pursue as the sole U.S. licensee the commercial development of a process and composition patent which is pending for the remediation of creosote and PAH contamination. The Company's continuing operations also include its environmental services activities which are conducted through Whitetail Services, Inc. ("Whitetail") and Horizontal Drilling Technologies, Inc. ("HDT"), which the Company is making efforts to expand. Complete details concerning these activities and operations are discussed in the Company's 1996 Annual Report on Form 10-K/A, pages 10-15. Although it has no present plans or arrangements, the Company may consider acquisition or development of other businesses in the future.

     Beard Technologies, Inc. ("BTI"). The principal thrust of the environmental/resource recovery segment ("E/RR Segment") going forward will be the commercial development of the Mulled Coal process using the patented technology owned by the Company's wholly-owned subsidiary, Beard Technologies, Inc. ("BTI"). During the past several months BTI has had ongoing discussions with several major coal companies, two utilities, and several industrial companies concerning projects of varying sizes. Seven projects are currently under discussion involving 20 coal slurry ponds with estimated recoverable coal of more than 12.5 million tons. BTI hopes to have its first project underway by year-end, and to have a minimum of four plants in operation by the year 2000.

     The recovery of low cost fuel from coal slurry ponds is not a new concept. Several of the dredge and process technologies which BTI would use in the recovery of coal from slurry ponds are new. Although the concept has been proven successful in the past in laboratory scale projects and full scale demonstrations, the process is not widely known or understood by the coal producers who own the ponds or the coal consumers who would burn the recovered clean coal. While discussions and negotiations with interested parties are proceeding, BTI has yet to reach final agreement for the start-up of any one of the projects under consideration. Until binding agreements are executed and the technology has been placed in operation for some time, there can be no assurance as to actual costs, revenues or income.

     Since each project is different, the unmanned dredge for moving slurry material from the ponds to the processing plant would be specially designed for each project. Prior to entering into the final design stage of each project, additional drilling and test work must be done, including sampling and analysis of the slurry materials. BTI has never actually built and operated a fine coal preparation plant. The management of BTI has extensive and recent experience in designing, building, operating and marketing the end product of a wide variety of fine coal preparation plants. Nonetheless, since BTI has never built or operated a plant, there is obviously a risk of errors or omissions in their estimates and that the projected results of a typical plant might fall seriously short of target. Accordingly, the Company cannot ensure any particular results.

     ISITOP, Inc. ("ISITOP"). ISITOP is presently having discussions with several major companies that have expressed an interest in using the 54GO(TM) 101 patented process for creosote remediation. A field test of the process was completed during the second quarter of 1997 in an old rail storage yard near Durango, Colorado with extremely promising results. The contaminated soil at the site selected for remediation had seven major PAH (cancer producing agents) constituents of concern ("COC's"). At the start of the test the COC's had concentrations ranging from 13 up to 470 parts per million. At the conclusion of the test the concentrations had been remediated to near background levels, ranging from less than 0.5 up to 3 parts per million, or more than 99% of the total.


     ISITOP is faced with the startup risks of any new business. Among the other factors which could adversely affect the success of this venture are (i) the development of cheaper or better treatment technologies; (ii) relaxed enforcement regulation by the EPA or other regulatory agencies of the treatment of soils contaminated with PAH's; (iii) the possibility that market penetration may take longer than anticipated due to budget constraints of potential customers; and (iv) the difficulties of overcoming the normal "wait and see" attitude of customers considering any new technology.


     General. Since both BTI and ISITOP are presently in the startup phase of their commercial development, converting one or both of them to profitability in 1998 could have a significant effect on the Company's revenue and earnings picture. In addition, efforts have been underway for some time to expand the market for the services of both Whitetail and HDT, which comprise the remainder of the E/RR Segment. Results of these efforts are already being reflected in terms of increased revenues, but these two subsidiaries continue to generate operating losses year-to-date.


     The Company plans to utilize approximately $4.5 million of the sales proceeds to fund the capital cost and working capital for the initial Mulled Coal recovery plant. Once the initial plant is in operation and has demonstrated its commercial viability, the Company will seek to determine whether the cost of future plants can be leased or financed, since most of the equipment involved is "off the shelf" type equipment, with the Company providing the necessary working capital and perhaps 10 to 20% of the capital cost of the subsequent plants. The number of plants that the Company may ultimately have in operation will depend upon the results of actual operations. Additional use of proceeds will depend upon initial results and further developments of both the Mulled Coal technology and the ISITOP remediation process. In the interim, remaining available proceeds (approximately $7.5 million after debt payment, expenses and preferred stock redemption) will be invested in short term, cash equivalent investments.


     The Company owns 100% of BTI, and 80% of Whitetail, HDT and ISITOP. The President of Whitetail and HDT, who owns 20% of each company, has an option to acquire an additional 5% of Whitetail after a specified time interval. The President and Vice President of ISITOP, who each own 10% of the company, each have an option to acquire an additional 15% of the company after payout of Beard's investment in the company. All of the companies in the E/RR Segment have their own management in place, with the Company providing working capital and financial and administrative support as needed.

     The Company projects that approximately 63% of 1997 revenues will be contributed by Whitetail, 25% by HDT, 1% by BTI, 2% by ISITOP and 9% by Beard's share of revenues from McElmo Dome and Bravo Dome, without regard to Carbonics.

POSSIBLE ADVERSE EFFECTS OF ASSET SALE

     Beard's environmental/resource recovery activities were not profitable in 1996 or in the first six months of 1997 (see -- "Pro Forma Condensed Financial Statements"), so it is critical to the Company's future viability that it achieve a successful turnaround of its environmental/resource recovery activities or that it supplement these activities with the acquisition of profitable companies in the future. Management of the Company has considerable expertise and has demonstrated success in the environmental field as a result of their activities as the founder, officers and directors, and as the principal shareholder of USPCI, Inc. (NYSE) from 1968 until its acquisition by Union Pacific Corporation in 1988 for $396 million.

MARKET INFORMATION

     Market information is incorporated herein by reference to page 17 of the Company's 1996 Annual Report on Form 10-K/A which is attached hereto as Appendix A.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following tables set forth certain selected historical consolidated financial data of Beard as of the dates and for the periods indicated. This data should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference in this Proxy Statement. See "Incorporation of Certain Documents by Reference." See also "Pro Forma Condensed Financial Statements" and "Sale of Substantially all of the Assets of Carbonics -- Description of Future Business" regarding the effects of the Asset Sale if it is consummated. The selected consolidated financial data as of June 30, 1997 and 1996 and for the six months ended June 30, 1997 and 1996 have been derived from unaudited consolidated financial statements, which, in the opinion of management, reflect all adjustments consisting only of normal recurring accruals, necessary for a fair presentation of the results of Beard as of those dates and for those periods. Interim results are not necessarily indicative of the results which may be expected for any other period or for the full year.

                                                    SIX MONTHS
                                                       ENDED
                                                     JUNE 30,                     YEAR ENDED DECEMBER 31,
                                                 -----------------   -------------------------------------------------
                                                  1997      1996      1996      1995      1994       1993       1992
                                                 -------   -------   -------   -------   -------   --------   --------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
  Operating revenues from continuing
    operations.................................  $ 9,357   $ 7,420   $16,683   $15,012   $14,123   $ 13,281   $ 10,849
  Interest income..............................        7         6        18        25        20         21        110
  Interest expense.............................     (187)      (98)     (259)     (166)     (116)       (92)      (210)
  Earnings (loss) from continuing operations...     (403)      (44)     (140)     (478)      503       (893)    (6,622)
  Earnings (loss) from discontinued
    operations.................................       --       (16)     (175)       75       214    (11,183)   (25,871)
  Gain on debt restructuring...................       --        --        --        --        --     46,928         --
  Net earnings (loss)..........................     (403)      (60)     (315)     (403)      717     34,852    (32,493)
  Earnings (loss) from continuing operations
    per share:
    (primary EPS)..............................    (0.14)    (0.02)    (0.05)    (0.20)     0.17      (0.42)     (3.33)
    (fully diluted EPS)........................    (0.14)    (0.02)    (0.05)    (0.20)     0.14      (0.41)     (3.33)
  Net earnings (loss) per share:
    (primary EPS)..............................    (0.14)    (0.02)    (0.11)    (0.17)     0.25      16.51     (16.34)
    (fully diluted EPS)........................  $ (0.14)  $ (0.02)  $ (0.11)  $ (0.17)  $  0.21   $  15.86   $ (16.34)
  Weighted average common and common equivalent
    shares outstanding:
    Primary....................................    2,799     2,752     2,756     2,662     2,652      2,111      1,989
    Fully diluted..............................    2,799     3,219     2,756     2,662     3,117      2,197      1,989
BALANCE SHEET DATA:
  Working capital..............................  $   910   $ 1,754   $ 1,745   $ 1,989   $ 2,427   $  1,765   $  1,830
  Properties, net..............................    9,225     8,269     8,699     7,158     6,834      6,312      6,607
  Total assets.................................   15,656    16,950    16,473    14,615    13,856     14,966     15,441
  Long-term debt (excluding current
    maturities)................................    3,037     2,520     2,911     1,454       982      1,137        947
  Redeemable preferred stock...................    1,200     1,200     1,200     1,200     1,200      1,200         --
  Common shareholders' equity (deficit)........  $ 8,253   $ 8,753   $ 8,656   $ 8,788   $ 9,066   $  8,407   $(27,743)

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS


     The following unaudited pro forma condensed financial statements (the "Pro Forma Financial Statements") of Beard are based upon and should be read in conjunction with the historical financial statements of Beard which are included in Beard's Annual Report on Form 10-K/A for the year ended December 31, 1996 and Form 10-Q/A for the three months and six months ended June 30, 1997 which are incorporated herein by reference and attached hereto as Appendices A and B, respectively. The Unaudited Pro Forma Condensed Balance Sheet is presented as if the Asset Sale had occurred on June 30, 1997. The Unaudited Pro Forma Condensed Statements of Operations for each of the years in the three year period ended December 31, 1996 and for the six months ended June 30, 1997 reflect the operations of Carbonics as discontinued operations and give effect to the Asset Sale as if it had occurred at the beginning of each respective period.



     The unaudited pro forma condensed financial statements are intended for informational purposes only, have been prepared based on assumptions set forth in the accompanying notes, and are not necessarily indicative of the financial condition or results of operations had the Asset Sale occurred as of the dates indicated and are not intended to be indicative of future results of operations. Any differences between assumptions used to prepare the Pro Forma Financial Statements and the amounts to be received or disposed of at consummation of the Asset Sale are not expected to be material to the accompanying Pro Forma Financial Statements.

                       THE BEARD COMPANY AND SUBSIDIARIES

                       PRO FORMA CONDENSED BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                     ASSETS

                                                             BEARD                          BEARD
                                                           HISTORICAL    ADJUSTMENTS      PRO FORMA
                                                           ----------    -----------      ---------
Current assets:
  Cash and cash equivalents..............................   $    52        $19,375 (a)     $19,427
  Accounts receivable, net...............................     2,803         (1,570)(a)       1,233
  Other current assets...................................     1,098           (769)(a)         329
                                                            -------        -------         -------
          Total current assets...........................     3,953         17,036          20,989
Investments and other assets.............................     1,675            (42)(a)       1,633
Property, plant and equipment, net.......................     9,225         (6,784)(a)       2,441
Intangible assets, net...................................       803           (288)(a)         515
                                                            -------        -------         -------
                                                            $15,656        $ 9,922         $25,578
                                                            =======        =======         =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable and other liabilities...........   $ 2,122        $(1,264)(a)     $ 2,536
                                                                               428 (b)
                                                                             1,250 (c)
  Current maturities of long-term debt...................       921           (400)(a)         521
                                                            -------        -------         -------
          Total current liabilities......................     3,043             14           3,057
Long-term debt less current maturities...................     3,037         (1,043)(a)       1,994
Minority interest in consolidated subsidiaries...........       123             --             123
Redeemable preferred stock...............................     1,200          3,500 (d)       4,700
Total common shareholders' equity........................     8,253         12,629 (a)      15,704
                                                                              (428)(b)
                                                                            (1,250)(c)
                                                                            (3,500)(d)
                                                            -------        -------         -------
                                                            $15,656        $ 9,922         $25,578
                                                            =======        =======         =======

 See accompanying notes to unaudited pro forma condensed financial statements.

                       THE BEARD COMPANY AND SUBSIDIARIES

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                             BEARD          BEARD          BEARD
                                                           HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                           ----------   --------------   ----------
REVENUES:
  Carbon dioxide.........................................  $    6,809      $(6,553)(e)   $      256
  Environmental/resource recovery........................       2,421           --            2,421
  Other..................................................         127           --              127
                                                           ----------      -------       ----------
                                                                9,357       (6,553)           2,804
EXPENSES:
  Carbon dioxide (exclusive of depreciation, depletion
     and amortization shown separately below)............       4,554       (4,500)(e)           54
  Environmental/resource recovery (exclusive of
     depreciation, depletion and amortization shown
     separately below)...................................       2,134           --            2,134
  Selling, general and administrative....................       2,212       (1,196)(e)        1,016
  Depreciation, depletion and amortization...............         734         (533)(e)          201
  Other..................................................          16           --               16
                                                           ----------      -------       ----------
                                                                9,650       (6,229)           3,421
OPERATING PROFIT (LOSS):
  Carbon dioxide.........................................         514         (324)(e)          190
  Environmental/resource recovery........................        (340)          --             (340)
  Other..................................................        (467)          --             (467)
                                                           ----------      -------       ----------
                                                                 (293)        (324)            (617)
OTHER INCOME (EXPENSE):
  Interest expense.......................................        (187)          66 (e)         (121)
  Other..................................................         102           (5)(e)           97
                                                           ----------      -------       ----------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES......        (378)        (263)            (641)
INCOME TAXES FROM CONTINUING OPERATIONS..................         (25)           8 (e)          (17)
                                                           ----------      -------       ----------
LOSS FROM CONTINUING OPERATIONS..........................        (403)         255             (658)
EARNINGS FROM DISCONTINUED OPERATIONS (less applicable
  income taxes of $8)....................................          --          255 (f)          255
                                                           ----------      -------       ----------
NET LOSS.................................................  $     (403)     $    --       $     (403)
                                                           ==========      =======       ==========
NET LOSS PER COMMON SHARE:
  Loss from continuing operations........................  $    (0.14)                   $    (0.23)
  Earnings from discontinued operations..................          --                          0.09
                                                           ----------                    ----------
  Net loss...............................................  $    (0.14)                   $    (0.14)
                                                           ==========                    ==========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING...............   2,799,000                     2,799,000
                                                           ==========                    ==========

 See accompanying notes to unaudited pro forma condensed financial statements.

                       THE BEARD COMPANY AND SUBSIDIARIES

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                        BEARD                           BEARD
                                                      HISTORICAL     ADJUSTMENTS      PRO FORMA
                                                      ----------    --------------    ----------
REVENUES:
  Carbon dioxide....................................  $   13,608       $(13,307)(e)   $      301
  Environmental/resource recovery...................       3,009             --            3,009
  Other.............................................          66             --               66
                                                      ----------       --------       ----------
                                                          16,683        (13,307)           3,376
EXPENSES:
  Carbon dioxide (exclusive of depreciation,
     depletion and amortization shown separately
     below).........................................       9,478         (9,381)(e)           97
  Environmental/resource recovery (exclusive of
     depreciation, depletion and amortization shown
     separately below)..............................       2,642             --            2,642
  Selling, general and administrative...............       4,079         (2,215)(e)        1,864
  Depreciation, depletion and amortization..........       1,309         (1,008)(e)          301
  Other.............................................          77             --               77
                                                      ----------       --------       ----------
                                                          17,585        (12,604)           4,981
OPERATING PROFIT (LOSS):
  Carbon dioxide....................................         887           (703)(e)          184
  Environmental/resource recovery...................        (757)            --             (757)
  Other, principally corporate......................      (1,032)            --           (1,032)
                                                      ----------       --------       ----------
                                                            (902)          (703)          (1,605)
OTHER INCOME (EXPENSE):
  Interest expense..................................        (259)           118 (e)         (141)
  Gain on sale of assets............................         171             (6)(e)          165
  Gain on take-or-pay contract settlement...........         939           (939)(e)           --
  Other.............................................         (89)            (5)(e)          (94)
                                                      ----------       --------       ----------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES.............................................        (140)        (1,535)          (1,675)
INCOME TAXES FROM CONTINUING OPERATIONS.............          --             --               --
                                                      ----------       --------       ----------
LOSS FROM CONTINUING OPERATIONS.....................        (140)        (1,535)          (1,675)
EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS........        (175)         1,535 (f)        1,360
                                                      ----------       --------       ----------
NET LOSS............................................  $     (315)      $     --       $     (315)
                                                      ==========       ========       ==========
NET LOSS PER COMMON SHARE:
  Loss from continuing operations...................  $    (0.05)                     $    (0.61)
  Earnings (loss) from discontinued operations......       (0.06)                           0.50
                                                      ----------                      ----------
  Net loss..........................................  $    (0.11)                     $    (0.11)
                                                      ==========                      ==========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING..........   2,756,000                       2,756,000
                                                      ==========                      ==========

 See accompanying notes to unaudited pro forma condensed financial statements.

                       THE BEARD COMPANY AND SUBSIDIARIES

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                           BEARD                            BEARD
                                                         HISTORICAL     ADJUSTMENTS      RECLASSIFIED
                                                         ----------    --------------    ------------
REVENUES:
  Carbon dioxide.......................................  $  11,915        $(11,706)(e)    $     209
  Environmental/resource recovery......................      3,026              --            3,026
  Other................................................         71              --               71
                                                         ---------        --------        ---------
                                                            15,012         (11,706)           3,306
EXPENSES:
  Carbon dioxide (exclusive of depreciation, depletion
     and amortization shown separately below)..........      8,598          (8,497)(e)          101
  Environmental/resource recovery (exclusive of
     depreciation, depletion and amortization shown
     separately below).................................      2,420              --            2,420
  Selling, general and administrative..................      3,560          (1,855)(e)        1,705
  Depreciation, depletion and amortization.............      1,151            (951)(e)          200
  Other................................................         98              --               98
                                                         ---------        --------        ---------
                                                            15,827         (11,303)           4,524
OPERATING PROFIT (LOSS):
  Carbon dioxide.......................................        502            (403)(e)           99
  Environmental/resource recovery......................       (325)             --             (325)
  Other, principally corporate.........................       (992)             --             (992)
                                                         ---------        --------        ---------
                                                              (815)           (403)          (1,218)
OTHER INCOME (EXPENSE):
  Interest expense.....................................       (166)            157 (e)           (9)
  Gain on sale of assets...............................        423            (229)(e)          194
  Other................................................         80             (12)(e)           68
                                                         ---------        --------        ---------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES....       (478)           (487)            (965)
INCOME TAXES FROM CONTINUING OPERATIONS................         --              --               --
                                                         ---------        --------        ---------
LOSS FROM CONTINUING OPERATIONS........................       (478)           (487)            (965)
EARNINGS FROM DISCONTINUED OPERATIONS..................         75             487 (f)          562
                                                         ---------        --------        ---------
NET LOSS...............................................  $    (403)       $     --        $    (403)
                                                         =========        ========        =========
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS...........  $    (454)       $     --        $    (454)
                                                         =========        ========        =========
NET LOSS PER COMMON SHARE:
  Loss from continuing operations......................  $   (0.20)                       $   (0.38)
  Earnings from discontinued operations................       0.03                             0.21
                                                         ---------                        ---------
  Net loss.............................................  $   (0.17)                       $   (0.17)
                                                         =========                        =========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.............  2,662,000                        2,662,000
                                                         =========                        =========

 See accompanying notes to unaudited pro forma condensed financial statements.

                       THE BEARD COMPANY AND SUBSIDIARIES

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                           BEARD                            BEARD
                                                         HISTORICAL     ADJUSTMENTS      RECLASSIFIED
                                                         ----------    --------------    ------------
REVENUES:
  Carbon dioxide.......................................  $  10,787        $(10,654)(e)    $     133
  Environmental/resource recovery......................      3,212              --            3,212
  Other................................................        124              --              124
                                                         ---------        --------        ---------
                                                            14,123         (10,654)           3,469
EXPENSES:
  Carbon dioxide (exclusive of depreciation, depletion
     and amortization shown separately below)..........      7,822          (7,706)(e)          116
  Environmental/resource recovery (exclusive of
     depreciation, depletion and amortization shown
     separately below).................................      2,562              --            2,562
  Selling, general and administrative..................      3,486          (1,732)(e)        1,754
  Depreciation, depletion and amortization.............      1,097            (871)(e)          226
  Other................................................         71              --               71
                                                         ---------        --------        ---------
                                                            15,038         (10,309)           4,729
OPERATING PROFIT (LOSS):
  Carbon dioxide.......................................        300            (345)(e)          (45)
  Environmental/resource recovery......................       (254)             --             (254)
  Other, principally corporate.........................       (961)             --             (961)
                                                         ---------        --------        ---------
                                                              (915)           (345)          (1,260)
OTHER INCOME (EXPENSE):
  Interest expense.....................................       (116)            164(e)            48
  Gain on sale of assets...............................      2,001              (6)(e)        1,995
  Other................................................       (462)             (7)(e)         (469)
                                                         ---------        --------        ---------
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES................................................        508            (194)             314
INCOME TAXES FROM CONTINUING OPERATIONS................         (5)             --               (5)
                                                         ---------        --------        ---------
EARNINGS FROM CONTINUING OPERATIONS....................        503            (194)             309
EARNINGS FROM DISCONTINUED OPERATIONS..................        214             194(f)           408
                                                         ---------        --------        ---------
NET EARNINGS...........................................  $     717        $     --        $     717
                                                         =========        ========        =========
NET EARNINGS ATTRIBUTABLE TO COMMON SHAREHOLDERS.......  $     659        $     --        $     659
                                                         =========        ========        =========
NET EARNINGS PER COMMON SHARE (PRIMARY EPS):
  Earnings from continuing operations..................  $    0.17                        $    0.10
  Earnings from discontinued operations................       0.08                             0.15
                                                         ---------                        ---------
  Net earnings.........................................  $    0.25                        $    0.25
                                                         =========                        =========
NET EARNINGS PER COMMON SHARE (FULLY DILUTED EPS):
  Earnings from continuing operations..................  $    0.14                        $    0.08
  Earnings from discontinued operations................       0.07                             0.13
                                                         ---------                        ---------
  Net earnings.........................................  $    0.21                        $    0.21
                                                         =========                        =========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Primary..............................................  2,652,000                        2,652,000
                                                         =========                        =========
  Fully diluted........................................  3,117,000                        3,117,000
                                                         =========                        =========

 See accompanying notes to unaudited pro forma condensed financial statements.

                       THE BEARD COMPANY AND SUBSIDIARIES

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     (a) Pursuant to the Agreement, Airgas is purchasing substantially all of the assets (excluding cash and cash equivalents, notes receivable from Beard or related parties, and deferred tax assets) of Carbonics, an 85%-owned subsidiary of Beard, and will assume certain liabilities of Carbonics as stated on its December 31, 1996 financial statements or incurred in the ordinary course of business thereafter (excluding any tax liabilities, employee related liabilities, indebtedness to Beard or related parties, or environmental liabilities of Carbonics).

     Accordingly, the following adjustments have been made to Beard's historical June 30, 1997 balance sheet to reflect the sale of the assets as if the sale had occurred on June 30, 1997 as follows (in thousands):

Cash proceeds:..............................................  $19,375
Liabilities to be assumed:
  Trade accounts payable....................................    1,264
  Current maturities of long-term debt......................      400
  Long-term debt............................................    1,043
                                                              -------
Total sales price...........................................   22,082
Accounts receivable, net....................................   (1,570)
Other current assets........................................     (769)
Investments and other assets................................      (42)
Property, plant and equipment, net..........................   (6,784)
Intangible assets, net......................................     (288)
                                                              -------
          Proceeds greater than costs.......................  $12,629
                                                              =======

     The Agreement provides that $1 million of the purchase price (the "Holdback") will be held back for a maximum of 150 days after closing of the transaction. The Holdback is subject to offset for (i) any accounts receivable that have not been collected within 120 days of the closing to the extent such receivables exceed the amount of the allowance for uncollectible accounts on Carbonics' balance sheet, (ii) the amount by which notes payable to third parties at closing exceeds the amount of such notes on December 31, 1996, to the extent such excess is greater than the increase in the value of fixed assets during such period; and (iii) any indemnity claims as defined in the Agreement. Beard expects little, if any, of such amount will be ultimately held back.

     (b) For income tax purposes, the consummation of the Asset Sale will result in taxable income to Beard. The sale of assets to Airgas will result in a taxable gain equivalent to the difference between the fair market value of the assets transferred and the tax basis of those assets. In addition, the assumption by Airgas of certain liabilities will result in taxable income equivalent to the total liabilities assumed by Airgas. Beard's net operating loss carryforwards will offset such taxable income. Accordingly, Beard expects that (i) there will be no regular federal income tax liability; (ii) there will be alternative minimum tax liability; and (iii) there will be state income tax liabilities resulting from the Asset Sale. Pro forma adjustment (b) reflects estimated state income taxes of approximately $213,000 of Carbonics and federal alternative minimum tax of Beard of approximately $215,000 as a result of the Asset Sale.

     (c) Reflects the accrual of (i) $1 million to Collen for his 15% common stock ownership in Carbonics plus bonuses and termination fees due, (ii) $200,000 to other key employees of Carbonics and (iii) $50,000 to cover costs related to the Proxy Statement.

     (d) Reflects the expected redemption in March of 1998 of approximately $3,500,000 of Beard mandatorily redeemable preferred stock primarily as a result of the gain to Beard on the Asset Sale. Assuming a redemption in such amount there would be 55,156 shares of Beard preferred stock outstanding. The Beard preferred stock as of December 31, 1996 had a redemption value of $9,015,586 and is mandatorily redeemable from one-third of Beard's consolidated net income. To the extent not redeemed by December 31, 2002, the

Beard preferred stock would be convertible by the holders thereof into as much as 14.09% of the common stock of Beard on a fully diluted basis on January 1, 2003. For purposes of the pro forma presentation, the Beard preferred stock has been recorded at the estimated fair market value at December 31, 1996, plus the estimated redemption amount of $3,500,000 expected to be paid in March of 1998.


     (e) Reflects the elimination of operations of Carbonics for the three years ended December 31, 1996, 1995 and 1994 and for the six months ended June 30, 1997.


     (f) Reflects the reclassification of the results of operations of Carbonics as discontinued operations for each period.

     (g) The unaudited pro forma condensed balance sheet includes, and the unaudited pro forma condensed statements of operations exclude the gain from the Asset Sale, estimated to be $12,200,000, and the accretion in the carrying value of the Beard mandatorily redeemable preferred stock of $3,500,000 ($1.27 per share for the six months ended June 30, 1997, and $1.27, $1.31 and $1.32 per share for the years ended December 31, 1996, 1995 and 1994, increase in the net loss or decrease in the net income per share attributable to common shareholders), reflecting the one-third of consolidated net income that accretes directly to preferred shareholders, and the one-time charges of $1,250,000 for Collen's 15% common stock ownership in Carbonics, bonuses, termination fees and transaction costs. The gain, the dilutive effect of the accretion in the carrying value of the Beard mandatorily redeemable preferred stock and the one-time charges will be included in Beard's consolidated financial statements for the year ending December 31, 1997.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain unaudited historical and pro forma per share financial information as of and for the six months ended June 30, 1997 and for the fiscal year ended December 31, 1996. The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and notes thereto incorporated by reference in the Proxy Statement (see "Incorporation of Certain Documents by Reference") and by the pro forma condensed financial statements and notes thereto set forth under "Pro Forma Condensed Financial Statements."

                                                              JUNE 30,
                                                                1997
                                                              ---------
Book value per common share at period end:
  Historical................................................   $ 2.95
  Pro forma.................................................   $ 5.61

                                                            SIX MONTHS        YEAR ENDED
                                                          ENDED JUNE 30,     DECEMBER 31,
                                                               1997              1996
                                                          ---------------    ------------
Loss from continuing operations per common share:
  Historical............................................      $(0.14)           $(0.05)
  Pro forma.............................................      $(0.23)           $(0.61)

     The Company has not paid dividends on its common stock nor does it have any plans to do so. See "Dividend Policy."

                             PROPOSAL TO REORGANIZE
                                (PROPOSAL NO. 2)

     For the reasons explained below under the caption "Purposes for the Merger," the Board of Directors is proposing that the Company merge (the "Merger") into its newly formed Oklahoma subsidiary, The New Beard Company ("NBC"). The details of this change are set out in the Agreement and Plan of Merger which is attached to this proxy statement as Exhibit B (the "Merger Agreement"). The Board of Directors has unanimously approved the Merger, subject to shareholder approval.

     NBC will immediately be renamed The Beard Company and continue conducting business as the successor to the Company. If the Company's stockholders adopt and approve the Merger, the Merger will take effect on the date on which a certificate of merger is filed with the Secretary of State of the State of Oklahoma (the "Effective Date"). This filing is expected to be made on October 1, 1997.

     The Merger will not result in any change in the number of shares owned or percentage of ownership of any stockholder of the Company. On the Effective Date each outstanding share of the Company's common stock will be converted automatically into the right to receive one share of NBC common stock, par value $0.001 per share ("NBC Common Stock"), and each outstanding share or fractional share of the Company's Series A Preferred Stock, par value $1.00 per share, will be converted automatically into the right to receive one share or fractional share of NBC Series A Preferred Stock, par value $1.00 per share ("NBC Preferred Stock").

     Each outstanding certificate representing shares of Company common stock or the Company's Series A Preferred Stock (or fractional share) will represent the same number of shares or fractional shares of NBC Common Stock or NBC Preferred Stock. On and after the Effective Date the NBC common stock will be traded on the AMEX in full substitution for the shares of Company common stock under the same stock symbol "BOC."

     The Merger of the Company will not result in any change in the business, management, location of the principal executive offices, assets, liabilities or stockholders' equity of the Company. NBC will possess all of the assets and be responsible for all of the liabilities of the Company. The Merger will not change the financial condition of the Company.

     The Company is currently governed, and the shareholders rights are defined, by the laws of the State of Oklahoma, the Board of Directors and officers, its Certificate of Incorporation, its Bylaws, and its preferred stock designation. In addition, the Company has adopted a 401(k) Plan, a Stock Option Plan, a Phantom Stock Units Plan and a Deferred Stock Compensation Plan. All of these instruments will be substantially the same for NBC as they were for the Company.

     Specifically, the officers and directors of NBC will be the same people who currently serve as officers and directors of the Company. The NBC Bylaws will be the same as the Bylaws of the Company in all respects, as will the common stock and preferred stock, the 401(k) Plan, the Stock Option Plan, the Phantom Stock Units Plan and the Deferred Stock Compensation Plan. The Certificate of Incorporation for NBC will be changed to reflect the Section 382 Restrictions discussed below. See Exhibit C.

PURPOSES FOR THE MERGER

     The Board of Directors believes that the best interests of the Company and its stockholders will be served by attempting to preserve the Company's available net operating loss carryforwards ("NOLs") as discussed below. The Merger will impose certain stock transfer restrictions on the Company's preferred and common stock which are designed to prevent elimination or limitation on the usage of the NOLs.

SECTION 382 STOCK TRANSFER RESTRICTIONS

     At June 30, 1997, Beard and its consolidated subsidiaries had available federal income tax NOLs of approximately $65.8 million. The NOLs, which will expire between 2001 and 2010, can be used by Beard to offset future taxable income and capital gains and therefore constitute a valuable asset.

     However, the NOLs are valuable only if Beard has substantial taxable income in years after the Merger. Management believes that it is unlikely that Beard will be able to realize the full benefit of the NOLs before they begin to expire in 2001. Even so, Beard desires to retain as much of the NOLs for future use as possible.

     If an "ownership change," as defined in Section 382 of the Internal Revenue Code of 1986, as amended ("Section 382"), occurs, Beard's ability to use its NOLs would be limited or eliminated. Basically, the amount of NOLs which Beard could use to offset future taxable income would be limited to an amount determined by multiplying the fair market value of Beard's outstanding capital stock immediately before the "ownership change" by the "long-term tax exempt rate" which is published monthly by the Internal Revenue Service. Moreover, if a corporation has substantial non-business assets on the date of an ownership change, the fair market value of its capital stock for this purpose would be reduced by all or a substantial portion of its nonbusiness assets.

     As discussed below, the Company desires to impose restrictions on the Beard stock to prevent inadvertent application of Section 382 in the future. The limitations imposed by Section 382 should have no effect on an individual shareholder of Beard.

APPLICATION OF SECTION 382

     The limitations imposed by Section 382 only apply when an "ownership change" occurs with respect to the stock of a corporation. An "ownership change" will occur if the ownership of one or more 5% shareholders (accounting for all shareholders owning less than 5% as a single shareholder) has increased by more than 50 percentage points over the lowest percentage of stock owned by such 5% shareholders during the three year period ending on the date of change. For this purpose, Section 382 generally defines stock to include all issued and outstanding stock, except certain preferred stock, and all stock that may be acquired pursuant to warrants, options, rights to purchase stock, rights to convert other instruments into stock and options or other rights to acquire any such interests. Ownership of stock is generally attributed to the ultimate individual beneficial owner.

     As a result of a transfer of stock by holders of a portion of the common stock and the Company's Series A Preferred Stock in January, 1997, the Company had an ownership change of approximately 27%.

SECTION 382 RESTRICTIONS

     If the Merger is approved, the stockholders of Beard will become stockholders of NBC. The name of NBC will be changed to The Beard Company as part of the Merger. In an attempt to preserve the value of the NOLs to Beard, provisions in the Certificate of Incorporation of NBC restrict the transfer of shares for 13 years after the Effective Date of the Merger to any person if that person is, or would thereby become, a holder of 5% or more of the fair market value of Beard's outstanding capital stock without the Board of Directors' consent (the "Section 382 Restrictions").

     For purposes of the Section 382 Restrictions, the terms "person" and "transfer" are broadly defined to reach virtually any transaction that might result in a transfer of any interest in shares of the Beard Common and Preferred Stock. The calculation of the percentage of capital stock actually or constructively owned by a transferee will be determined in accordance with
Section 382. The transfer restriction will expire on the earliest of 13 years after the Effective Date of the Merger, the date on which Beard no longer has any unutilized NOLs, or the date after which Section 382 could no longer affect the NOLs. The certificates representing the Beard Common and Preferred Stock will bear a legend conspicuously noting the Section 382 Restrictions.

     The Section 382 Restrictions operate to make any attempted transfer in violation thereof ineffective. The purported transferee will not be recognized by Beard as having an ownership interest, will not have the right to vote, receive dividends or distributions on liquidation and will be prevented from realizing any appreciation in the market value of the stock. The Common or Preferred Stock will be deemed to have been acquired by a designated charitable organization. Any purported transferee in violation of the Section 382 Restrictions may be required by Beard to deliver any certificate or other evidence of ownership to an agent designated by Beard for sale of the shares represented thereby. The proceeds of the sale will be paid to the designated charitable organization. If the purported transferee has resold the shares, Beard may demand, and bring suit to enforce the collection of, the proceeds for distribution as set forth above. The Section 382 Restrictions are designed to prevent a prohibited transferee from receiving or retaining any of the benefits of ownership.

     Under the Section 382 Restrictions, the Board of Directors of Beard is authorized to establish guidelines as to the application and implementation of the transfer restrictions. The guidelines will generally conform to the requirements of Section 382 and may contain various administrative provisions. However, because Section 382 contains many ambiguities and uncertainties, and to permit the Board of Directors flexibility in applying the Section 382 Restrictions in a manner that may not conform to Section 382, the guidelines adopted by the Board of Directors may be more or less stringent than the specific requirements for Section 382. In addition, under the terms of the
Section 382 Restrictions, the Board of Directors has the power to make certain exceptions to, or establish guidelines in the future to include or exclude certain transactions from, the transfer restrictions. The Board of Directors intends to consider proposed transfers individually to determine whether the proposed transfer is in the best interest of Beard. In making its determination, the Board of Directors will consider all factors believed to be relevant at the time, including the effect of the transfer on the aggregate percentage increase in ownership of capital stock by 5% Holders and any benefit or detriment to Beard resulting from the transfer. Inasmuch as the Board of Directors intends to consider each transaction individually, there is a possibility that the proposed restrictions on transfer may be inconsistently applied to similar transactions.

TRANSFER RESTRICTIONS NO GUARANTEE OF THE NOLS

     Although the Section 382 Restrictions are intended to preserve the availability of the NOLs, they may not be effective in preventing all transfers that might result in an ownership change for purposes of Section 382. Section 382 is an extremely complex provision with respect to which there are many uncertainties. Many issues that may arise under Section 382 have not been definitively addressed by the Internal Revenue Service or the courts. Section 382, and the Section 382 Restrictions, apply to all transfers of a company's stock to or from a 5% Holder, whether the transfer is of record or merely beneficial. Beard has not requested a ruling from the Internal Revenue Service regarding the effectiveness of the Section 382 Restrictions and, therefore, there can be no assurance that the Internal Revenue Service will agree that such a prohibition is effective for purposes of Section 382. Nevertheless, the Board of Directors believes that the Section 382 Restrictions are in the best interests of Beard, because they discourage and most likely effectively prevent transfers which could lead to an ownership change.

     An ownership change could also occur in connection with a transfer approved by the Board of Directors. The Board of Directors is not aware of any person intending to become a 5% Holder. Nevertheless, if in the future the Board of Directors determines to permit a transfer to any 5% Holder because the transfer would be advantageous to Beard and its shareholders regardless of its impact on the NOLs, that transfer or later transfers could result in an ownership change that would limit or eliminate the use of the NOLs. The Board of Directors intends to consider any such potential transfers individually and determine at the time whether it is in the best interests of Beard and its shareholders, in view of the circumstances, to permit any transfers to a 5% Holder or a person who would thereby become a 5% Holder.

AUTHORITY FOR RESTRICTIONS; APPLICABILITY OF OKLAHOMA ACT

     Section 1055C of the Oklahoma Act provides, in pertinent part, that "[a] restriction on the transfer of securities of a corporation is permitted by the provisions of this section if it . . . (4) prohibits the transfer of the restricted securities to designated persons or classes of persons, and such designation is not manifestly unreasonable." In addition, Section 1055E of the Oklahoma Act validates other "lawful" restrictions on the transfer or registration of transfer of securities, and Section 1055D of the Oklahoma Act provides that "[a]ny restriction on the transfer of the shares of a corporation for the purpose . . . of maintaining any . . . tax advantage to the corporation is conclusively presumed to be a reasonable purpose."

     Assuming approval of the Merger, the NOLs will constitute a valuable asset of Beard. The Section 382 Restrictions have been included in NBC's Certificate of Incorporation for the sole purpose of preserving this tax advantage. Additionally, Beard believes the 382 Restrictions are not manifestly unreasonable. Therefore, Beard believes that the Section 382 Restrictions are valid and, to the extent the restrictions are noted conspicuously on the certificates representing the stock, the terms of the restrictions will be enforceable under Oklahoma law, subject to applicable bankruptcy, moratorium or other similar laws and general principles of equity.

     However, under Article 8 of the Uniform Commercial Code in effect in Oklahoma, a bona fide purchaser for value without notice of a restriction on transfer would take the security free of such restriction. In order to prevent transfers of Beard stock that might impair the NOLs, at the Effective Time of the Merger, the Beard stock will legally cease to exist but it will not be automatically converted into stock of NBC; instead, the certificates formerly representing the Beard stock will thereafter represent non-transferable rights to receive NBC stock in accordance with the Merger Agreement. The holders of such certificates will not, until they have exchanged the same for Beard certificates, be entitled to receive dividends or other distributions in respect thereof, nor will they be entitled to vote on any matters presented for approval of the shareholders or any other rights of ownership with respect to NBC stock. The stock of Beard was subject to restrictions similar to the Section 382 Restrictions until they expired in October of 1996.

OTHER CONSIDERATIONS; POTENTIAL ANTI-TAKEOVER EFFECTS OF THE TRANSFER
RESTRICTIONS

     The Board of Directors of Beard has concluded that the potential benefits of the Section 382 Restrictions outweigh the possible disadvantages. However, the Section 382 Restrictions may reduce the marketability of Beard's Common Stock because it will discourage acquisitions involving large blocks. The Board of Directors of Beard believes, however, such disadvantage is outweighed by the risk that the loss of the NOLs would have a severe negative impact on Beard's future value.

     Although the Section 382 Restrictions are being proposed for the sole purpose of preserving the NOLs, the Section 382 Restrictions may have the effect of discouraging takeover attempts. The Section 382 Restrictions specifically prohibit transactions involving acquisitions of Beard Common or Preferred Stock by a person who is, or would thereby become, a holder of 5% or more of Beard's capital stock, with the result that the Board of Directors, in its discretion, may be able to prevent any future takeover attempt. Therefore, some shareholders may find the Section 382 Restrictions disadvantageous to the extent that it might discourage or prevent tender offers or accumulations of substantial blocks of shares in which shareholders might receive a premium above market value. Because the Section 382 Restrictions are intended to operate to prevent change of control, they may make the removal of incumbent management more difficult.

     Although the Section 382 Restrictions limit the accumulation of large holdings of Beard Common or Preferred Stock, holders of a majority of Beard's voting shares will continue to have the power to replace any or all of the directors in accordance with the provisions of the Oklahoma Act and the Beard Certificate of Incorporation.

TAX CONSEQUENCES

     The Company has received an opinion from its counsel, McAfee & Taft A Professional Corporation, to the effect that the proposed Merger will be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Accordingly, (i) no gain or loss will be recognized for federal income tax purposes by the stockholders of the Company as a result of the Merger and (ii) the basis and holding period for the stock of NBC received by the stockholders of the Company will be the same as the basis and holding period of the stock of the Company exchanged therefor. The Merger will have no federal or state income tax effect on the Company. State, local or foreign income tax consequences to stockholders may vary from the federal tax consequences described above, and stockholders should consult their own tax advisors as to the effect of the Merger under applicable state, local or federal income tax laws.

ACCOUNTING CONSEQUENCES

     The Merger will not result in any financial accounting consequences. The existing assets and liabilities of the Company will continue to be reported at their historical carrying amounts on the books of NBC.

REGULATORY APPROVALS

     There are no regulatory approvals required in connection with the Merger.

ABANDONMENT

     Notwithstanding a favorable vote of the stockholders, the Company reserves the right by action of the Board of Directors to abandon the proposed Merger prior to the Effective Date of the Merger if it determines that such abandonment is in the best interests of the Company. The Certificate of Designation of the Series A Preferred Stock of the Company provides that if the Company merges with another corporation and is not the survivor, the holders of the preferred stock are entitled to receive an amount equal to the Stated Value of the preferred stock prior to distributions to any other security holders. If the holders of the preferred stock do not agree that they have no rights as a result of the Merger, other than the right to receive NBC Preferred Stock, the Merger will not be consummated. The Board of Directors knows of no other circumstances which might prompt abandonment.

VOTE REQUIRED

     Pursuant to the Oklahoma Act, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock and the Preferred Stock on an as converted basis is required for approval of the Merger Agreement and the merger which will effectuate the Merger. A vote of approval of the Merger will constitute specific approval of all other transactions and proceedings relating to the Merger, including the assumption by NBC of the Company's Stock Option Plan and all other employee benefit plans and agreements, and the obligations of the Company under such plans and agreements, and the provisions in NBC's Certificate of Incorporation which differ from those in the Company's Certificate of Incorporation.

DISSENTERS' RIGHTS

     Under applicable provisions of the Oklahoma Act, there are no dissenting stockholder appraisal rights available in connection with the Merger.

PAYMENT OF MERGER CONSIDERATION; EXCHANGE OF BEARD CERTIFICATES

     As soon as practicable following the Merger, there will be mailed to all holders of record of Beard Common Stock and Beard Preferred Stock at the Effective Time a Letter of Transmittal to be used by such holders in surrendering to Liberty Bank and Trust Company of Oklahoma City, National Association (the "Exchange Agent") certificates which, prior to the Merger, represented shares of Beard Common Stock and to the Company certificates which, prior to the Merger represented shares of Beard Preferred Stock. The Letter of Transmittal will contain instructions concerning the surrender of Beard stock certificates. Beard shareholders should not surrender their stock certificates until they have received the Letter of Transmittal.

     Each holder of Beard Common Stock or Beard Preferred Stock will be entitled to receive, upon surrender to the Exchange Agent of his certificate(s) which prior to the Merger represented shares of Beard Common Stock or Beard Preferred Stock, respectively, together with a properly completed and duly executed Letter of Transmittal and any other required documents, a certificate representing the number of whole shares of NBC Common Stock or the number of whole and/or fractional shares of NBC Preferred Stock to which he is entitled pursuant to the Merger Agreement. If a certificate representing NBC Common Stock or NBC Preferred Stock is to be issued in the name of a person other than the person in whose name a surrendered certificate is registered, the certificate so surrendered must be endorsed and otherwise be in proper form for transfer and the person requesting such issuance must pay to the Exchange Agent or the Company, as the case may be, any transfer taxes required by reason of such issuance in a name other than that of the holder of record or must establish to the satisfaction of the Exchange Agent or the Company, as the case may be, that such taxes either have been paid or are not payable. The Exchange Agent will issue the NBC Common Stock and the Company will issue the NBC Preferred Stock attributable to any certificate which has been lost or destroyed only upon receipt of satisfactory evidence of ownership of the shares of Beard Common Stock or Beard Preferred Stock represented thereby and after appropriate indemnification.

     Following the Merger, holders of certificates formerly representing shares of Beard Common Stock or Beard Preferred Stock will cease to have any rights with respect to the shares formerly represented thereby, except the right to receive the NBC stock in exchange therefor. In addition, holders of such certificates will not be entitled to receive any dividends payable to holders of NBC Common Stock or NBC Preferred Stock, or any other attributes of ownership, until surrender of the certificates to the Exchange Agent or the Company, as the case may be.

AMENDMENT AND TERMINATION

     Prior to consummation of the Merger, the Merger Agreement may be amended at any time, whether before or after the meeting, by a written instrument executed by Beard and NBC with the approval of their respective Boards of Directors. The Oklahoma Act provides that the boards of directors of the constituent corporations in a merger may amend the merger agreement after shareholder approval has been obtained by a constituent corporation, provided the amendment does not (i) alter the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of shares of such constituent corporation, (ii) alter the certificate of incorporation of the surviving corporation or (iii) alter the terms of the agreement if such alteration would adversely affect the holders of shares of such constituent corporation. The Merger Agreement may be terminated by the mutual consent of the Boards of Directors of Beard and NBC or by either party if (i) there is a material default by any party in observing or performing any representations, warranties, agreements or covenants in the Merger Agreement, the other party has not complied with all closing conditions and such noncompliance has not been waived by the remaining party, or (ii) a suit or other proceeding is pending or threatened seeking to restrain, prohibit or obtain damages in connection with the consummation of the Merger Agreement.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF MERGER AND THE MERGER WHICH WILL EFFECTUATE THE PROPOSED REORGANIZATION. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 3)

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate") provides for a Board of Directors of not more than nine nor less than three directors, including one director elected by the preferred stockholders, as determined from time to time by the Board. The Certificate also provides that the portion of the Board of Directors which is elected by the Beard common stockholders shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year.

     At the meeting, two directors are to be elected by the common stockholders for three-year terms expiring at the date of the Annual Meeting of Stockholders in 2000. The terms of Messrs. Allan R. Hallock and Ford C. Price expire this year, and they will be the two nominees for terms expiring in 2000. The Beard preferred stockholders filled the directorship vacancy which they were entitled to fill in February 1994 by the election of Michael E. Carr, who will continue to serve in such capacity until his successor has been elected.

     It is the intention of the persons named in the accompanying form of Proxy to vote Proxies for the election of the two above-named nominees. Each nominee has served continuously as director of the Company or of its predecessors since first elected. In the event that any of the nominees should for some reason, presently unknown, fail to stand for election, the resulting vacancy would be filled at such time as the board finds a suitable candidate. Election of each director will be by plurality vote. The directors elected at the

Annual Meeting will serve for three-year terms and until their respective successors are elected and qualified, in accordance with the provisions of the Certificate and the Company's ByLaws.

     Certain information with respect to the nominees for director and three directors whose terms do not expire this year is set forth below. W. R. Plugge, whose term as a director would have expired in 1999, died on August 15, 1997. The Company has not had the opportunity to consider possible candidates for the vacancy.

     NOMINEES FOR ELECTION FOR TERMS OF THREE YEARS EXPIRING IN 2000: NOMINEE
(AGE), YEAR FIRST BECAME A DIRECTOR OF BEARD OR BEARD OIL:


ALLAN R. HALLOCK (69), 1986


     Allan R. Hallock was elected a director of Beard in July 1993. He served as a director of Beard Oil Company ("Beard Oil"), the predecessor to Beard, from December 1986 until October 1993. Mr. Hallock is currently an independent consulting geologist. He served as Vice President and Exploration Manager of Gemini Corporation from 1970 until December 1986.

FORD C. PRICE (60), 1988

     Ford C. Price was elected a director of Beard in July 1993. He served as a director of Beard Oil from June 1987 until October 1993. From 1961 until 1986 Mr. Price served in various capacities with The Economy Company, a privately-held schoolbook publishing company, last serving as its Chairman of the Board and Chief Executive Officer. Mr. Price is a private investor.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ABOVE NOMINEES.

DIRECTOR TO CONTINUE IN OFFICE WITH TERM EXPIRING IN 1998:

HERB MEE, JR. (69), 1974

     Herb Mee, Jr. has served as Beard's President since October 1989 and as its Chief Financial Officer since June 1993. He has served as Beard Oil's President since its incorporation, and as its Chief Financial Officer since June 1993. He has also served as a director of Beard and Beard Oil since their incorporation. Mr. Mee served as President of Woods Corporation, a New York Stock Exchange diversified holding company, from 1968 to 1972 and as its Chief Executive Officer from 1970 to 1972.

DIRECTOR TO CONTINUE IN OFFICE WITH TERM EXPIRING IN 1999:


W. M. BEARD (69), 1974


     W.M. Beard has served Beard as its Chairman of the Board and Chief Executive Officer since December 1992. He previously served as Beard's President and Chief Executive Officer from the Company's incorporation in October 1974 until January 1985. He has served Beard Oil as its Chairman of the Board and Chief Executive Officer since its incorporation. He has also served as a director of Beard and Beard Oil since their incorporation. Mr. Beard has been actively involved since 1952 in all management phases of Beard and Beard Oil from their inception, and as a partner of their predecessor company.

DIRECTOR ELECTED TO REPRESENT THE CLASS OF PREFERRED STOCKHOLDERS:

MICHAEL E. CARR (62), 1994

     Michael E. Carr was elected in February 1994 by the preferred stockholders to fill the directorship vacancy which they are entitled to fill. He served as Senior Vice President of Beard Oil from December 1986 until October 1993. He served as President of Sensor Oil & Gas, Inc. from October 1993 until August 1996. He presently serves as President of Mica Energy Corp.

     Mr. Carr will serve as a director of the Company until his successor has been elected and has qualified in such office or until such time as all of the preferred stock has been converted or redeemed.

     There is no family relationship between any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has standing Audit and Compensation Committees. Mr. Plugge served as chairman until his death on August 15, 1997, and Messrs. Hallock, Price and Carr serve as members of the Audit Committee which met twice in 1996. Mr. Hallock serves as chairman and Messrs. Price and Carr serve and, until his death, Mr. Plugge served, as members of the Compensation Committee which met twice in 1996. During 1996, the Board of Directors met five times. All of the directors attended more than 75% of the aggregate of all meetings of the Board of Directors and Committees on which they served during 1996.

     The principal functions of the Company's Audit Committee are: (1) to annually review the selection of independent auditors and to recommend for Board approval and stockholder ratification the appointment of independent auditors;
(2) to consult with the independent auditors of the Company with regard to the plan of audit; (3) to review the results of the annual audit and request additional reviews and audit procedures if necessary; and (4) to review and approve internal audit objectives, accounting and control policies and procedures to determine that a reliable system of internal controls is functioning.

     The principal functions of the Company's Compensation Committee are: (1) to review the objectives, structure, cost and administration of the Company's major compensation and benefit policies and programs; (2) to review and make recommendations concerning remuneration arrangements for senior management, including the specific relationship of corporate performance to executive compensation; (3) to review the Company's performance versus the CEO's compensation and establish measures of the Company's performance upon which the CEO's compensation is based; and (4) to administer the Company's compensation, benefit and incentive plans.

     The Company does not have a Nominating Committee; the Board of Directors has nominated the directors to stand for election at the annual meeting. Each of the persons nominated presently serves as a director.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     Information concerning the executive officers and certain significant employees of the Company is set forth below.

     In addition to W. M. Beard, the Company's Chairman and Chief Executive Officer, and Herb Mee, Jr., the Company's President and Chief Financial Officer, the following are considered to be significant employees of the Company:

     Clifford H. Collen, Jr., age 40, has served as President of Carbonics since he and Beard Oil founded the company in August 1987. Mr. Collen has been associated with the CO(2) industry since 1979, working in various positions in the liquid carbon dioxide business and also serving as president of an engineering and consulting company in the industrial and carbon dioxide gas plant industry. In the event the proposed sale of substantially all of the assets of Carbonics is approved and the sale is consummated, it is contemplated that Mr. Collen will become an employee of Airgas.

     Marc A. Messner, age 35, has served as President of Horizontal Drilling Technologies, Inc. ("HDT") since he and another person founded the company in July 1993. He was elected President of Whitetail Services, Inc. in November 1996. Mr. Messner has been associated with the environmental services industry since 1989, last serving as a project manager for a large national environmental consulting firm before leaving to start HDT.

     Philip R. Jamison, age 59, has served as President of Beard Technologies, Inc. since August 1994. Mr. Jamison has been associated with the coal industry since 1960, working in various positions. From 1972 to 1977 he served as Vice President Operations for International Carbon and Minerals and as President and CEO of all its coal producing subsidiaries. From 1979 to 1988 he served as CEO of four small companies which were engaged in the production and sale of coal. From 1993 to 1995 he served as a consultant to Energy

International, Inc. ("EI") in its development of the Mulled Coal process and installed and operated the process at an Alabama coal preparation plant in connection with EI's performance of a contract for the Department of Energy.

     Jack A. Martine, age 48, was elected as Controller, Chief Accounting Officer and Tax Manager of Beard in October 1996. Mr. Martine served as tax manager for Beard Oil from June 1989 until October 1993 at which time he joined Sensor Oil & Gas, Inc. in a similar capacity. Mr. Martine is a certified public accountant.

     Rebecca G. Witcher, age 37, has served as Corporate Secretary of the Company and Beard Oil since October 1993, and has served as Treasurer of such companies since July 1997.

     All executive officers serve at the pleasure of the Board of Directors.

COMPLIANCE WITH SEC REPORTING REQUIREMENTS

     Section 16 of the Securities Exchange Act of 1934 requires directors and executive officers of the Company to file reports with the Securities and Exchange Commission reflecting transactions by such persons in the Company's common stock. During 1996, to the knowledge of the Company, or based on information provided by such persons to the Company, all executive officers and directors of the Company subject to such filing requirements fully complied with such requirements.

COMPENSATION OF EXECUTIVE OFFICERS

     The table below sets forth the compensation paid or accrued during each of the last three fiscal years by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers (hereafter referred to as the named executive officers), whose aggregate salary and bonus exceeded $100,000, for any of the fiscal years ended December 31, 1996, 1995 or 1994:

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                                                 COMPENSATION
                                                            -----------------------
                                ANNUAL COMPENSATION           AWARDS      PAYOUTS
                             --------------------------     ----------   ----------
            (A)              (B)       (C)        (D)          (G)          (H)             (I)
            ---              ----    -------     ------     ----------   ----------     ------------
                                                            SECURITIES
         NAME AND                                           UNDERLYING                   ALL OTHER
         PRINCIPAL                   SALARY      BONUS       OPTIONS/       LTIP        COMPENSATION
         POSITION            YEAR    (A)($)      (B)($)      SAR'S(#)    PAYOUTS($)        (C)($)
         ---------           ----    -------     ------     ----------   ----------     ------------
W. M. Beard................  1996     99,000(D)     -0-(D)       -0-      $35,150(D)        5,031(D)
Chairman & CEO               1995    129,250(D)     -0-(D)       -0-      $ 4,850(D)        6,462(D)
                             1994    132,000      2,050       50,000          -0-           6,703
Herb Mee, Jr. .............  1996    132,000      1,150          -0-          -0-           6,658
President & CFO              1995    132,000      1,100          -0-          -0-           6,655
                             1994    132,000      1,050       50,000          -0-           6,653
C. H. Collen, Jr. .........  1996    100,000     63,216(E)       -0-          -0-           5,688
President --                 1995    103,134     13,883(E)       -0-          -0-           5,179
Carbonic Reserves            1994     72,184        581          -0-          -0-           3,600

---------------

(A) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred pursuant to the Company's 401(k) Plan at the election of those officers.

(B) Bonus for length of service with Beard, Beard Oil or Carbonics.

(C) Consists of the Company's contribution to the Company's 401(k) Plan.

(D) In 1996 Mr. Beard deferred one-fourth ($33,000) of his salary and all ($2,150) of his bonus for the year; in 1995 he deferred one-fourth ($2,750) of his December salary and all ($2,100) of his bonus for the year pursuant to the Company's Deferred Stock Compensation Plan.

(E) Mr. Collen earned bonuses totaling $63,216 in 1996, of which $500 was paid in 1996 and $62,716 in 1997. He earned bonuses totaling $13,883 in 1995, of which $633 was paid in 1995 and $13,250 in 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information, with respect to the named executive officers, concerning the exercise of options during the Company's last fiscal year and unexercised options held as of the end of the last fiscal year:

                (A)                        (B)             (C)            (D)              (E)
                ---                  ---------------   -----------   -------------   ---------------
                                                                       NUMBER OF
                                                                      SECURITIES        VALUE OF
                                                                      UNDERLYING       UNEXERCISED
                                                                      UNEXERCISED     IN-THE-MONEY
                                                                      OPTIONS AT       OPTIONS AT
                                                                       FY-END(#)        FY-END($)
                                                                     -------------   ---------------
                                     SHARES ACQUIRED      VALUE      EXERCISABLE/     EXERCISABLE/
               NAME                  ON EXERCISE(#)    REALIZED($)   UNEXERCISABLE    UNEXERCISABLE
               ----                  ---------------   -----------   -------------   ---------------
W. M. Beard........................        -0-            $-0-       25,000/25,000   $21,094/$21,094
Herb Mee, Jr.......................        -0-            $-0-       25,000/25,000   $21,875/$21,875
C. H. Collen, Jr...................        -0-            $-0-          -0-/-0-         $-0-/$-0-

COMPENSATION OF DIRECTORS

     Messrs. Hallock, Plugge, Price and Carr each received compensation of $4,927, $86, $1,909, and $8,450, respectively, for services rendered during 1996 as directors of Beard, excluding $8,500, $8,850 and $8,750 of fees deferred by Messrs. Hallock, Price and Plugge, respectively, under the Company's Deferred Stock Compensation Plan (the "Plan"). Currently, the non-management directors each receive $500 per month for their services, and also receive the following fees for directors' meetings which they attend: annual and 1 1/2 day meetings -- $750; regular meeting -- $500; telephone meeting -- $100 to $300 depending upon length of meeting. The non-management directors also receive a small year-end bonus depending upon their length of service as directors of Beard and Beard Oil. Accordingly, Messrs. Plugge, Hallock, Price, and Carr received $500, $400, $400 and $100, respectively, in 1996. All of the directors except Mr. Carr elected to defer such bonuses pursuant to the Plan. Beard also provides health and accident insurance benefits for its non-management directors who are not otherwise covered and the value of these benefits is included in the above compensation amounts. None of the directors received additional compensation in 1996 for their committee participation.

     The three eligible non-management directors (Messrs. Hallock, Plugge and Price) were each granted 5,000 phantom stock units (the "Units") under the Company's 1994 Phantom Stock Units Plan on November 1, 1994. Mr. Carr was awarded 5,000 Units when he became eligible on February 22, 1995. All of the awards vest over a five year period at the rate of 20% per year. All awards were based on an award price of $2.00* per share. Each participant has the option of receiving payment for his award: (i) as it vests; (ii) at the conclusion of the award period; or (iii) 50% as it vests, with the other 50% deferred to the conclusion of the award period. Payments are based upon appreciation in the market value of the Company's common stock during the appropriate time interval selected. Mr. Carr received a cash payment of $3,808 in 1997 for 2,000 Units which vested on February 22, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Michael E. Carr, who has been elected by the preferred shareholders to serve as their representative on the Board of Directors, was elected to serve as a member of the Compensation Committee on April 26, 1994. Mr. Carr served as Senior Vice President of Beard Oil from December 1986 until October 1993.

---------------

* The market value on November 1, 1994 was $1.875 per share; on February 22, 1995 it was $1.75 per share.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors (the "Board") establishes the general compensation policies of the Company. The Committee meets once each year to establish specific compensation levels for the chief executive officer ("CEO") and the president ("CFO") and to review the executive officers' compensation generally. (The compensation for executive officers other than the CEO and CFO is actually determined by the CEO and CFO).

     The Committee's goal in setting executive compensation is to motivate, reward and retain management talent who support the Company's goals of increasing shareholder value. This goal is to provide competitive levels of compensation that relate to the Company's long-term performance goals and objectives, reward outstanding corporate performance and recognize individual initiative and achievement. The Committee endeavors to achieve these objectives through a combination of base salary, cash bonuses and stock options.

     The Committee believes that the total compensation of its CEO, CFO and other executive officers should be tied to the Company's success in achieving long-term growth in earnings, cash flow and stock price per share. The Committee also believes that the total cash compensation of such officers should, to the extent possible, be similar to the total cash compensation of similarly situated executives of peer group public companies. To date neither the Company nor the Committee has been able to establish a peer group which they feel is comparable enough in size, financial structure and diversity of operations to establish a valid comparison. However, the Committee has noted that, through June 30, 1997, the Company's per share stock price has grown at a compound annual rate of 27% since the Company's common shares commenced trading on October 27, 1993, following the major reorganization (the "1993 Reorganization") which occurred on October 26, 1993.

     No executive officer's compensation for 1996 exceeded the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, as amended, and the same result is anticipated for 1997. The Committee does not anticipate that any executive officer's compensation would approach the threshold level in the foreseeable future.

     Base Salaries. Because of the extremely poor financial results achieved by the Company during 1990-1992, no salary increases have been granted to executive officers since September of 1990 (except for performance increases granted to (i) the president of the Company's largest subsidiary in March of 1991 and in January of 1995; and (ii) to a Company vice president in June of 1994. Management totally restructured the Company in 1993-1996. As a result there was a significant improvement in financial results which restored the Company to profitability in 1993 and 1994. 1995 and 1996 were disappointing years profitwise. Despite the progress that has been made during the past four years, no increases have been made in the base salaries of the CEO or CFO since 1990 and no changes are currently under consideration.

     Cash Bonuses. All employees of the Company receive a small year-end bonus depending upon their length of service as employees of Beard or Beard Oil. Because of the overall financial results, no additional cash bonuses have been paid to executive officers, except as follows. In early 1995 the Company's largest subsidiary was financially restructured in a manner which the Board believed would provide greater incentive to management of, and improved financial performance by, the subsidiary. As part of the restructure an incentive bonus arrangement was formalized which established a Key-Employee Bonus pool (the "Pool") pursuant to which, in each year that the Pool remains in effect, not less than 5% of pre-tax net income of the subsidiary will be paid in the following year to one or more of the employees of the subsidiary selected by the subsidiary's board of directors (presently consisting of Messrs. Beard, Mee and Collen). The restructure and incentive arrangement were also unanimously approved by the Company's Board, including all members of the Committee who were present. In accordance with the provisions of the Pool, 5% of the subsidiary's pre-tax 1996 net income was paid as a 1997 bonus to Mr. Collen ($62,716) and one other key employee ($12,500).

     Beard Group 401(k) Plan. One of the investment options available under the Company's 401(k) Plan (the "401(k) Plan") is the option for each participant to invest all or part of his investment account in Company common stock ("The Beard Company Stock Fund Investment Option"). Because the bank trustee of this portion of the 401(k) Plan was having difficulty purchasing sufficient shares of such stock in the open market, the 401(k) Plan was amended in September of 1995 to permit the bank to purchase authorized shares of Beard common stock directly from the Company, and the Company reserved 150,000 shares of its authorized but unissued common stock for such purpose. The Committee felt that this step was extremely important because it has enabled key management members to significantly increase their ownership in the Company, further aligning their interests with those of the shareholders. Since the amendment was approved, the bank trustee has purchased 88,300 shares from the Company, with more than 75% of such shares being purchased for the accounts of executive officers of the Company.

     Stock Options. The Committee desires to reward long-term strategic management practices and enhancement of shareholder value through the award of stock options. The Committee believes that stock options encourage increased performance by the Company's key employees by providing incentive to employees to elevate the long-term value of the Company's common stock, thus aligning the interests of the Company's employees with the interests of its shareholders. Additionally, stock options build stock ownership and provide employees with a long-term focus.

     The Committee and the Board have placed particular emphasis upon stock options in structuring the compensation package for senior management, in the belief that an aggressive program to acquire profitable companies is essential in order to maximize shareholder value during the next several years and enable the Company to utilize as much as possible of its substantial net operating loss carryforwards. Both management and the Committee fully recognize this goal and are desirous that the interests of senior management and the Company's shareholders be as closely aligned as possible.

CEO COMPENSATION

     W. M. Beard has been Chairman and CEO of the Company and its predecessors since 1974. Mr. Beard's 1996 base salary was $132,000, and has not increased since 1990. He has not received an incentive bonus since 1990. Moreover, he elected to defer one-fourth of his salary and all of his year-end bonus beginning in December 1995 pursuant to the Company's Deferred Stock Compensation Plan. The 1994 stock option grant of 50,000 shares to Mr. Beard reflected the Committee's desire to provide significant incentives which link long-term executive compensation to long-term growth in equity for all shareholders, as described above. The award also reflected Mr. Beard's position and level of responsibility within the Company, the Committee's qualitative analysis of his performance in managing the Company, and the importance of the role he is expected to play in the Company's future acquisition efforts. In view of the Company's earnings performance in 1996, the granting of any additional stock options to Mr. Beard or other key management members was not considered by the Committee with the exception of an option granted to Jack Martine at the time he was hired by the Company.

                                            COMPENSATION COMMITTEE

                                            Allan R. Hallock, Chairman
                                            Ford C. Price
                                            Michael E. Carr

                               STOCK PERFORMANCE

     The following performance graph compares the Company's cumulative total stockholder return on its common stock against the cumulative total return of the American Stock Exchange Market Value Index and the SIC Code Index of Industrial Gases compiled by Media General Financial Services for the period which commenced on October 27, 1993 (date of initial trading of the Company's shares) and December 31, 1996. The October 27 date was used since, as a result of the 1993 Reorganization, the Company's shares were initially distributed to shareholders as of that date and commenced trading on the Exchange on October 27, 1993. The performance graph assumes that the value of the investment in the Company's common stock and each index was $100 on October 27, 1993 and that any dividends were reinvested. The Company has never paid dividends on its common stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                            AMONG THE BEARD COMPANY,
                      AMEX MARKET INDEX AND SIC CODE INDEX

                   ASSUMES $100 INVESTED ON OCTOBER 27, 1993
                          ASSUMES DIVIDENDS REINVESTED
                      FISCAL YEAR ENDED DECEMBER 31, 1996

        MEASUREMENT PERIOD              THE BEARD         AMEX MARKET     INDUSTRIAL GASES
      (FISCAL YEAR COVERED)              COMPANY             INDEX         INDUSTRY INDEX
OCTOBER 1993                                      100                100                100
DECEMBER 1993                                   87.50             105.57             102.50
DECEMBER 1994                                   81.25             115.46              90.55
DECEMBER 1995                                  106.25             157.43             116.71
DECEMBER 1996                                  143.75             213.60             123.16

     The Industrial Gases Industry Index consists of four companies: Air Products & Chemicals, BOC Group PLC ADS, Praxair, Inc. and the Company.

                         AMENDMENT TO THE BEARD COMPANY
                        DEFERRED STOCK COMPENSATION PLAN
                                (PROPOSAL NO. 4)

     At the Company's 1996 annual shareholder meeting, the shareholders authorized The Beard Company Deferred Compensation Plan (the "Plan") which is intended to provide a means to attract and retain highly qualified persons to serve as directors and officers and promote ownership of a greater proprietary interest in the Company, thereby aligning such directors' and officers' interests more closely with the interests of shareholders of the Company. A copy of the Plan is attached to this Proxy Statement as Exhibit D and the description contained herein is qualified in its entirety by reference to the complete text of the Plan. Capitalized terms used below not otherwise defined herein shall have the meaning ascribed to them in the Plan.


     The Plan enables directors and officers of the Company to defer Compensation and Fees in cash and to elect payments of such Compensation and Fees in Beard common stock. All officers and directors are automatically entitled to participate in the Plan. There are currently 10 individuals eligible for the Plan. Directors may elect to defer a minimum of 25% of their Compensation and Fees or a greater amount in 25% increments and officers may elect to defer a minimum of 10% of Compensation and Fees or a greater amount in 5% increments. All Compensation and/or Fees deferred under the Plan are credited to the individual Participant's Stock Unit Account and are converted into Beard common stock by dividing the amount of Compensation and Fees deferred by the Fair Market Value of one share of common stock as of the date of the Compensation or Fees would have otherwise been paid. Once the person ceases to be an officer or director, their participation in the Plan automatically terminates. See "Summary Compensation Table."


     Upon the recommendation of management, the Board of Directors of the Company voted on April 17, 1997, subject to stockholder approval, to amend the Plan to increase the number of shares of common stock authorized for issuance thereunder from 50,000 to 100,000. Management made this recommendation in view of the fact that, based upon the directors and officers presently participating in the Plan and the present price of the Company's common stock, the remaining available authorized shares will have been set aside for future settlement of such participants' Stock Unit Accounts during 1998. The Board believes that this increase in the number of shares available for issuance under the Plan will enable the Company to continue its policy of compensating officers and directors by giving them the opportunity to participate in the future growth of the Company.

     The approval and adoption of this proposed amendment requires the affirmative vote by a majority of the Company's outstanding common and preferred stock present in person or represented at the meeting and entitled to vote.

     In the event the stockholders approve the proposed amendment the Company estimates that there will be adequate shares available to fund the issuance of shares for all directors and officers presently participating in the Plan through 2002.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE BEARD COMPANY DEFERRED STOCK COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER FROM 50,000 TO 100,000.

                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 5)

     KPMG Peat Marwick LLP ("KPMG"), Independent Certified Public Accountants, have been independent auditors of the Company and Beard Oil since its incorporation in 1974. Although not formally required, stockholders' approval of such appointment is requested. To the knowledge of management, such accountants do not have any direct, or material indirect, financial interest in the Company and its subsidiaries, nor have they had any connection during the past three (3) years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Representatives of KPMG are expected to be present at the meeting. They will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG.

     In the event the appointment of KPMG should not be approved by the stockholders, the Board of Directors will make another appointment, to be effective at the earliest feasible time.

                                 VOTE REQUIRED

     The holders of shares entitled to cast a majority of the votes, present in person or by proxy, constitute a quorum for the transaction of business at the meeting. The affirmative vote of holders of a majority of the Company's outstanding stock entitled to vote at the annual meeting will be required for the approval of (1) the Asset Sale and (2) the Merger. The affirmative vote of the holders of the Company's stock entitled to cast a majority of the votes represented at the annual meeting will be required for the approval of (1) the amendment to the Deferred Stock Compensation Plan and (2) the appointment of KPMG as independent auditors of the Company for 1997. The election of directors shall be by a plurality of the vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     The office of the Company's Secretary appoints an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the annual meeting. Neither the corporate law of the State of Oklahoma, the state in which the Company is incorporated, nor the Company's Certificate of Incorporation or By-Laws have any specific provisions regarding the treatment of abstentions and broker non-votes. It is the Company's policy to count abstentions or broker non-votes for purposes of determining the presence of a quorum at the meeting; to treat abstentions as votes not cast but to treat them as shares represented at the meeting for determining results on actions requiring a majority vote; and to consider neither abstentions or broker non-votes in determining results of plurality votes. Thus, abstentions and broker non-votes have the effect of a vote against the Merger Agreement and the Carbonics' Asset Sale because approval of those transactions requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

                              CERTAIN TRANSACTIONS

     In September 1995, William M. Beard and Lu Beard, as trustees of the William M. Beard and Lu Beard 1988 Charitable Unitrust (the "Unitrust") agreed to loan the Company up to $250,000 under a revolving loan arrangement for a period of one year. In March 1996, the Unitrust extended the maturity of such note to October 1997, and in October 1996 the credit line was increased to $500,000. Various advances and repayments have been made under such arrangement, and at year-end 1996 the principal balance due was $455,000. In February 1997 the maturity was extended to February 1999 and the principal amount of the loan was increased to $480,000. The loan is unsecured and bears interest at the rate of 10% per annum. In March 1997 the amount of the credit line was increased to $1 million. The principal balance at June 30, 1997 was $900,000, which has currently been reduced to $850,000.

     In December 1995 the William M. Beard Irrevocable Trust "B" and the William
M. Beard Irrevocable Trust "C" agreed to loan $130,000 and $95,000, respectively, to the Company for a period of one year. In March 1996, the Trusts extended the maturity of such notes to October 1997. Loans of $95,000 and $130,000, respectively, were outstanding pursuant to such arrangement as of year-end 1996. In February 1997 the maturity was extended to February 1999 and the principal amount of the loans were increased to $140,000 and $105,000, respectively. The loans are unsecured and bear interest at the rate of 10% per annum.

                             STOCKHOLDER PROPOSALS

     The Board of Directors anticipates that next year's annual meeting will be held during the first week of June 1998. Any proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company not later than January 30, 1998 in order for the proposals to be included in the proxy statement and proxy card relating to such meeting. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals were received for inclusion in this Proxy Statement.

                                 OTHER MATTERS

     Management knows of no other matters to be brought before the Annual Meeting of Stockholders; however, if any additional matters are properly brought before the meeting, the persons named in the enclosed proxy will vote the proxies in their discretion in the manner they believe to be in the best interest of the Company.

     The accompanying form of proxy has been prepared at the direction of the Company, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies named herein have been designated by your Board of Directors.

     Management urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted according to the instructions of the shareholder; provided, however, if no specific instructions are given, the shares will be voted as recommended by the Board of Directors. A shareholder may revoke his or her proxy any time before it is voted at the meeting. A shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy at the meeting. Otherwise, a shareholder must advise the secretary of the Company in writing of revocation of his or her proxy.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference into this Proxy Statement and made a part hereof the Annual Report on Form 10-K/A of the Company for the fiscal year ended December 31, 1996, and the Quarterly Report on Form 10-Q/A of the Company for the three months and six months ended June 30, 1997, which reports have been filed by the Company with the Securities and Exchange Commission.

     The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996 and the Quarterly Report on Form 10-Q/A of the Company for the three months and six months ended June 30, 1997, are attached hereto as Appendices A and B, respectively.

                                            THE BEARD COMPANY
                                            By Order of the Board of Directors
                                            /s/ REBECCA G. WITCHER
                                            Rebecca G. Witcher
                                            Secretary

Oklahoma City, Oklahoma

September 12, 1997

--------------------------------------------------------------------------------


PROXY                          THE BEARD COMPANY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR STOCKHOLDERS MEETING ON OCTOBER 10, 1997



    The undersigned stockholder of The Beard Company, an Oklahoma corporation, hereby appoints W. M. Beard and Herb Mee, Jr., or either of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of stock of The Beard Company owned by the undersigned in all matters coming before the 1997 Annual Meeting of Stockholders (or any adjournment thereof) of The Beard Company to be held in the Board Room of the Liberty Bank and Trust Company of Oklahoma City, N.A. in the Liberty Tower, 100 North Broadway, Oklahoma City, Oklahoma, on Friday, October 10,
1997 at 10:00 a.m., local time. The Board of Directors recommends a vote "FOR" the following matters, all as more specifically set forth in the Proxy
Statement:


1. Approval of the sale of substantially all of the assets of Carbonics pursuant to the Asset Purchase Agreement, a copy of which is attached to the accompanying Proxy Statement as Exhibit A.

                  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

2. Approval of the Agreement and Plan of Merger pursuant to which the Company will be merged into The New Beard Company, a copy of which is attached to the accompanying Proxy Statement as Exhibit B.

                  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN
3. Election of Directors.

  [ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY to vote for all
                                          nominees listed below

Allan R. Hallock -- three year term expiring in 2000
Ford C. Price -- three year term expiring in 2000

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

 PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          (Continued from other side)

4. Approval of an amendment to The Beard Company Deferred Stock Compensation Plan (the "Plan") to increase the number of common shares authorized for issuance thereunder from 50,000 to 100,000. A copy of the Plan is attached to the accompanying Proxy Statement as Exhibit D.
                  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

5. Approval of Appointment of KPMG Peat Marwick LLP as independent certified public accountants for fiscal 1997.

                  [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

6. In their discretion, the Proxies are authorized to vote with respect to any other matters that may come before the Meeting or any adjournment thereof, including matters incident to its conduct.
   I/WE RESERVE THE RIGHT TO REVOKE THE PROXY AT ANY TIME BEFORE THE EXERCISE THEREOF. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 4 AND 5, AND "FOR" THE ELECTION OF THE DIRECTORS NOMINATED.

                                                Dated:                , 1997
                                                      ----------------

                                                --------------------------------

                                                  (Signature if held jointly)
                                                Please sign exactly as your name
                                                appears on your stock
                                                certificate, indicating your
                                                official position or
                                                representative capacity, if
                                                applicable. If shares are held
                                                jointly, each owner should sign.
                                                IMPORTANT: PLEASE SIGN, DATE AND
                                                RETURN THIS PROXY BEFORE THE
                                                DATE OF THE ANNUAL MEETING IN
                                                THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                                                                     EXHIBIT A

                         ASSET PURCHASE AGREEMENT
                              by and between
               AIRGAS CARBONIC RESERVES, INC. ("Purchaser")
                                    and
                       CARBONIC RESERVES ("Seller")
                                    and
      THE BEARD COMPANY and CLIFFORD H. COLLEN, JR. ("Shareholders")

                         TABLE OF CONTENTS


                                                                       PAGE


                                   ARTICLE 1
                      SUMMARY OF TRANSACTIONS; DEFINITIONS
           1.1 Assets Purchased
           1.2 Excluded Assets
           1.3 Assumption of Liabilities
           1.4 Employment Agreement
           1.5 Non-Competition and Confidentiality Agreements
           1.6 Assignment of Patents and Trademarks
           1.7 US Airgas Guaranty
           1.8 Certain Definitions

                                   ARTICLE 2
                                 PURCHASE PRICE

          2.1 Purchase Price
          2.2 Purchase Price Allocation.
          2.3 Payment of Purchase Price
                    2.3.1 Assumed Liabilities
                    2.3.2 Closing Payment
                    2.3.3 Holdback Payment

                                   ARTICLE 3
                           ASSUMPTION OF LIABILITIES

          3.1 Assumption of Certain Liabilities
          3.2 Limitation of Purchaser's Liabilities
          3.3 Discharge of Liabilities Not Assumed by Purchaser
          3.4 Bulk Sales Law
          3.5 Release of Guarantees

                                   ARTICLE 4
                          CONDUCT OF SELLER'S BUSINESS

          4.1 Conduct of Business Prior to Closing
          4.2 Access and Information
          4.3 Compliance with Laws, etc

                                   ARTICLE 5
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

          5.1 Representations, Warranties and Agreements of Seller and
          Shareholders

                    5.1.1 Organization and Good Standing
                    5.1.2 No Violation; Consents
                    5.1.3 Validity of Agreement
                    5.1.4 Capitalization
                    5.1.5 Assets
                    5.1.6 Inventories
                    5.1.7 Accounts Receivable
                    5.1.8 Taxes
                    5.1.9 Litigation
                    5.1.10 Compliance with Laws; Environmental
                    5.1.11 Contracts
                    5.1.12 Employee Benefit Plans
                    5.1.13 Customers and Suppliers
                    5.1.14 Financial Information
                    5.1.15 Absence of Undisclosed Liabilities
                    5.1.16 Books of Account, Returns and Reports
                    5.1.17 Transactions with Affiliates
                    5.1.18 Franchises, Permits and Licenses
                    5.1.19 Employees
                    5.1.20 Insurance
                    5.1.21 Patents
                    5.1.22 Conditions Affecting Seller
                    5.1.23 Disclosure
                    5.1.24 Knowledge
          5.2 Representations, Warranties and Agreements of Purchaser
                    5.2.1 Organization and Good Standing
                    5.2.2 No Violation; No Consents
                    5.2.3 Validity of Agreement

                                   ARTICLE 6
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                INDEMNIFICATION

          6.1 Survival of Representations and Warranties
          6.2 Indemnification
                    6.2.1 Seller's and Shareholders' Indemnity
                    6.2.2 Purchaser's Indemnity
                    6.2.3 Notice and Defense of Indemnity Claims
                    6.2.4 Manner of Indemnification
                    6.2.5 Brokers
                    6.2.6 Limitation
          6.3 Purchaser's Right of Setoff

                                   ARTICLE 7
                      CONDITIONS PRECEDENT TO THE CLOSING

          7.1 Conditions To Purchaser's Performance
                    7.1.1 Representations and Warranties True
                    7.1.2 Covenants Performed
                    7.1.3 Litigation
                    7.1.4 Other Agreements
                    7.1.5 Consents
                    7.1.6 Opinion of Counsel
                    7.1.7 Audits and Inspections
                    7.1.8 Environmental Studies
          7.2 Conditions to Seller's Performance
                    7.2.1 Representations and Warranties True
                    7.2.2 Covenants Performed
                    7.2.3 Litigation
                    7.2.4 Other Agreements
                    7.2.5 Environmental Studies
                    7.2.6 Beard Shareholder Approval
                    7.2.7 Opinion of Counsel

                                   ARTICLE 8
                                  THE CLOSING
          8.1 Closing Date
          8.2 Seller's Deliveries at Closing
          8.3 Purchaser's Deliveries at Closing

                                   ARTICLE 9
                                    EXPENSES
          9.1 Expenses

                                   ARTICLE 10
                                  CONSTRUCTION

          10.1 Choice of Laws
          10.2 Headings
          10.3 Invalid Provisions


                                   ARTICLE 11
                                 ASSIGNABILITY

          11.1 Binding Agreement
          11.2 Assignability

                                   ARTICLE 12
                                    NOTICES

          12.1 Written Notices
          12.2 Notice to Purchaser
          12.3 Notice to Seller

                                   ARTICLE 13
                      FURTHER ASSURANCES AND MISCELLANEOUS

          13.1 Seller's Name
          13.2 Employee Contracts
          13.3 Further Agreements and Cooperation
          13.4 Entire Agreement, No Oral Change
          13.5 Risk of Loss

                          ASSET PURCHASE AGREEMENT


     The parties to this Asset Purchase Agreement ("Agreement") dated the 18th day of August, 1997, are AIRGAS CARBONIC RESERVES, INC. ("Purchaser"), a Delaware corporation and subsidiary of AIRGAS CARBONIC INDUSTRIES, INC.; CARBONIC RESERVES ("Seller"), a Nevada corporation; and THE BEARD COMPANY ("Beard"), an Oklahoma corporation and the majority shareholder of Seller and CLIFFORD H. COLLEN, JR. ("Collen"), an individual residing at 36 Old San Antonio Road, Boerne, Texas 78006 and the minority shareholder of Seller (Beard and Collen collectively "Shareholders").


     Seller desires to sell and Purchaser desires to buy all the assets of Seller, except those expressly excluded herein (such assets, except those expressly excluded, the "Assets"), on the terms and conditions of this Agreement.

     In consideration of the mutual representations, warranties, covenants and agreements hereinafter contained, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1
                      SUMMARY OF TRANSACTIONS; DEFINITIONS

     1.1  Assets Purchased.   Purchaser  hereby  agrees  to  purchase  from
Seller and Seller hereby agrees to sell to Purchaser all of the Assets. The Assets include, but are not limited to, the following:

          (a) the tangible assets of Seller, all of Seller's accounts receivable, notes receivable, deposits, prepaid expenses, inventories, fixed assets, real property and intangible properties;

          (b) all contract rights, causes of action, claims, refunds and demands of whatever nature, including rights to returned or repossessed goods and rights as unpaid vendor arising out of the Business;

          (c) all books and records relating to the Business and Seller (except minute books and stock record books);

          (d) all rights of Seller in and to all of Seller's trademarks and trade names, including without limitation, the name "Carbonic Reserves," and all variants thereof, and all intellectual property and proprietary information of Seller; and

          (e)  all of Seller's intangibles and goodwill.

          At Closing, Seller shall deliver to Purchaser a bill of sale for the Assets, substantially in the form of Exhibit 1.1 (a) (the "General Assignment and Bill of Sale"), and special warranty deeds for the Real Property identified in Section 5.1.5(b) and Schedule 5.1.5(c) as being owned by Seller, substantially in the form of Exhibits 1.1 (b), (c) and 2(d), (the "Deeds").

     1.2 Excluded Assets. Purchaser and Seller agree that the following assets are expressly excluded from the purchase and sale hereunder: cash and cash equivalents, notes receivable from Beard or any other Related Party and identified on Schedule 1.2, and any tax refunds relating to periods prior to the Closing Date.

     1.3 Assumption of Liabilities. At Closing (as defined herein), Purchaser shall enter into an assignment and assumption agreement, substantially in the form of Exhibit 1.3 (the "Assignment and Assumption Agreement") providing for Purchaser to assume those liabilities of Seller described in Section 3.1 hereof. Except as expressly provided in this Agreement, Purchaser is not assuming any liabilities of Seller.

     1.4  Employment  Agreement.   At  Closing,  Collen shall enter into an
employment agreement with Purchaser, substantially  in  the form of Exhibit
1.4 (the "Employment Agreement").

     1.5 Non-Competition and Confidentiality Agreements. At Closing, Seller, Beard and Collen shall enter into separate non-competition and confidentiality agreements with Purchaser, substantially in the form of Exhibits 1.5(a), (b) and (c) (the "Non-Competition and Confidentiality Agreements").

     1.6 Assignment of Patents and Trademarks. At Closing, Seller shall execute and deliver to Purchaser an Assignment of Patents and a Deed of Assignment, assigning Seller's rights in and to the patents, patent applications and trademarks described in Section 5.1.21, substantially in the form of Exhibits 1.6(a) and (b) (the "Patent and Trademark Assignments").

     1.7 US Airgas Guaranty. Concurrently with the execution hereof, Purchaser is causing US Airgas, Inc., a subsidiary of Airgas, Inc., to execute and deliver to Seller and Shareholders a guaranty of Purchaser's obligations hereunder, substantially in the form of Exhibit 1.7 (the "US Airgas Guaranty").

     1.8 Certain Definitions. The following terms used in this Agreement shall have the meanings set forth below:

     "Affiliate" means any person, firm, corporation, partnership or association controlling, controlled by, or under common control with another person, firm, corporation, partnership or association;

     "Airgas Plans" shall have the meaning given to such term in Section 13.2 hereof;

     "Assets" shall have the meaning given to such term in the preamble of this Agreement and in Section 1.1 hereof;

     "Assumed Liabilities" shall have the meaning given to such term in Section
3.1 hereof;

     "Business" shall mean all businesses engaged in by Seller, including but not limited to the manufacture and distribution of dry ice.

     "Closing" shall have the meaning given to such term in Section 8.1 hereof;

     "Closing Date" shall have the meaning given to such term in Section 8.1 hereof;

     "Closing Date Balance Sheet" means a balance sheet as of the Closing Date and a related statement of income, stockholders' equity, and cash flows for the period between the last day of Seller's last full fiscal year and the Closing Date, prepared by Purchaser, subject to Seller's approval, within sixty (60) days after the Closing Date in accordance with generally accepted accounting principles, consistently applied in accordance with the past practices of Seller;

     "Code" shall mean the Internal Revenue Code of 1986, as amended;

     "Employee Plans" shall have the meaning given to such term in Section
5.1.12 hereof;

     "Environmental Laws" shall mean all Legal Requirements relating to the generation, storage, handling, release, discharge, emission, transportation, treatment or disposal of solid wastes, hazardous wastes, and hazardous, toxic or dangerous materials or substances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act (as amended), the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, and the Hazardous Materials Transportation Act;

     "Environmental Liability" shall mean any obligation or liability imposed against an owner or operator of property pursuant to the provisions of any Environmental Laws or pursuant to common law, and shall include all response costs, costs of remediation, attorneys' fees and expert witness fees to investigate and defend such claims, personal injuries and any damages to natural resources and other property. The term "Environmental Liability" shall include all theories of liability for environmental contamination of property, including theories arising under statute, common law or tort, and contribution;

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

     "Financial Statements" shall have the meaning given to such term in
Section 5.1.14 hereof;

     "Hazardous Substances" shall have the meaning given to such term in
Section 5.1.10 hereof;

     "Holdback" shall have the meaning given to such term in Section 2.3.3 hereof;

     "Immaterial Contracts" shall have the meaning given to such term in
Section 5.1.11 hereof.

     "Indemnity Claims" shall have the meaning given to such term in Sections
6.2.1 and 6.2.2 hereof;

     "Legal Requirements" shall mean all judgments, decrees, injunctions, orders, writs, rulings, laws, ordinances, statutes, rules, regulations, codes and other requirements of all federal, state and local governmental, administrative and judicial bodies and authorities;

     "Permitted Contracts" shall have the meaning given to such term in Section
3.1 hereof.

     "Personal Property Leases" shall have the meaning given to such term in
Section 5.1.5(a) hereof;

     "Purchaser" shall have the meaning given to such term in the preamble of this Agreement;

     "Purchase Price" shall have the meaning given to such term in Section 2.1 hereof;

     "Real Property" shall have the meaning given to such term in Section 5.1.5(b) hereof;

     "Real Property Leases" shall have the meaning given to such term in
Section 5.1.5(b) hereof;

     "Related Party" shall mean Collen and any member of Collen's immediate family, any Affiliate of Seller, any Affiliate of Beard, and any employee, director, officer or shareholder of any of the foregoing.

     "Scheduled Contracts" shall have the meaning given to such term in Section
5.1.11 hereof;

     "Seller" shall have the meaning given to such term in the preamble of this Agreement;

     "Wastes" shall have the meaning given to such term in Section 5.1.10 hereof;

     Financial terms not defined in this Agreement shall have the meanings of such terms under generally accepted accounting principles.

                             ARTICLE 2
                          PURCHASE PRICE

     2.1 Purchase Price. The purchase price for the Assets and Business of Seller is Nineteen Million Three Hundred Seventy Five Thousand Dollars ($19,375,000), plus the amount of liabilities to be assumed by Purchaser hereunder (the "Purchase Price"), subject to any setoff provided in Section
2.3.3 and payable in the manner provided in Section 2.3.

     2.2 Purchase Price Allocation. The Purchase Price shall be allocated in accordance with Section 1060 of the Code, based on the actual results of operations of Seller through the Closing Date as shown on the Closing Date Balance Sheet, consistent with the valuation techniques and practices of US Airgas, Inc. and, if Purchaser elects, on the basis of an independent third party appraisal made at Purchaser's expense. The parties agree (i) that they shall allocate to accounts receivable consideration paid and received equal to the face value of such receivables as of the Closing Date as reflected on the Closing Date Balance Sheet; (ii) that they shall allocate to inventory consideration paid and received equal to the lower of cost or market value as of the Closing Date as reflected on the Closing Date Balance Sheet; (iii) that they should allocate to fixed assets consideration paid and received equal to the fair market value of those assets as of the Closing Date as determined by appraisals prepared by independent third parties or valued in a manner consistent with past valuation techniques and practices of the US Airgas, Inc., as Purchaser shall elect; and (iv), that the parties shall adopt and abide by the allocations provided for herein in all federal and state tax filings, and shall take no position inconsistent therewith.

     2.3  Payment of Purchase Price.

          2.3.1 Assumed Liabilities. At the Closing, Purchaser shall assume the Assumed Liabilities described in Sections 3.1.

          2.3.2 Closing Payment. On the Closing Date, or the first business day thereafter if the Closing Date is a Saturday, Sunday or legal holiday, Purchaser shall pay Seller Eighteen Million Three Hundred Seventy Five Thousand Dollars ($18,375,000) by wire transfer or other immediately-available funds.

          2.3.3 Holdback Payment. No later than 150 days after the Closing Date, Purchaser shall pay Seller the sum of One Million Dollars ($1,000,000) (the "Holdback") by wire transfer or other immediately available funds. The Holdback shall be subject to setoff for (i) any accounts receivable of Seller in existence as of the Closing that are not collected within 120 days of the Closing (to the extent such uncollected accounts receivable exceed in amount the Doubtful Accounts Allowance provided for in Section 5.1.7); (ii) the amount, if any, by which notes payable to third parties included in the Assumed Liabilities, as reflected on the Closing Date Balance Sheet, exceed the amount of such notes payable as reflected on Seller's December 31, 1996 Financial Statements to the extent such excess is greater than the increase in the value of the fixed assets included in the Assets, as reflected on the Closing Date Balance Sheet, above the value of such fixed assets as reflected on Seller's December 31, 1996 Financial Statements; and (iii) any other Indemnity Claims (as defined herein) under this Agreement which arise during said 150 day period. Any accounts receivable as to which Purchaser exercises its right of setoff shall be reassigned to Seller. Purchaser shall give Seller a written notice specifying any setoffs made or to be made against the Holdback. If Seller disputes any of such setoffs, it shall so notify Purchaser prior to that date which is 30 days after its receipt of Purchaser's Notice. If Seller and Purchaser cannot resolve any of such disputes within thirty (30) days after the date of Purchaser's receipt of Seller's notice, Seller shall be free to submit such unresolved disputes to arbitration as provided in Section 6.2.4 hereof.

                                   ARTICLE 3
                           ASSUMPTION OF LIABILITIES

     3.1 Assumption of Certain Liabilities. As consideration for the transfer of the Assets and Business to Purchaser, Purchaser agrees to assume at the
Closing: (a) the trade accounts payable and accrued expenses incurred in the ordinary course of Seller's business (as provided in Article 4) existing on the Closing Date, excluding any federal or state income tax liability relating to the operations of Seller prior to the Closing Date, employee-related liabilities and indebtedness to Beard or any Related Party; (b) the notes payable to third parties as reflected on Seller's December 31, 1996 balance sheet together with those entered into in the ordinary course of business in a manner consistent with past practice after December 31, 1996 and prior to the Closing Date; and (c) the obligations of future performance of Seller under the Scheduled Contracts shown as being assumed by Purchaser, under the Immaterial Contracts, and under comparable contracts of Seller entered into in the ordinary course of business after the date hereof and prior to the Closing Date (such comparable contracts the "Permitted Contracts"). The liabilities described above are referred to herein as the "Assumed Liabilities."

     3.2 Limitation of Purchaser's Liabilities. The parties agree that Purchaser will not assume or pay any debts, liabilities, or obligations not expressly described in Section 3.1 and, without limiting the generality of the foregoing, agree that, anything in Section 3.1 to the contrary notwithstanding, the Assumed Liabilities shall not include and Purchaser will not assume or pay any of the following:

          (a) any obligations or liabilities to employees of Seller, including without limitation any obligation or liability under any collective bargaining agreement, or any pension, profit-sharing or other employee benefit plan affecting any employee or former employee of Seller;

          (b) any Environmental Liabilities;

          (c) any contingent liabilities based on Seller's sale or lease of defective products or equipment, Seller's failure to adequately warn any purchaser or user of its products and equipment or Seller's breach of any express or implied warranty made in connection with the sale or lease of any products or equipment;

          (d) any tax liabilities (including penalties and interest) of Seller or Shareholders;

          (e) any liabilities or obligations incurred by Seller after the Closing Date;

          (f) any liabilities or obligations incurred by Seller or Shareholders in connection with this Agreement and the transactions provided for herein, including without limitation, counsel and accounting fees;

          (g) any liabilities or obligations of Seller under any contract, lease or other agreement which is not one of the Scheduled Contracts shown on
Schedule 5.1.11 as being assumed by Purchaser; or

          (h) any liabilities or obligations of Seller to the extent the same is (i) not disclosed or reserved against on Seller's December 31, 1996 balance sheet or in this Agreement (or in a schedule attached hereto), or if such liability or obligation is so disclosed or reserved, the amount by which such liability or obligation as finally determined exceeds the amount thereof so disclosed or reserved, or (ii) not incurred in the ordinary course of business (as provided in Article 4) after December 31, 1996 and prior to the Closing Date.

     3.3  Discharge of Liabilities Not Assumed by  Purchaser.   Except  for
those liabilities set forth in Section 3.1 hereof, Seller agrees to pay or discharge any and all liabilities of Seller when due.

     3.4 Bulk Sales Law. Purchaser hereby waives compliance by Seller with the provisions of the Bulk Sales Law of any state, if applicable to the transactions contemplated hereby; provided, however, that Seller agrees to indemnify Purchaser for claims of creditors of Seller with respect to liabilities not being assumed by Purchaser pursuant to the express terms of this Agreement.

     3.5 Release of Guarantees. Purchaser agrees to use its best efforts to cause Beard to be released from all written guarantees of Seller's obligations. If Purchaser is unable to obtain the release of Beard from any such guaranty (an "Unreleased Guaranty"), Purchaser hereby agrees to indemnify and defend Beard and hold it harmless, from and against any and all damages, claims, deficiencies, losses, liabilities, obligations and expenses (including reasonable attorneys' fees) of every kind and description arising from or relating to such Unreleased Guaranty.

                                   ARTICLE 4
                          CONDUCT OF SELLER'S BUSINESS

     4.1 Conduct of Business Prior to Closing. From and after December 31, 1996 and pending the Closing, Seller and Shareholders covenant and agree that except as set forth in Schedule 4.1 or with the prior written consent of Purchaser:

          (a) Seller's Business has been and will be conducted only in the ordinary and usual course, including normal commitments for the purchase of supplies and the sale of goods and services;

          (b) no material contract has been or will be entered into by or on behalf of Seller, other than in the ordinary course of business;

          (c) Seller has not made and will not make any bonuses or salary or wage increases nor any contributions to any profit-sharing or pension plan;

          (d) Seller and Shareholders have used and will use their best efforts to preserve Seller's business organization intact, and their commercially reasonable efforts to keep available the services of present employees and to preserve Seller's reputation and goodwill and the goodwill of Seller's suppliers, customers, and others having business relations with Seller;

          (e) no reorganization, declaration, setting aside or payment of any dividend or other distribution in respect of any of Seller's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock has been or will be effected by Seller;

          (f) Seller has not paid, loaned or advanced and will not pay, loan or advance, any amounts to any Shareholder or any member of a Shareholder's family, except salary and expense reimbursement payments made to Collen in the ordinary course of business and except as disclosed in this Agreement or a schedule attached hereto; provided, however, Seller may make payments to Beard for Seller's prorated share of corporate insurance and employee benefit costs and expenses properly attributable to Seller as of the Closing Date. Seller shall provide details of such payments to Purchaser prior to Closing;

          (g) Seller has not entered into and will not enter into any agreement or arrangement with any Shareholder or any member of a Shareholder's family, except as disclosed in this Agreement or a schedule attached hereto;

          (h) Seller has not sold or leased and will not sell or lease any of its assets or properties, tangible or intangible, except in the ordinary course of its business;

          (i) Seller has not and will not grant a security interest in or otherwise encumber in any manner any of its assets or properties;

          (j) Seller has not incurred and will not incur any indebtedness for borrowed money except in the ordinary course of business pursuant to a credit agreement listed in Schedule 5.1.11;

          (k) Seller has maintained and will maintain the Assets in good condition and repair, normal wear and tear excepted, and adequately insured; and

          (l) Other than those described in Schedule 4.1, Seller has not made and will not make any capital additions in excess of $10,000.Nothing in this
Section 4.1 shall require Seller to reduce indebtedness for borrowed money owed to third parties other than such reductions as are required by the instruments evidencing such indebtedness; provided, however, that any proceeds from the sale of fixed assets in the ordinary course of business shall be applied to reduce such indebtedness over and above the normal required reductions referred to above.

     4.2 Access and Information. Seller will give to Purchaser and to Purchaser's officers, employees, counsel, accountants, auditors, and other independent contractors, representatives and designees full and unlimited access, during normal business hours throughout the period after the signing hereof and prior to Closing, to Seller's offices, plants, properties, documents, contracts, commitments, title reports, surveys, tax returns, books and records, files and employees, related to Seller or the Business, will furnish Purchaser with copies of any such documents and will allow Purchaser (and its said representatives and designees) to inspect the accounting work papers and other records of Seller's independent auditors relating to the Business, all in order that Purchaser and its designees may have full opportunity to make such legal, financial, tax, technical, accounting and other reviews and investigations of the Assets and the Business as Purchaser shall desire to make. Purchaser's review and investigation hereunder shall in no way be deemed to relieve Seller or Shareholders from any of the representations, warranties and agreements made herein.

     4.3 Compliance with Laws, etc. Seller shall comply with all laws applicable to it and to the conduct of the Business and Seller and Shareholders shall cause the Business to be conducted in such a manner that on the Closing Date the representations and warranties contained in this Agreement shall be as though such representations and warranties were made on and as of such date, except as otherwise indicated.

                                   ARTICLE 5
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     5.1 Representations, Warranties and Agreements of Seller and Shareholders. Seller and Shareholders, with respect to Seller, the Assets and the Business, jointly and severally represent, warrant and agree, as of the date hereof, that:

          5.1.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as such business is now being conducted, and has all requisite corporate power and authority to execute and perform this Agreement and the transactions contemplated hereby. Seller is qualified to do business in all states where the failure to be so qualified would have a material adverse effect on the Business or the Assets.

          5.1.2 No Violation; Consents. Seller and Shareholders have taken or will take prior to Closing all necessary or appropriate action to enable them to enter into, execute, deliver and perform this Agreement and the transactions contemplated hereby. Subject to Seller's obtaining the third-party consents described in Schedule 5.1.2, the execution and the performance of this Agreement, and the consummation of the transactions contemplated hereby, will not: (i) violate any provision of the Articles or Certificate of Incorporation or By-Laws of Seller or Beard; (ii) violate or result in the breach of any term or provision of or constitute a default or accelerate maturities under any loan or any other similar agreement, instrument, indenture, mortgage, deed of trust, or other restriction to which Seller or Beard is a party or by which any of the properties of Seller is bound; (iii) violate or result in a breach of any term or provision of or constitute a default or accelerate the terms of any right of first refusal agreement or any other similar agreement or other restriction to which Seller or Beard is a party or by which any of the Assets is bound; or
(iv) cause or permit any third party to cause any material contract of Seller to be cancelled or otherwise modified.

          5.1.3 Validity of Agreement. This Agreement and the transactions contemplated hereby have been, or shall have been prior to Closing, duly authorized and approved by the Board of Directors and Shareholders of Seller and the Board of Directors and shareholders of Beard, and this Agreement has been duly executed and delivered by Seller and Shareholders and is the legal, valid and binding obligation, enforceable in accordance with its terms, of Seller and Shareholders, except as the enforcement of Seller's and Shareholders' post-Closing obligations may be limited by bankruptcy, insolvency and general principles of equity. Except for the Board and shareholder approvals described above, no other proceedings are necessary to authorize this Agreement and the transactions contemplated hereby, or the performance or compliance by Seller and Shareholders with any of the terms, provisions or conditions hereof.

          5.1.4 Capitalization. Seller's authorized capital stock consists solely of 1,000,000 shares of common stock, of which 160,000 shares of common stock are issued and outstanding and 15,400 shares of preferred stock, of which 14,859 shares of preferred stock are issued and outstanding. The record and beneficial owners of all of the outstanding shares of Seller, and their shareholdings are as follows:

                                                  Shares
          Name      Shares of Common Stock   of Preferred Stock
          Beard               136,000             14,859

          Collen               24,000                -0-

All of Seller's issued and outstanding shares have been validly issued and are fully paid and non-assessable. Except for the outstanding shares described above, no person or entity has, or has any right or interest in, or claim to or by reason of, any equity securities of Seller, and there are no outstanding options, warrants, agreements, subscriptions or rights of any kind obligating Seller to issue any equity securities or any securities or debt obligations convertible into or exchangeable for any equity securities of Seller. Schedule
5.1.4 contains true and correct copies of Seller's currently effective Articles of Incorporation and By-Laws, each as amended to date. Seller does not own or control directly or indirectly, any stock or other securities of, nor in any manner control, any corporation, association, or business organization.

          5.1.5 Assets. (a) Seller has good and marketable title to all the Assets. All of the machinery, equipment, vehicles and other tangible personal property owned or used in the Business are listed in Schedule 5.1.5(A) with an indication of whether each is owned by Seller or leased from a third party. All such personal property is in good working order and operating condition and is free and clear of all liens, security interests, mortgages, deeds of trust, pledges, conditional sales contracts, charges, leases, claims, administrative orders or decrees or encumbrances whatsoever (except as disclosed in Schedule 5.1.5(B)). All the Assets are in compliance with all applicable laws and governmental regulations. All of the Assets are in the possession of Seller or its customers and, if in the possession of customers, are held pursuant to binding agreements obligating the customer to return or reimburse Seller for such property. All leases covering personal property not owned by Seller are listed on Schedule 5.1.11 (the "Personal Property Leases").

          (b) All real property owned by, leased to or otherwise occupied by Seller for use in the conduct of the Business (the "Real Property") is listed on Schedule 5.1.5(C) with an indication of whether each is owned by Seller or leased from a third party. The present use of each parcel of Real Property is in compliance with all applicable zoning ordinances (or variances therefrom) and other applicable government regulations, and there does not exist any notice of any uncorrected violation of any housing, building, safety, fire or other ordinance or applicable governmental regulation. Except for assessments not yet due and payable, Seller is not liable for any unpaid assessments for any public improvements, whether as owner or lessee of any Real Property, nor has Seller received any notice from any appropriate governmental authority of intention to make any public improvement for which Seller may be assessed directly or by reason of a leasehold interest or otherwise. The Real Property owned by Seller is free and clear of all liens and free and clear of all easements, restrictions, building encroachments or other encumbrances and other matters disclosed by an accurate survey of the premises except as disclosed on
Schedule 5.1.5(C), which would have a material adverse effect on the value of any of such properties or the use of any such property in the manner that it is currently being used. All leases for any of the Real Property subject to a lease (the "Real Property Leases") are listed in Schedule 5.1.11.

          5.1.6 Inventories. Except as disclosed on Schedule 5.1.6, all inventories of Seller are useable in the ordinary course, have been recorded in amounts not in excess of the lower of cost paid by Seller for such items or the market value thereof, and are good and merchantable and readily saleable in the ordinary course of Seller's business.

          5.1.7 Accounts Receivable. All of Seller's accounts receivable existing as of the Closing Date shall have arisen in the ordinary course of business and, subject to an allowance for doubtful accounts of $33,000 (the "Doubtful Accounts Allowance"), shall be good and collectable within 120 days of the Closing Date, and such accounts receivable are not subject to any counterclaims or setoffs. During the 120-day period following the Closing Date, Purchaser shall use commercially reasonable efforts (but without resort to litigation) to collect all such accounts receivable. Purchaser agrees to cooperate in the collection of accounts receivable reassigned to Seller hereunder.

          5.1.8 Taxes. Within the times and in the manner prescribed by law, Seller has filed all federal, state and local tax returns and reports required by law to have been filed by it, and has paid all taxes, assessments, and penalties due and payable by it. There are no federal, state or local tax liens (other than a lien for property taxes not delinquent) against any of the Assets, nor are there any overdue federal, state or local taxes with respect to the Business or any of the Assets. At Closing, all taxes and other assessments and levies which Seller is required by law to withhold or collect, shall have been duly withheld and collected, and if due, shall be paid over to or deposited with the proper governmental authorities. Seller has furnished to Purchaser true and correct copies of all real estate and personal property tax bills and tax returns of Seller for the most recent full fiscal year and period for which Seller has filed such tax returns or received such tax bills. Seller is not presently under nor has it received any notice of, any contemplated investigation or audit by the Internal Revenue Service or any state or local government or governmental agency concerning Seller's taxes.

          5.1.9 Litigation. Except as disclosed in Schedule 5.1.9, neither Seller, any employees or officers of Seller nor any Shareholder is a party to any pending or, to the best of Seller's knowledge, threatened litigation or administrative investigation or proceeding relating to the Assets or Business, nor, to the best of Seller's knowledge , is there any reasonable basis therefor. To the best of Seller's knowledge no complaints or charges of unlawful conduct have been made against Seller, any employees or officers of Seller, or any Shareholder that relate in any way to the Assets or Business. Purchaser is not assuming any liability with respect to any pending or threatened litigation or administrative investigation or proceeding or with respect to any such complaints or charges of unlawful conduct.

          5.1.10 Compliance with Laws; Environmental. To the best of Seller's knowledge, the Assets and Business are in compliance in all material respects with all Legal Requirements. There is no outstanding notice of any uncorrected violation of any such Legal Requirements. All Real Property, and the use and occupancy thereof, are in compliance with all Legal Requirements and all applicable leases and insurance requirements. The Real Property has not been used for the generation, manufacture, storage or disposal of, and there has not been transported to or from the Real Property, any Hazardous Substances or Wastes (as those terms are hereinafter defined); there are no Hazardous Substances or Wastes present on the Real Property; there has been no use of the Real Property that may, under any federal, state or local law or regulation, require any closure or cessation of the use of the Real Property or impose upon Seller, its successors or assigns any monetary obligations; neither Seller nor any Shareholder has been identified by any governmental agency or individual in any pending or threatened action, litigation, proceeding or investigation as a responsible party or potentially responsible party for any liability for disposal or releases of any Hazardous Substances or Wastes; no lien or superlien has been recorded, asserted or threatened against the Real Property for any liability in connection with any environmental contamination; the Real Property has not been listed on either the National Priorities List, as defined in CERCLA, or any state listing of hazardous sites; and the Real Property is in compliance with all Environmental Laws. No underground tanks currently or formerly used for the storage of any gas or petroleum products are present at the Real Property and if any such tanks previously existed and were removed, they were removed in accordance with all Legal Requirements. For the purposes hereof, "Hazardous Substances" shall mean any flammables, explosives, radioactive materials, asbestos, ureaformaldehyde, hazardous wastes, toxic substances or any other elements or compounds designated as a "hazardous substance", "pollutant" or "contaminant" in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., or in the Resource Conservation and Recovery Act, 42 U.S.C. Section 6991 et seq., or any other applicable federal, state or local law or regulation; and "Wastes" shall mean any hazardous wastes, residual wastes, solid wastes or other wastes as those terms are defined in the applicable federal, state or local laws or regulations.

          5.1.11 Contracts. Schedule 5.1.11 is a complete list of each material contract, agreement, lease, mortgage, note, written purchase order, or any other obligation or commitment of Seller or of any Shareholder pertaining to Seller, the Assets or Business which, except in the case of leases, mortgages, or notes, meets the following criteria (the "Contract Delivery Criteria"):

               (a) is a requirements contract with a vendor; or

               (b) has a remaining noncancellable term of one (1) year or more and involves the purchase or sale of goods or services the value of which aggregates or is reasonably expected to aggregate Seventy-Five Thousand Dollars ($75,000) or more per year.

The contracts, agreements, leases, mortgages, notes, written purchase orders and other obligations or commitments listed on Schedule 5.1.11, together with those that would be listed but for their failure to meet the criteria set forth in (a) or (b) above (such unlisted contracts hereinafter the "Immaterial Contracts") are referred to herein as the "Scheduled Contracts." Schedule
5.1.11 indicates as to each Scheduled Contract whether or not such Scheduled Contract is being assumed by Purchaser hereunder. True and correct copies of each of the Scheduled Contracts and Immaterial Contracts have been made available for inspection by Purchaser and true and correct copies of each of the Permitted Contracts will be made available for inspection by Purchaser prior to the Closing. Each of the Scheduled Contracts and Immaterial Contracts contains and each of the Permitted Contracts will contain the entire agreement of the parties thereto, with respect to the subject matter thereof, is, or, in the case of Permitted Contracts, will be, in full force and effect, is, or, in the case of Permitted Contracts, will be, valid and enforceable in accordance with its terms, is, or, in the case of Permitted Contracts, will be, adequate to accomplish the purposes for which it is intended and contains, or, in the case of Permitted Contracts, will contain, only terms normal and reasonable for the conduct of the Business. Seller is not in default under any Scheduled Contract which is being assumed by Purchaser or under any Immaterial Contract which is being assumed by Purchaser nor, to the best of Seller's knowledge, is any other party in default under any such Scheduled Contract or Immaterial Contract nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such Scheduled Contract or Immaterial Contract. Except as noted on Schedule 5.1.11, all of the Scheduled Contracts shown as being assigned to Purchaser, all of the Immaterial Contracts, and all of the Permitted Contracts to be assigned to Purchaser are or will be assignable to Purchaser without the consent or approval of other parties or, if such approval is required Seller will obtain such approval prior to Closing unless Schedule 5.1.11 states that the assignment of such contract is not material to the continued operation of the Business. As of the Closing Date, Seller will not be in default under any of the Scheduled Contracts, any of the Immaterial Contracts, or any of the Permitted Contracts.

          5.1.12 Employee Benefit Plans. Except as described in Schedule 5.1.12, Seller has no bonus, pension, profit sharing, or retirement income, stock purchase, stock option, hospitalization insurance or similar agreements, plans or practices, formal or informal, covering any of the employees employed in the Business, or under which Seller has any present or future obligation or liability or under which any current or former employee of Seller has any present or future rights to benefits ("Employee Plans"). With respect to each Employee Plan which is an employee pension benefit plan, as defined in Section
3.2 of ERISA, and is intended to be qualified within the meaning of Section 401(a) of the Code (a "Pension Plan"), a copy of the latest available summary plan description, determination letter, and Form 5500 for the most recent plan year have been made available to Purchaser. Each Pension Plan has been determined by the Internal Revenue Service to be qualified. Each Employee Plan has been operated and administered in accordance with the requirements of ERISA and the Code. No Employee Plan or any trustee or administrator thereof has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or in Section 4975 of the Code) which would subject Seller, any Employee Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any Employee Plan to the liability set forth in Section 409(a) of ERISA or to the tax or penalty on prohibited transactions imposed by Section 502 of ERISA or Section 4975 of the Code. Seller is not and has never been a party to a Multi-Employer Plan and has no current or due "withdrawal liability" with respect to any such Multi-Employer Plan. Purchaser is not assuming any liability of Seller to any of Seller's employees or by reason of any Employee Plans. Seller is not a party to any collective bargaining agreements or other labor union or similar agreements, and Seller is not the subject of or threatened by any strike or other labor disturbance by any group of employees, and no attempt or plan to organize Seller's employees is threatened or contemplated. Except as disclosed in Schedule 5.1.9, there are no claims, nor, to the best knowledge of Seller or Shareholders, has any event occurred which could be the basis for any claim under workmen's compensation, occupational safety and health, ERISA or similar laws and regulations.

          5.1.13 Customers and Suppliers. Seller has furnished to Purchaser a complete list of all of Seller's customers with whom Seller has done business within the past twelve months. Except as listed on Schedule 5.1.13(a), none of Seller's customers accounted for more than 5% of Seller's revenues during such period. Except as listed on Schedule 5.1.13(a), no customer or supplier of Seller that during the 12-month period prior to the date hereof accounted for more than $75,000 of gross revenues to Seller (in the case of customer) or $50,000 in gross payments by Seller (in the case of a supplier), has indicated that it intends to terminate or modify its relationship with Seller and Seller agrees to immediately notify Purchaser of any change or prospective change in any such relationship occurring prior to or after the Closing. Except as listed on Schedule 5.1.13(b), Seller has not engaged in any forward selling or granted any unusual sales or terms of sale to any customer. There are no customer prepayments or deposits, except to the extent disclosed in Schedule 5.1.13(b) hereto.

          5.1.14 Financial Information. Attached as Schedule 5.1.14 are balance sheets and related statements of income, changes in stockholders' equity, and cash flow of Seller for the fiscal years ending December 31, 1996, 1995 and 1994 (the "Financial Statements"). The Financial

Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, are true and correct in all material respects, contain no untrue statements of a material fact, do not omit any material fact necessary in order to make such Financial Statements not misleading, and are a true and accurate reflection of the operations of Seller for the periods described therein in accordance with generally accepted accounting principles consistently applied. Since December 31, 1996, there has not been, and as of the Closing Date there will not have been, any material adverse change in the Assets, the Business or Seller's earnings, financial or other condition, or business prospects of Seller (whether or not in the ordinary course of business), nor has there been any damage, destruction or loss adversely affecting the Assets or Business; nor has there been any other event or condition of any nature which reasonably could be expected to have a material and adverse effect on the Assets or Business.

          5.1.15 Absence of Undisclosed Liabilities. There are no liabilities of Seller which have not been disclosed in the Financial Statements or this Agreement or the schedules attached hereto which could reasonably be expected to materially and adversely affect the Assets or Business. There is no basis for the assertion against Seller of any liability of any nature or in any amount which is not fully reflected or reserved against in the Financial Statements, except liabilities incurred in the ordinary course of business since the date of the most recent Financial Statements.

          5.1.16 Books of Account, Returns and Reports. Seller's books of account reflect all material items of income and expense, and all of Seller's material assets, liabilities and accruals.

          5.1.17 Transactions with Affiliates. Except as disclosed in this Agreement or on Schedule 5.1.17 attached hereto, neither Seller nor any Shareholder, officer or director of Seller, nor any member of the immediate family of Collen or any of Seller's officers or directors has a material direct or indirect interest in any person, firm, corporation or entity which has a material business relationship (as creditor, lessor, or otherwise) with Seller.

          5.1.18 Franchises, Permits and Licenses. Schedule 5.1.18 contains a complete and correct list or summary description of all material franchises, permits, licenses, approvals and other authorizations from federal, state and local governmental authorities held by Seller in connection with the conduct of the Business or the Real Property as presently conducted. No claim is pending or threatened to revoke any of said franchises, permits, licenses, approvals, and other authorizations or to declare them invalid in any respect. There are no additional material franchises, permits, licenses, approvals or authorizations necessary for the conduct of the Business or the Real Property as presently conducted.

          5.1.19 Employees. Schedule 5.1.19 is a complete list of all the employees of Seller employed in the business and, for each such employee, his or her current title, exempt or non-exempt status, salary or wage, date of hire, and bonuses and salary increases within the past year. There are no employment contracts with any of the employees that require Seller to employ an employee for a fixed term or restrict the right of Seller to terminate such employee. Except as listed on Schedule 5.1.19, to the best of Seller's knowledge, no former employee of Seller who was employed by Seller at any time within the 12-month period prior to the date hereof is currently engaged, directly or indirectly, in competition with Seller.

          5.1.20 Insurance. Seller has in full force and effect the insurance coverages listed in Schedule 5.1.20. Said insurance is in compliance with all the leases and contracts of Seller and will adequately insure the Assets and Business of Seller through the Closing. Except as disclosed in Schedule 5.1.20, there are no outstanding written requirements or recommendations by any insurer or underwriter with respect to the Assets, the Business or the Real Property which require or recommend changes in the conduct of the Business or work to be performed with respect to any of the Assets or the Real Property.

          5.1.21 Patents. Seller has no patents, trademarks, trade names, copyrights or applications therefor, nor any licenses, assignments or agreements with others relating thereto, except as set forth in Schedule
5.1.21. To the best of Seller's knowledge, except as disclosed on Schedule 5.1.21, there is no reasonable basis for any third party claim that Seller is infringing on any patent, trademark, trade name or copyright in the conduct of the Business as presently conducted. To the best of Seller's knowledge, Seller has the full right to use its corporate name and all trade names currently in use in all places where it now does business and to convey such right to Purchaser as part of the Assets.

          5.1.22 Conditions Affecting Seller. There are no conditions existing with respect to Seller's markets, products, facilities, personnel or raw material supplies which might reasonably be expected to materially adversely affect the Assets, the Business or business prospects of Seller, other than such conditions as may affect the industry in which Seller participates as a whole.

          5.1.23 Disclosure. No representation or warranty by Seller or Shareholders herein or in any certificate or schedule furnished or to be furnished by Seller or Shareholders to Purchaser pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          5.1.24 Knowledge. For purposes of this Section 5.1, the phrase "to the best of Seller's knowledge," and phrases of similar import shall mean all matters that are known or in the exercise of reasonable business judgement should be known, by Collen, the management of Seller, the management of Beard or any one or more of any of the foregoing and the knowledge of each shall be imputed to the others.

     5.2 Representations, Warranties and Agreements of Purchaser. Purchaser hereby represents, warrants and agrees, as of the date hereof, that:

          5.2.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to conduct its business as such business is now being conducted, and has requisite corporate power and authority to execute and perform this Agreement and the transactions contemplated hereby.

          5.2.2 No Violation; No Consents. Purchaser has taken or will take prior to Closing all necessary or appropriate action to enable Purchaser to enter into, execute, deliver and perform this Agreement and the transactions contemplated hereby. The execution and the performance of this Agreement, and the consummation of the transactions contemplated hereby, will not: (i) violate any provision of the Articles or Certificate of Incorporation or By-Laws of Purchaser; (ii) violate or result in the breach of any term or provision of or constitute a default or accelerate maturities under any loan or any other similar agreement, instrument, indenture, mortgage, deed of trust, or other restriction to which Purchaser is a party or by which any of the properties of Purchaser is bound; (iii) violate or result in a breach of any term or provision of or constitute a default or accelerate the term of any right of first refusal agreement or any other similar agreement or other restriction to which Purchaser is a party; or (iv) cause or permit any third party to cause any material contract of Purchaser to be cancelled or otherwise modified.

          5.2.3 Validity of Agreement. This Agreement and the transactions contemplated hereby have been, or shall have been prior to Closing, duly authorized and approved by the Board of Directors of Purchaser, and this Agreement has been duly executed and delivered by Purchaser and is the legal, valid and binding obligation, enforceable in accordance with its terms, of Purchaser, except as the enforcement of Purchaser's post-Closing obligations may be limited by bankruptcy, insolvency and general principles of equity. Except for the Board approval described above, no other proceedings are necessary to authorize this Agreement and the transactions contemplated hereby, or the performance or compliance by Purchaser with any of the terms, provisions or conditions hereof.

                                   ARTICLE 6
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                INDEMNIFICATION

     6.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement or in any schedule or exhibit or other writing delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, shall survive the Closing for a period of fifteen (15) months after the Closing Date except for representations and warranties with respect to taxes and title, which shall survive for the applicable statute of limitations, and representations and warranties with respect to environmental matters, which shall survive indefinitely. Liability for intentional misrepresentation shall survive without regard to the foregoing limitation.

     6.2 Indemnification. The parties agree to indemnify each other as follows:

          6.2.1 Seller's and Shareholders' Indemnity. Subject to the limitation set forth in Section 6.2.6, Seller and Shareholders, jointly and severally, agree to indemnify and defend Purchaser, and its successors and assigns, and to hold them harmless from and against any and all damages, claims, deficiencies, losses, liabilities, obligations, and expenses

(including reasonable attorneys' fees) of every kind and description arising from or relating to: (i) the operation of the Business prior to the Closing;
(ii) any misrepresentation or breach of warranty hereunder by Seller or Shareholders; (iii) any nonfulfillment of any of Seller's or Shareholders' obligations under this Agreement; (iv) any federal, state or local taxes which may become payable after the Closing Date to the extent such payment is attributable to periods prior to the Closing Date; or (v) any environmental remediation required at the Real Property arising out of any pre-Closing refining, processing, generating, storing, recycling, transporting, disposing of or releasing into the environment of any Hazardous Substances or Wastes ("Indemnity Claims").

          6.2.2 Purchaser's Indemnity. Purchaser agrees to indemnify and defend Seller, and its successors and assigns, and Shareholders, and to hold them harmless from and against any and all damages, claims, deficiencies, losses, liabilities, obligations, and expenses (including reasonable attorneys' fees) of every kind and description arising from or relating to: the operation of the Business by Purchaser subsequent to the Closing; any misrepresentation or breach of warranty hereunder by Purchaser; other nonfulfillment of any of Purchaser's obligations under this Agreement; or any environmental remediation required at the Real Property arising out of any post-Closing refining, processing, generating, storing, recycling, transportation, disposing of or releasing into the environment of any Hazardous Substances or Wastes by Purchaser or its agents ("Indemnity Claims").

          6.2.3 Notice and Defense of Indemnity Claims. A party hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and a party entitled to indemnification hereunder is referred to as the "Indemnified Party." An Indemnified Party under this Agreement shall give written notice to the Indemnifying Party hereunder with respect to any assertion by the Indemnified Party or by a third party of any liability which the Indemnified Party has reason to believe might give rise to an Indemnity Claim under this Agreement. Such notice shall set forth in reasonable detail the nature of such action or claim, and include copies of any written complaint, summons, correspondence or other communication from the party asserting the claim or initiating the action. As to any such Indemnity Claim which involves a third party, the Indemnifying Party shall assume and thereafter control the defense of such Indemnity Claim. The Indemnified Party shall be entitled, together with the Indemnifying Party, to participate in the defense, compromise or settlement of any such matter through the Indemnified Party's own attorneys and at its own expense, but the Indemnifying Party shall have control thereof. The Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matters and the parties hereto agree to render each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense thereof. An Indemnifying Party shall not make any settlement of any Indemnity Claims, other than Indemnity Claims strictly for monetary damages as to which the Indemnifying Party agrees to be responsible, without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business.

          6.2.4 Manner of Indemnification. Any Indemnity Claims that the parties are unable to amicably resolve may be submitted to arbitration by any party in accordance with this Section 6.2.4. The arbitration shall be conducted by a single arbitrator in San Antonio, Texas and, except as otherwise expressly provided herein, shall be conducted in accordance with the rules of the American Arbitration Association. Within thirty (30) days of the hearing, the arbitrator shall render a decision concerning all contested issues considered during the arbitration and the arbitrator shall notify the parties in writing of their decision, setting forth the dollar amount, if any, awarded. The arbitrator's decision shall be final and binding on the parties, and notice of award, if any, shall be given to the parties not later than thirty (30) days after the date set for the hearing. In the event that there shall be more than one dispute to be arbitrated, the parties agree that all pending disputes shall be consolidated to the extent feasible. In the event of an arbitration decision in favor of the Indemnified Party, the amount of the dollar award, if any, plus all reasonable attorneys' fees of the prevailing party, shall be paid in cash by the Indemnifying Party to the Indemnified Party, within ten (10) days following the date of such award. In the event that payment is not made within the time period provided herein, the prevailing party shall have the right to commence an action, at law or in equity, in any state or federal court in the State of Texas to have the decision of the arbitrator enforced. In the event such an action is filed, the costs of such action (including reasonable attorneys' fees) shall be borne by the party against whom such performance is sought.

          6.2.5 Brokers. Each party hereto agrees to indemnify the other and agrees to hold the other harmless against any claim or claims for brokerage or other commission relative to the transactions contemplated herein due to any acts or things done by its employees, agents or consultants.

          6.2.6 Limitation. No Indemnified Party under Section 6.2.1 shall assert an Indemnity Claim based on the breach of representation or warranty by Seller or either Shareholder unless and until the aggregate amount of such Indemnity Claims exceeds $200,000 whereupon the Indemnified Party shall be entitled to full indemnification without deduction. The threshold provided for in the preceding sentence shall not apply to claims based on Seller's accounts receivable or to Indemnity Claims brought under Section 6.2.1(iv). The maximum liability of Seller and Shareholders herein shall be $22,600,000.

     6.3 Purchaser's Right of Setoff. In the event of (i) an undisputed Indemnity Claim against Seller and/or Shareholders, or (ii) an Indemnity Claim against Seller and/or Shareholders after judgment or award or in any way adverse to Seller and/or Shareholders as provided above, which remains uncured or unsettled for 60 days or more after notice of the Indemnity Claim is given by Purchaser to Seller and/or Shareholders, Purchaser and/or its Affiliates shall have the right, but not the obligation, to set off the amount of the Indemnity Claim against any then remaining obligation of Purchaser and/or its Affiliates to Seller and/or either of the Shareholders, regardless of the source of such obligation.

                             ARTICLE 7
                CONDITIONS PRECEDENT TO THE CLOSING

     7.1  Conditions To Purchaser's Performance.   Purchaser's  obligations
to purchase and pay the Purchase Price for the Assets are subject to the following express conditions:

          7.1.1 Representations and Warranties True. The representations and warranties of Seller and Shareholders contained in this Agreement shall be true and correct in all material respects (should such representations and warranties prove not to be true and correct, the phrase "in all material respects" shall not limit Purchaser's right to indemnification under Article 6 hereof) on and as of the Closing Date (as if made on the Closing Date), and Seller shall have delivered to Purchaser a certificate to such effect, dated as of the Closing Date and signed by its President and Shareholders, which certificate shall be in form and substance reasonably satisfactory to Purchaser.

          7.1.2 Covenants Performed. All of the covenants of Seller and Shareholders set forth herein and which were to be performed at or prior to the Closing Date shall have been duly performed in all material respects (should such covenants prove not to have been duly performed, the phrase "in all material respects" shall not limit Purchaser's rights to indemnification under
Article 6 hereof), and Seller and Shareholders shall certify to such effect in the certificate provided for in Section 7.1.1 hereof.

          7.1.3 Litigation. There shall not have been instituted or threatened, on or before the Closing Date, any action or proceeding before any court or governmental agency or body or by a public authority with respect to the acquisition of the Assets or Business as contemplated hereby.

          7.1.4 Other Agreements. All agreements between Purchaser and any other party hereto shall have been fully executed and delivered. Seller shall have executed and delivered the General Assignment and Bill of Sale, the Deeds, and other instruments provided for herein, and such other documents, reasonably satisfactory to Purchaser's counsel, as shall be necessary or appropriate to the transfer of the Assets and Business to Purchaser.

          7.1.5 Consents. Seller shall have obtained all required consents or approvals in writing of all parties whose consent or approval is necessary for the assignment of Scheduled Contracts and Permitted Contracts to be assigned to Purchaser hereunder as provided in Section 5.1.11, and for the assignment of the Personal Property Leases and the Real Property Leases.

          7.1.6 Opinion of Counsel. Counsel for Seller shall have delivered to Purchaser a favorable opinion, dated as of the Closing Date and in form and substance reasonably satisfactory to Purchaser, with respect to the following matters:

          (a) Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada; and is duly qualified to do business and is in good standing in every jurisdiction where the conduct of its business requires such qualification.

          (b) Seller has full corporate power and authority to enter into this Agreement and to perform all of Seller's covenants and agreements herein set forth. Beard has the full legal right, power and authority to enter into and perform all of the covenants and agreements provided for herein.

          (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: contravene any provision of Seller's Articles of Incorporation or By-Laws; violate, be in conflict with, cause a default under, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, note, mortgage, lease, or other obligation or instrument to which Seller or Beard is a party or to which any of the Assets is subject and which is listed on any exhibit on any documents filed by Beard with the Securities and Exchange Commission; or violate any provision of law, rule, or regulation to which Seller or the Assets or Business is subject.

          (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller and Beard; and the agreements entered into pursuant to this Agreement are the valid and binding obligations of Seller and Beard, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally).

          7.1.7 Audits and Inspections. Seller shall have permitted Purchaser to make such audits and inspections as Purchaser deems reasonably appropriate as provided for in Article 4 hereof and the results of such audits and inspections and any other due diligence conducted by Purchaser shall have been satisfactory to Purchaser in the exercise of its reasonable discretion. Such audits and inspections by Purchaser shall not affect any of the representations and warranties made by Seller and Shareholders in this Agreement and shall not, under any circumstances constitute a waiver of Purchaser's indemnification rights under Article 6 hereof, or otherwise relieve Seller or Shareholders of any liability thereunder.

          7.1.8 Environmental Studies. Purchaser, at its sole cost and expense, shall have obtained Phase I environmental reports which to the satisfaction of Purchaser do not contain any results that would raise a substantial likelihood of an Indemnity Claim by Purchaser based on such matters disclosed in the reports.


     7.2 Conditions to Seller's Performance. Seller's obligations pursuant to this Agreement are subject to the following conditions:

          7.2.1 Representations and Warranties True. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (should such representations and warranties prove not to be true and correct, the phrase "in all material respects" shall not limit Purchaser's right to indemnification) on and as of the Closing Date (as if made on the Closing Date), and Purchaser shall have delivered to Seller a certificate to such effect, dated as of the date of Closing and signed by its President or a Vice President, which certificate shall be in form and substance reasonably satisfactory to Seller.

          7.2.2 Covenants Performed. All of the covenants of Purchaser set forth herein and which were to be performed at or prior to the Closing Date shall have been duly performed in all material respects (should such covenants, prove not to have been performed, the phrase "in all material respects" shall not limit Seller's and Shareholders' rights to indemnification under Article 6 hereof), and Purchaser shall certify to such effect in the certificate provided for in Section 7.2.1 hereof.

          7.2.3 Litigation. There shall not have been instituted or threatened, on or before the Closing Date, any action or proceeding before any court or governmental agency or body or by a public authority with respect to the acquisition of the Assets or Business as contemplated hereby.

           7.2.4 Other Agreements. All agreements described in Article 1 between Purchaser and any other party hereto shall have been fully executed and delivered.

           7.2.5 Environmental Studies. Purchaser shall have delivered to Seller any Phase I environmental reports obtained by Purchaser prior to the Closing Date. Seller need not proceed to Closing if the results of any such Phase I study raise a substantial likelihood of an Indemnity Claim by Purchaser based on matters disclosed in such reports.


           7.2.6 Beard Shareholder Approval. This Agreement and the transactions provided for herein shall, to the extent required by law, have been approved by the shareholders of Beard.

           7.2.7 Opinion of Counsel. Counsel for Purchaser shall have delivered to Seller a favorable opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller.

                                   ARTICLE 8
                                  THE CLOSING

     8.1 Closing Date. Subject to the terms and conditions herein contained, the parties agree to close this transaction (the "Closing") at the offices of McAfee & Taft in Oklahoma City, Oklahoma, on October 1, 1997 or on such other date and at such other place as the parties may agree upon in writing, with all transactions being deemed effective as of 12:01 a.m. on October 1, 1997 (the "Closing Date"). Seller and Purchaser may agree to extend the Closing for a reasonable period of time not to exceed thirty (30) days, such agreement not to be unreasonably withheld.

     8.2 Seller's Deliveries at Closing. Seller shall deliver or cause to be delivered to Purchaser at the Closing the following:

           8.2.1 Duly executed copies of the General Assignment and Bill of Sale and the Deeds, together with appropriate certificates of title or other evidences of Seller's ownership of the Assets, and duly executed copies of all instruments and agreements among or between Purchaser, Seller and Shareholders provided for herein.

           8.2.2 Certified copies of resolutions of the Board of Directors of Seller and its shareholders, authorizing the making, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby.

           8.2.3 Certified copies of resolutions of the Board of Directors of Beard and its shareholders, authorizing the making, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby.

           8.2.4 A certificate of good standing from the Secretary of State of Nevada and the Secretary of State of each other state where Seller is doing business and is qualified to do business.

           8.2.5 The opinion of counsel described in Section 7.1.6 hereof.

           8.2.6 The certificate described in Section 7.1.1 hereof.

     8.3 Purchaser's Deliveries at Closing. Purchaser shall deliver or cause to be delivered to Seller and Majority Shareholder at Closing the following:

           8.3.1 A certified check or wire transfer payable to the order of Seller in the amounts set forth in Section 2.3 hereof.

           8.3.2 Duly executed copies of all instruments and agreements among or between Purchaser, Seller and Shareholders provided for herein.

           8.3.3 Certified copies of resolutions of the Board of Directors of Purchaser authorizing the making, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

           8.3.4 A Certificate of good standing from the Secretary of State of the State of Delaware for Purchaser.

           8.3.5 The opinion of counsel described in Section 7.2.8 hereof.

           8.3.6 The certificate described in Section 7.2.1 hereof.

                                   ARTICLE 9
                                    EXPENSES

     9.1 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of such party's respective counsel, accountants, other experts and any other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement. All sales taxes, including but not limited to vehicle sales taxes, arising by reason of the transactions contemplated by this Agreement shall be borne by Purchaser. All real estate transfer taxes, including but not limited to deed rendering costs, arising by reason of the transactions contemplated by this agreement shall be borne by Seller.

                                   ARTICLE 10
                                  CONSTRUCTION

     10.1 Choice of Laws. This Agreement and the agreements appended hereto and delivered herewith shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

     10.2 Headings. All headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement in any manner.

     10.3 Invalid Provisions. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any other portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid provisions thereof eliminated, and it is the declared intention of the parties hereto that they would have executed the remaining portion of the Agreement without including therein any such part or portion which may be declared invalid.

                                   ARTICLE 11
                                 ASSIGNABILITY

     11.1 Binding  Agreement.   This Agreement shall be  binding  upon  and
inure to the benefit of each of the parties hereto, their successors and permitted assigns pursuant to Section 11.2 hereof.

     11.2 Assignability. This Agreement shall not be assignable in whole or in part by either party except with the consent in writing of the other party, which consent shall not be unreasonably withheld. Any purported assignment without such consent shall be void. Notwithstanding the foregoing, Purchaser may assign its rights and obligations hereunder to an Affiliate of Purchaser without the necessity of obtaining such consent, provided such assignment shall not affect the continuing applicability of the US Airgas Guaranty.

                                   ARTICLE 12
                                    NOTICES

     12.1 Written Notices. All notices pursuant to this Agreement shall be in writing.

     12.2 Notice to Purchaser. A notice to Purchaser shall be sufficient in all respects if delivered, or mailed by first class registered or certified mail, postage and fees prepaid, or if sent by a nationally recognized overnight courier providing proof of delivery, or if sent by fax followed by a hard copy sent by first class mail, addressed to the following or such other address as provided by written notice made pursuant to this Article:

                    c/o US Airgas, Inc.
                    Radnor Court, Suite 100
                    259 Radnor-Chester Road
                    Radnor, Pennsylvania 19087
                    Attention: Christopher J. Close
                    Fax:   (610) 687-1052

with a copy thereof to its Counsel:

                    McCausland, Keen & Buckman
                    Radnor Court, Suite 100
                    259 Radnor-Chester Road
                    Radnor, Pennsylvania  19087
                    Attention: Robert H. Young, Jr.
                    Fax:  (610) 341-1099

     12.3 Notice to Seller. A notice to Seller or Shareholders shall be sufficient in all respects if delivered, or mailed by first class registered or certified mail, postage and fees prepaid, or if sent by a nationally recognized overnight courier providing proof of delivery, or if sent by fax followed by a hard copy sent by first class mail, addressed to the following or such other address provided by written notice made pursuant to this Article:

                    The Beard Company
                    5600 N. May Avenue
                    Oklahoma City, Oklahoma 73112
                    Attention: Herb Mee, Jr.
                    Fax: (405) 842-9901

                    and

                    Clifford H. Collen, Jr.
                    36 Old San Antonio Road
                    Boerne, Texas 78006
                    Fax: ________________________

     and with a copy thereof to their counsel:

                    McAfee & Taft
                    10th Floor, Two Leadership Square
                    Oklahoma City, Oklahoma 73102
                    Attention: Jerry A. Warren
                    Fax: (405) 235-0439

                                   ARTICLE 13
                      FURTHER ASSURANCES AND MISCELLANEOUS

     13.1 Seller's  Name.   At  Closing  Seller  shall  promptly amend  its
Articles of Incorporation to adopt a name dissimilar to "Carbonic Reserves" and all variants thereof.

     13.2 Employee Contracts. Seller and Shareholders agree to use their best efforts to assist Purchaser in retaining desired key employees of Seller (as Purchaser shall determine with Seller's assistance) and to obtain one-year employment contracts between such key employees of Purchaser, providing for present salary levels, with ordinary course of business bonuses and raises, and with standard US Airgas employee benefits including health and life insurance and 401(k) Plan ("Airgas Plans"). Prior to being hired by Purchaser, employees of Seller will be required to pass a standard drug test which is administered to all new employees of Purchaser. All employees of Seller hired by Purchaser immediately after Closing shall be eligible for participation in Airgas Plans (subject to the amendment, modification or termination of any such Airgas Plans) and shall be credited with their years of service with Seller for purposes of their participation in the Airgas Plans.

     13.3 Further Agreements and Cooperation. Each party hereto agrees to execute such further papers or agreements and to take such other actions as may be necessary to effect the purposes of this Agreement and carry out its provisions, including without limitation such documents and actions as shall ensure the orderly transfer of the customers of the Business to Purchaser.





     13.4 Entire Agreement, No Oral Change. This Agreement, together with the schedules and exhibits hereto, embodies the entire agreement between the parties hereto and supersedes any and all prior agreements and understandings between the parties hereto. This Agreement may only be changed by written instrument signed by the party to be charged.



     13.5 Risk of Loss. Pending Closing, Seller shall bear the risk of loss of or damage to the Assets. Seller shall promptly notify Purchaser of any such loss.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              AIRGAS CARBONIC RESERVES, INC.


                              By:  /s/ CHRISTOPHER J. CLOSE
                                 ------------------------------------------
                                 Christopher J. Close, Vice President

                              CARBONIC RESERVES


                              By:  /s/ CLIFFORD H. COLLEN, JR.
                                 ------------------------------------------
                                 Clifford H. Collen, Jr., President


                              THE BEARD COMPANY


                              By:  /s/ HERB MEE, JR.
                                 ------------------------------------------
                                   Herb Mee, Jr., President

                                   /s/ CLIFFORD H. COLLEN, JR.
                                 ------------------------------------------
                                   Clifford H. Collen, Jr.

                                                           EXHIBIT B

                          AGREEMENT AND PLAN OF MERGER


          Agreement and Plan of Merger (the "Plan") dated as of ______________, 1997 by and between The New Beard Company, an Oklahoma corporation ("Beard"), and The New Beard Company, an Oklahoma corporation ("NBC"), herein sometimes referred to as the "Surviving Corporation", Beard and NBC being sometimes hereinafter collectively referred to as the "Constituent Corporations".

                             W I T N E S S E T H :

          WHEREAS, NBC is a corporation organized and existing under and by virtue of the laws of the State of Oklahoma and having an authorized capitalization of (i) 10 million shares of common stock, par value $.001 (the "NBC Common Stock"), 100 shares of which are currently issued and outstanding, and (ii) 5 million shares of preferred stock, par value $1.00 (the "NBC Preferred Stock"), of which 90,155.86 shares are designated as Series A Preferred Stock (the "NBC Series A Preferred Stock"), no shares are currently issued and outstanding. All outstanding shares of NBC Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. All outstanding shares are held of record and beneficially by Beard; and

          WHEREAS, Beard is a corporation organized and existing under and by virtue of the laws of the State of Oklahoma and having an authorized capitalization of (i) 10 million shares of common stock, par value $.001 (the "Beard Common Stock"), 2,819,074 shares of which are currently issued and outstanding, and (ii) 5 million shares of preferred stock, par value $1.00 (the "Beard Preferred Stock") of which 90,155.86 shares are currently issued and outstanding. All outstanding shares of Beard Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable; and

          WHEREAS, the respective boards of directors of each of the Constituent Corporations deem it advisable and in the best interest of each such corporation and their respective shareholders that Beard be merged with and into NBC in the manner contemplated herein and have adopted resolutions approving this Plan and have recommended that the merger of Beard with and into NBC (the "Merger") be approved and that this Plan be approved and adopted by the shareholders of the Constituent Corporations; and

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and subject to the conditions herein set forth and for the purpose of stating the terms and conditions of the Merger, the mode of carrying the same into effect, the manner and basis of converting the shares of Beard Common Stock and Beard Preferred Stock and other such details and provisions as are deemed desirable, the parties hereto have agreed and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE I

          The Constituent Corporations shall be merged into a single corporation by Beard merging into and with NBC, the Surviving Corporation, which shall survive the Merger, pursuant to the provisions of the Oklahoma General Corporation Act (the "Merger"). Upon such Merger, the separate existence of Beard shall cease, and the Surviving Corporation shall become the owner, without transfer, of all rights and property of the Constituent Corporations, and shall be subject to all the liabilities of the Constituent Corporations in the same manner as if the Surviving Corporation had itself incurred them, all as provided by the Oklahoma General Corporation Act.

                                   ARTICLE II

          A. On the Effective Date of the Merger, which shall be 5:00 p.m., CST, on the date Certificate of Merger is filed with the Oklahoma Secretary of State (the "Effective Date of the Merger"), the Certificate of Incorporation of NBC, as currently in effect, shall be the Certificate of Incorporation of the Surviving Corporation, except that the name of the Surviving Corporation shall be changed to The Beard Company.

          B. On the Effective Date of the Merger, the bylaws of NBC, as in effect on the Effective Date of the Merger, shall become the bylaws of the Surviving Corporation. Subsequent to the Effective Date of the Merger, such bylaws shall be the bylaws of the Surviving Corporation until they shall thereafter be duly amended.

          C. On the Effective Date of the Merger, the directors and officers of Beard shall become the directors and officers of the Surviving Corporation until their successors are duly elected and qualified.

                                  ARTICLE III

          On the Effective Date of the Merger:

               (a) Each share of Beard Common Stock issued and outstanding immediately prior to the Effective Date of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into one share of NBC Common Stock.

               (b) Each outstanding share of NBC held by Beard shall be cancelled and no payment shall be made in respect thereof.

               (c) Each share and fraction thereof of Beard Preferred Stock issued and outstanding immediately prior to the Effective Date of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into one share of NBC Preferred Stock.

                                   ARTICLE IV

          This Plan shall be submitted to the shareholders of the Constituent Corporations for approval in the manner provided by applicable Oklahoma law. After approval by the vote of the holders representing not less than a majority of the issued and outstanding shares of the respective Constituent Corporations entitled to vote on the Merger, a Certificate of Merger containing this Plan shall be filed in the Office of the Secretary of State of Oklahoma.

                                   ARTICLE V

          For the convenience of the parties hereto and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be executed by its respective duly authorized officers as of the day and year first written above.

                                 THE BEARD COMPANY, an Oklahoma corporation


                                 By:  Herb Mee, Jr., President

ATTEST:

Rebecca G. Witcher, Secretary

                                 THE NEW BEARD COMPANY, an Oklahoma corporation


                                 By:  Herb Mee, Jr., President
ATTEST:

Rebecca G. Witcher, Secretary

                                                           EXHIBIT C
                          CERTIFICATE OF INCORPORATION
                                       OF
                            THE NEW BEARD COMPANY


                                  ARTICLE ONE

                        The name of the Corporation is:

                            THE NEW BEARD COMPANY

                                  ARTICLE TWO

          The address, including street, number, city, county and zip code, of the registered office of the Corporation in the State of Oklahoma is Enterprise Plaza, Suite 320, 5600 North May Avenue, Oklahoma City, Oklahoma County, Oklahoma 73112, and the name of the registered agent at such address is Herb Mee, Jr.

                                 ARTICLE THREE

          The name and address of the sole incorporator is as follows:

                                 Sue Barnard
                            Two Leadership Square
                                  10th Floor
                           Oklahoma City, OK 73102

                                  ARTICLE FOUR

          The nature of the business and the purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Act.

                                  ARTICLE FIVE

          The aggregate number of shares which the Corporation shall have authority to issue is as follows:

     CLASS                   NUMBER OF SHARES           PAR VALUE
Preferred Stock                   5,000,000               $1.00
Common Stock                     10,000,000               $.001

          The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are as follows:

        1.A.   PREFERRED STOCK

        The board of directors is authorized, subject to limitations prescribed by law and the provisions hereof, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

        (i)  The   number  of  shares  constituting  that  series  and  the
distinctive designation of that series;

       (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

       (iv) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the board shall determine;

        (v) Whether or not shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

       (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

      (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution and winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (viii) Any other relative rights, preferences or limitations of that series.

        Dividends on outstanding shares of Preferred Stock shall be paid or set apart for payment before any dividends shall be paid or declared or set apart for payment on the Common Stock with respect to the same dividend period.

        If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

        1.B.   SERIES A PREFERRED STOCK

     Section 1.  DEFINITIONS.

            (a) As used herein, the following terms shall have the meanings specified in the sections listed below:

     TERM                                    SECTION
     Conversion Price                        10

     Market Price                            1(b)

     NNM                                     1(b)

     Redemption Date                         9

     SCM                                     1(b)

     Series A Preferred Stock                2

     Stated Value                            3

            (b) As used herein, the following terms shall have the following meanings:

     "Common Stock" shall mean and include the shares of Common Stock par value $0.001 per share, of the Corporation as constituted on the date of the original issue of the Series A Preferred Stock and shall also include any class of shares of capital stock of the Corporation thereafter authorized that shall not be limited to a fixed sum or percentage in respect of the right of the holders thereof to receive dividends or to participate in the assets of the Corporation distributable to shareholders upon any liquidation, dissolution, or winding up of the Corporation; provided however, that the shares into which the Series A Preferred Stock shall be convertible pursuant to Section 10 hereof shall mean and include the shares of Common Stock, par value $0.001 per share, of the Corporation as constituted on the date of the original issue of the Series A Preferred Stock or (i) in the case of any consolidation, merger, sale or conveyance of the character referred to in section 8 hereof, the shares or other securities or property deliverable in lieu thereof or (ii) in the case of any change or reclassification of the outstanding Common Stock issuable upon conversion of the Series A Preferred Stock as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such Common Stock as so changed or reclassified.

     "Market Price" of any security on any day shall mean the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or on the Nasdaq National Market ("NNM"), if the securities are included therein, or, if there have been no sales on any such exchange or the NNM on any day, the average of the highest bid and lowest asked prices on all such exchanges or NNM at the end of such day, or, if on any day such security is not so listed or included in the NNM the average of the representative bid and asked prices quoted on the Nasdaq SmallCap Market ("SCM") as of 4:00 p.m., New York time, or, if on any day such security is not quoted on the SCM, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization, in each such ease averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted on Nasdaq or the over-the-counter market, the "Market Price" of such security shall be the fair value thereof mutually determined by the Corporation and the holders of two-thirds of the then outstanding shares of Series A Preferred Stock.

     "Redemption Price" shall mean a price per share of Series A Preferred Stock equal to the greater of (i) the Stated Value per share (as adjusted for any stock split, reverse stock split, stock dividend, or similar event resulting in a change in the Series A Preferred Stock), or (ii) the Market Price per share of the Series A Preferred Stock (if listed on a national exchange) or of the Common Stock into which the Series A Preferred Stock is convertible (if the Series A Preferred Stock is not listed on a national exchange).

     Section 2. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 91,250, which number may not be increased.

     Section 3. STATED VALUE. The stated value for each share of Series A Preferred Stock (the "Stated Value") shall be $100 per share.

     Section 4. RANK. The Series A Preferred Stock shall rank senior to the Corporation's Common Stock, $.001 par value per share (the "Common Stock") as to distributions and liquidation to the extent set forth herein. Except as may be permitted pursuant to Section 6(e)(i) hereof, the Corporation shall not issue any Preferred Stock pari passu with or senior to the Series A Preferred Stock.

     Section 5. DIVIDENDS AND DISTRIBUTIONS. If the Corporation shall at any time declare or pay a dividend or other distribution of any kind (including, without limitation, any distribution of cash, stock, rights, options or other securities or property, assets or rights or warrants to subscribe for securities or property or assets or rights or warrants to subscribe for securities of the Corporation, any of its subsidiaries or other persons or evidences of indebtedness issued by the Corporation, any of its subsidiaries or other persons by way of dividend, spinoff or reclassification) in respect of its Common Stock, then, and in each such case, the holders of shares of Series A Preferred Stock shall be entitled to receive from the Corporation, with respect to each share of Series A Preferred Stock held, the same dividend or distribution received by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible (or would be convertible if the Series A Preferred Stock were convertible on such date) on the record date for such dividend or distribution as if the Series A Preferred Stock were convertible on such date. Any such dividend or distribution shall be declared or paid on the Series A Preferred Stock at the same time such dividend or distribution is declared or paid on the Common Stock.

     Section 6.  VOTING  RIGHTS.   The  holders  of  the Series A Preferred
Stock shall have the following voting rights:

            (a) In addition to any other rights provided in the Corporation's Bylaws or pursuant to applicable law, the holders of the Series A Preferred Stock shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted to a vote of the holders of the Common Stock (or the taking of action by consent in lieu thereof), except for the matters set forth below in this Section 6 on which the Series A Preferred Stock shall have class voting rights as reflected therein. In any such vote, the holder of each share of Series A Preferred Stock shall be entitled to one vote for each share of Common Stock into which such share of Series A Preferred Stock is convertible (or would be convertible if the Series A Preferred Stock were convertible on such date) pursuant to the provisions of Section 10 hereof on the record date for determining the holders of Common Stock entitled to receive notice of and vote upon any such matter, or, if no record date is set, the date as of which the holders of Common Stock entitled to receive notice of and vote upon any such matter (or to take action by consent in lieu thereof) is determined.

            (b) The holders of Series A Preferred Stock shall have the exclusive right at all times, notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws or herein, voting as a single class, to nominate and elect one director. The rights of the holders of Series A Preferred Stock to elect one director pursuant to the terms of this subsection (b) shall not be adversely affected by the voting or other rights applicable to any other security of the Corporation. When voting as a separate class, the holders of the Series A Preferred Stock shall be entitled to one vote per share of Common Stock into which the Series A Preferred Stock is (or would be) convertible. The director nominated and elected pursuant to this provision shall receive the same compensation and benefits paid by the Corporation to its outside directors. If the directors of the Corporation determine that such insurance is obtainable at a reasonable price for the amount and type of coverage desired, the Corporation will use its best efforts to obtain directors and officers liability insurance in such amounts and for such coverage as the directors determine during the term that any Preferred Shares are outstanding.

            (c) If at any time the directorship to be filled by the holders of Series A Preferred Stock pursuant hereto has been vacant for a period of two days, the Secretary, Assistant Secretary or any other appropriate officer of the Corporation may and shall upon the written request of the holders of at least 10% of the Series A Preferred Stock, call a special meeting of the holders of such Series A Preferred Stock for the purpose of electing a director to fill such vacancy. Such special meetings shall be held at the earliest practicable date. If any such meeting shall not be called by the Secretary, Assistant Secretary or any other appropriate officer of the Corporation within two business days after service of said written request on any such officer, the holders of at least 10% of the Series A Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated and shall be held at such place as specified in said notice. Any holder of Series A Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of calling a meeting of the holders of Series A Preferred Stock pursuant to these provisions.

            (d) At any meeting held for the purpose of electing directors at which the holders of Series A Preferred Stock shall have the right to elect a director, the presence, in person or by proxy, of the holders of a majority of the Series A Preferred Stock shall be required to constitute a quorum of such Series A Preferred Stock for such election. At any such meeting or adjournment thereof, in the absence of such a quorum of holders of Series A Preferred Stock the holders of a majority of the voting power present in person or by proxy of the class of stock which lacks a quorum shall have the power to adjourn the meeting. A vacancy in the directorship to be elected by the holders of Series A Preferred Stock may be filled only by vote or the written consent of two thirds in interest of such Series A Preferred Stock.

            (e) The Corporation shall not without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Stock (unless the vote of a greater percentage shall then be required by law) given in person or by proxy at a meeting at which the holders of the Series A Preferred Stock shall vote separately as a class (or, to the extent permitted by the Oklahoma General Corporation Act, action taken by written consent in lieu thereof) effect or validate any of the following:

                 (i) the authorization or issuance, or any increase in the
            authorized amount, of any class of equity securities (including any security convertible into or exercisable for any equity security) of the Corporation, having powers, designations, preferences or relative, participating, optional or other special rights prior to or on parity with the Series A Preferred Stock;

                (ii) the amendment, alteration, or repeal of any of the
            provisions of the Certificate of Incorporation so as to affect adversely any of the powers, preferences, and rights of the Series A Preferred Stock; or

               (iii) any increase in the authorized  amount of the Series A
            Preferred Stock.

     Section 7.  LIQUIDATION, DISSOLUTION OR WINDING UP.

            (a) Upon any liquidation, dissolution or winding up of the

     Corporation, whether voluntary or involuntary, no distribution shall be made to the holders of Common Stock or any other stock ranking junior (upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of the Series A Preferred Stock shall have received (i) the Stated Value, plus (ii) any declared and unpaid dividends thereon to the date fixed for such liquidation, dissolution or winding up, plus (iii) an amount equal to the aggregate amount to be distributed per share to holders of Common Stock (assuming for such purposes conversion of Series A Preferred Stock into Common Stock). For purposes of the distribution to the holders of the Series A Preferred Stock pursuant to this Section 7, the holders of Series A Preferred Stock shall share in distributions with holders of Series A Preferred Stock ratably in proportion to their respective holdings of Series A Preferred Stock.

            (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other person or persons, nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

     Section 8.  CONSOLIDATION, MERGER, REORGANIZATION, SALE OF ASSETS.

            (a) In case the Corporation, (i) shall reorganize, consolidate with or merge into any other person and shall not bc the continuing or surviving corporation of such reorganization, consolidation or merger, or
     (ii) shall transfer all or substantially all of its properties or its assets to any other person, then, in each such case, holders of Series A Preferred Stock shall first receive for each such share of Series A Preferred Stock, in cash or securities received from the acquiring corporation or a combination thereof, at the closing of any such transaction, an amount equal to the Stated Value (as adjusted for any stock split, reverse stock split, stock dividend, or similar event resulting in a change in the Series A Preferred Stock) prior to any distribution to other security holders of the Corporation. In the event the amount payable in respect of the proposed transaction is not sufficient to permit payment of the full amount described in the preceding sentence, then the entire amount payable in respect of the proposed transaction shall be distributed ratably among the holders of the Series A Preferred Stock, according to their respective ownership interests in such stock.

            (b) After the distribution required by subsection (a) above, any remaining consideration to be paid to shareholders of the Corporation in such transaction shall be made in a manner so that each share of Series A Preferred Stock then outstanding shall be treated as if such share had been converted into Common Stock immediately prior to the consummation of any of the transactions described in subsection (a) above.

            (c) Any securities to be delivered to the holders of the Series A Preferred Stock pursuant to subsection (a) above shall be valued (i) with respect to securities that are not (1) "restricted securities" as defined by SEC Rule 144, (2) subject to agreements with brokers on transferability, or (3) subject to similar restrictions on free marketability, at the Market Price per share, or (ii) with respect to securities subject to investment letter or similar restrictions on free transferability, the Market Price per share as discounted to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of two-thirds of the outstanding Series A Preferred Stock.

     Section 9.  REDEMPTION.

            (a) Within 90 days after the end of each fiscal year of the Corporation, each holder's Series A Preferred Stock shall be mandatorily redeemable at the Redemption Price out of funds legally available therefor from not less than one-third of the Corporation's "Consolidated Net Income" (as defined below). For purposes hereof "Consolidated Net Income" shall be computed in accordance with generally accepted accounting principles consistently applied as determined by the Corporation's independent public accountants, provided that depreciation and amortization shall include, in an aggregate amount not to exceed $2,000,000, 50% of the amounts which would have been charged or computed for the applicable fiscal year had the Writedowns (shown on Schedule A to this Certificate of Incorporation) taken as of December 31, 1992 not occurred, and shall be charged against income based on the amortization schedule set forth in Schedule A subject to the above maximum amount. The Corporation shall pay the Redemption Price for the Series A Preferred Stock required to be redeemed hereunder in cash. Such mandatory redemptions pursuant to this subsection (a) shall cease following the fiscal year ending December 31, 2002.

            (b) The Corporation shall have the right at any time to redeem all outstanding shares of Series A Preferred Stock by paying therefor the Redemption Price per share in cash without regard to any subsequent or anticipated transaction.

            (c) In the event that the Corporation shall redeem, repurchase, exchange any security or property for, or otherwise acquire for consideration any shares of Common Stock (excluding any transaction to which Section 10 applies) at a price equal to or greater than the Conversion Price, then, and in each such case, any holder of shares of Series A Preferred Stock may require the Corporation, at the sole option and election of the holder, to redeem a number of shares of such holder's Series A Preferred Stock which does not exceed the product of (A) the percentage of the Corporation's Common Stock outstanding immediately prior to the acquisition that the Corporation acquired through redemption, repurchase, exchange or otherwise, multiplied by (B) the total number of shares of Series A Preferred Stock held by such holder, at the Redemption Price.

            (d) Written notice of an election by the Corporation to redeem shares of Series A Preferred Stock pursuant to subsection (b) above, shall be given, by telecopy, telex or other written notice, to the holders of the Series A Preferred Stock not less than 30 days prior to the redemption date. Notice of an event or circumstances which, pursuant to Section 9(c), gives the holder or holders of shares of Series A Preferred Stock the right to require the Corporation to redeem any of such shares, shall be given to the holders of the Series A Preferred Stock as promptly as possible. Any election by a holder to redeem pursuant to Section 9(c), specifying the number of shares to be redeemed, must be made in writing (which may be telexed, telecopied, or otherwise delivered) within 30 business days following receipt by the holder of the notice required by this subparagraph and the Redemption Date shall be within 30 business days of the day following receipt by the Corporation of such election (the "Redemption Date"). All elections hereunder shall be irrevocable. Failure of the Corporation to give any notice required by this subsection (d), or the formal insufficiency of any such notice, shall not prejudice the rights of any holders of Series A Preferred Stock to cause the Corporation to redeem any such shares held by them.

            (e) In the event the Series A Preferred Stock to be redeemed in any redemption pursuant to subsection (a), (b) or (c) is less than all the Series A Preferred Stock then outstanding, the number of Series A Preferred Stock to be redeemed from each holder thereof shall be determined by multiplying the total number of Series A Preferred Stock to be redeemed by a fraction of which (i) the numerator shall be the number of Series A Preferred Stock held by such holder and (ii) the denominator shall be the total number of Series A Preferred Stock then outstanding; provided that, if some but not all of the holders of Series A Preferred Stock have submitted a direction to cause a redemption pursuant to subsection (b), then only the Series A Preferred Stock held by such holders shall be redeemed and the Series A Preferred Stock owned by the holders that did not submit such a direction shall not be treated as outstanding for purposes of clause (ii) of the foregoing calculation.

            (f) Notwithstanding paragraph (a) above, the calculation of Consolidated Net Income for purposes of redemption of the Series A Preferred Stock shall be subject to the following provisions:

                 (i) If the Corporation or any of its affiliates or
            subsidiaries acquires all or substantially all of the equity interests in or assets of any corporation, partnership or other entity (herein called an "Acquisition") and in connection with such Acquisition the Corporation or any of its affiliates or subsidiaries incurs debt ("Acquisition Debt") or issues shares of any class of redeemable preferred stock ("Acquisition Stock") to finance all or a portion of the purchase price of such Acquisition, that portion of Consolidated Net Income, if any, of the Corporation attributable to the acquired entity or assets, to the extent such net income is susceptible to being segregated from Consolidated Net Income of the Corporation and fairly allocated to the operations of such entity or assets under generally accepted accounting principles (herein called "Acquisition Net Income"), shall be reduced by (A) the principal amount of any repayments of Acquisition Debt, (B) dividends paid on the Acquisition Stock, (C) the principal amount of redemptions of Acquisition Stock and (D) the principal amount of redemptions of Series A Preferred Stock from Acquisition Cash Flow made pursuant to paragraph (h) below (herein collectively called "Required Payments") actually made by the obligor thereon or issuer thereof with respect to the fiscal year for which such Acquisition Net Income is being calculated before including such Acquisition Net Income in the calculation of Consolidated Net Income under paragraph (a) above. (For example, if a Subsidiary of the Corporation incurs Acquisition Debt and issues Acquisition Stock in connection with an Acquisition and the acquired entity has Acquisition Net Income of $1,000,000 in a fiscal year and repays $250,000 of the principal of the Acquisition Debt and redeems $250,000 of the stated value of Acquisition Stock from income generated in such fiscal year, only $500,000 ($1,000,000 - $500,000) of Acquisition Net Income shall be included in Consolidated Net Income for purposes of redemption of Series A Preferred Stock under paragraph (a) above.) Such Required Payments shall be deducted from Acquisition Net Income until the repayment of the original principal amount of the Acquisition Debt or the redemption in full of the original stated amount of the Acquisition Stock issued in connection with such Acquisition.

                  (ii) To the extent the Corporation consummates an Acquisition and Required Payments in connection therewith are made in an amount that exceed the related Acquisition Net Income, the Corporation shall not have the right to deduct the excess of such Required Payments over Acquisition Net Income from the calculation of Consolidated Net Income for purposes of redemption of the Series A Preferred Stock under paragraph (a) above.

                (iii) To the extent the Corporation consummates an Acquisition and incurs a net loss (an "Acquisition Loss") in any fiscal year, Consolidated Net Income shall be increased by the amount of such Acquisition Loss for purposes of calculating Consolidated Net Income for redemption of the Series A Preferred Stock under paragraph (a) above.

                (iv) Notwithstanding the foregoing, Consolidated Net Income for a fiscal year shall be increased by the amount of any Required Payments made to the Corporation or any of its affiliates or subsidiaries in such fiscal year from income attributable to an Acquisition for purposes of calculating Consolidated Net Income under paragraph (a) above.

            (g) The Corporation shall have the right from time to time to redeem shares of the Series A Preferred Stock in accordance with the terms of that certain Settlement Agreement dated April 13, 1995 among the Corporation, Beard Oil Company, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, John Hancock Mutual Life Insurance Company, M D Co., as Nominee for Memorial Drive Trust.

            (h) Notwithstanding the limitation on redemption in the last sentence of paragraph (a) above, within 90 days after the end of the fiscal year in which Acquisition Debt incurred and Acquisition Stock issued in connection with an Acquisition has been paid or redeemed in full, each holder's Series A Preferred Stock shall be mandatorily redeemable on a pro rata basis at the Redemption Price out of funds legally available therefor from "Acquisition Cash Flow." For purposes of this paragraph (h), "Acquisition Cash Flow" shall mean Acquisition Net Income with respect to an Acquisition for the fiscal year in question calculated in accordance with generally accepted accounting principles MINUS all Required Payments under clauses (A), (B) and (C) of subparagraph
     (f)(i) above and capital expenditures made in such fiscal year PLUS the sum of depreciation, amortization and other non-cash charges against earnings attributable to such fiscal year.

     Section 10. CONVERSION. Each share of the Series A Preferred Stock shall be convertible into shares of Common Stock of the Corporation on the terms and conditions set forth below in this Section 10:

            (a) RIGHT TO CONVERT. Each share of the Series A Preferred Stock shall be convertible, at the sole option of the holder thereof, at any time after the end of the redemption period provided for in Section 9(a) hereof, in the manner hereinafter set forth, into 5.129425 fully paid and nonassessable share(s) of Common Stock of the Corporation, which number of shares shall be subject to adjustment in accordance with the terms of subsection (b) below. The "Conversion Price" per share as used herein shall be the Market Price per share of Common Stock into which a share of Series A Preferred Stock is convertible as determined on the date of the issuance of the Series A Preferred Stock, subject to adjustment as set forth in subsection (b) below.

            (b) ADJUSTMENT. The number of shares of Common Stock into which each share of the Series A Preferred Stock is convertible shall be adjusted from time to time as follows:

                  (i) STOCK SPLITS. In case the Corporation at any time or from time to time shall effect a subdivision of the outstanding shares of its Common Stock into a greater number of shares of

            Common Stock (otherwise than by payment of a dividend in its Common Stock), then, and in each such case, the number of shares of Common Stock into which each share of the Series A Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by
            (B) a fraction, the numerator of which is the sum of (1) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event plus (2) the number of shares of Common Stock which such holder would have been entitled to receive in connection with the occurrence of such event had such share been converted immediately prior thereto, and the denominator of which is the number of shares of Common Stock determined in accordance with clause (1) above. An adjustment made pursuant to this subparagraph (b)(i) shall become effective (x) in the case of any such dividend, immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, or (y) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

                (ii) REVERSE STOCK SPLIT. In case the Corporation at any time or from time to time shall combine or consolidate the outstanding shares of its Common Stock into a lesser number of shares of Common Stock, then, and in each such case, the number of shares of Common Stock into which each share of the Series A Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by
            (B) a fraction, the numerator of which is the number of shares which the holder would have owned after giving effect to such event had such share been converted immediately prior to the occurrence of such event and the denominator of which is the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event. An adjustment made pursuant to this subparagraph (b)(ii) shall become effective at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

               (iii) ADJUSTMENT TO CONVERSION PRICE. In the event the
            Corporation at any time or from time to time shall effect a subdivision of the outstanding shares of its Common Stock into a greater number of shares of Common Stock pursuant to subparagraph
            (b)(i) above, the Conversion Price in effect as of the record date for such subdivision shall be proportionately reduced as of such record date, and conversely, in the event the Corporation at any time or from time to time shall combine or consolidate the outstanding shares of its Common Stock into a lesser number of shares of Common Stock pursuant to subparagraph (b)(ii) above, the Conversion Price in effect as of the record date for such combination of consolidation shall be proportionately increased as of such record date;

                (iv) RIGHTS, OPTIONS AND WARRANTS.

                  A. In case the Corporation at any time or from time to time shall grant, issue or sell rights, options or warrants to subscribe for or purchase shares of its Common Stock (or securities convertible into or exchangeable for its Common Stock) (collectively referred to as "Convertible Securities") at a price per share (or having a conversion price per share) (1) less than the Conversion Price in effect on the record date fixed for the determination of stockholders entitled to receive such right or warrant, or (2) greater than the Conversion Price in effect immediately prior to the time of granting such Convertible Securities but less than the Market Price per share of Common Stock, then, and in each such case the number of shares of Common Stock into which each share of the Series A Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (a) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by
            (b) a fraction, the numerator of which is the sum of (I) the number of shares of

            Common Stock outstanding on such record date plus (II) the number of additional shares of Common Stock of offered for subscription or purchase, and the denominator of which is the sum of (I) the number of shares of Common Stock outstanding on such record date plus (II) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so offered would purchase at such Conversion Price or Market Price, as applicable, on such record date. For purposes of this subparagraph (b)(iv), the aggregate consideration receivable by the Corporation in connection with the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be equal to the sum of the aggregate offering price of such securities plus the minimum aggregate amount, if any, payable upon conversion of such securities into shares of Common Stock. An adjustment made pursuant to this subparagraph (b)(iv) shall be made upon the issuance of any such rights or warrants and shall be effective retroactively immediately prior to the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants. For purposes of this subparagraph (b)(iv)(A), an adjustment shall not be made with respect to the issuance of equity securities of the Corporation pursuant to a valid qualified employee stock ownership plan to employees who do not own directly or beneficially (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934) 5% or more of the outstanding capital stock or securities of the Corporation;

                  B. No further adjustment of the number of shares issuable
            upon conversion of the Series A Preferred Stock will be made when Convertible Securities are actually issued upon the exercise of such option, rights or warrants or the conversion or exchange of such Convertible Securities; and

                  (v) SALES OF COMMON STOCK. In case the Corporation at any
            time or from time to time shall issue shares of its Common Stock at a price per share (A) less than the Conversion Price in effect immediately prior to the issuance of such Common Stock, or (B) greater than the Conversion Price in effect immediately prior to the issuance of such Common Stock but less than the Market Price per share of Common Stock at such time, then, and in each such case, the number of shares of Common Stock into which each share of the Series A Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (2) a fraction, the numerator of which is the sum of (x) the number of shares of Common Stock outstanding on the date of such issuance plus (y) the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which is the sum of (x) the number of shares of Common Stock outstanding on the date of such issuance plus (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so offered would purchase at such Conversion Price or Market Price, as applicable, on the date of such issuance. For purposes of this subparagraph (b)(v), the aggregate consideration receivable by the Corporation in connection with the issuance of its shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price of such securities p]us the minimum aggregate amount, if any, payable upon such conversion of such securities into shares of Common Stock. Any adjustment made pursuant to this subparagraph (b)(v) shaD be made upon the issuance of any such Common Stock. For purposes of this subparagraph (v), an adjustment shall not be made with respect to the issuance of equity securities of the Corporation pursuant to a valid qualified employee stock ownership plan to employees who do not own directly or beneficially (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934) 5% or more of the outstanding capital stock or securities of the Corporation.

            (c) MINIMUM ADJUSTMENT. If any adjustment in the number of shares of Common Stock into which each share of the Series A Preferred Stock may be converted required pursuant to this Section 10 would result in an increase or decrease of less than one percent (1%) in the number of shares of Common Stock into which each share of the convertible Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment; provided that in any event such adjustments shall be made upon delivery of written notice of conversion of any part of the Series A Preferred Stock. All calculations under this paragraph (c) shall be made to the nearest one-hundredth of a share.

            (d) PROCEDURE. The holder of any shares of the Series A Preferred Stock may exercise his option to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series A Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 10 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder the certificate or certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer. As promptly as practicable, and in any event within five business days after the surrender of such certificate or certificates and the receipt of such notice relating thereto, the Corporation shall deliver or cause to be delivered (i) a certificate or certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock of the Corporation to which the holder of the Series A Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of the Series A Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversions shall be deemed to have been made at the close of business on the date on which the certificate or certificates representing the shares of the Series A Preferred Stock to be converted have been surrendered. At such time as the conversion has been effected, the rights of the holder thereof shall cease except for the right to receive Common Stock of the Corporation in accordance herewith, and the converting holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time.

            (e) NO FRACTIONAL SHARES. In connection with the conversion of any shares of the Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Market Value (as of the date deemed to be converted) of such fractional interest.

            (f) TAXES. The Corporation will pay all taxes and other governmental changes that may be imposed in respect of the issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock.

            (g) RESERVATION OF STOCK. The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation issuable upon the conversion of all outstanding shares of the Series A Preferred Stock.

            (h) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
     Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

     Section 11.  NOTICES.

            (a) Whenever the number of shares of Common Stock into which the shares of the Series A preferred Stock are convertible is adjusted as provided in Section 10, the Corporation shall promptly compute such adjustment and furnish to each holder of Series A Preferred Stock a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series A Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became or will become effective.

            (b) The Corporation shall give written notice to all holders of Series A Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any pro rata subscription offer to holders of Common Stock or (ii) for determining rights to vote with respect to any dissolution, liquidation, merger, consolidation, or similar action.

     Section 12. SHARES REACQUIRED. Any shares of the Series A Preferred Stock convened, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof

     Section 13. NOTICES. All notices or other communications referred to in this resolution, except as otherwise expressly provided, shall be hand delivered or given by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so hand delivered or within two days of mailing.

     2.     COMMON STOCK

     Each share of Common Stock of the Corporation shall be equal in all respects to each other share. The holders of Common Stock shall be entitled to one vote for each share of Common Stock held with respect to all matters as to which the Common Stock is entitled to be voted.

     Subject to the preferential and other dividend rights, if any, applicable to the shares of Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the board of directors at any time or from time to time out of any funds legally available therefor.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of the shares of the Preferred Stock, if any shall be outstanding, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

     3.     SECTION 382 TRANSFER RESTRICTIONS

     Section 3.1 TRANSFER RESTRICTIONS. In order to preserve the net operating loss carryovers (including any "net unrealized built-in loss," as defined under applicable law), capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers (the "Tax Benefits") to which the Corporation is entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (collectively, the "Code") and the Treasury Regulations promulgated thereunder (the "Treasury Regulations"), the following restrictions shall apply until the earlier of (x) the day after the fourteenth (14th) anniversary of the filing of this Certificate of Incorporation with the Secretary of State of Oklahoma (the "Filing Date"), (y) the repeal of Section 382 of the Code if the Board of Directors determines that the restrictions are no longer necessary, and (z) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, unless the Board of Directors shall fix an earlier or later date in accordance with Section 3.7 of this Article Four (such date is sometimes referred to herein as the "Expiration Date"):

            (1) For purposes of this Article Four, (a) a "Prohibited Ownership Percentage" shall mean any ownership of the Corporation's stock that would cause a Person or Public Group to be a "5-percent shareholder" of the Corporation within the meaning of Treasury Regulation Section 1.382- 2T(g)(1);
(b) a "Public Group" shall have the meaning contained in Treasury Regulation
Section 1.383-2T(f)(13); (c) a "Person" shall mean any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization (including the Corporation); (d) "Transfer" refers to any means of conveying legal or beneficial ownership of shares of stock of the Corporation, whether such means are direct or indirect, voluntary or involuntary, including, without limitation, the issuance by the Corporation of shares of stock of the Corporation (without regard to whether such shares are treasury shares or authorized but unissued shares) and the transfer of ownership of any entity that owns shares of stock of the Corporation; and "Transferee" means any Person to whom stock of the Corporation is Transferred.

            (2) From and after the Filing Date, no Person shall Transfer any shares of stock of the Corporation (other than stock described in Section 1504(a)(4) of the Code, or stock that is not so described solely because it is entitled to vote as a result of dividend arrearages) to any other Person to the extent that such Transfer, if effective, (i) would cause the Transferee or any Person or Public Group to have a Prohibited Ownership

Percentage; (ii) would increase the ownership percentage of any Transferee or any Person or Public Group having a Prohibited Ownership Percentage; or (iii) would create a new Public Group under Treasury Regulation Section
1.382-2T(j)(3)(i).

            (3) Any Transfer of shares of stock of the Corporation that would otherwise be prohibited pursuant to the preceding subsection, including but no limited to the issuance of stock by the Corporation pursuant to the exercise of any warrants, options or other rights to acquire stock in the Corporation, shall nonetheless be permitted if information relating to a specific proposed transaction is presented to the Board of Directors (the "Board") and the Board determines that, based on the facts in existence at the time of such determination, such transaction will not jeopardize the Corporation's full utilization of the Tax Benefits, based upon the opinion of legal counsel selected by the Board to that effect.

            (4) Notwithstanding anything contained herein to the contrary, this Article Four shall not apply to any transaction or series of transactions which the Board, in its sole discretion upon the exercise of its fiduciary duties in accordance with applicable law, determines to be in the best interests of the stockholders of the Corporation.

     Section 3.2 ATTEMPTED TRANSFER IN VIOLATION OF TRANSFER RESTRICTION. Unless approval of the Board is obtained as provided in subsection (3) or subsection (4) of Section 3.1 of this Article Four, any attempted Transfer of shares of stock of the Corporation in excess of the shares that could be Transferred to the Transferee without restriction under subsection (2) of
Section 3.1 of this Article Four is not effective to Transfer ownership of such excess shares (the "Prohibited Shares") to the purposed acquiror thereof (the "Purposed Acquiror"), who shall not be entitled to any rights as a Stockholder of the Corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). The transfer agent of the stock of the Corporation shall not recognize the purposed transfer of the Prohibited Shares to the Purposed Acquiror. All rights with respect to the Prohibited Shares shall (i) be deemed to have been acquired in equal amounts by the Charitable Organizations (as defined below) and (ii) be transferred to a person nominated and appointed by the Board from time to time (the "Agent") to act as agent for the Charitable Organizations (in the absence of such designation the Corporation shall act as Agent), until such time as the Prohibited Shares are resold as set forth in subsection (i) or subsection (2) of this Section 3.2. As agent, Agent shall exercise all rights incident to ownership of the Prohibited Shares. The Purported Acquiror, by acquiring ownership of shares of stock of the Corporation that are not Prohibited Shares, shall be deemed to have consented to all the provisions of this Article Four and to have agreed to act as provided in the following subsection (1) of
Section 3.2. The Corporation, the Board and the Agent shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, or the chief accounting officer of the Corporation or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers, and other employees and agents in making the determinations and findings contemplated by this
Section 3.2, and neither the Corporation, the Board nor the Agent shall be responsible for any good faith errors made in connection therewith.

            (1) Upon demand by the Agent, the Purported Acquiror shall transfer any certificate or other evidence of the Purported Acquiror's possession or control of the Prohibited Shares, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"). If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares as agent for the Charitable Organizations, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds"), except to the extent that the Agent grants written permission to the Purported acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to the following subsection (2) if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported transfer of the Prohibited Shares by the Purported Acquiror other than a transfer described in one of the two preceding sentences shall not be effective to transfer any ownership of the Prohibited Shares.

            (2) The Agent shall sell in an arms-length transaction (through the American Stock Exchange, if possible) any Prohibited Shares transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sale Proceeds"), or the Resale Proceeds, if applicable, shall be allocated, after reimbursement to the Agent of its expenses, to the Purported Acquiror up to the following amount: (i) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares, or (ii) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Subject to the succeeding provisions of this subsection, any Resale Proceeds or Sales Proceeds in excess of the Agent's expenses and the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be paid in equal shares to the charitable organizations designated from time to time by the Corporation that qualify as entities described in Section 501(c)(3) of the Code (the "Charitable Organizations"). In the absence of such designation, the Agent shall designate one or more Charitable Organizations, in its discretion, such that there is a sufficient number of Charitable Organizations none of which will own a Prohibited Ownership Percentage. In no event shall any such amounts due to the Charitable Organizations inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent.

     Section 3.3 PROMPT ENFORCEMENT AGAINST PURPORTED ACQUIROR. Within thirty
(30) business days of learning of the purported Transfer of Prohibited Shares to a Purported Acquiror, the Corporation through its Secretary shall demand that the Purported Acquiror surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror within thirty (30) business days from the date of such demand, the Corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this Section 3.3 shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided further that failure of the Corporation to act within the time periods set out in this Section 3.3 shall not constitute a waiver of any right of the Corporation to compel any transfer required in subsection (1) of Section 3.2.

     Section 3.4 ADDITIONAL ACTIONS TO PREVENT VIOLATION OR ATTEMPTED VIOLATION. Upon a determination by the Board that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror, the Board may take such action in addition to any action required by the preceding paragraph as it deems advisable to give effect to the provisions of this Article Four, including, without limitation, refusing to give effect on the books of this Corporation to such purported Transfer. Nothing herein shall preclude the settlement of transactions entered into through the facilities of the American Stock Exchange.

     Section 3.5 OBLIGATION TO PROVIDE INFORMATION. The Corporation may require as a condition to the registration of the Transfer of any shares of its stock that the proposed Transferee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the proposed Transferee's direct or indirect ownership interest in, or options to acquire, stock of the Corporation.

     Section 3.6 LEGENDS. All certificates evidencing ownership of shares of stock of this Corporation that are subject to the restrictions on Transfer contained in this Article Four shall bear a conspicuous legend referencing the restrictions set forth in this Article Four, which shall be generally to the following effect:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS SET FORTH IN ARTICLE FOUR OF THE CORPORATION'S CERTIFICATE OF INCORPORATION. THE RESTRICTIONS GENERALLY PROHIBIT ANY PERSON (BROADLY DEFINED) FROM BECOMING A HOLDER (BROADLY DEFINED) OF 5% OR MORE OF THE CORPORATION'S OUTSTANDING STOCK, ACTUALLY AND CONSTRUCTIVELY. ANY ATTEMPT TO ACQUIRE COMMON STOCK OR PREFERRED STOCK OF THE CORPORATION IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID AND MAY RESULT IN FINANCIAL LOSS TO THE PERSON OR ENTITY ATTEMPTING SUCH ACQUISITION."

     Section 3.7 FURTHER ACTIONS. Subject to the provisions of Section 3.4 of this Article Four, nothing contained in this Article Four shall limit the authority of the Board to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and the interest of the holders of its securities in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable or in the event that the Board believes that such actions are in the best interest of the Corporation and its Stockholders, the Board may (i) accelerate or extend the Expiration Date or modify the definitions of any terms set forth in this Article Four; provided that the Board shall determine in writing that such acceleration, extension change or modification is reasonably necessary or desirable to preserve the Tax Benefits under the Code and the regulations thereunder or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, which determination shall be based upon an opinion of legal counsel to the Corporation and which determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to the Stockholders of this Corporation within ten days after the date of any such determination. In addition, the Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the express provisions of this Article Four for purposes of determining whether any acquisition of stock of the Corporation would jeopardize the Corporation's ability to preserve and use the Tax Benefits, and for the orderly application, administration and implementation of the provisions of this Article Four. Such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its transfer agent and shall be made available for inspection by the public and, upon request, shall be mailed to any holder of stock of the Corporation.

                                 ARTICLE SIX

        The duration of the Corporation is perpetual.

                                 ARTICLE SEVEN

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court within the State of Oklahoma may, on the application in a summary way of this Corporation under the provisions of Section 1106 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Act order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                ARTICLE EIGHT

        To the fullest extent permitted by the Act as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                ARTICLE NINE

        The number of directors which shall constitute the whole board shall be not more than nine (9) and not less than three (3). The board of directors shall from time to time by a vote of a majority of the directors then in office fix within the maximum and minimum the number of directors which shall constitute the board. The board of directors shall be divided into three classes as nearly equal in number as possible with the term of office of one class expiring each year. Of the directors chosen at the first stockholders' meeting, the term of office of those of the first class shall expire at the first annual meeting after their election; the term of office of those of the second class shall expire at the second annual meeting after their election; and the term of office of those of the third class shall expire at the third annual meeting after their election. At each annual meeting held after such classification and election, directors shall be chosen for a full term of three years to succeed those whose terms expire. When the number of directors is changed any newly created directorship or any decrease in directorship shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

        Subject to the rights, if any, of the holders of Preferred Stock to elect directors, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of the class for which each such director has been chosen and until his successor is duly elected and qualified, or until his earlier resignation or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of an incumbent director. Subject to the rights, if any, of the holders of Preferred Stock to elect directors, directors shall be chosen by a plurality of votes cast in an election for directors.

                                 ARTICLE TEN

Section A. Notwithstanding any other provisions of the Act, the Corporation shall not engage in any business combination with any interested shareholder, unless:

   1. prior to the date on which a person becomes an interested shareholder, the board of directors of the Corporation approved either the business combination or the transaction which resulted in the person becoming an interested shareholder;

   2. upon consummation of the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned of record or beneficially capital stock having at least eighty-five percent (85%) of all voting power of the Corporation at the time the transaction commenced, excluding for purposes of determining such voting power the votes attributable to those shares owned of record or beneficially by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

   3. on or subsequent to the date a person becomes an interested shareholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3 %) of all voting power which is not attributable to shares owned of record or beneficially by the interested shareholder.

Section B. The restrictions contained in Section A of this Article Nine shall not apply if:

   1. the business combination is proposed prior to the consummation or abandonment, and subsequent to the earlier of the public announcement or the notice required hereunder, of a proposed transaction which:

        a. constitutes one of the transactions described in subsection 2 of this Section B,

        b. is with or by a person who either is not an interested shareholder or who became an interested shareholder with the approval of the Corporation's board of directors, and

        c. is approved or not opposed by a majority of the members of the board of directors then in office who were directors prior to any person becoming an interested shareholder or were recommended for election or elected to succeed such directors by a majority of such directors ("continuing directors");

   2. the proposed transactions referred to in subsection 1 of this Section B are limited to:

        a. a share acquisition pursuant to Section 1090.1 of the Act, or a merger or consolidation of the Corporation, except for a merger in respect of which, pursuant to subsection F of Section 1081 of the Act, no vote of the shareholders of the Corporation is required, or

        b. a sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation, other than to any direct or indirect wholly-owned subsidiary or to the Corporation, having an aggregate market value equal to fifty percent (50%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation. The Corporation shall give not less than twenty (20) days notice to all interested shareholders prior to the consummation of any of the transactions described in divisions (a) or (b) of this subsection.

Section C. The restrictions contained in Section A of this Article Nine shall not apply to a business combination which is proposed prior to the consummation or abandonment of, and subsequent to the public announcement of, a proposed tender or exchange offer for the outstanding stock of the Corporation which represents fifty percent (50%) or more of all voting powers of the Corporation if all of the following conditions are met:

   1. The aggregate amount of cash and the fair market value as of the date of the consummation of the business combination of consideration other than cash to be received per share by holders of common stock in such business combination shall be at least equal to the highest of the following:

        a. (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
             fees) paid by the interested shareholder for any shares of common stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the business combination (the "Announcement Date") or (ii) in the transaction in which it became an interested shareholder (the date of such transaction being referred to herein as the "Determination Date"), whichever is higher; or

        b. the fair market value per share of common stock on the Announcement Date or the Determination Date, whichever is higher. This subsection shall be used if the interested shareholder has not acquired any common stock.

   2. The aggregate amount of the cash and the fair market value as of the date of the consummation of the business combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding voting stock shall be at least equal to the highest of the following:

        a. the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested shareholder for any shares of such class of voting stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an interested shareholder, whichever is higher;

        b. the highest preferential amount per share to which the holders of shares of such class of voting stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

        c. the fair market value per share of such class of voting stock on the Announcement Date or on the Determination Date, whichever is higher.

   3. The consideration to be received by holders of a particular class of outstanding voting stock (including common stock) shall be in cash or in the same form as the interested shareholder has previously paid for the largest number of shares of such class of voting stock.

   4. After such interested shareholder has become an interested shareholder and prior to the consummation of such business combination: (a) except as approved by three-fourths (3/4) of the continuing directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock (if any); (b) there shall have been (1) no reduction in the annual rate of dividends, if any, paid on the common stock, except as approved by a majority of the continuing directors, and (2) no failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by a majority of the continuing directors.

   5. A proxy or information statement, describing the proposed business combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder shall be prepared and mailed by the Corporation, at the expense of the interested shareholder, to stockholders of the Corporation at least 30 days prior to the meeting at which such business combination will be voted upon (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section D.   As used in this Article Nine:

   1. "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person;

   2. "all voting power" means the aggregate number of votes which the holders of all classes of capital stock of the Corporation would be entitled to cast in an election of directors generally;

   3. "associate", when used to indicate a relationship with any person, means:

        a. any corporation or organization of which such person is a director, officer or partner or is, of record or beneficially, the owner of outstanding stock of the Corporation having twenty percent (20%) or more of all voting power of the Corporation,

        b. any trust or other estate in which such person has at least a twenty percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and

        c. any relative or spouse of such person, or any relative of such spouse, who has the same residence of such person;

   4. "beneficial ownership" shall have the meaning ascribed to such term by Rule 13d-3 under the Exchange Act except that a person shall be deemed to be the owner or beneficial owner of securities of which he has the right to acquire ownership either immediately or only after the passage of any time or the giving of notice or both; provided, however, that a person shall not be deemed the owner or beneficial owner of any stock if:

        a. the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to more than ten persons, or

        b. the stock is tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates, until such tendered stock is accepted for purchase or exchange;

   5. "business combination", when used in reference to the Corporation and any interested shareholder of the Corporation, means:

        a. any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with:

             (1)  the interested shareholder, or

             (2) any other corporation if the merger or consolidation is caused by the interested shareholder and as a result of such merger or consolidation Section A of this Article is not applicable to the surviving corporation,

        b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, except as proportionately as a shareholder of the Corporation, to or with the interested shareholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation,

        c. any transaction, which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested shareholder, except:

             (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested shareholder became such,

             (2) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of, securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested shareholder became such, or

             (3) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; provided, however, that in no case under divisions (2) and
                  (3) of this subparagraph c shall there be an increase in the interested shareholder's proportionate share of the stock of any class or series of the Corporation or of all voting power of the Corporation,

        d. any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, or all voting power, of the Corporation or of any such subsidiary which is owned by the interested shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested shareholder,

        e. any receipt by the interested shareholder of the benefit, directly or indirectly, except proportionately as a shareholder of the Corporation, of any loans, advances, guarantees, pledges, or other financial benefits, other than those expressly permitted in subparagraphs a through d of this paragraph, provided by or through the Corporation or any direct or indirect majority-owned subsidiary, or

        f. any share acquisition by the interested shareholder from the Corporation or any direct or indirect majority-owned subsidiary of the Corporation pursuant to Section 1090.1 of the Act;

   6.   "continuing director" has the meaning established in Section B.1.c.

   7. "control", including the terms "controlling", "controlled by" and "under common control with", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who owns, of record or beneficially, outstanding stock of the Corporation having twenty percent (20%) or more of all voting power of the Corporation shall be presumed to have control of the Corporation, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do no individually or as a group have control of the Corporation.

   8. "fair market value" means: (i) in the case of stock, the highest closing sale price during the 30-day period ending on the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed or on the Nasdaq National Market, or, if the stock is not listed on any such exchange or the Nasdaq National Market, the highest closing bid quotation with respect to a share of such stock during the 30-day period ending on the date in question on the Nasdaq SmallCap Market or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question by the board in good faith.

   9. "group" means two or more persons who agree to act together for the purpose of acquiring, holding, voting or disposing of securities of the Corporation;

   10.  a.   "interested shareholder" means:

             (1) any person, other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation, that:

                  (a) owns of record or beneficially outstanding stock of the Corporation having ten percent (10%) or more of all voting power of the Corporation, or

                  (b) is an affiliate or associate of the Corporation and owned of record or beneficially outstanding stock of the Corporation having ten percent (10%) or more of all voting power of the Corporation, and

             (2)  the affiliates and associates of such person;

        b. the term "interested shareholder" shall not include any person whose ownership of shares in excess of the ten percent (10%) limitation set forth herein is the result of action taken solely by the Corporation provided that such person shall be an interested shareholder if thereafter he acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person;

        c. for the purpose of determining whether a person is an interested shareholder, the stock of the Corporation deemed to be outstanding shall include stock owned of record or beneficially by such person, but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

   11. "person" means any individual, corporation, partnership, unincorporated association, any other entity, any group and any member of a group.

                                 ARTICLE ELEVEN

   Section 1. PREVENTION OF "GREENMAIL". Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Securityholder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except with respect to any class of Equity Security which by its terms is redeemable by the Corporation (in accordance with such terms) or as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of Voting Stock, voting together as a single class (it being understood that for the purposes of this Article Ten each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Four of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement of any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations).

   Section 2.  CERTAIN DEFINITIONS.  For the purposes of this Article Ten:

   A. The terms "affiliate," "all voting power," "associate," "beneficial owner" and "person" shall have the meanings ascribed to such terms in Article Nine.

   B. "Interested Securityholder" shall mean any person (other than the Corporation or any wholly-owned subsidiary) who or which:

        (i) is the record or beneficial owner of 5% or more of the class of securities to be acquired; or

       (ii) is an affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the record or beneficial owner of 5% or more of the class of securities to be acquired; or

      (iii) is an assignee of or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933; provided, however, a person shall not be deemed to be an Interested Securityholder if such person has acquired the class of securities to be acquired by gift from a person who has owned such securities for at least five years.

   C. For the purpose of determining whether a person is an Interested Securityholder pursuant to paragraph B of this Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph C of this
        Section 2 but shall not include any other securities of such class which may be issuable pursuant to any agreement, arrangements or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

   D.   "Equity Security" shall have the meaning ascribed to such term in
        Section 3(a)(11) of the Exchange Act as in effect on the date hereof.

                                ARTICLE TWELVE

   Section 1. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the Corporation shall be required to amend or repeal, or adopt any provisions inconsistent with, Article Nine, Article Ten and this Article Eleven of this Certificate of Incorporation.

   Section 2. Sections 1145 through 1155 of the Act shall not apply from and after the date of filing this Certificate of Incorporation to any control shares if the control share acquisition is approved by a majority of the board of directors prior to such acquisition.

        The undersigned hereby makes, files and records this Certificate of Incorporation, and certifies that the facts herein stated are true, this 11th day of September, 1997.


                                   THE NEW BEARD COMPANY

                                   By /s/ SUE BARNARD
                                     ---------------------------------
                                          Sue Barnard

                                        ("INCORPORATOR")

                                                                    Schedule A
                                                                   PAGE 1 OF 2



BEARD INVESTMENT COMPANY
CONTEMPLATED WRITEDOWNS &
      ADJUSTED AMORTIZATION
BASED ON BOOK VALUES AS OF 11-30-92




                                   BOOK VALUE                BOOK VALUE                         AMORTIZATION
                                       AT                 AFTER WRITEDOWN----------------------------------------------------------
                                    11/30/92    WRITEDOWN   AT 12/31/92     1993        1994        1995        1996         1997
                                   ----------   ----------   ----------  ----------  ----------  ----------  ----------  ----------
 Writedown of Certain Intangible
      Assets in:
           Carbonic Reserves        1,801,410   (1,166,007)     635,403     211,500      95,000      79,000      63,300      56,400
           Energy International       181,564     (163,435)      18,129       9,129       9,000          --          --          --
                                   ----------   ----------   ----------  ----------  ----------  ----------  ----------  ----------
                                    1,982,974   (1,329,442)     653,532     220,629     104,000      79,000      63,300      56,400
                                   ----------   ----------   ----------  ----------  ----------  ----------  ----------  ----------

Change depreciable life on boxes:
      Carbonic Reserves               150,000     (150,000)          --          --          --          --          --          --

Writedown Tanner #1 well:           1,868,464   (1,868,464)          --          --          --          --          --          --
Additional impairment on
      CO2 Acreage                     366,113     (141,560)     224,553      64,700      51,200      38,800      31,300      21,500
                                   ----------   ----------   ----------  ----------  ----------  ----------  ----------  ----------
                                    2,384,577   (2,160,024)     224,553      64,700      51,200      38,800      31,300      21,500
                                   ----------   ----------   ----------  ----------  ----------  ----------  ----------  ----------
Writedown investment in:
      NABR                          2,201,293     (501,293)   1,700,000          --          --          --          --          --
      EEIC                            140,679     (125,679)      15,000          --          --          --          --          --
      Nashert-B                       226,964      (76,964)     150,000          --          --          --          --          --
      Other Land & Impvmnts           381,509     (106,509)     275,000          --          --          --          --          --
                                   ----------   ----------   ----------  ----------  ----------  ----------  ----------  ----------
      Total Land & Invst            2,950,445     (810,445)   2,140,000          --          --          --          --          --
                                   ----------   ----------   ----------  ----------  ----------  ----------  ----------  ----------

      TOTAL BOOK VALUE              7,317,996                 3,018,085
                                   ==========                ==========


       GRAND TOTAL ALL WRITEDOWNS               (4,299,911)
                                                ==========


                                        TOTAL AMORTIZATION                  285,329     155,200     117,800      94,600      77,900
                                                                         ==========  ==========  ==========  ==========  ==========

                                                                           AMORTIZATION
                                         ------------------------------------------------------------------------------
                                            1998        1999        2000        2001        2002       AFTER 2002 (1)
                                         ----------  ----------  ----------  ----------  ---------- -------------------
 Writedown of Certain Intangible
      Assets in:
           Carbonic Reserves                 53,200      53,200      16,900       2,700       2,700          1,503
           Energy International                  --          --          --          --          --             --
                                         ----------  ----------  ----------  ----------  ----------     ----------
                                             53,200      53,200      16,900       2,700       2,700          1,503
                                         ----------  ----------  ----------  ----------  ----------     ----------

Change depreciable life on boxes:
      Carbonic Reserves                          --          --          --          --          --             --

Writedown Tanner #1 well:                        --          --          --          --          --             --
Additional impairment on
      CO2 Acreage                             4,700       4,500       3,000       2,800       2,053             --
                                         ----------  ----------  ----------  ----------  ----------     ----------
                                              4,700       4,500       3,000       2,800       2,053             --
                                         ----------  ----------  ----------  ----------  ----------     ----------
Writedown investment in:
      NABR                                       --          --          --          --          --             --
      EEIC                                       --          --          --          --          --             --
      Nashert-B                                  --          --          --          --          --             --
      Other Land & Impvmnts                      --          --          --          --          --             --
                                         ----------  ----------  ----------  ----------  ----------     ----------
      Total Land & Invst                         --          --          --          --          --             --
                                         ----------  ----------  ----------  ----------  ----------     ----------

      TOTAL BOOK VALUE


           GRAND TOTAL ALL WRITEDOWNS


                 TOTAL AMORTIZATION          57,900      57,700      19,900       5,500       4,753       1,503
                                         ==========  ==========  ==========  ==========  ==========  ==========

---------------------------



(1) After December 31, 2002, the Preferred stock is no longer redeemed out of one-third of the Company's "consolidated net income."

                                                                   Schedule A
                                                                   PAGE 2 OF 2


BEARD INVESTMENT COMPANY
AMORTIZATION WITHOUT CONTEMPLATED WRITEDOWNS
BASED ON BOOK VALUES AS OF 11-30-92



                                                                BOOK VALUE                       AMORTIZATION
                                                                   AT      -------------------------------------------------------
                                                                11/30/92      1993        1994        1995       1996       1997
                                                                ------------------------------------------------------------------
 Writedown of Certain Intangible
      Assets in:
           Carbonic Reserves                                    1,801,410    560,200     466,200     291,100     96,900     73,000
           Energy International                                   181,564     90,800      90,764          --         --         --
                                                                ---------  ---------   ---------   ---------  ---------  ---------
                                                                1,982,974    651,000     556,964     291,100     96,900     73,000
                                                                ---------  ---------   ---------   ---------  ---------  ---------

Change depreciable life on boxes:
      Carbonic Reserves                               5 yrs       150,000     30,000      30,000      30,000     30,000     30,000

Writedown Tanner #1 well:                             6 yrs     1,868,464    311,400     311,400     311,400    311,400    311,400
Additional impairment on
      CO2 Acreage                                     6 yrs       366,113     64,700      64,700      64,700     64,700     64,700
                                                                ---------  ---------   ---------   ---------  ---------  ---------
                                                                2,384,577    406,100     406,100     406,100    406,100    406,100
                                                                ---------  ---------   ---------   ---------  ---------  ---------

Writedown investment in:
      NABR                                            3 yrs     2,201,293    167,100     167,100     167,093         --         --
      EEIC                                            3 yrs       140,679     46,900      46,900      31,879         --         --
      Nashert-B                                                   226,964     25,700      25,700      25,564         --         --
      Other Land & Impvmnts                                       381,509     35,500      35,500      35,509         --         --
                                                                ---------  ---------   ---------   ---------  ---------  ---------
      Total Land & Invst.                                       2,950,445    275,200     275,200     260,045         --         --
                                                                ---------  ---------   ---------   ---------  ---------  ---------

                                    TOTAL BOOK VALUE            7,317,996
                                                                =========

                                       TOTAL DD&A ON
                                            AFFECTED ASSETS                1,332,300   1,238,264     957,245    503,000    479,100
                                                                           =========   =========   =========  =========  =========
                                       DD&A DIFFERENTIAL:
                                            WITHOUT WRITEDOWNS             1,332,300   1,238,264     957,245    503,000    479,100
                                            WITH WRITEDOWNS                  285,329     155,200     117,800     94,600     77,900
                                                                           ---------   ---------   ---------  ---------  ---------
                                            DIFFERENCE                     1,046,971   1,083,064     839,445    408,400    401,200
                                                                           =========   =========   =========  =========  =========

                                       ADJUSTMENT (50%) TO CALCULATE
                                           "CONSOL. NET INCOME" AS DEFINED
                                           IN CERTIFICATE OF DESIGNATIONS    523,486     541,532     419,723    204,200    200,600
                                                                           =========   =========   =========  =========  =========
                                                                                            AMORTIZATION
                                                                 -------------------------------------------------------------------
                                                                   1998        1999       2000      2001       2002   After 2002 (1)
                                                                 ---------  ---------  ---------  ---------  ---------  ------------
 Writedown of Certain Intangible
      Assets in:
           Carbonic Reserves                                        69,900     69,900     36,200     19,300     19,300     99,410
           Energy International                                         --                                                     --
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
                                                                    69,900     69,900     36,200     19,300     19,300     99,410
                                                                 ---------  ---------  ---------  ---------  ---------  ---------



Change depreciable life on boxes:
      Carbonic Reserves                           5 yrs                 --                                                     --

Writedown Tanner #1 well:                         6 yrs            311,464                                                     --
Additional impairment on
      CO2 Acreage                                 6 yrs             42,613                                                     --
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
                                                                   354,077         --         --         --         --         --
                                                                 ---------  ---------  ---------  ---------  ---------  ---------



Writedown investment in:
      NABR                                        3 yrs                 --                                                     --
      EEIC                                        3 yrs                 --                                                     --
      Nashert-B                                                         --                                                     --
      Other Land & Impvmnts                                             --                                                     --
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
      Total Land & Invst.                                               --         --         --         --         --         --
                                                                 ---------  ---------  ---------  ---------  ---------  ---------

                            TOTAL BOOK VALUE

                                   TOTAL DD&A ON
                                        AFFECTED ASSETS            423,977     69,900     36,200     19,300     19,300     99,410
                                                                 =========  =========  =========  =========  =========  =========
                                   DD&A DIFFERENTIAL:
                                        WITHOUT WRITEDOWNS         423,977     69,900     36,200     19,300     19,300     99,410
                                        WITH WRITEDOWNS             57,900     57,700     19,900      5,500      4,753      1,503
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
                                        DIFFERENCE                 366,077     12,200     16,300     13,800     14,547     97,907
                                                                 =========  =========  =========  =========  =========  =========


                                   ADJUSTMENT (50%) TO CALCULATE
                                       "CONSOL. NET INCOME" AS
                                       DEFINED IN CERTIFICATE
                                       OF DESIGNATIONS             183,039      6,100      8,150      6,900      7,274     48,954
                                                                 =========  =========  =========  =========  =========  =========

-----------------

(1) After December 31, 2002, the Preferred stock is no longer redeemed out of one-third of the Company's "consolidated net income."

                                                                      EXHIBIT D

                              THE BEARD COMPANY

                       DEFERRED STOCK COMPENSATION PLAN


                                  ARTICLE I

                          PURPOSE AND EFFECTIVE DATE

          1.1 PURPOSE. The Beard Company Deferred Stock Compensation Plan, as amended, (the "Plan") is intended to advance the interests of the Company and its shareholders by providing a means to attract and retain highly-qualified persons to serve as Officers and Directors and to promote ownership by Officers and Directors of a greater proprietary interest in the Company, thereby aligning such interests more closely with the interests of shareholders of the Company.

          1.2 EFFECTIVE DATE. This Plan first became effective November 1, 1995 and was approved by the shareholders of the Company by the affirmative vote of a majority of shares of the Company present, or represented, and entitled to vote on the subject matter, at the 1996 Annual Meeting of Shareholders of the Company. The Plan, as amended, shall become effective upon approval of the shareholders of the Company by the affirmative vote of a majority of the shares of the Company present, or represented, and entitled to vote on the subject matter, at the 1997 Annual Meeting of Shareholders of the Company.

                                  ARTICLE II

                                 DEFINITIONS

          The following terms shall be defined as set forth below:

          2.1 "Board" means the Board of Directors of the Company.

          2.2 "Compensation" means all or part of the cash remuneration payable to an Officer in his or her capacity as an Officer.

          2.3 "Committee" means the Compensation Committee of the Board.

          2.4 "Company" means The Beard Company, an Oklahoma corporation, or any successor thereto.

          2.5 "Deferral Date" means the date Fees or Compensation would otherwise have been paid to the Participant.

          2.6 "Director" means any individual who is a member of the Board.

          2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

          2.8 "Fair Market Value" means the "Market Price" as defined in the Certificate of Designations for the Company's outstanding Series A Convertible Preferred Stock, but in no event shall Fair Market Value be less than an amount below which would cause an adjustment to the number of shares of the Company's common stock to be issued upon conversion of the Series A Convertible Preferred Stock.

          2.9 "Fees" means all or part of any retainer and/or fees payable to a Director in his or her capacity as a Director.

          2.10 "Officer" means any person so designated by the Board.

          2.11 "Participant" means a Director or Officer who defers Fees or Compensation under Article VI of this Plan.

          2.12 "Reconciliation Events" means certain events which cause the amount of Fees or Compensation actually paid during a period to differ from the amount of Fees credited pursuant to Section 6.4, including, but not limited to, the following: an increase or decrease in Fees paid, additional meetings held, missed attendance at certain meetings, newly elected directors and Terminations of Service.

          2.13 "Secretary" means the Corporate Secretary or any Assistant Corporate Secretary of The Beard Company.

          2.14 "Shares" means shares of the common stock of The Beard Company, par value $.001 per share, or of any successor corporation or other legal entity adopting this Plan.

          2.15 "Stock Units" means the credits to a Participant's Stock Unit Account under Article VI of this Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

          2.16 "Stock Unit Account" means the bookkeeping account established by the Company pursuant to Section 6.4.

          2.17 "Termination Date" means the date the Plan terminates pursuant to Section 12.8.

          2.18 "Termination of Service" means termination of service as a Director or Officer in any of the following circumstances:

                (a)  Where the Participant voluntarily resigns or retires;

                (b) Where a Director is not re-elected (or elected in the case of an appointed Director) to the Board by the shareholders, or an Officer is not re-elected as an Officer by the Board; or

                (c)  Where the Participant dies.

                                  ARTICLE III

                        SHARES AVAILABLE UNDER THE PLAN

          Subject to adjustment as provided in Article X, the maximum number of Shares that may be distributed in settlement of Stock Unit Accounts under this Plan shall not exceed 100,000. Such Shares may include authorized but unissued Shares or treasury Shares.

                                   ARTICLE IV

                                 ADMINISTRATION

          4.1 This Plan shall be administered by the Board's Compensation Committee, or such other committee or individual as may be designated by the Board. Notwithstanding the foregoing, no Director who is a Participant under this Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.

          4.2 It shall be the duty of the Committee to administer this Plan in accordance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate.

          4.3 The Committee shall have the authority to make all determinations it deems necessary or advisable for administering this Plan, subject to the limitations in Section 4.1 and other explicit provisions of this Plan.

                                   ARTICLE V

                                  ELIGIBILITY

          Each Director and Officer of the Company shall be eligible to defer Fees and Compensation under Article VI of this Plan.

                                   ARTICLE VI

                  DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENTS

          6.1 GENERAL RULE. Each Director or Officer may, in lieu of receipt of Fees or Compensation, defer such Fees or Compensation in accordance with this Article VI.

          6.2 TIMING OF ELECTION. Each eligible Director or Officer who wishes to defer Fees or Compensation under this Plan must make an irrevocable written election at least six (6) months prior to the beginning of the date on which the Fees or Compensation would otherwise be paid; provided, however, that with respect to (a) any election made by a newly-elected or appointed Director or Officer ("New Participant Elections") and (b) elections made prior to shareholder approval for the Plan as provided in Section 1.2 hereof ("Initial Elections"), the following special rules shall apply: (i) with respect to any New Participant Elections, the Company shall hold such deferred Fees or Compensation (without interest) and credit them pursuant to Section 6.4 on or as of the date which follows by six months such deferral election and (ii) with respect to any Initial Elections, such elections shall be effective for any Fees or Compensation paid on the date the election was made and the Company shall hold such deferred Fees or Compensation (without interest) and credit them pursuant to Section 6.4 on or as of the date on which the shareholders of the Company approve the Plan in accordance with Section 1.2; provided, however, the Fair Market Value used to determine the number of Stock Units to be credited shall be the Fair Market Value as of the date the election was made. An election by a Director or an Officer shall be deemed to be continuing and therefore applicable to Fees or Compensation to be paid in periods unless the Director or Officer revokes or changes such election by filing a new election form to be effective at least six (6) months after such election.

          6.3 FORM OF ELECTION. An election shall be made in a manner satisfactory to the Secretary. Generally, an election shall be made by completing and filing the specified election form with the Secretary of the Company within the period described in Section 6.2. At minimum, the form shall require the Director or Officer to specify the following:

                (a) a percentage (for Directors in 25% increments, and for Officers not less than 10% and in 5% increments thereafter), not to exceed an aggregate of 100% of the Fees or Compensation to be deferred under this Plan; and

                (b) the manner of settlement in accordance with Section 7.2.

          6.4 ESTABLISHMENT OF STOCK UNIT ACCOUNT. The Company will establish a Stock Unit Account for each Participant. All Fees or Compensation deferred pursuant to this Article VI shall be credited to the Participant's Stock Unit Account as of the Deferral Date and converted to Stock Units as follows: The number of Stock Units shall equal the deferred Fees or Compensation divided by the Fair Market Value of a Share on the Deferral Date, with fractional units calculated to three (3) decimal places.

          6.5 CREDIT OF DIVIDEND EQUIVALENTS. As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to: the per-share cash dividend payable with respect to a Share on such dividend payment date multiplied by the number of Stock Units held in the Stock Unit Account as of the close of business on the record date for such dividend divided by the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consistent with the foregoing and, if their value is not readily determinable, shall be credited "in kind" to the Participant's Stock Unit Account.

          6.6 RECONCILIATIONS. The Company shall record all Reconciliation Events and, as soon as reasonably practicable after the end of each calendar quarter or after a Termination of Service, make appropriate adjustments to each Participant's Stock Unit Account to reflect such Reconciliation Events; provided, however, the Fair Market Value used to determine such adjustments shall be the same Fair Market Value used to determine the number of Stock Units credited to such Participant's Stock Unit Account.

                                  ARTICLE VII

                           SETTLEMENT OF STOCK UNITS

          7.1 SETTLEMENT OF ACCOUNT. The Company will settle a Participant's Stock Unit Account in the manner described in Section 7.2 as soon as administratively feasible following the earlier of (i) notification of such Participant's Termination of Service or (ii) the Termination Date.

          7.2 PAYMENT OPTIONS. An election filed under Article VI shall specify whether the Participant's Stock Unit Account is to be settled by delivering to the Participant (or his or her beneficiary) the number of Shares equal to the number of whole Stock Units then credited to the Participant's Stock Unit Accounts, in (a) a lump sum, or (b) substantially equal annual installments over a period not to exceed ten (10) years. If, upon lump sum distribution or final distribution of an installment, less than one whole Stock Unit is credited to a Participant's Stock Unit Account, cash will be paid in lieu of fractional shares on the date of such distribution.

          7.3 CONTINUATION OF DIVIDEND EQUIVALENTS. If payment of Stock Units is deferred and paid in installments, the Participant's Stock Unit Account shall continue to be credited with dividend equivalents as provided in Section 6.5.

          7.4 IN KIND DIVIDENDS. If any "in kind" dividends were credited to the Participant's Stock Unit Account under Section 6.5, such dividends shall be payable to the Participant in full on the date of the first distribution of Shares under Section 7.2.

                                  ARTICLE VIII

                                UNFUNDED STATUS

          The interest of each Participant in any Fees or Compensation deferred under this Plan (and any Stock Units or Stock Unit Account relating thereto) shall be that of a general creditor of the Company. Stock Unit Accounts, and Stock Units (and, if any, "in kind" dividends) credited thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

                                   ARTICLE IX

                           DESIGNATION OF BENEFICIARY

          Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive the Shares described in Section 7.2 in the event of such Participant's death. The Company may rely upon the beneficiary designation last filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant's death.

                                   ARTICLE X

                             ADJUSTMENT PROVISIONS

          In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares such that an adjustment is determined by the Board or Committee to be appropriate to prevent dilution or enlargement of Participants' rights under this Plan, then the Board or Committee will, in a manner that is proportionate to the change to the Shares and is otherwise equitable, adjust the number or kind of Shares to be delivered upon settlement of Stock Unit Accounts under Article VII.

                                   ARTICLE XI

                           COMPLIANCE WITH RULE 16B-3

          Subject to Section 6.2, it is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with the deferral of Fees and Compensation. Thus, other provisions of this Plan notwithstanding, if any deferral of Fees or Compensation would occur less than six (6) months after the Participant filed an irrevocable election which would result in such deferral and at a time that the Company's employee benefit plans are being operated in conformity with Rule 16b-3 as adopted and in effect, such deferral election may be modified in a manner consistent with the special rule described in Section 6.2 or in any other manner consistent with Rule 16b-3 as then applicable to any transaction by a Participant subject to Section 16 of the Exchange Act, or would cause any Participant or Director to no longer be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Participant or Director.

                                  ARTICLE XII

                               GENERAL PROVISIONS

          12.1  NO RIGHT TO CONTINUE AS AN OFFICER  OR  DIRECTOR.   Nothing
contained in this Plan will confer upon any Participant any right to continue to serve as an Officer or Director.

          12.2 NO SHAREHOLDER RIGHTS CONFERRED. Nothing contained in this Plan will confer upon any Participant any rights of a shareholder of the

Company unless and until Shares are in fact issued or transferred to such Participant in accordance with Article VII.

          12.3 CHANGE TO THE PLAN. The Board may amend, alter, suspend, discontinue, extend, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders at the next annual meeting of shareholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board determines in its discretion to seek such shareholder approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account; and provided, however, that any "plan provision" referred to in Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the Exchange Act or the rules thereunder.

          12.4 CONSIDERATION; AGREEMENTS. The consideration for Shares issued or delivered in lieu of payment of Fees or Compensation will be the service of the Officer or Director during the period to which the Fees or Compensation paid in the form of Shares related.

          12.5 COMPLIANCE WITH LAWS AND OBLIGATIONS. The Company will not be obligated to issue or deliver Shares in connection with this Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

          12.6 LIMITATIONS ON TRANSFERABILITY. Stock Units and any other right under the Plan that may constitute a "derivative security" as generally defined in Rule 16a-1(c) under the Exchange Act will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death); provided, however, that such rights may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant in connection with the Participant's estate planning, but only if and to the extent then permitted under Rule 16b-3 and consistent with the registration of the offer and sale of Shares on Form S- 8 or a successor registration form of the Securities and Exchange Commission. Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

          12.7 GOVERNING LAW. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Oklahoma, without giving effect to principles of conflicts of laws, and applicable federal law.

          12.8 PLAN TERMINATION. Unless earlier terminated by action of the Board or Executive Committee of the Board, the Plan will remain in effect until the earlier of (i) such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan or
(ii) June 30, 2006.

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 FORM 10-K/A2

   [X]  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
            For the fiscal year ended December 31, 1996
                               OR
   [   ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
     For the transition period from ______________ to ________________

                         Commission file number 1-12396

                               THE BEARD COMPANY
             (Exact name of registrant as specified in its charter)

           Oklahoma                                          73-0970298
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

              Enterprise Plaza, Suite 320
                5600 North May Avenue
               Oklahoma City, Oklahoma                           73112
       (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:  (405) 842-2333

    Securities registered pursuant to Section 12(b) of the Act:

                                                           (Name of each
                                                            exchange on
   (Title of each class)                                    which registered)
Common Stock, $.001 par value                            American Stock Exchange
Redeemable Preferred Stock, $1.00 par value                       None

Securities registered pursuant to Section 12(g) of the Act:  None

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports, and (2) has been subject to such filing requirement for the past 90 days. Yes [X] No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form l0-K or any amendment to this Form 10-K. [ X ]

     The aggregate market value of the voting common stock held by non-affiliates of the registrant, computed by using the closing price of registrant's common stock on the American Stock Exchange as of the close of business on February 28, 1997 was $6,739,000.

     The number of shares outstanding of each of the registrant's classes of common stock as of February 28, 1997 was Common Stock $.001 par value - 2,799,074

                   DOCUMENTS INCORPORATED BY REFERENCE: None

                       THE BEARD COMPANY
                           FORM 10-K

          For the Fiscal Year Ended December 31, 1996

                       TABLE OF CONTENTS

PART I

Item 1.   Business

Item 2.   Properties

Item 3.   Legal Proceedings

Item 4.   Submission of Matters to a Vote of Security Holders


PART II

Item 5.   Market for the Company's Common Equity and Related Stockholder
          Matters

Item 6.   Selected Financial Data

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Item 8.   Financial Statements and Supplementary Data

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure


PART III

Item 10.  Directors, Executive Officers and Significant Employees of the
          Registrant

Item 11.  Executive Compensation

Item 12.  Security Ownership of Certain Beneficial Owners and Management

Item 13.  Certain Relationships and Related Transactions


PART IV

Item 14.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K

SIGNATURES

                               THE BEARD COMPANY

                                   FORM 10-K

                           FORWARD LOOKING STATEMENTS

     This document contains "forward looking statements" as defined by the Securities Litigation Reform Act of 1995. These statements should be read in conjunction with the cautionary statements included in this document, including those found under "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                     PART I

Item 1.  Business.

(a)   General development of business.

   General. The name of a wholly-owned subsidiary formed in Oklahoma by Beard Oil Company ("Beard Oil") in 1974 was changed to Beard Investment Company in November of 1989 and to The Beard Company ("Beard" or the "Company") in August of 1993. Beard conducts various non-oil and gas operations which may be categorized into two industry segments: (1) the carbon dioxide segment (the "CO2 Segment"), comprised of (a) the manufacture and distribution of dry ice (solid CO2) and (b) the production of CO2; and (2) the environmental/resource recovery segment (the "E/RR" Segment"), consisting of environmental services and resource recovery. Beard also holds a minority interest in a joint venture involved in the extraction, production and sale of crude iodine.

   As a result of the 1993 Reorganization (the "Reorganization" - see below) Beard has more than $66.9 million of unused net operating losses ("NOL's") available for carryforward. Unless the context otherwise requires, references to Beard and the Company herein include Beard and its consolidated subsidiaries, including Beard Oil.

                            THE 1993 REORGANIZATION

   The 1993 Reorganization. As a result of a reorganization (the "Reorganization"), effective in October 1993, and a settlement agreement in April 1995 (the "Settlement") with four institutional lenders (the "Lenders"):
(a) Beard divested substantially all of its oil and gas assets; (b) $101,498,000 of long-term debt and other obligations were effectively eliminated; and (c) the Lenders received 25% of Beard's then outstanding common stock and $9,125,000 stated value (91,250 shares, or 100%) of Beard's then outstanding preferred stock.

   Subsequent Sale of Stock by Certain Lenders; Current Stock Ownership by the Lenders. On January 2, 1997 three of the four Lenders sold their common and preferred shares to five parties, one of whom owns more than 5% of the Company's outstanding common and preferred stock. As a result of the Reorganization, and after giving effect to (i) the redemption of 1,094.14 preferred shares in April of 1995; (ii) the sale by three of the Lenders of 351,044 common shares and 47,728.76 preferred shares in January of 1997; and
(iii) the 2,799,074 common shares outstanding as of February 28, 1997, the other Lender holds 9.57% of the voting power of Beard through its ownership of common stock and an additional 6.67% through its holdings of preferred stock, for a total of 16.24% of the total outstanding voting stock of the Company. The preferred holders have elected a director to serve on Beard's six-member Board of Directors.

   Mandatory Redemptions on Beard Preferred Stock. The Company's preferred stock is mandatorily redeemable through December 31, 2002 from one-third of Beard's "consolidated net income" as defined. Accordingly, one-third of future "consolidated net income" will accrete directly to preferred stockholders and reduce earnings per common share.

   Conversion of Beard Preferred Stock. Each share of Beard preferred stock which has not previously been redeemed may be converted into 5.129421 shares of Beard common stock after December 31, 2002. Fractional shares will not be issued, and cash will be paid in redemption thereof.

   Preservation of NOL's. The Company estimates that at year-end 1996, Beard and its consolidated subsidiaries had NOL's of approximately $66.9 million. Beard considers such NOL's, which expire between 2001 and 2010, to be one of its most valuable assets and that loss of the NOL's would have a severe negative impact on the Company's future value. Beard is currently considering action to protect the assets and prevent the triggering of an "ownership change" as defined in Section 382 of the Code (which would severely limit the use of the NOL's) by re-imposing restrictions (to replace those restrictions which expired October 26, 1996) on all of its shares to prevent transfer without the Board of Directors' consent to any person if that person was, or would thereby become, a holder of 5% or more of the fair market value of Beard's outstanding capital stock.

   Indemnification Obligations. As a result of the Reorganization, the Company has indemnified Sensor and the Lenders for certain losses (i) arising out of the ownership and/or operation of Beard Oil's former oil and gas assets, including environmental liabilities; (ii) arising under any employee benefit or severance plan; or (iii) relating to any misrepresentation or inaccuracy in any representation made by the Company or Beard Oil in connection with the Reorganization (collectively, the "Obligations"). Neither Beard nor Beard Oil is presently aware of any material liabilities existing as a result of such Obligations.

   Discontinued Operations. In January of 1997 the Company made the decision to discontinue its real estate construction and development activities. As a result, Beard's continuing operations consist primarily of the CO2 Segment and other activities which include the E/RR Segment and other unrelated activities. Accordingly, the net operating results of the Company's real estate segment have been presented as discontinued operations in 1996 and for all periods presented in the consolidated statements of operations. As of March 13, 1997, the Company had sold all of the real estate construction and development assets with the exception of three speculative homes. One of these is under contract for closing on March 21, 1997, and another is under contract for closing on May 30, 1997, leaving one home remaining for sale.


                             CONTINUING OPERATIONS

   Carbon Dioxide Operations. The Company's carbon dioxide ("CO2") operations are now concentrated on the manufacturing and distribution of dry ice (solid
CO2) which are conducted by an 85%-owned subsidiary, Carbonic Reserves ("Car-bonics"), and the production of CO2 gas which is conducted through Beard. The Company owns working interests in two producing CO2 gas units in Colorado and New Mexico.

   As the result of two significant acquisitions in 1990 and subsequent expansion in 1991 and 1995, the Company's dry ice manufacturing and distribution activities now consist of six plants and 13 distribution centers as compared with one plant and three distribution centers at year-end 1989. As a result of this growth, the size and scope of its dry ice manufacturing and distribution operations have expanded to the point where management believes it is one of the largest producers of dry ice in the continental United States.

   Environmental/Resource Recovery Activities. When Beard divested itself of Beard Oil's oil and gas assets in 1993, it redirected the focus of its oilfield services subsidiaries to environmental services activities. The Company and its management have considerable expertise in the environmental field stemming from previous experience as the founder, as officers and directors, and as the principal shareholder of USPCI, Inc. (NYSE) from 1968 until its acquisition by Union Pacific Corporation in 1987-88.

   In 1993 Whitetail Services, Inc. ("Whitetail") terminated its oilfield construction activities and converted its operations to focus upon environmental services, including soil and groundwater treatment system installations, site remediation, bioremediation, waste stabilization and solidification, underground storage tank removal, heavy equipment operations and emergency spill response. Whitetail's environmental service capabilities were expanded in 1995 by the addition of environmental drilling, wastewater storage tank rentals, waste transportation and storage, and CO2 blaster cleaning services, all of which had previously been conducted by separate subsidiaries.

   In 1990 the Company acquired more than 80% of Energy International Corporation ("EI"), a research and development firm specializing in coal-related technologies. During the four years that Beard owned EI, EI developed a new patented technology know as Mulled Coal Technology (the "M/C Technology"). In May of 1994 Beard sold EI to a subsidiary of The Williams Companies, Inc. for $2,199,000, but retained the M/C Technology which was contributed to a wholly-owned subsidiary, Beard Technologies, Inc. ("BTI"). BTI has continued to pursue the commercial development of the M/C Technology. In 1995 BTI served as the principal subcontractor to EI on a contract which EI had entered into with the United States Department of Energy (the "DOE") to demonstrate the storage, handling and transportation characteristics of Mulled Coal under commercial conditions. The final report on this project was delivered to the DOE in March of 1996, with the results and conclusions far surpassing BTI's original expectations. (See "Resource Recovery Activities - Department of Energy Contract").

   In May of 1996 the Company acquired 80% of Horizontal Drilling Technologies, Inc. ("HDT"), a company specializing in trenchless technology. As part of the purchase consideration the seller received 20% of the common stock of Whitetail. HDT specializes in directional drilling and has completed various aspects of utility and environmental remediation projects in 12 states. It has focused much of its attention since the acquisition on cable and fiber optics installations.

   Collectively, the E/RR Segment can provide environmental related services to industry and government on a nationwide scale utilizing the newest emerging technologies and state of the art assessment-to-remediation techniques. Now that BTI has successfully demonstrated the commercial feasibility of its M/C Technology, it is focusing its current efforts on marketing such technology in the coal producing states, where it hopes to set up several coal recovery projects for the larger coal companies operating there.

   Other Activities. In addition to the above, Beard's other activities include
(i) a minority-owned investment in a joint venture for the extraction, production and sale of crude iodine; and (ii) various assets and investments which the Company intends to liquidate as opportunities materialize. Such assets consist primarily of the residue of its discontinued real estate operations (see "Discontinued Operations" above); drilling rigs, yards and equipment; real estate limited partnerships; and miscellaneous other investments. See "Business -- Other Activities." As excess funds become available from such liquidations they will be utilized for working capital, reinvested in Beard's ongoing business activities or re-deployed into newly targeted opportunities.

   Oil and Gas Assets and Related Liabilities Retained by Beard Oil. Pursuant to the Reorganization, Beard Oil retained 18 oil and gas leases on which near term sale or plugging and remediation work was contemplated. Any liabilities incurred by Beard Oil will be considered as a redemption of an equivalent amount of the mandatorily redeemable preferred stock by Beard, subject to specified limitations. As of December 31, 1996, plugging had been completed on 15 leases, at a cost of approximately $81,000. It is possible that further remediation work may be required, but no material liability is anticipated.

(b)   Financial information about industry segments.

   Financial information about industry segments is contained in the Statements of Operations and Note (16) of Notes to the Company's Financial Statements. See
Part II, Item 8---Financial Statements and Supplementary Data.

(c)   Narrative description of business segments.

   The Company operates within two major industry segments: CO2 and E/RR. All of such activities, with the exception of Beard's CO2 production activities, are conducted through subsidiaries. Beard, through its corporate staff, performs management, financial, consultative, administrative and other services for its subsidiaries.

                           CARBON DIOXIDE OPERATIONS

   General. The Company's CO2 operations are conducted directly and through a subsidiary. Such activities include the operations of (1) the Company's 85%- owned subsidiary, Carbonic Reserves ("Carbonics"), which operates six dry ice (solid CO2) producing plants and 13 sales and distribution centers, and (2) Beard's directly owned working interests in (i) two carbon dioxide producing units and (ii) a shut-in CO2 gas well in south central Utah.

Carbonic Reserves

   History. Carbonics was founded in 1987 by Beard Oil and Clifford H. Collen, Jr. ("Collen"), its President, to enter the liquid CO2 business. It is headquartered in San Antonio, Texas. The original concept was to build a liquids business based upon Collen's expertise involving many years of experience in the CO2 industry and Beard Oil's large CO2 gas reserves which were subsequently transferred to Beard. The common stock of Carbonics is presently owned 85% by Beard and 15% by Collen. In addition Beard owns $14,358,000 of Carbonics preferred stock which is mandatorily redeemable out of one-third of Carbonics' consolidated pre-tax net income.

   Evolution of Current Strategy. In 1987, Carbonics built a liquid CO2 plant at Clayton, New Mexico (the "Bravo Plant") and entered the liquid CO2 business by distributing its product in New Mexico, Texas, Kansas and Oklahoma. This proved to be a very commodity-oriented business which generated unacceptably low margins. In 1989, Carbonics changed its basic strategy, virtually withdrawing from the sale of liquid CO2 and CO2 gas, in order to concentrate its efforts on the manufacturing and distribution of dry ice.

   1990-1991 Expansion Activities. At year-end 1989, Carbonics owned one dry ice plant at Clayton, New Mexico and operated three sales and distribution centers located in Amarillo and Lubbock, Texas and Denver, Colorado. In 1990, it acquired three dry ice manufacturing plants and a distribution center from a major competitor and also acquired a dry ice manufacturing plant and eight distribution centers from two affiliated parties in Denver. Carbonics opened two additional distribution centers in late 1990 and added three additional distribution centers in 1991.

   Dry Ice Manufacturing and Distribution. Carbonics is a dry ice manufacturer and distributor with its principal offices located in San Antonio, Texas. Following its 1990 and 1991 expansion activities, Carbonics had five manufacturing plants located in Cortez, Colorado; the Bravo Plant at Clayton, New Mexico; Enid, Oklahoma; Corpus Christi, Texas; and Cheyenne, Wyoming. In 1995 it began operating a sixth manufacturing plant under contract in Dallas,

Texas. These six plants supply Carbonics' sales and distribution warehouses located in Denver and Longmont, Colorado; Wichita, Kansas; Albuquerque, New Mexico; Tulsa, Oklahoma and Amarillo, Austin, Corpus Christi, Dallas, Harlingen, Houston, Lubbock and San Antonio, Texas. The Bravo plant has a 90 ton/day capacity, the Cortez plant has a 60 ton/day capacity and the other four plants have a 50 ton/day capacity. All of Carbonics' facilities are in leased premises except (i) the Wichita warehouse; (ii) the Denver warehouse where Carbonics owns a building on leased land; and (iii) the Dallas and Amarillo warehouse which are under lease/purchase options.

   Bravo Plant. The Bravo plant is a 240 ton/day CO2 liquification and purification plant and a 90 ton/day dry ice plant. The liquification and purification portion of the Bravo plant is currently being upgraded to produce a higher quality CO2 and to increase the efficiency of the plant. Liquid CO2 from this leased facility is used as a raw material at Carbonics' adjoining dry ice plant, and is also available for sale to third parties.

   Take-or-Pay Contract. Until February of 1996, Carbonics was selling liquid CO2 exclusively to a customer on a take-or-pay basis under a 10-year contract expiring in 1999. Pursuant to a settlement agreement executed in February of 1996, the customer terminated its obligation at such time by the payment of $539,000 in cash and the transfer of liquid CO2 processing equipment valued at $400,000 to Carbonics. The settlement added $939,000 of pre-tax income to the Company's financial results for 1996 and for the first quarter thereof.

   Principal Products. The principal product produced through Beard's CO2 operations is dry ice which accounted for the following percentage of the Company's consolidated revenues from continuing operations and Segment revenues for each of the last three years:

                          Percent of
        Fiscal Year   Consolidated Revenues          Percent of
           Ended      from Continuing Operations  Segment Revenues
        -----------   --------------------------  ----------------
         12/31/96           73.2%                     89.7%
         12/31/95           69.3%                     87.3%
         12/31/94           68.7%                     89.9%

   Market Demand and Competition. Dry ice is marketed directly to meat packing plants, food processing plants and wholesale grocery companies. Health science centers are an emerging market for the product. It is used extensively by commercial airlines to keep their food and drinks cold prior to and during service to passengers. Additionally, Carbonics is focusing its efforts on developing sales of dry ice to retail customers through grocery and convenience store outlets. The principal retail use is for keeping foods and beverages cold in containers for hunters, fishermen, travelers, etc.

   The dry ice business is highly competitive in that portion of the continental United States outside of Carbonics' present market area, which may limit Carbonics' ability for further expansion.

   Availability of Raw Materials. Carbonics believes that it has adequate CO2 available to handle its present and foreseeable manufacturing requirements. In addition, by virtue of Beard's ownership of CO2 reserves in the McElmo Dome and Bravo Dome fields, it has the ability to trade a portion of such reserves for needed product at its various supply points.

   Trademarks. Carbonics is the sole manufacturer of Penguin BrandTM dry ice. Carbonics has developed a program to market its dry ice in individual plastic bags bearing the Penguin BrandTM trademark to the general public. By placing one of Penguin's dry ice dispensers--an insulated chest freezer requiring no electrical hookup--in a retail store next to a wet ice dispenser, the public is given the choice of either wet or dry ice.

   Carbonics' marketing efforts have been focused on sales through corporate chains of grocery stores such as Kroger, Randalls, Albertsons and King Soopers. As a result, Penguin BrandTM dry ice is currently being marketed through more than 1,800 grocery stores in Arizona, Arkansas, Colorado, Kansas, Missouri, Nevada, New Mexico, Oklahoma, Texas, Utah and Wyoming.

   In 1993 Carbonics decided to concentrate its marketing efforts on increasing sales of Penguin BrandTM dry ice, which has resulted in steady improvement in the ratio of Penguin ice sales to total dry ice sales, to consolidated revenues from continuing operations and to CO2 Segment revenues, as illustrated by the following table:

                                        Percent of
                        Percent    Consolidated Revenues  Percent of   Total
Fiscal Year   Penguin   of Dry        from Continuing     Segment      Dry Ice
Ended        Ice Sales   Sales          Operations        Revenues     Sales
-----------  ---------  -------    ---------------------  ----------   -------
12/31/96    $2,598,000   21.3%            15.6%            19.1%     $12,206,000
12/31/95    $2,038,000   19.6%            13.6%            17.1%     $10,407,000
12/31/94    $1,674,000   17.3%            11.9%            15.5%     $ 9,697,000

   Equipment and Process Technology Development; Patents. Carbonics has developed and continues to develop dry ice freezing equipment for the food processing industry. Such developments include tunnel freezers, cabinet freezers and dry ice handling equipment. The primary markets for this equipment are mid-sized food processing or meat packing facilities.

   In March of 1992, Carbonics filed a patent application with the U.S. Patent Office for the patent rights to a "Fluidized Bed Air Cooling System." This patent was issued in June, 1993. A patent was issued to Carbonics in March of 1993 for an "Apparatus for Cutting Blocks of Ice." Carbonics currently has a patent application pending for an "Enhanced Method of Producing Dry Ice Pellets."

   It is possible that some of the other equipment and process technology being developed by Carbonics may be patentable; if so, patent protection will be sought and pursued.

   ECO2 Solutions. Through its ECO2 Solutions Division, Carbonics is a licensed distributor of a dry ice pellet blaster which is a substitute for sand blast cleaning in the foundry and food processing industries. In 1996 Whitetail took over the CO2 blaster cleaning service operations previously conducted by Carbonics. (See "Environmental Services Activities---Whitetail Services, Inc.").

   ECO2 Solutions is also the sole licensee in Texas for the patented AQUA FREED process, which offers an environmentally safe, chemical-free alternative to water well stimulation and new well stimulation operations. The process utilizes liquid CO2 injected under pressure to fracture and energize the target formation and increase production capacity.

   Seasonality. To the extent dry ice is sold at the retail level for recreational purposes, the product is considered highly seasonal to the summer months and the month of October.

Carbon Dioxide (CO2) Properties

   McElmo Dome. During 1983, the McElmo Dome Field in Montezuma and Dolores Counties of Western Colorado was formed into a field-wide unit (the "Unit") covering a 240,000-acre area which is producing CO2 gas. Beard owns a 0.545610% working interest (0.471926% net revenue interest) and an overriding royalty interest equivalent to a 0.092190% net revenue interest in the Unit, giving it a total 0.564116% net revenue interest in the Unit.

   Deliveries of CO2 gas from the Unit are transported through a 502-mile pipeline (the Cortez pipeline) to the Permian Basin oilfields in West Texas where such gas is utilized primarily for tertiary oil recovery. Shell Western E&P, Inc. ("SWEPI") is the operator of the Unit. There are 41 producing wells in the Unit, ranging from 7,634 feet to 8,026 feet in depth. McElmo Dome and Bravo Dome (see below) are believed to be the two largest producing CO2 fields in the world. The gas from McElmo is estimated to be approximately 97% pure CO2.

   In 1996 Beard sold 1,695,000 Mcf (thousand cubic feet) attributable to its working and overriding royalty interest at an average price of $.17 per Mcf. In 1995, Beard sold 1,095,000 Mcf attributable to its working and overriding royalty interest at an average price of $.20 per Mcf. In 1994 the Company sold 701,000 Mcf attributable to its working and overriding royalty interest at an average price of $.19 per Mcf. Beard was underproduced by 604,000 Mcf on the sale of its share of McElmo Dome gas at year-end 1996.

   In July of 1996 SWEPI advised the working interest owners that current demand for McElmo Dome CO2 had increased from less than 600 million cubic feet per day in 1995 to over 700 million cubic feet per day, and is expected to increase to one billion cubic feet per day beginning in July of 1997. In order to meet such demand SWEPI commenced a $29.7 million development program in July of 1996 which is targeted for completion in July of 1997. Beard's share of the estimated development cost amounts to approximately $162,000, of which $69,000 was incurred in 1996.

   Bravo Dome. In addition to its reserves in the McElmo Dome Unit, Beard also owns a very small working interest in the 1,000,000-acre Bravo Dome CO2 Gas Unit which is situated in Union, Harding and Quay Counties of northeastern New Mexico. Beard acquired a 0.05863% working interest in this unit in 1987. Beard takes its share of the unit CO2 production in kind and sells it to Carbonics. Beard is currently underproduced by 47,000 Mcf on the sale of its share of Bravo Dome gas. The CO2 gas purchased by Carbonics from Beard, which amounted to $9,000 in 1996, $9,000 in 1995, and $8,000 in 1994, is used in the manufacturing of dry ice at its Bravo plant.

   Amoco Production Company operates a CO2 production plant in the middle of the Bravo Dome Unit which was formed in 1979. There are 265 producing wells in the Bravo Dome Unit, each being approximately 2,500 feet in depth. The gas is extremely pure, being approximately 98% CO2.

   Net CO2 Production. The following table sets forth Beard's net CO2 production for each of the last three fiscal years:

                                      Net CO2
                  Fiscal Year        Production
                     Ended             (Mcf)
                  -----------        ----------
                    12/31/96          1,723,000
                    12/31/95          1,123,000
                    12/31/94            726,000

   Average Sales Price and Production Cost. The following table sets forth Beard's average sales price per unit of CO2 produced and the average lifting cost, lease operating expenses and production taxes, per unit of production for the last three fiscal years:

                    Average Sales      Average Lifting
     Fiscal Year    Price Per Mcf       Cost Per Mcf
       Ended           of CO2               of CO2
    ------------    -------------      ----------------
      12/31/96          $0.18             $0.06
      12/31/95          $0.20             $0.09
      12/31/94          $0.19             $0.14

   Productive Wells and Acreage. Beard's principal CO2 properties are held through its ownership of working interests in oil and gas leases which produce CO2 gas. As of December 31, 1996, Beard held a working interest in a total of 307 gross (1.25 net) CO2 wells located in the continental United States. The table below is a summary of such developed properties by state:

                              Number of Wells
                              ---------------
   State                      Gross       Net
   -----                      -----       ---
   Colorado................    41        0.224
   New Mexico..............   265        0.029
   Utah (a)................     1        1.000
                              ---        -----
                              307        1.253
                              ===        =====

--------

(a) Includes the Tanner #1-27 shut-in CO2 well in Wayne County, Utah.

   Employees. As of December 31, 1996 the CO2 Segment employed 110 full time and eight part time employees. All such employees were employed by Carbonics.

   Financial Information. Financial information about the Company's CO2 operations is contained in the Company's Financial Statements. See Part II,
Item 8---Financial Statements and Supplementary Data.


                   ENVIRONMENTAL/RESOURCE RECOVERY ACTIVITIES

   General. Following the 1993 Reorganization, the operations of several of Beard Oil's oilfield services subsidiaries were redirected to focus upon environmental services activities, and another subsidiary was formed to assist in the marketing effort for such activities. Following the sale of the Company's research and development company in 1994 another subsidiary has continued to pursue the commercial development of the patented coal technology developed by its R&D predecessor. In 1996 a company was acquired which utilizes trenchless technology for its environmental remediation projects. In January of 1997 another subsidiary became the exclusive U.S. licensee for the use of a chemical process for the remediation of creosote and PAH contamination.

      The Company and its management have considerable expertise in the environmental area stemming from previous experience as the founder, as officers and directors, and as the principal shareholder of USPCI, Inc. (NYSE) from 1968 until its takeover by Union Pacific Corporation in 1987-88.

   Environmental Services Activities

   Whitetail Services, Inc. In 1990 Beard Oil took over the operations of a small oilfield construction business operating in central Oklahoma. Beard Oil operated the business through a wholly-owned subsidiary named Whitetail Services, Inc. ("Whitetail") which started to expand the business. With the deterioration in oil and gas drilling activities in early 1991, Whitetail's services were broadened to include environmental cleanup of nonhazardous material.

   In 1993 Beard Oil made the decision to discontinue Whitetail's oilfield construction activities and Whitetail's outstanding construction contracts were concluded. The employees involved with such contracts were terminated. Beard Oil transferred the corporate shell of Whitetail and part of its equipment to Beard. Whitetail retained 12 employees who were involved in its environmental cleanup activities.

   Whitetail handles a wide range of environmental services, including soil and groundwater treatment system installations, site remediation, bioremediation, waste stabilization and solidification, underground storage tank ("UST") removal, heavy equipment operations and emergency spill response. Recently Whitetail has diversified its capabilities to include the replacement of old water lines with new lines in order to upgrade municipal water distribution systems.

   In early 1993 Beard changed the name of a wholly-owned, inactive subsidiary to SQG Services, Inc. ("SQG"), which commenced operations on April 1. In 1995 SQG was merged into Whitetail and became the SQG Services Division of Whitetail ("SQG Services"). SQG Services provides consulting services to generators of small quantities of hazardous and non-hazardous industrial waste and handles the removal and disposal of same. SQG Services also provides services for removal and disposal of waste products, and handles all related documentation, ensuring compliance with government regulations and reducing future liability. One of SQG Services' unique features is its characterization services which sample and identify the customer's waste, ensuring that it is properly analyzed and safely handled from that point forward.

   All of SQG Services' personnel must undergo rigorous training, including OSHA required 40 Hour Hazardous Waste Operations and Emergency Response training ("HAZWOPER"), CPR/First Aid, Confined Space and other specialized training certifications that apply to their work.

   In 1995 Whitetail also took over most of the wastewater storage tank rental operations of another Beard's environmental service companies, Incorporated Tank Systems. As a result, Whitetail has 36 wastewater storage tanks available for rental. As of March 24, 1997, two tanks were rented.

   In addition, Whitetail has taken over the CO2 blaster cleaning service operations previously conducted by Carbonic Reserves. Dry ice pellet blasting is a substitute for sand blast cleaning in the foundry and food processing industries. In this environmentally safe cleaning system, extremely dense dry ice pellets shatter, blasting away contaminants from most all surfaces, and instantaneously returning to gas upon impact with a surface. The system eliminates the use of chemical solvents, and is non-hazardous and non-toxic.

   In late 1996 Whitetail shifted its marketing focus, placing increased emphasis on the development of private sector accounts while continuing to service current governmental, public sector clients. While it has handled jobs in several other states, Whitetail has operated primarily to date in Oklahoma, Texas, Kansas, Arkansas, and Missouri. As a result of the HDT acquisition (see below), Beard's ownership in Whitetail was reduced to 80%.

   Since the takeover of Whitetail's operations by Beard the number of Whitetail's employees has increased from 12 to 32 (29 full time and three part time) as of December 31, 1996.

   Horizontal Drilling Technologies, Inc. In May of 1996 the Company acquired 80% of the common stock of Horizontal Drilling Technologies, Inc. ("HDT"). The seller received 20% of the common stock of Whitetail as part of the consideration for the purchase of HDT. HDT specializes in directional horizontal drilling and in the installation of horizontal wells for soil and ground-water remediation. HDT has completed a broad range of projects for utiliies, municipalities, pipeline companies, environmental service companies and others in 12 states. Because of the tremendous growth currently being enjoyed by the telecommunications industry, HDT is concentrating much of its present marketing efforts on cable and fiber optic installations.

   Currently HDT and Whitetail, in a joint marketing effort, are diversifying into several phases of utility construction utilizing directional drilling capabilities and other trenchless technologies.

   BSK, Inc. In 1994 Beard organized BSK, Inc. ("BSK") which is 90%-owned by Beard and 10%-owned by BSK management. BSK was formed to provide marketing assistance for the other subsidiaries in the E/RR Segment.

Subsequent Event

   ISITOP, Inc. In January of 1997 Beard changed the name of a wholly-owned, inactive subsidiary to ISITOP, Inc. ("ISITOP"). ISITOP has obtained an exclusive license for the United States from a company which has developed a chemical (54GOTM 101) and has tested a process which utilizes such chemical for the remediation of creosote and PAH contamination. A process and composition patent has been applied for and issuance of the patent is expected in the near future. ISITOP is 80%-owned by Beard and 20%-owned by two members of ISITOP's management team, who are also the principals of the company from which the license was obtained. Pursuant to employment agreements and other related agreements these two parties also have options to acquire an additional 30% of ISITOP following payout of all sums owed by ISITOP to Beard.

   Creosote is a very complex mixture of hydrocarbons and hydrocarbon derivatives. It revolutionized the use of wood and wood products in wet environments by preventing rapid decomposition. Creosote compounds are still in use today, primarily to treat telephone poles, railroad ties, bridge timbers and similar construction materials and to a lesser extent as medicinal agents.

   Creosote mixtures contain many compounds that are known to cause several forms of cancer in animals and have been linked to several types of cancer (skin, etc.) in humans. The specific chemical family of cancer producing agents found in creosote are a group of molecules that are made up of several connected ring structures known as polycyclic aromatic hydrocarbons ("PAH's"). These compounds are in families of chemicals known by names like "anthracene", "fluorene" and "benzo-pyrenes". These mixtures make up the preparations known as "creosote" and are related by their poly ring structure. Because of this biological structure, many are either known carcinogens or cancer suspect agents.

   Even though the use of creosote was "restricted" in the mid-1960's, it and many of its sister mixtures are still in wide use both in the U.S. and throughout the world. The U.S. alone has over 700 wood preserving plants which are estimated to use or produce more than 495,000 tons of creosote and creosote byproducts per year.

   The very nature of creosote, as a preservation agent, works against the environmental remediation of creosote materials that are or were spilled or otherwise made their way into the soil at manufacturing and storage sites. Past attempts to clean up such sites have been only about 90% effective. However, a recent test utilizing the 54GOTM 101 chemical product in a bench test on an age-hardened (more than 25 years old) sample of creosote indicated that the creosote and PAH's had been remediated to near background levels, or a reduction of nearly 100%.

   In the three-step licensed process used by ISITOP, the contaminated soils are placed into on-site containers for processing using a proprietary chemical wash (54GOTM 101---solvent specific) followed by bioremediation and perhaps some air drying. The process can take place at the contaminated area, eliminating the high costs and exposure of disposal and trucking.

   Currently ISITOP is conducting the first test of the chemical process in the field. The site selected is the storage yard of an old narrow gauge railroad near Durango, Colorado, where railroad ties have been stored for many years. Preliminary indications are that the test is proceeding in accordance with expectations, but it is too early to draw any final conclusions. Negotiations are currently underway to determine the location for a larger, second test which will be conducted upon completion of the test now in progress.

Resource Recovery Activities

   History/Formation of Beard Technologies, Inc. In early 1990, the Company acquired more than 80% of Energy International Corporation ("EI"), a research and development firm specializing in coal-related technologies. During the four years that Beard owned EI, EI developed a new technology known as Mulled Coal Technology (the "M/C Technology").

   In May 1994 Beard sold EI to a subsidiary of The Williams Companies, Inc. for $2,199,000, retaining certain assets and the patent rights to the M/C Technology which Beard contributed to a wholly-owned subsidiary which was renamed Beard Technologies, Inc. ("BTI"). BTI has continued to pursue the commercial development of the M/C Technology. BTI has one full time employee.

   The M/C Technology. Underground coal mines have always produced a certain amount of fine coal which is difficult to clean and to market due to handling problems. Existing washing processes used to deal with this problem are all wet processes, and the end product must be dewatered to make it acceptable in the market place, which is difficult and usually expensive. The Mulled Coal process is an innovative and inexpensive solution to fine coal handling problems. It is a process which involves the addition of a low cost specifically formulated reagent to wet fine coal in a simple mixing step to produce a material ("Mulled Coal") that handles, stores and transports like dry coal. But, unlike thermally dried fine coal, Mulled Coal is not dusty, will not rewet, will not freeze, and causes no environmental or safety hazards related to fugitive coal dust.

    Patent Protection. The U.S. patent for the M/C Technology was issued in 1993. Since then patents have been issued for Australia, Europe (enforceable in Germany, Great Britain, Italy and Spain), Poland and South Africa. Patent applications are pending in a number of other nations.

   Department of Energy Contract. Prior to 1994 the M/C Technology had only been successfully demonstrated in the laboratory. In March 1994 the United States Department of Energy (the "DOE") awarded a contract to EI under which the DOE agreed to fund a majority of the cost of demonstrating the feasibility of the M/C Technology at a near commercial scale. Since the M/C Technology was transferred to BTI within a month of the contract award, BTI, EI and the DOE entered into agreements whereby EI remained as the prime contractor with BTI providing technical and on-site management for the project.

   The project was located at a large coal preparation plant near Birmingham, Alabama, which is owned and operated by a major coal producer. At the completion of the production phase of the project, the Mulled Coal was shipped to an Alabama power company. The 23-month program was completed in February of 1996 and the final project reports were delivered to the DOE in March of 1996.

   BTI is very encouraged by the results of the demonstration project. The design of process equipment and controls worked very well. Excellent quality Mulled Coal was produced on a continuous basis, in a commercial environment and at a production rate which was 50 times higher than production rates for previous pilot plant tests. Actual operating costs at the near commercial scale were far lower than costs which had been projected from laboratory and pilot plant tests. And, most importantly, the Mulled Coal caused no problems with storage, handling and shipping.

   Commercial Development Activities. As a result of the demonstration project, BTI considers the M/C Technology to be fully ready for commercialization. Efforts have been made to make producers in the U.S. and other coal producing nations aware of the technology and its advantages. BTI has called and will continue to call on selected coal producers, preparation plant builders and coal preparation engineering firms to acquaint them with the technology and to explore licensing arrangements related to the M/C Technology. It also plans to call on utilities that burn large quantities of coal.

   Millions of tons of fine wet coal have been discarded to large coal slurry impoundments throughout the eastern coal producing states, representing an enormous potential source of low cost fuel. BTI will pursue entering into selected slurry impoundment recovery projects as a venture partner with an experienced coal producer, preparation plant operator or allied service company.

   Negotiations are currently in progress with a large coal producing company headquartered in the midwest which owns several potential slurry pond recovery sites. The initial site selected for evaluation by BTI contains two ponds which collectively are estimated to contain 3.1 million tons of raw coal. If negotiations are successfully concluded and financing is secured, it is anticipated that construction of a recovery facility will commence prior to year end.

   Facilities. Whitetail, its SQG Services Division and HDT utilize an office and related facilities owned by Whitetail in Oklahoma City. HDT also rents a small office in Wichita. BTI leases an office and laboratory facilities from the Applied Research Center at the University of Pittsburgh ("UPARC"). The UPARC facilities give BTI access to a wide range of coal and mineral testing capabilities. BSK occupies a portion of Beard's leased space at its Oklahoma City office. ISITOP is furnished office space in Farmington, New Mexico as part of its arrangement with the company from which it obtained its license.

   Principal Products and Services. The principal services rendered by Beard's E/RR Segment are: (1) Soil and groundwater treatment system installations; site remediation; UST removal; construction; drilling and emergency response services; and consulting and safety training services for the handling of hazardous and non-hazardous materials and the removal and disposal of same. Such services are furnished through Whitetail and its SQG Services Division.
(2) Through HDT the segment offers directional horizontal drilling services which have numerous environmental applications and also provides a broad range of services for utilities, municipalities, pipeline companies, environmental service companies and telecommunication companies. (3) Through ISITOP the segment believes it can demonstrate the capability to clean up manufacturing and storage sites which have been contaminated by creosote materials. (4) Through BTI the segment offers proprietary consulting technology and has the capability to undertake large reclamation projects and the cleanup of slurry pond recovery sites.

   The E/RR Segment accounted for the following percentages of the Company's consolidated revenues for each of the last three years.

                                  Percent of
              Fiscal Year    Consolidated Revenues
                Ended        from Continuing Operations
              -----------    --------------------------
               12/31/96             18.0%
               12/31/95             20.2%
               12/31/94             22.7%

   Market demand and competition. The environmental services industry is highly competitive, and in such activities the E/RR Segment must compete against major services companies, as well as a number of small independent concerns. Competition is largely on the basis of customer service. Beard's approach has been to seek out niches of opportunity where it perceives that customers are not being adequately served, and then to provide services using well-trained personnel at reasonable rates. The regulatory environment is rapidly changing, at times creating new markets which the larger companies in the industry do not recognize or have no desire to pursue, and thus creating opportunities for smaller, aggressive entities such as Beard.

   The environmental services entities provided their services to 179 customers in 1996. Environmental services activities performed under subcontracts for 32 customers who were working for the State of Oklahoma Indemnity Fund (the "Fund"), primarily for UST removal, accounted for 72% of the E/RR Segment's 1996 revenues. However, the Company does not feel that the loss of any single customer would have a material adverse effect on the Company and its subsidiaries as a whole. The Fund normally pays for such work in 90 to 120 days, and the primary contractors normally pay the subcontractors in 120 to 150 days for such billings, resulting in extended payment terms for this type of activity.

   The resource recovery business is also highly competitive and the E/RR Segment is competing against much larger and better financed companies. Beard's approach has been to develop lower cost technology that will create a market opportunity.

   Availability of raw materials. Materials used in the E/RR Segment, as well as products purchased for resale, are available from a number of competitive manufacturers.

   Seasonality. The environmental services and resource recovery businesses are both seasonal, as there is a tendency for field operations to be reduced in bad weather. Seasonality normally affects the first quarter of the year, and this tendency is compounded by the public sector's propensity to delay the startup of environmental services contracts during such period.

   Employees. As of December 31, 1996 the E/RR Segment employed 42 full time and three part time employees.

   Financial information. Financial information about the E/RR Segment is set forth in the Company's Financial Statements. See Part II, Item 8---Financial Statements and Supplementary Data.


                                OTHER ACTIVITIES

   Iodine. Beard is involved in the extraction, production and sale of crude iodine through its 40% ownership of North American Brine Resources ("NABR"), a joint venture with two Japanese partners. Beard is the managing partner. In Kingfisher County, Oklahoma, the Company collects waste brine from wells operated by third parties (the "Berkenbile Plant"). The Company receives a payment for furnishing the brine to NABR for iodine extraction at the Berkenbile Plant and for the subsequent disposal of the brine.

   In Woodward County, Oklahoma, NABR operates a second iodine extraction plant (the "Woodward Plant") which has roughly six times the production capacity of the Berkenbile Plant. Brine is produced from wells owned by NABR and iodine is extracted using the blowing-out process. The waste brine is then reinjected into NABR-owned wells. The Woodward Plant is located in the Woodward Trench, a narrow geologic formation found 6,000 to 10,000 feet below the surface, which contains the world's highest concentration of iodine-bearing brine water.

   Iodine is used in animal feed supplements, catalysts, inks and colorants, pharmaceuticals, photographic equipment, sanitary and industrial disinfectants, stabilizers and radiopaque media.

   From 1990 to 1994 the worldwide price received for iodine decreased more than 50% from its peak of approximately $18 per kilogram as a result of increased production capacity in the United States and Chile. The price bottomed out in mid-1994 at $7 per kilogram and is currently expected to be in the $17 to $18 per kilogram range for the coming months.

   Because of the severely depressed industry pricing conditions, NABR determined to shut down the operations of the Woodward Plant for an indefinite period of time until the oversupply situation was rectified. Accordingly, the Woodward Plant shut down in June of 1993. By the third quarter of 1996 the oversupply situation appeared to have corrected itself and the decision was made to reactivate the Woodward Plant, which came back on stream in October of 1996. In January of 1997 NABR shipped the first 8,000 kilograms produced at the plant since its reactivation. The total cost of reactivating the plant, including the cost of drilling a new production well plus the additional working capital required, was approximately $1.1 million. Such funds were loaned to NABR by our Japanese partners. No capital distributions will be made from the joint venture until the loan by the Japanese partners has been fully repaid with interest.

   Other Assets. Beard also has a number of other assets and investments which it intends to liquidate as opportunities materialize. Such assets consist primarily of drilling rigs and equipment, land and improvements, real estate limited partnerships in which the Company is a limited partner and miscellaneous other investments. As excess funds become available from such liquidations they will be utilized for working capital, reinvested in Beard's ongoing business activities or redeployed into newly targeted opportunities.

   Office and Other Leases. Beard leases office space in Oklahoma City, Oklahoma, aggregating 5,817 square feet under a lease expiring September 30, 2000, at a current annual rental of $53,807. In addition, Beard's subsidiaries lease space at a number of locations as required to serve their respective needs.

   Employees. As of December 31, 1996, Beard employed 161 full time and 11 part time employees in all of its operations, including nine full time employees on the corporate staff.

(d) Financial information about foreign and domestic operations and export sales.

   See Item 1(c) for a description of foreign and domestic operations and export sales.

Item 2.  Properties.

  See Item 1(c) for a description of properties.

Item 3.   Legal Proceedings.

   Neither Beard nor any of its subsidiaries are engaged in any litigation or governmental proceedings which Beard believes will have a material adverse effect upon the results of operations or financial condition of any of such companies.

Item 4.   Submission of Matters to a Vote of Security Holders.

   No matters were submitted during the fourth quarter of the fiscal year covered by this report to a vote of security holders, through the solicitation of proxies or otherwise.

                                    PART II

Item 5.   Market for the Registrant's Common Equity and Related Stockholder
          Matters.

(a)   Market information.

   The Company's common stock trades on the American Stock Exchange ("ASE") under the ticker symbol BOC. The following table sets forth the high and low sales price for the Company's common stock, as reflected in the ASE monthly detail reports, for each full quarterly period within the two most recent fiscal years.

                   1996                 High            Low
                   ----                 ----            ---
               Fourth quarter          $2-7/8         $2-1/2
               Third quarter            3-1/4          2-3/4
               Second quarter           3-1/4          2-1/4
               First quarter            2-3/8          2-1/8


                  1995                 High            Low
                  ----                 ----            ---
               Fourth quarter         $2-1/2          $2
               Third quarter           2-3/4           2-1/4
               Second quarter          2-1/2           2-1/8
               First quarter           2-3/16          1-5/8

(b)   Holders.

As of February 28, 1997 the Company had 555 record holders of common stock.

(c)   Dividends.

   To date, the Company has not paid any cash dividends. The payment of cash dividends in the future will be subject to the financial condition, capital requirements and earnings of the Company. The Company intends to employ its earnings, if any, in its CO2 and E/RR activities and does not expect to pay cash dividends for the foreseeable future. The redemption provisions of the Beard preferred stock limit the Company's ability to pay cash dividends. (See "Business-General development of business").

Item 6.  Selected Financial Data.

   The following financial data are an integral part of, and should be read in conjunction with, the financial statements and notes thereto. Information concerning significant trends in the financial condition and results of operations is contained in Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 19 through 25 of this report.

                             1996      1995      1994      1993     1992
                             ----      ----      ----      ----     ----
                                 (in thousands, except per share data)
Statement of operations data:
 Operating revenues from
    continuing operations  $ 16,683  $ 15,012  $ 14,123  $ 13,281 $  10,849
Interest income                  18        25        20        21       110
Interest expense               (259)     (166)     (116)      (92)     (210)
 Earnings (loss) from
    continuing operations      (140)     (478)      508      (893)   (6,622)
 Earnings (loss) from
    discontinued operations    (175)       75       214   (11,183)  (25,871)
Gain on debt restructuring        -         -         -    46,928         -
Net earnings (loss)            (315)     (403)      717    34,852   (32,493)
 Net earnings (loss) from
    continuing operations
      per share:
       (primary EPS)           (0.05)    (0.20)     0.17    (0.42)    (3.33)
       (fully diluted EPS)     (0.05)    (0.20)     0.14    (0.41)    (3.33)

 Net earnings (loss) per share:
       (primary EPS)           (0.11)    (0.17)     0.25    16.51    (16.34)
       (fully diluted EPS)     (0.11)    (0.17)     0.21    15.86    (16.34)

Balance sheet data:
Working capital             $  1,745  $  1,989  $  2,427  $ 1,765  $  1,830
Total assets                  16,473    14,615    13,856   14,966    15,441
 Long-term debt (excluding
    current maturities)        2,911     1,454       982    1,137       947
 Redeemable preferred stock    1,200     1,200     1,200    1,200         -
 Total common shareholders'
      equity (deficit)      $  8,656  $  8,788  $  9,066  $ 8,407  $(27,743)


Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

   The following discussion addresses the significant factors affecting the results of operations, financial condition, liquidity and capital resources of the Company. Such discussion should be read in conjunction with the Company's financial statements including the related footnotes and the Company's selected financial information.

Overview

   General. The Company operates within two major industry segments: (1) the carbon dioxide segment (the "CO2 Segment"), comprised of (a) the manufacture and distribution of dry ice (solid CO2) and (b) the production of CO2; and (2) the environmental/resource recovery segment (the "E/RR Segment"), consisting of environmental services and resource recovery activities. The Company also has other operations, including (i) a minority-owned investment in a joint venture for the extraction, production and sale of crude iodine and (ii) various assets and investments which the Company has been liquidating as opportunities have materialized.

   The Company's continuing operations reflect a loss of $140,000 in 1996, a loss of $478,000 in 1995 and earnings of $503,000 in 1994. The Company made the decision to discontinue its real estate construction and development activities in January of 1997 in order to focus its attention on the CO2 and E/RR Segments which are considered to have greater potential for growth and profitability. The results from continuing operations exclude a loss of $175,000 in 1996 and profits of $75,000 and $214,000, respectively in 1995 and 1994 from such discontinued operations.

   1996 results of operations reflected continuing improvement in the operating margins of the CO2 Segment, which is the Company's largest segment. This improvement was largely offset by disappointing results in the E/RR Segment where a significant decline in revenues in the first half of the year resulted in a sharp decline in operating margins for 1996 compared to 1995. The acquisition of Horizontal Drilling Technologies, Inc. ("HDT") in May of 1996 partially ameliorated the revenue decline but was of little assistance in making up the decline in margins. 1996 benefited from the settlement of a take-or-pay contract (the "1996 Settlement") by the Company's dry ice subsidiary, Carbonic Reserves ("Carbonics"), which resulted in the addition of $939,000 of pre-tax income.

   1995 results of operations reflected significant improvement in the operating margins of the CO2 Segment. This improvement was partially offset by disappointing results in the E/RR Segment where an increase in overhead costs due to business expansion contributed to a higher operating loss in 1995 than in the previous year. 1995 benefited from a $423,000 gain on the sales of various assets, principally drilling rigs and related equipment, and from the sale of a branch operation by the dry ice company.

   1994 results benefited from the sale of Energy International Corporation ("EI"), which resulted in a gain of $1.94 million. This gain was partially offset by $441,000 of impairment provisions on certain long-term investments. The Company's continuing operations generated an operating loss of $916,000, despite significant operating improvement in the CO2 Segment. These gains were offset in part by administrative overhead formerly shared with oil and gas operations discontinued in 1993.

Liquidity and capital resources

     Capital investments. The Company's capital investment programs have required more cash than has been generated from operations during the past three years. Cash flows provided by (used by) operations during 1996, 1995 and 1994 were $924,000, $(414,000) and $(185,000), respectively, while capital additions were $3,131,000, $1,626,000, and $1,650,000, respectively, as indicated in the table on the following page:

                                   1996           1995         1994
                                   ----           ----         ----
Carbon dioxide                  $1,978,000     $1,265,000   $1,252,000
Environmental/resource recovery  1,138,000        339,000      352,000
Other                               15,000         22,000       46,000
                                ----------     ----------   ----------
Total                           $3,131,000     $1,626,000   $1,650,000
                                ==========     ==========   ==========

Seller-provided financing and other debt obligations provided $889,000, $487,000 and $435,000 of the funds for such capital investments in 1996, 1995, and 1994, respectively.

   Capital investments over the three year period totaled $6,475,000 of which $4,495,000 was invested in the CO2 Segment where it was utilized in the dry ice operations of Carbonics. Investments made in this segment replaced equipment acquired during the expansion of activities in the early 1990's. This equipment was partially depreciated at the time of acquisition and had reached a fully-depreciated status. Additional investments were made to upgrade Carbonics' production capacity and quality specifications, and increase production efficiencies and revenue capabilities in order to facilitate its strategy of increasing its market share.

   The Company's 1997 capital expenditure budget has preliminarily been set at $5,568,000. Presently anticipated capital expenditures include (i) $885,000 for dry ice operations, (ii) $4,663,000 for the E/RR Segment, and (iii) $20,000 of additional investment for other activities. $4,195,000 of the estimated total is speculative since it is targeted for expenditure on a mulled coal recovery plant on which negotiations are currently in progress.

   Liquidity. To date the Company has been able to satisfy its liquidity needs through its working capital, borrowing arrangements and cash flows. Future cash flows and availability of credit are subject to a number of variables, including the price and demand for dry ice, a continuing source of economical CO2 and continuing private and governmental demand for environmental services. Despite these uncertainties, the Company anticipates that its cash flows and continued availability of credit on a basis similar to that experienced to date will be sufficient to meet its planned operating costs and capital spending requirements.

   Working capital for 1996 decreased from 1995. All categories of current assets, except inventories, increased over the prior year with a total net increase of $136,000. The increase in current assets was offset by a larger increase in accrued expenses and other liabilities which was attributable to the Company's increased level of business.

   Liquidity should improve in 1997 as a result of the reduction in debt as sales occur from the Company's real estate construction and development segment's assets (the "Assets"). As of March 13, 1997, all of the Assets except three speculative homes have been sold for a total of $955,000. $647,000 of the funds from such sales have been used to reduce debt.

   Selected liquidity highlights for the Company for the past three years are summarized below:

                                1996            1995              1994
                                ----            ----              ----

Cash and cash equivalents   $   375,000    $    220,000     $    566,000
Accounts receivable, net      2,405,000       2,259,000        2,041,000
Inventories                   2,003,000       2,282,000        1,964,000
Trade accounts payable        1,395,000       1,354,000        1,502,000
Short-term debt                 639,000         957,000           79,000
Current maturities of
 long-term debt                 910,000         520,000          539,000
Long-term debt                2,911,000       1,454,000          982,000
Working capital               1,745,000       1,989,000        2,427,000
Current ratio                 1.49 to 1       1.63 to 1        1.93 to 1
Net cash provided by
  operations before changes
  in current assets and
  liabilities                   688,000         315,000          291,000
Net cash provided by
  (used in) operations          924,000        (414,000)        (185,000)

   In total, the Company's operations provided cash of $924,000 in 1996. Currently the Company's cash flows from operations are heavily dependent on its CO2 Segment. Improved operating results in this segment have significantly increased the Company's operating cash flow. The dry ice operations of the CO2 Segment provided $1,986,000 of cash flow in 1996. This cash flow was offset by
(i) higher levels of selling, general and administrative expenses in the E/RR Segment as the segment expanded into new lines of business and (ii) higher levels of general and administrative at the corporate level as the Company pursued additional business opportunities. The E/RR Segment and other corporate activities generated net operating cash outflows of $37,000 and $1,025,000, respectively. (See "Results of operations---Other activities" below).

   The 1996 Settlement significantly enhanced the Company's overall liquidity through the infusion of $539,000 cash into Carbonics. The infusion of this cash plus $400,000 of equipment resulted in the addition of $939,000 of pre-tax income. Cash received from the 1996 Settlement enabled Carbonics to cover more than 25% of Carbonics' capital expenditures for 1996.

   The Company's investing activities used cash of $1,203,000 in 1996. Capital expenditures and investments in various activities more than offset proceeds from the sale of assets.

   The Company's financing activities generated a positive cash flow of $434,000 in 1996. This resulted mainly from increased borrowings to fund capital expenditures, to develop real estate inventory, and to fund working capital for general corporate purposes.

   During the fourth quarter of 1996 the Company (i) increased the long-term line of credit which funds Carbonics' working capital requirements from $750,000 to $1,250,000 in order satisfy its continuing growth requirements, and
(ii) added a new $500,000 line of credit at the parent Company level to provide the capital needed for the development drilling currently underway at McElmo Dome and to fund working capital for general corporate purposes. In addition, credit lines obtained by the Company from three trusts were extended to become long-term, and the limits thereof were increased.

   At year-end 1996 the Company has $295,000 of credit available under the parent Company's new $500,000 bank line of credit, and had $45,000 of credit available under its line of credit with the William M. Beard and Lu Beard 1988 Charitable Unitrust. In addition, Carbonics had $150,000 of unused credit under its $1,250,000 bank line of credit, although such funds were not available at the time since Carbonics was already at its borrowing base limitation (December being a low month due to the seasonality of the dry ice business).

   Effect of Reorganization on Liquidity. Through the period ending December 31, 2002, the Company's liquidity will be reduced to the extent it is required to redeem any of the Beard preferred stock pursuant to the mandatory redemption provisions. See "The 1993 Reorganization---Mandatory Redemptions of Beard Preferred Stock."

Results of operations

   General. The period of 1994-1996 was a time of transition for the Company. Following the Reorganization in 1993, the Company shifted its focus to the management of its non-oil and gas investments. During this period the Company divested itself of its alternative fuels research and development activities and in January 1997 decided to discontinue its real estate construction and development activities. As a result, the corporate staff has devoted more attention to the CO2 Segment and the E/RR Segment, which are considered to have the greatest potential for growth and profitability, while liquidating assets no longer in line with the Company's strategic objectives. Operating profit
(loss) for the Company's remaining principal segments for the three years was as set forth below:

                                      1996       1995       1994
                                      ----       ----       ----
Operating profit (loss):
Carbon dioxide                      $887,000   $502,000   $300,000
Environmental/resource recovery     (757,000)  (325,000)  (254,000)
                                  ----------   --------   --------
         Subtotal                    130,000    177,000     46,000
Other - principally corporate     (1,032,000)  (992,000)  (961,000)
                                  ----------   --------   --------
         Total                     $(902,000) $(815,000) $(915,000)
                                  ==========  =========  =========

   Following is a discussion of results of operations for the three year period ended December 31, 1996.

   Carbon dioxide. The primary component of revenues for this segment is the sale of dry ice by Carbonics. A period of business acquisition and expansion in 1990 and 1991 led to a dramatic growth in market share in the following years, which management believes made this segment the third largest producer of dry ice in the United States. Subsequent to this expansion Carbonics divested certain operations and focused its efforts on increasing its market share within a more manageable geographic area. A core part of its strategy has been the move from standard industry commodity-type sales into application niche marketing. The resulting increase in market share is reflected in Carbonics' revenues in the table below:

                              1996          1995          1994
                              ----          ----          ----
Dry ice sales             $12,209,000   $10,407,000     $9,697,000
Other sales and income      1,098,000     1,299,000        957,000
                          -----------   -----------     ----------
Total sales               $13,307,000   $11,706,000    $10,654,000
                          ===========   ===========    ===========

   The success of Carbonics' niche marketing is reflected in the results of its retail marketing division. The retail division, which markets Penguin BrandTM dry ice, generates higher operating margins than Carbonics' overall margin and has experienced rapid growth, with revenues increasing (i) 86% to $1.7 million in 1994, (ii) 18% to $2.0 million in 1995 and (iii) 27% to $2.6 million in 1996.

   A big contributor to increased sales in 1995 was revenue generated from a take-or-pay contract. The large increase in 1995 was attributable to the resolution in 1994 of a take-or-pay contract that had been in dispute during 1992 and 1993. In February 1996, Carbonics and the other party to the agreement reached a settlement of the take-or-pay contract. Carbonics received cash and assets totaling approximately $939,000 which the Company recorded as a gain and is reflected in the 1996 Statement of Operations as other income.
The settlement terminated the take-or-pay contract.

   Results of operations for the CO2 Segment reflected an operating profit of $887,000 for 1996, $502,000 for 1995 and $300,000 for 1994. In addition to the increased revenues, cost-cutting measures implemented since 1994 contributed to the improved operating margins. Carbonics' operating margin has improved from 3.2% in 1994 to 3.4% in 1995 and 5.3% in 1996.

   The other component of revenues from this segment is the sale of CO2 gas from the Company's working interests in two producing CO2 gas units in Colorado and New Mexico. CO2 sales in 1996 increased 43% from 1995, which was caused by production gains offset by a slight decrease in CO2 prices. CO2 sales in 1995 increased 58% over 1994's level, reflecting a slight increase in price and an increase in production due to a change in allocation of sales from one of the units to make up the Company's underproduced status. Operating margins for these activities have improved, going from a loss of $46,000 in 1994 to earnings of $108,000 in 1995 and earnings of $184,000 in 1996.

   Environmental/resource recovery. Following the 1993 Reorganization the Company redirected the activities of its oilfield services subsidiaries to focus upon environmental services activities. Another subsidiary was activated in 1994 to assist in the marketing effort for such activities. An additional subsidiary focuses on the commercial development of the Company's proprietary coal technology. HDT, which utilizes trenchless technology for environmental remediation purposes, was acquired in 1996. Another subsidiary has been added in 1997 which utilizes a chemical for which it is the sole U.S. licensee of a process for the remediation of creosote.

   Collectively, this group of companies provides a wide range of environmental services and resource recovery activities. Revenues for this segment have decreased, falling from $3,212,000 in 1994 to $3,026,000 in 1995 and $3,009,000 in 1996. The 1995 decline resulted from the sale in May of 1994 of certain technologies in this segment. The 1996 decline was caused primarily by a severe decline in revenues during the first half of the year resulting from the suspension of several jobs by a state agency. The first half decline was largely offset by revenues generated by HDT during the last half of the year.

   The proprietary Mulled Coal technology retained by Beard Technologies, Inc. ("BTI") at the time of the EI sale generated $139,000 in revenue and $13,000 of the segment's operating loss during 1995. Following the completion of the DOE contract in the first quarter of 1996 BTI spent the remainder of the year determining the best way to market its new technology. As a result, BTI generated operating losses for the remainder of the year which adversely affected the E/RR Segment's operating results.

   Other activities. Other activities include general and corporate operations, as well as assets unrelated to the Company's principal lines of business or held for investment. These activities generated an operating loss of $1,032,000 in 1996, as compared to losses of $992,000 in 1995 and $961,000 in 1994. A decrease in revenues generated by the corporate group and an increase in legal expenses associated with negotiating a settlement with preferred stockholders were the main factors contributing to the increased loss in 1995. A higher level of general and administrative expenses also impacted the bottom line in 1996 as the Company continued to pursue additional business opportunities.


   The Company has an equity investment (40%) in North American Brine Resources ("NABR"), a joint venture for the extraction, production and sale of crude iodine. In the second half of 1996 NABR determined to reactivate its Woodward Plant (with iodine priced in the $17-18/kilogram range), which had been shut down since mid-1993 due to severely depressed iodine prices (bottomed at $7/kilogram in mid-1994). NABR's 1996 net loss totaled $468,000 compared to $265,000 in 1995 due primarily to plant re-opening costs at the Woodward plant of $214,000. Beard's share of NABR's 1996 operating loss was approximately $43,000 compared to $13,000 in 1995.


   Although the Company owns 80% of the common stock of Cibola Corporation ("Cibola"), it does not have financial control of this gas marketing subsidiary. Cibola, formed in May of 1996, contributed $99,000 of pre-tax net income to the Company for fiscal year 1996 pursuant to a tax sharing agreement.

   Depreciation, depletion and amortization. The Company's depreciation, depletion and amortization expenses increased 13.7% in 1996 over 1995's expense and 4.9% in 1995 over 1994's expense. These increases were a consequence of the higher depreciable base which resulted from the expansions and capital expenditures made within the CO2 and E/RR Segments. The acquisition of HDT in

May of 1996 also contributed to the increased DD&A in 1996.

   Other expenses, including impairment. The 1996 Settlement resulted in $939,000 of other income to the Company. In 1996 and 1995, the Company recognized other expenses of $78,000 and $152,000, respectively, consisting of impairment of the carrying value of certain assets held for investment, as well as expenses incurred in evaluating investments that did not materialize. In 1995, these expenses were offset by the recognition of $220,000 of income received from an escrow related to a previous reorganization. In 1994, the Company recorded a $426,000 impairment provision of the carrying value of certain long-term investments outside of the Company's three Segments. The provision primarily resulted from the expectation at that time of continued low iodine prices.

   Selling, general and administrative expenses. Selling, general and administrative expenses ("SG&A") increased to $4.1 million in 1996 from $3.6 million in 1995 and $3.5 million in 1994. SG&A expense incurred by the CO2 Segment during 1996, which represents 54% of SG&A costs, increased by $354,000 over 1995's expense and increased by $123,000 in 1995 over 1994's costs. However, as a percentage of the CO2 Segment's revenues, these expenses fell from 16.1% in 1994 to 15.6% in 1995 and increased to 16.2% in 1996. Within the remaining segments, reductions in SG&A resulting from the sale of EI in 1994 were offset by expansions in the E/RR Segment and the heavier corporate and other overhead burden after the 1993 Reorganization.

   Interest expense. Net interest expense has increased steadily from $93,000 in 1994 to $138,000 in 1995 and to $241,000 in 1996. Such increases reflect the higher level of debt incurred by the CO2 and E/RR Segments as they have added additional equipment.

   Gain on sale of assets. In 1996, the gain on the sale of assets reflected proceeds from the sale of certain assets which are in the process of being liquidated, principally drilling rigs and related equipment. These activities generated gains of $171,000 in 1996, $423,000 in 1995 and $63,000 in 1994. 1995
also benefited from a $188,000 gain from the sale of a branch operation by Carbonics, while 1994 recorded a gain of $1.94 million from the sale of technologies from the E/RR Segment.

   Income taxes. The Company has approximately $73.1 million of net operating loss carryforwards, investment tax credits, and depletion carryforwards to reduce future income taxes. Based on the Company's historical results of operations, it is not likely that the Company will be able to realize the benefit of its net operating loss carryforwards and investment tax credit carryforwards before they begin to expire in 2001 and 1997, respectively. At December 31, 1996 and 1995, the Company has not reflected as a deferred tax asset any future benefit it may realize as a result of its tax credits and loss carryforwards. Future regular taxable income of the Company will be effectively sheltered from tax as a result of the Company's substantial tax credits and loss carryforwards. The Company paid $5,000 in alternative minimum tax as the result of operations for 1994. It is anticipated that the Company will continue to incur minor alternative minimum tax in the future, despite the Company's carryforwards and credits.

   Discontinued operations. As previously noted, the Company discontinued its real estate construction and development activities in January of 1997 in order to focus its attention on other segments which are considered to have greater potential for growth and profitability. During 1996 the Company sold three homes in The Oaks development adjacent to the Oak Tree Golf Club in Edmond, Oklahoma, compared to six and eleven homes sold in 1995 and 1994, respectively. As of March 13, 1997, the Company had sold all of the real estate construction and development assets (the "Assets") with the exception of three speculative homes. One of these is under contract for closing on March 21, 1997, and another is under contract for closing on May 30, 1997, leaving one home remaining to be sold.

   The Company estimated and accrued $180,000 at December 31, 1996, representing the difference in the estimated amounts to be received from disposing of the Assets and the Assets' recorded value at December 31, 1996. Operating results of the discontinued operations through the date of sale of all remaining assets are not expected to be significant.

   Forward looking statements. The previous discussions include statements that are not purely historical and are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the Company's expectations, hopes, beliefs, intentions and strategies regarding the future. The Company's actual results could differ materially from its expectations discussed herein.

Impact of Recently Issued Accounting Standards

   In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS No. 125"). SFAS No. 125 is effective for certain transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. It is effective for other transfers of financial assets occurring after December 31, 1997. It is to be applied prospectively. SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Management of the Company does not expect that adoption of SFAS No. 125 will have a material impact on the Company's financial position or results of operations.

   In October 1996, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 96-1, "Environmental Remediation Liabilities." SOP 96-1 was adopted by the Company on January 1, 1997. It requires, among other things, that environmental remediation liabilities be accrued when the criteria of SFAS No. 5, "Accounting for Contingencies," have been met. SOP 96-1 also provides guidance with respect to the measurement of the remediation liabilities. Such accounting is consistent with the Company's current method of accounting for environmental remediation costs. Therefore, adoption of SOP 96-1 will not have a material impact on the Company's financial position or results of operations.

Item 8.  Financial Statements and Supplementary Data



                      The Beard Company and Subsidiaries
                        Index to Financial Statements
                  Forming a Part of Form 10-K Annual Report
                  to the Securities and Exchange Commission

                                                                     Page Number

Independent Auditors' Report

Financial Statements:

 Balance Sheets, December 31, 1996 and 1995

 Statements of Operations, Years ended December 31, 1996, 1995 and 1994

 Statements of Shareholders' Equity, Years ended December 31, 1996,
    1995 and 1994

 Statements of Cash Flows, Years ended December 31, 1996, 1995 and 1994

 Notes to Financial Statements, December 31, 1996, 1995 and 1994

                          INDEPENDENT AUDITORS' REPORT





The Board of Directors and Stockholders
The Beard Company:


We have audited the financial statements of The Beard Company and subsidiaries as listed in the accompanying index. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Beard Company and subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.





                                        KPMG Peat Marwick LLP



Oklahoma City, Oklahoma
March 19, 1997

                      THE BEARD COMPANY AND SUBSIDIARIES
                                Balance Sheets

                                                     December 31,    December 31,
                  Assets                                1996            1995
                                                     ------------    ------------
Current assets:
 Cash and cash equivalents                           $    375,000    $    220,000
 Accounts receivable, less allowance
   for doubtful receivables of $71,000
   in 1996 and $43,000 in 1995                          2,405,000       2,259,000
 Inventories                                            2,003,000       2,282,000
 Prepaid expense                                          442,000         329,000
 Other assets                                              73,000          72,000
                                                     ------------    ------------
      Total current assets (notes 8 and 9)              5,298,000       5,162,000

Investments and other assets                            1,710,000       1,935,000

Property, plant and equipment, at cost                 16,793,000      14,291,000
 Less accumulated depreciation, depletion
 and amortization                                       8,094,000       7,133,000
                                                     ------------    ------------
      Net property, plant and equipment
       (notes 6 and 9)                                  8,699,000       7,158,000

Intangible assets, at cost                              4,305,000       3,795,000
 Less accumulated amortization                          3,539,000       3,435,000
                                                     ------------    ------------
      Net intangible assets (notes 7 and 9)               766,000         360,000
                                                     ------------    ------------
                                                     $ 16,473,000    $ 14,615,000
                                                     ============    ============

           Liabilities and Shareholders' Equity

Current liabilities:
 Trade accounts payable                              $  1,395,000    $  1,354,000
 Accrued expense and other liabilities                    609,000         342,000
 Short-term debt (note 8)                                 639,000         957,000
 Current maturities of long-term debt (note 9)            910,000         520,000
                                                     ------------    ------------
      Total current liabilities                         3,553,000       3,173,000
                                                     ------------    ------------

Long-term debt less current maturities (note 9)         2,911,000       1,454,000

Minority interest in consolidated subsidiaries            153,000            --

Redeemable preferred stock of $100 stated value;
 5,000,000 shares authorized; 90,156 shares issued
 and outstanding in 1996 and 995, respectively
 (notes 1 and 4)                                        1,200,000       1,200,000

Common shareholders' equity:
Common stock of $.001 par value per share;
 10,000 shares authorized; 2,799,074 and
 2,730,830 shares issued and outstanding in
 1996 and 1995, respectively                                3,000           3,000
 Capital in excess of par value                        41,629,000      41,446,000
 Accumulated deficit                                  (32,976,000)    (32,661,000)
                                                     ------------    ------------
      Total common shareholders' equity                 8,656,000       8,788,000
                                                     ------------    ------------
Commitments and contingencies (notes 4,
  11, and 15)
                                                     $ 16,473,000    $ 14,615,000
                                                     ============    ============


               See accompanying notes to financial statements.

                       THE BEARD COMPANY AND SUBSIDIARIES
                            Statements of Operations

                                                        Year Ended December 31,
                                             --------------------------------------------
                                                1996            1995            1994
                                             ------------    ------------    ------------
Revenues:
   Carbon dioxide                            $ 13,608,000    $ 11,915,000    $ 10,787,000
   Environmental/resource
     recovery                                   3,009,000       3,026,000       3,212,000
   Other                                           66,000          71,000         124,000
                                             ------------    ------------    ------------
                                               16,683,000      15,012,000      14,123,000

Expenses:
   Carbon dioxide (exclusive of
     depreciation, depletion and
     amortization shown separately
     below)                                     9,478,000       8,598,000       7,822,000
   Environmental/resource
     recovery (exclusive of
     depreciation, depletion and
     amortization shown separately
     below)                                     2,642,000       2,420,000       2,562,000
   Selling, general and
     administrative                             4,079,000       3,560,000       3,486,000
   Depreciation, depletion, and
     amortization                               1,309,000       1,151,000       1,097,000
   Other                                           77,000          98,000          71,000
                                             ------------    ------------    ------------
                                               17,585,000      15,827,000      15,038,000

Operating profit (loss):
   Carbon dioxide                                 887,000         502,000         300,000
   Environmental/resource
     recovery                                    (757,000)       (325,000)       (254,000)
   Other, principally corporate                (1,032,000)       (992,000)       (961,000)
                                             ------------    ------------    ------------
                                                 (902,000)       (815,000)       (915,000)

Other income (expense):
   Interest income                                 18,000          25,000          20,000
   Interest expense                              (259,000)       (166,000)       (116,000)
   Equity in net loss of
     unconsolidated affiliates                    (42,000)        (13,000)        (41,000)
   Gain on sale of assets (note 5)                171,000         423,000       2,001,000
   Gain on take-or-pay contract
     settlement (note 10)                         939,000            --              --
   Other, including impairment of
     investments                                  (78,000)         68,000        (441,000)
   Minority interest in operations of
     consolidated subsidiaries                     13,000            --              --
                                             ------------    ------------    ------------
Earnings (loss) from continuing operations
  before income taxes                            (140,000)       (478,000)        508,000

Income taxes from continuing operations
  (note 12)                                          --              --            (5,000)
                                             ------------    ------------    ------------
Earnings (loss) from continuing
  operations                                     (140,000)       (478,000)        503,000

Discontinued operations (notes 1 and 2):
   Earnings from operations of
     discontinued real estate
     construction and development
     activities                                     5,000          75,000         214,000
   Loss from discontinuing real estate
     construction and development
     activities                                  (180,000)           --              --
                                             ------------    ------------    ------------
     Earnings (loss) from discontinued
       operations                                (175,000)         75,000         214,000
                                             ------------    ------------    ------------
Net earnings (loss)                          $   (315,000)   $   (403,000)   $    717,000
                                             ============    ============    ============
Net earnings (loss) attributable to
  common shareholders                        $   (315,000)   $   (454,000)   $    659,000
                                             ============    ============    ============
Net earnings (loss) per common share
    (primary EPS) (note 1):
   Earnings (loss) from continuing
     operations                              $      (0.05)   $      (0.20)   $       0.17
   Earnings (loss) from discontinued
     operations                                     (0.06)           0.03            0.08
   Net earnings (loss)                              (0.11)          (0.17)           0.25

Net earnings (loss) per common share
  assuming maximum dilution (fully
  diluted EPS) (note 1):
   Earnings (loss) from continuing
     operations                              $      (0.05)   $      (0.20)   $       0.14
   Earnings (loss) from discontinued
     operations                                     (0.06)           0.03            0.07
     Net earnings (loss)                            (0.11)          (0.17)           0.21

              See accompanying notes to financial statements.

                       THE BEARD COMPANY AND SUBSIDIARIES
                       Statements of Shareholders' Equity

                                                                                Total
                                             Capital in                         Common
                                Common        Excess of      Accumulated     Shareholders'
                                 Stock        Par Value        Deficit          Equity
                              ------------   ------------    ------------    ------------
Balance, December 31, 1993    $      3,000   $ 41,379,000    ($32,975,000)   $  8,407,000

  Net earnings, year ended
  December 31, 1994                   --             --           717,000         717,000

  Accretion of discount on
  preferred stock                     --          (58,000)           --           (58,000)

                              ------------   ------------    ------------    ------------

Balance, December 31, 1994           3,000     41,321,000     (32,258,000)      9,066,000

  Net loss, year ended
  December 31, 1995                   --             --          (403,000)       (403,000)

  Accretion of discount on
  preferred stock                     --          (51,000)           --           (51,000)

  Issuance of 78,700 shares
  of common stock                     --          176,000            --           176,000
                              ------------   ------------    ------------    ------------

Balance, December 31, 1995           3,000     41,446,000     (32,661,000)      8,788,000

  Net loss, year ended
  December 31, 1996                   --             --          (315,000)       (315,000)

  Issuance of 68,244
  shares of common stock              --          183,000            --           183,000
                              ------------   ------------    ------------    ------------

Balance, December 31, 1996    $      3,000   $ 41,629,000    ($32,976,000)   $  8,656,000
                              ============   ============    ============    ============

              See accompanying notes to financial statements.

                       THE BEARD COMPANY AND SUBSIDIARIES
                            Statement of Cash Flows

                                                            Year Ended December 31,
                                              --------------------------------------------
                                                  1996            1995            1994
Operating activities:
  Cash received from customers                $ 17,763,000    $ 16,564,000    $ 17,136,000
  Cash paid to suppliers and
   employees                                   (17,045,000)    (16,741,000)    (17,129,000)
  Cash received from settlement
   of take-or-pay contract                         539,000            --              --
  Interest received                                 15,000          28,000          23,000
  Interest paid                                   (348,000)       (265,000)       (215,000)
    Net cash provided by (used in)                    --              --
     activities                                    924,000        (414,000)       (185,000)
                                              ------------    ------------    ------------

Investing activities:
  Acquisition of property, plant
   and equipment                                (1,765,000)     (1,035,000)     (1,145,000)
  Proceeds from sale of assets                     434,000         317,000       2,428,000
  Proceeds from escrowed or restricted cash           --           220,000            --
  Other investments                                128,000        (397,000)        (65,000)
    Net cash provided by (used in)                    --              --
     investing activities                       (1,203,000)       (895,000)      1,218,000
                                              ------------    ------------    ------------


Financing activities:
  Proceeds from line of credit
   and term notes                                3,728,000       3,195,000         898,000
  Payments on line of credit and
   term notes                                   (3,331,000)     (2,351,000)     (2,109,000)
  Other                                             37,000         119,000            --
                                              ------------    ------------    ------------
     Net cash provided by (used in)
     financing activities                          434,000         963,000      (1,211,000)
                                              ------------    ------------    ------------
Net increase (decrease) in cash
 and cash equivalents                              155,000        (346,000)       (178,000)

Cash and cash equivalents at
 beginning of year                                 220,000         566,000         744,000
                                              ------------    ------------    ------------
Cash and cash equivalents at
 end of year                                  $    375,000    $    220,000    $    566,000
                                              ============    ============    ============

                       THE BEARD COMPANY AND SUBSIDIARIES
                            Statement of Cash Flows


Reconciliation of Net earnings (loss) to Net cash provided by (used in) operating activities

                                                                                 Year Ended December 31,
                                                                      -----------------------------------------
                                                                          1996           1995           1994
Net earnings (loss)                                                   $  (315,000)   $  (403,000)   $   717,000
Adjustments to reconcile net
 earnings (loss) to net cash
 provided by (used in) operating
 activities:
  Loss from discontinuing operations                                      180,000           --             --
  Depreciation, depletion and amor-
   tization                                                             1,313,000      1,158,000      1,102,000
  Gain on sale of assets                                                 (171,000)      (423,000)    (2,001,000)
  Provision for uncollectible
   accounts and notes                                                      28,000         54,000         27,000
  Provision for impairment of
   other assets and investments                                           180,000        102,000        441,000
  Interest capitalized on real
   estate project                                                         (94,000)       (81,000)       (88,000)
  Gain on take-or-pay contract
   settlement                                                            (400,000)          --             --
  Equity in net loss of unconsoli-
   dated affiliates                                                        42,000         13,000         41,000
  Other                                                                   (75,000)      (105,000)        52,000
 Increase in accounts receivable,
  prepaid expenses and other current
  assets                                                                 (114,000)      (266,000)      (285,000)
 (Increase) decrease in inventories                                       134,000       (221,000)       501,000
 Increase (decrease) in trade accounts
  payables, accrued expenses and other
  liabilities                                                             216,000       (242,000)      (692,000)
                                                                      -----------    -----------    -----------
    Net cash provided by (used in)
     operating activities                                             $   924,000    $  (414,000)   $  (185,000)
                                                                      ===========    ===========    ===========

Supplemental Schedule of Noncash Investing and Financing Activities

Purchase of property, plant and
 equipment and intangible assets
 through issuance of debt obli-
 gations                                                              $   889,000    $   487,000    $   435,000
                                                                      ===========    ===========    ===========

Purchase of business for note
 payable subsequently converted
 to common stock                                                      $   138,000    $      --      $      --
                                                                      ===========    ===========    ===========

                See accompanying notes to financial statements.

(1)  Summary of Significant Accounting Policies

The Beard Company's ("Beard" or the "Company") accounting policies reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are briefly described below.

Nature of Business

The Company currently operates within two major industry segments: (1) the carbon dioxide ("CO2") segment, comprised of (a) the manufacture and distribution of dry ice (solid CO2) and (b) the exploration for and production of CO2; and (2) the environmental/resource recovery ("E/RR") segment, consisting of environmental services and resource recovery activities. The Company also operated in the real estate construction and development segment which was discontinued in January 1997. The Company also has other operations, including a minority-owned investment in a joint venture for the extraction, production and sale of crude iodine. Prior to the 1993 Reorganization discussed in note 4, the Company also operated in the oil and gas exploration and production and oilfield services industries.

Principles of Consolidation and Basis of Presentation


The accompanying financial statements include the accounts of the Company and its wholly and majority owned subsidiaries and those subsidiaries in which the Company has a controlling financial interest. All significant intercompany transactions have been eliminated in the accompanying financial statements. The Company owns 80% of the outstanding common stock of Cibola Corporation, a natural gas marketing company, but does not consolidate the assets, liabilities, revenues or expenses of Cibola because Cibola's assets are controlled by the minority common stockholders and preferred stockholders of Cibola. The Company earned $99,000 of pretax income from its ownership interest of Cibola in 1996.


Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers investments in securities whose remaining terms at date of purchase are less than 90 days to be cash equivalents.

Inventories

Inventories represent primarily the costs associated with the residential real estate construction and development project which was discontinued by the Company (see note 2 below) and CO2 tunnel freezers constructed by a subsidiary of the Company in the carbon dioxide segment. On December 31, 1996, the real estate inventory is carried at net realizable value. See note 2 below. Prior to 1996, the inventory was carried at cost on a specific cost basis, not exceeding net realizable value. The costs associated with the acquisition, development and construction of the real estate project were capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects." Accordingly, during 1996, 1995, and 1994, general and administrative costs that relate directly to the project of $30,000, $162,000, and $169,000, respectively, were capitalized as inventory costs, and at December 31, 1996, and 1995, inventories included approximately $209,000 and $239,000 respectively, of such costs. The Company also capitalizes interest costs during the construction phase of the project and in 1996, 1995, and 1994, capitalized interest costs of $94,000, $81,000 and $88,000, respectively.

The CO2 tunnel freezers are carried on a specific cost basis, not exceeding net realizable value. Net realizable value of the CO2 tunnel freezers has been established by recent sales which are in excess of costs.

Investments

Investments are accounted for principally by the use of the equity method, and consist primarily of a 40% interest in North American Brine Resources ("NABR"), a joint venture which extracts iodine from saltwater brine, notes receivable from companies involved in the environmental/resource recovery industry, and 10% to 32% interests in certain real estate limited partnerships for which the Company does not serve as general partner. The summarized financial position and operating results of NABR for each of the three years ended December 31, are as follows (unaudited):

                                   1996           1995           1994
                               -----------    -----------    -----------
      Current assets           $   778,000    $   245,000    $   308,000

      Noncurrent assets          3,746,000      3,749,000      3,915,000

      Current liabilities          580,000        122,000         88,000

      Noncurrent liabilities       540,000           --             --
                               -----------    -----------    -----------
      Venture equity           $ 3,404,000    $ 3,872,000    $ 4,135,000
                               ===========    ===========    ===========

      Net sales                    263,000        282,000        211,000

      Gross margin (deficit)       102,000        102,000        (48,000)

      Net loss                 ($  468,000)   ($  264,000)   ($  377,000)
                               ===========    ===========    ===========

The Company's carrying value of its investment in NABR on December 31, 1996 was approximately $1,059,000, or $288,000 less than its 40% ownership in the underlying equity of NABR. In 1992 and 1994, the Company recorded $529,000 and $408,000, respectively, of economic impairment of its investment in NABR due to closure of NABR's larger iodine plant and low iodine prices. NABR did not record economic impairment of its assets at the venture level. Beard is amortizing the difference between the carrying amount of its investment in NABR and its share of NABR's recorded equity based on the expected useful life of the iodine plant and certain maintenance costs incurred by NABR during the closure period. As a result of higher iodine prices, the closed iodine plant was reopened in late 1996. Beard amortized $144,000, $92,000 and $109,000 of the difference between the carrying amount of its investment in NABR and its share of NABR's recorded equity in 1996, 1995 and 1994, respectively.


The Company's equity in other investees' operations and net assets is not material to the Company's results of operations or financial position. In 1996, the Company recorded a provision of $180,000 for economic impairment of an unsecured note held by the Company in a research and development entity. The face value of the note is $362,000 and management of the Company believes the remainder of the note to be collectible.


Property, Plant and Equipment

Property, plant and equipment are depreciated by use of the straight-line method using estimated asset lives of 3 to 20 years. Depreciation, depletion and amortization of properties producing CO2 are computed by the units-of-production method using estimates of unrecovered proved developed CO2 reserves.

The Company charges maintenance and repairs directly to expense as incurred while betterments and renewals are generally capitalized. When property is retired or otherwise disposed of, the cost and applicable accumulated depreciation, depletion and amortization are removed from the respective accounts and the resulting gain or loss is reflected in operations.

Intangible Assets

Identifiable intangible assets, comprised primarily of acquired customer lists, covenants not to compete, and patents, are amortized on a straight-line basis over their respective estimated useful lives, ranging from five to 17 years. The excess of acquisition cost over the fair value of net assets acquired (goodwill) is amortized on a straight-line basis over the expected periods to be benefited, generally, ten years. Intangible assets are evaluated periodically, and if conditions warrant, an impairment valuation allowance is provided. The Company assesses recoverability of its intangible assets under the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of."

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of," on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

Fair value of financial instruments

The carrying amounts of the Company's cash and cash equivalents, accounts receivable, other current assets, trade accounts payables, accrued expenses and short-term debt approximate fair value because of the short maturity of those instruments. At December 31, 1996 and 1995, the fair value of the long-term debt was not significantly different than the carrying value of that debt.

Use of estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock Option Plan

Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net earnings and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

Mandatorily Redeemable Preferred Stock

The Company's preferred stock is accounted for at fair value at the date of issuance as determined by independent appraisal. The excess of the estimated redeemable value over the fair value at the date of issuance is accreted over the redemption term. The carrying value of the preferred stock is increased annually for the estimated accretion with a corresponding reduction of capital in excess of par value of common stock. The accretion of carrying value decreases net income or increases net loss for purposes of calculating net income (loss) attributable to common shareholders.

Earnings (Loss) Per Share

Loss per common share for 1996 and 1995 was determined by dividing the net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding (2,756,094 and 2,662,048 shares in 1996 and 1995, respectively) during the periods. The calculations do not include common equivalent shares or potentially dilutive securities outstanding, as the effect would be antidilutive.

Earnings per common share calculations for 1994 were based on the earnings attributable to common shareholders and include the potential dilution resulting from the conversion of the preferred stock to common stock. The number of common shares used in calculating fully diluted earnings per share for 1994 includes both the average common shares outstanding and the common shares that would result from the assumed beginning of year conversion of the preferred shares excluding those preferred shares redeemable from earnings through the year ended December 31, 1994.

Shares entering into the 1994 computation were:

                                              1994
                                              ----
Average common shares outstanding          2,652,000
Assumed preferred stock conversion           465,000
                                           ---------
Shares used in fully diluted computation   3,117,000
                                           =========

Research and Development

The Company develops dry ice freezing equipment for the food processing industry and also develops machinery for the efficient handling of dry ice products. The Company expensed $116,000, $186,000, and $45,000 in 1996, 1995 and 1994, respectively, related to such development efforts which included the costs of materials, personnel expense, facilities rental, and other direct expenses.

Reclassifications

Certain 1995 and 1994 balances have been reclassified to conform with the 1996 presentation.

(2) Discontinued Real Estate Construction and Development Operations As a result of the Company's plan to dispose of the assets of its real estate construction and development segment, results of the real estate construction and development segment have been reported as discontinued operations in the accompanying statements of operations. Prior year financial statements have been reclassified to present the real estate construction and development segment as discontinued operations. Revenues applicable to discontinued operations were $1,083,000, $1,949,000 and $3,358,000 in 1996, 1995 and 1994,
respectively.

As of December 31, 1996, the significant assets of the real estate construction and development segment include 19 undeveloped lots, a business office and four completed speculative homes and other real estate construction and development assets valued at approximately $1,739,000. The significant liabilities of the real estate construction and development segment consisted of short-term obligations, accounts payable and accrued expenses of $710,000.

The 1996 statement of operations includes a loss from discontinuing real estate construction and development activities of $180,000 which represents the difference in the estimated amounts to be received from disposing of the real estate construction and development assets and the assets' recorded values as of December 31, 1996. Operating results of the discontinued operations through the date of sale of all remaining assets are not expected to be significant.

Subsequent to December 31, 1996, the Company sold one completed speculative home for $336,000, which approximated the estimated value of the home. Also, on March 13, 1997, the Company sold the 19 undeveloped lots, the business office and other real estate construction and development assets for $619,000, which approximated the Company's estimated disposition values of these assets.

The Company expects to dispose of the three remaining completed speculative homes by December 31, 1997 at their recorded values as of December 31, 1996.

(3)  Acquisition


On May 21, 1996, the Company acquired 80% of the outstanding common stock of Horizontal Drilling Technologies, Inc. ("HDT") for $482,000. HDT utilizes trenchless technology and specializes in directional drilling for utility, underground cable and environmental remediation projects. The purchase price consisted of a non-interest bearing contingent payment obligation valued at $301,000, a non-interest bearing $150,000 note, convertible at the option of the holder into common stock of the Company, and 20% of the Company's ownership, valued at $44,000, in an existing subsidiary involved in environmental/resource recovery operations. The contingent payment obligation is payable only from 80% of specified cash flows of HDT and the existing environmental/resource recovery subsidiary and was recorded based upon its estimated present value. The non-interest bearing note was also recorded at its present value and was converted into 50,000 shares of the Company's common stock on July 1, 1996. The conversion rate used was the Company's July 1, 1996 closing stock price of $3.00. The fair value of the net identifiable assets of HDT approximated $143,000 on the acquisition date. The excess of the purchase price over the fair value of the net identifiable assets acquired has been recorded as goodwill and is being amortized on a straight-line basis over ten years. The acquisition has been accounted for by the purchase method and accordingly, the results of operations of HDT have been included in the Company's financial statements from May 21, 1996.


Had the Company acquired HDT as of January 1, 1995, revenues, loss from continuing operations, net loss and related per share amounts on a pro forma basis for 1996 and 1995 would not have been materially different than 1996 and 1995 amounts reported in the accompanying statements of operations.

(4)  Redeemable Preferred Stock

In 1992, Beard Oil Company ("Beard Oil"), which was then the Company's parent, defaulted on two interest payments and on several restrictive financial covenants in connection with its senior debt, and the Lenders declared $85 million of debt, together with accrued and deferred interest, immediately due and payable. After lengthy negotiations, various agreements (the "Agreements") were signed in July 1993 and consummated in October 1993 (the Reorganization). As a result: (i) a company (Sensor Oil & Gas, Inc. ("Sensor")) owned by the Lenders purchased substantially all of Beard Oil's oil and gas assets and assumed a portion of Beard Oil's indebtedness; (ii) Beard Oil was released from any remaining obligations thereunder; (iii) the Company replaced Beard Oil as the publicly held company and the owner of the former assets of Beard Oil not transferred to Sensor; (iv) Beard Oil became a wholly-owned subsidiary of the Company; (v) the former shareholders of Beard Oil received 75% of the Company's common stock; (vi) the Lenders received 25% of the Company's outstanding common stock and $9,125,000 stated value, or 100%, of the Company's outstanding Series A redeemable convertible zero coupon preferred stock.

Under the terms of a Settlement Agreement executed in April, 1995 (the "Settlement"), the Company released Sensor from certain obligations under the Agreements, and the Company was relieved from some of the mandatory redemption obligations in connection with (i) certain asset sales or the issuance of equity securities and (ii) future acquisitions financed by debt or preferred stock.


The Agreements, as modified by the Settlement, result in the Company's preferred stock being convertible by the Lenders into as much as 14.18% of the Company's common stock on a fully diluted basis. Such preferred stock is mandatorily redeemable through December 31, 2002 by the Company from one-third of the Company's consolidated net income, as defined in the Agreements, payable within 90 days of the end of the Company's fiscal year. To the extent not redeemed, the preferred stock may be convertible by the Lenders after December 31, 2002 into as much as 14.18% of the Company's common stock on a fully diluted basis at a conversion rate of 5.129425 common shares for each preferred share. The common stock held by the Lenders gives them 20.33% of the voting power of Beard and an additional 14.18% through their preferred stock ownership, for a total of 34.51% of the total outstanding voting stock of the Company. As of the Reorganization date and at December 31, 1996 and 1995, the fair value of the mandatorily redeemable preferred stock was estimated to be approximately $1,200,000. The redemption value of the mandatorily redeemable preferred stock was $9,015,600 at December 31, 1996 and 1995. No accretion of the carrying value of the mandatorily redeemable preferred stock was recorded in 1996 due to the absence of consolidated net income, as defined in the Agreements.


As of December 31, 1994, Sensor owed the Company $51,000 for plugging work completed on retained oil and gas leases as previously discussed. As a result of the Settlement, the amount owed by Sensor was canceled and an equivalent amount of preferred stock was redeemed. Any additional payments made by the Company for certain other contingent liabilities related to the Reorganization, up to $250,000, will be treated as redemptions of shares of preferred stock.

(5)  Sale of Assets

On May 5, 1994, the Company sold certain technologies of the environmental/resource recovery segment for cash and also received repayment of advances made to the alternative fuels research and development segment. The transaction resulted in a gain of approximately $1,936,000. The Company retained other research and development technology within the segment which the Company is continuing to develop. During 1996, 1995, and 1994, the Company also sold drilling rigs and related equipment and in 1995 sold a dry ice branch.

(6)  Property, Plant and Equipment

Property, plant and equipment are summarized as follows:

                                                          December 31,
                                                   -------------------------
                                                      1996          1995
                                                   -----------   -----------
 Carbon dioxide:
  Buildings, machinery and equipment               $ 9,639,000   $ 8,182,000
  Proved properties, projects in
   progress, and unproved properties                 2,811,000     2,742,000
  Other depreciable assets                             942,000       958,000
  Land                                                  64,000        14,000
                                                   -----------   -----------
                                                    13,456,000    11,896,000
                                                   -----------   -----------

 Other operating segment and corporate assets:
  Other depreciable assets                           2,912,000     1,970,000
  Land                                                 425,000       425,000
                                                   -----------   -----------
                                                     3,337,000     2,395,000
                                                   -----------   -----------
                                                   $16,793,000   $14,291,000
                                                   ===========   ===========

Accumulated depreciation, depletion and amortization and valuation allowances are summarized as follows:

                                                             December 31,
                                                      --------------------------
                                                         1996            1995
                                                      ----------      ----------
  Carbon dioxide:
   Buildings, machinery and equipment                 $3,637,000      $2,976,000
   Proved properties, projects in
   progress, and unproved properties                   2,476,000       2,452,000
   Other depreciable assets                              595,000         535,000
                                                      ----------      ----------
                                                       6,708,000       5,963,000
   Other operating segment and
   corporate depreciable assets                        1,386,000       1,170,000
                                                      ----------      ----------
                                                      $8,094,000      $7,133,000
                                                      ==========      ==========

(7)  Intangible Assets

Intangible assets are summarized as follows:

                                                             December 31,
                                                      --------------------------
                                                         1996            1995
                                                      ----------      ----------
  Carbon dioxide:
   Covenants not to compete                           $1,728,000      $1,728,000
   Acquired customer lists                               943,000         943,000
   Costs in excess of fair value
    of net assets acquired                               561,000         561,000
   Other intangible assets, including
    patents                                              397,000         369,000
                                                      ----------      ----------
                                                       3,629,000       3,601,000

  Other intangible assets, principally
   goodwill                                              676,000         194,000
                                                      ----------      ----------
                                                      $4,305,000      $3,795,000
                                                      ==========      ==========

Accumulated amortization is as follows:

                                               December 31,
                                       --------------------------
                                           1996            1995
                                       ----------      ----------
  Carbon dioxide:
   Covenants not to compete            $1,728,000      $1,726,000
   Acquired customer lists                921,000         907,000
   Costs in excess of fair value
    of net assets acquired                351,000         295,000
   Other intangible assets, including
    patents                               354,000         352,000
                                       ----------      ----------
                                        3,354,000       3,280,000
   Other intangible assets,
    principally goodwill                  185,000         155,000
                                       ----------      ----------
                                       $3,539,000      $3,435,000
                                       ==========      ==========

(8)  Short-term Debt

Short-term debt is as follows:

                                             December 31,
                                       --------------------------
                                           1996           1995
                                       ----------      ----------
  Real estate construction and
   development (a)                       $639,000        $782,000
  Other (b)                                     -         175,000
                                         --------        --------
                                         $639,000        $957,000
                                         ========        ========
---------------


(a) Secured short-term notes payable to banks in connection with the Company's real estate construction and development project are collateralized by approximately $1,739,000 of inventory. Interest rates were 10.0% and 9.75% as of December 31, 1996 and 1995, respectively.

(b) In 1995, three affiliates of the Company's Chairman of the Board of the Directors entered into loan agreements with the Company. In 1996, the loans were converted to long-term and the maturities were extended. In February 1997 the maturities were extended to February 1999. Therefore, in 1996 the debt balance is included in long-term debt.

(9)  Long-term Debt

Long-term debt is as follows:

                                                 December 31,
                                             ----------------------
                                                1996        1995
                                             ----------  ----------
  Carbon dioxide (a)                         $1,479,000  $1,537,000
  Environmental/resource recovery (b)         1,457,000     437,000
  Corporate and other (c)                       885,000           -
                                             ----------  ----------
                                             $3,821,000  $1,974,000
                                             ==========  ==========

----------------

(a) Borrowings outstanding in the Company's CO2 segment include various notes payable of $379,000 and $569,000, at December 31, 1996 and 1995, respectively, which are collateralized by property, plant and equipment with an approximate net book value of $347,000 at December 31, 1996. Payments are generally due monthly with interest rates ranging from 6.75% to 14.5%, with approximate weighted average interest rates of 8.5% and 10.0% as of December 31, 1996 and 1995, respectively. The various notes payable mature through May 2000.

Also, included in the carbon dioxide segment's long-term debt are $1,100,000 and $750,000 at December 31, 1996 and 1995, respectively, of borrowings under a line of credit. $250,000 of the line of credit is due December 31, 1997 with the remainder due April 30, 1998. The line of credit is secured by accounts receivable and intangible assets and bears interest at 1% above the national prime lending rate which approximated 8.25% at December 31, 1996.

Included in the long-term debt of the CO2 segment at December 31, 1995, was approximately $218,000 of secured long-term debt due in 1996 with an affiliate of an owner of Sensor. Such affiliate owns 11.15% of the Company's common and 47.06% of the Company's preferred stock, and thus holds 16.24% of the total outstanding voting stock of the Company. The debt was paid by the Company in 1996.

(b) Borrowings outstanding in the Company's E/RR segment include $874,000 and $137,000 at December 31, 1996 and 1995, respectively, of various notes payable which are collateralized by property, plant and equipment with an approximate net book value of $964,000 at December 31, 1996. Payments are generally due monthly with interest rates ranging from 4.9% to 16.6%, with approximate weighted average interest rates of 9.5% and 9.0% as of December 31, 1996 and 1995, respectively. The various notes payable mature through July 2011.

Included in the E/RR segment's long-term debt are $282,000 and $300,000 at December 31, 1996 and 1995, respectively, of borrowings under a line of credit. The line of credit is due on April 30, 1997, and is secured by accounts receivable and bears interest at 1/2% above the national prime lending rate, which was 8.25% at December 31, 1996.

Long-term debt of the E/RR segment also includes a discounted $301,000 contingent payment obligation payable to the former sole shareholder of HDT, resulting from the Company's acquisition of 80% of HDT's outstanding common stock. The contingent payment obligation is payable only from 80% of the cash flows (prescribed under the contingent payment obligation agreement) of HDT and another subsidiary of the Company in the environmental/resources recovery segment. The maximum amount payable under the contingent payment obligation is $483,000. The Company discounted the maximum contingent payment obligation over its estimated repayment term of ten years using a 10% interest rate.

(c) Borrowings outstanding for corporate and other operations include $680,000 due to affiliates of the Company's Chairman of the Board of Directors. The loans were originally made in 1995, were extended in 1996, and extended again in February 1997 to February 1999. In 1995, the obligation were recorded as short-term debt. All of the loans are unsecured and bear interest at a rate of 10% per annum.

Included in corporate and other operations long-term debt are $205,000 of borrowings under a line of credit. The line of credit is due on April 30, 1998, is secured by the Company's working and overriding royalty interests in certain CO2 producing properties, is guaranteed by the Company's Chairman of the Board of Directors and bears interest at 1% above the national prime lending rate which was 8.25% at December 31, 1996.

The annual maturities of long-term debt at December 31, 1996 are $910,000 for 1997, $1,409,000 for 1998, $1,005,000 for 1999, $140,000 for 2000, and $107,000
in 2001.

(10)  Settlement of Take-or-Pay Contract

During 1996, the Company negotiated a settlement of a take-or-pay contract under which a customer was obligated to purchase certain volumes of liquid CO2. As a result of the settlement, the Company received cash of $539,000 and a CO2 vapor recovery system with an estimated fair value of $400,000 and the Company released the party of its contractual obligation to purchase the contracted liquid CO2 volumes. The Company realized a gain of $939,000 in 1996 relating to this settlement.

(11)  Operating Leases

Noncancelable operating leases relate principally to distribution facilities, warehouse and office space, vehicles and operating equipment. Future minimum payments under such leases as of December 31, 1996 are summarized as follows:


          1997           $555,000
          1998            468,000
          1999            231,000
          2000            111,000
          2001             29,000
                       ----------
                       $1,394,000
                       ==========

The $1,394,000 in future minimum payments consists primarily of $1,096,000 from the CO2 segment.

Rent expense under operating leases aggregated $594,000 in 1996, $644,000 in 1995 and $506,000 in 1994.

(12)  Income Taxes

The primary differences between the carrying values of the Company's assets for financial and tax purposes result from the accounting methods used for impairment of assets, depletion, depreciation and amortization of property and equipment and debt restructuring.

As of December 31, 1996 and 1995, the Company's net deferred tax assets, before valuation allowances, approximated $28,182,000 and $32,939,000, respectively. Based on the results of the Company's operations, management does not believe that it is more likely than not that the Company will be able to realize the benefit of the net operating loss carryforwards and other deductions and credits before expiration. The Company has fully allowed for the tax deferred assets through a valuation allowance. In order to fully realize the net deferred tax assets, before consideration of the valuation allowance, the Company would need to generate future taxable income of approximately $76,000,000 prior to expiration of the net operating loss carryforwards which will begin to expire in 2001 and investment tax credits which will expire from 1997 through 2000.

The 1994 income tax expense resulted from federal alternative minimum income taxes. No regular current income tax expense was provided in any of the three years ended December 31, 1996 due to the availability for regular income tax reporting of net operating loss and depletion and investment tax credit carryforwards.

The changes in the net deferred tax assets and valuation allowance were as follows (in thousands):

                                        1995                  1996
                                       Deferred             Deferred
                            January 1, Expense  December     Expense   December
                            1995      (Benefit) 31, 1995    (Benefit)  31, 1996
                            ---------------------------------------------------

  Deferred tax liability    $     -    $   60   $   (60)    $    130   $  (190)

  Deferred tax asset         33,551       552    32,999        4,627    28,372
                            -------    ------   -------     --------   -------

  Net deferred tax asset    $33,551    $  612   $32,939     $  4,757   $28,182

  Less valuation allowance   33,551       612    32,939        4,757    28,182
                            -------    ------   -------     --------   -------
  Deferred tax asset less
  valuation allowance       $     -    $    -   $     -     $      -   $     -
                            =======    ======   =======     ========   =======



At December 31, 1996, the Company had Federal regular tax operating loss carryforwards of approximately $66.9 million that expire from 2001 to 2010, investment tax credit carryforwards of approximately $679,000 that expire from 1997 to 2000, and tax depletion carryforwards of approximately $5.5 million. These carryforwards may be limited if the Company undergoes a significant ownership change. The decrease in the deferred tax asset in 1996 relates to the utilization of Federal regular tax operating loss carryforwards to offset taxable income resulting from capital transactions between the Company and its carbon dioxide subsidiary and changes in estimates.


(13)  Employee Benefit Plan

Employees of the Company participate in a defined contribution plan with features under Section 401(k) of the Internal Revenue Code. The purpose of the Plan is to provide retirement, disability and death benefits for all full-time employees of the Company who meet certain service requirements. The Plan allows voluntary "savings" contributions up to a maximum of 15%, and the employer matches 100% of each employee's contribution up to 5% of such employee's compensation. Benefits payable under the plan are limited to the amount of plan assets allocable to the account of each plan participant. The Company retains the right to modify, amend or terminate the plan at any time. During 1996, 1995 and 1994, the Company and its eligible subsidiaries made matching contributions of $134,000, $116,000, and $100,000, respectively, to the plan.

(14)  Stock Option Plans

The Company has reserved 175,000 shares of its common stock for issuance to key management, professional employees and directors under The Beard Company 1993 Stock Option Plan (the "1993 Plan") adopted in August 1993. The 1993 Plan is administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors. The option price is determined by the Committee but cannot be less than the fair market value of the common stock of the Company at the date of grant for incentive stock options and 75% of fair market value of the common stock for non-qualified options. All options have ten-year terms and become exercisable one year after the date of grant at the rate of 25% each year until fully exercisable. Directors who are not key management employees of the Company or subsidiaries of the Company shall only be eligible to be granted non-qualified stock options. At December 31, 1996, there were 22,500 additional shares available for grant under the Plan.

The per share weighted-average fair value of stock options granted during 1996 was $1.66 on the date of grant using the Black Scholes option pricing model with the following assumptions: no expected dividend yield, risk-free interest rate of 6.73%, expected life of ten years, and expected volatility of 38.89%. No options were granted in 1995.

The Company applies APB Opinion No. 25 in accounting for its stock options and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the net loss and net loss per common share would not have been materially different than the 1996 amounts reflected in the accompanying statements of operations.

Stock option activity during the periods indicated is as follows:

                                  Number of       Weighted-Average
                                   Shares          Exercise Price
                                  ---------       ----------------
Balance at December 31, 1993          -                 $ -
     Granted                        145,000              2.01
     Exercised                        -                   -
     Forfeited                        -                   -
     Expired                          -                   -
                                    -------             -----

Balance at December 31, 1994        145,000             $2.01
     Granted                          -                   -
     Exercised                        -                   -
     Forfeited                        -                   -
     Expired                          -                   -
                                    -------             -----
Balance at December 31, 1995        145,000             $2.01
     Granted                         12,500              2.63
     Exercised                       (5,000)             2.00
     Forfeited                       (5,000)             2.00
     Expired                          -                  -
                                    -------             -----
Balance at December 31, 1996        147,500             $2.06
                                    =======             =====

At December 31, 1996, the range of exercise prices and weighted-average remaining contractual life of outstanding options was $2.00 - $2.63 and eight years, respectively.

At December 31, 1996 and 1995, the number of options exercisable was 67,500 and 36,250 respectively, and the weighted-average exercise price of those options was $2.01 for both years.

(15)  Commitments and Contingencies

In the normal course of business various actions and claims have been brought or asserted against the Company. Management does not consider them to be material to the Company's financial position, liquidity or results of operations.

The Company has contracts, which expire in April 2000, to purchase liquid CO2. The contracts require that the Company purchase the lesser of 46,000 tons of liquid CO2 or 50% of the Company's combined liquid CO2 requirements for certain plants. The purchase price of the liquid CO2 is based on the contracts' base year price adjusted annually for inflation. As of December 31, 1996, the Company has estimated it will be required to purchase a minimum of $3,488,000 of liquid CO2 through the expiration date of the contracts. The Company's required purchases under such contracts during each of the years ended December 31, 1996, 1995, and 1994 totaled $1,194,000, $801,000, and $856,000, respectively.

(16)  Business Segment Information

The Company operates principally within two industry segments: (1) the manufacture and distribution of dry ice (solid CO2) and the production of carbon dioxide ("CO2"); and (2) environmental/resource recovery.

The Company's carbon dioxide operations are comprised of its 85% owned subsidiary, Carbonic Reserves, which owns a carbon dioxide liquification and purification plant, five dry ice plants, 13 distribution centers, and operates a sixth dry ice plant under a contractual arrangement. Carbon dioxide operations are conducted in Arkansas, Colorado, Kansas, Missouri, New Mexico, Oklahoma, Texas and Wyoming. Many of these operations are conducted in leased premises. Also included in carbon dioxide operations is the ownership of interests in two carbon dioxide producing units. The operations of the environmental/resource recovery segment are conducted through two 80%-owned subsidiaries, a 90%-owned subsidiary and a financially controlled subsidiary headquartered in Oklahoma City, Oklahoma, as well as a wholly-owned subsidiary headquartered in Pittsburgh, Pennsylvania.

The Company operates principally in only one geographic area, the United States. Thus, all of its segment operations are domestic and it has no significant export sales.

The Company and its subsidiaries grant credit, in the normal course of business, to various entities within the industries they serve. Generally, no collateral or other security is required of its customers. The Company and its subsidiaries perform ongoing credit evaluations of its customers and maintain allowances for potential bad debt losses.

Sales to unaffiliated customers, identifiable assets, depreciation, depletion and amortization and additions to property, plant and equipment by industry segment are presented in thousands of dollars:

                                           Environmental/ Corporate
                                    Carbon     Resource     and    Consolidated
                                    Dioxide    Recovery    Other      Company
                                    -------    --------   -------- ------------
          1996
Sales to unaffiliated customers      $13,608     $3,009   $    66     $16,683
Operating profit (loss)                  887       (757)   (1,032)       (902)
Depreciation, depletion and
       amortization                    1,008        267        34       1,309
Identifiable assets                    9,475      3,268     3,730      16,473
Additions to property, plant and
  equipment                            1,978      1,138        15       3,131

          1995
Sales to unaffiliated customers       11,915      3,026        71      15,012
Operating profit (loss)                  502       (325)     (992)       (815)
Depreciation, depletion and
       amortization                      960        170        21       1,151
Identifiable assets                    8,127      1,790     4,698      14,615
Additions to property, plant and
  equipment                            1,265        339        22       1,626

          1994
Sales to unaffiliated customers       10,787      3,212       124      14,123
Operating profit (loss)                  300       (254)     (961)       (915)
Depreciation, depletion and
       amortization                      933        147        17       1,097
Identifiable assets                    7,708      1,218     4,930      13,856
Additions to property, plant and
  equipment                            1,252        352        46       1,650

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

  Not applicable

                                    PART III

Item 10. Directors, Executive Officers and Significant Employees of the Registrant.

  The directors, executive officers and significant employees of the Company are identified below. The table sets forth the age, positions with the Company and the year in which each person became a director, executive officer or significant employee. All positions are held with the Company unless otherwise indicated.

                                          Director, Executive
                                          Officer or Significant
                                          Employee of Beard
Name               Position               or Beard Oil Since         Age
----               --------               ----------------------     ---
W. M. Beard        Chairman of the Board,
                   Chief Executive Officer
                   and Director (a)         June 1969                 68
Herb Mee, Jr.      President,
                   Chief Financial Officer
                   and Director (a)         November 1973             68
Allan R. Hallock   Director                 December 1986             67
W. R. Plugge       Director                 September 1986            72
Ford C. Price      Director                 March 1988                59
Michael E. Carr    Director (b)             February 1994             61
Clifford H.
  Collen, Jr.      President - Carbonic
                   Reserves (c,f)           August 1987               40
Marc A. Messner    President - Whitetail
                   Services, Inc. (d,f) &
                   Horizontal Drilling
                   Technologies, Inc. (d,f) February 1997             34
Philip R. Jamison  President - Beard
                   Technologies, Inc. (e,f) February 1997             58
Philip W. Stack    Vice President -
                   Corporate Development
                   and Treasurer (a)        January 1982              50
Jack A. Martine    Controller and Chief
                   Accounting Officer       October 1996              47

---------------

(a) Director of the Company.
(b) Trustee of certain assets of the Company's 401(k) Trust.
(c) Devotes all of his time to Carbonic Reserves.
(d) Devotes all of his time to these two subsidiaries.
(e) Devotes all of his time to Beard Technologies, Inc.
(f) Indicated entities are subsidiaries of the Registrant.

  The executive officers and other officers of the Company serve at the pleasure of the Board of Directors.

  W. M. Beard has served Beard as its Chairman of the Board and Chief Executive Officer since December 1992. He previously served as Beard's President and Chief Executive Officer from the Company's incorporation in October 1974 until January 1985. He has served Beard Oil as its Chairman of the Board and Chief Executive Officer since its incorporation. He has also served as a director of Beard and Beard Oil since their incorporation. Mr. Beard has been actively involved since 1952 in all management phases of Beard and Beard Oil from their inception, and as a partner of their predecessor company.

  Herb Mee, Jr. has served as Beard's President since October 1989 and as its Chief Financial Officer since June 1993. He has served as Beard Oil's President since its incorporation, and as its Chief Financial Officer since June 1993. He has also served as a director of Beard and Beard Oil since their incorporation. Mr. Mee served as President of Woods Corporation, a New York Stock Exchange diversified holding company, from 1968 to 1972 and as its Chief Executive Officer from 1970 to 1972. He serves as a director of Liberty Bancorp, Inc. ("LBNA") and of its two principal banking subsidiaries. LBNA is a publicly-held company (OTC).

  Allan R. Hallock was elected a director of Beard in July 1993. He served as a director of Beard Oil from December 1986 until October 1993. Mr. Hallock is currently an independent consulting geologist. He served as Vice President and Exploration Manager of Gemini Corporation from 1970 until December 1986.

  W. R. Plugge was elected a director of Beard in July 1993. He served as a director of Beard Oil from September 1986 until October 1993. Mr. Plugge was with Stanford Research Institute, a non-profit research corporation, from 1976 until his retirement in 1988, last serving as Vice President-International Operations. He is a private investor, and also serves as a director of Computer Horizons Inc., a publicly-held company (OTC).

  Ford C. Price was elected a director of Beard in July 1993. He served as a director of Beard Oil from June 1987 until October 1993. From 1961 until 1986 Mr. Price served in various capacities with The Economy Company, a privately-held schoolbook publishing company, last serving as its Chairman of the Board and Chief Executive Officer. Mr. Price is a private investor.

  Michael E. Carr was elected by the preferred stockholders to serve as their representative on the Board of Directors of Beard in February 1994. Mr. Carr served as Senior Vice President of Beard Oil from December 1986 until October 1993. He served as President and Chief Executive Officer of Sensor Oil & Gas, Inc. ("Sensor") from October 1993 until August 1996. He presently serves as President of Mica Energy Corp.

  Philip W. Stack has served as Vice President - Corporate Development of Beard since October 1993, and has served in such capacity for Beard Oil since August 1989. He had previously served in varying positions as an officer of Beard Oil since its incorporation.

  Jack A. Martine was elected as Controller, Chief Accounting Officer and Tax Manager of Beard in October 1996. Mr. Martine served as tax manager for Beard from June 1989 until October 1993 at which time he joined Sensor in a similar capacity. Mr. Martine is a certified public accountant.

  Clifford H. Collen, Jr. has served as President of Carbonic Reserves since he and Beard Oil founded the company in August 1987. Mr. Collen has been associated with the CO2 industry since 1979, working in various positions in the liquid carbon dioxide business and also serving as president of an engineering and consulting company in the industrial and carbon dioxide gas plant industry.

  Marc A. Messner has served as President of HDT since he and another person founded the company in July 1993. He was elected President of Whitetail in November 1996. Mr. Messner has been associated with the environmental services industry since 1989, last serving as a project manager for a large national environmental consulting firm before leaving to start HDT.

  Philip R. Jamison has served as President of BTI since August 1994. Mr. Jamison has been associated with the coal industry since 1960, working in various positions. From 1972 to 1977 he served as Vice President Operations for International Carbon and Minerals and as President and CEO of all its coal producing subsidiaries. From 1979 to 1988 he served as CEO of four small companies which were engaged in the production and sales of coal. From 1993 to 1995 he served as a consultant to EI in connection with its development of the Mulled Coal process, and installed and operated the process at the Alabama coal preparation plant in connection with the DOE contract.

  The directors of the Company have been elected to serve until the annual stockholders' meeting to be held in the year indicated opposite their respective names or until their successors are duly elected and qualified:

           Director              Term
           --------              ----
           Allan R. Hallock      1997
           Ford C. Price         1997
           Herb Mee, Jr.         1998
           W. M. Beard           1999
           W. R. Plugge          1999
           Michael E. Carr       (a)

----------

(a) Will serve until his successor has been duly elected and qualified.

  There is no family relationship between any of the directors or executive officers of the Company. All executive officers hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders or until their prior resignation or removal.

  Compliance with Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities (collectively "reporting persons"), to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Reporting persons are required by the SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

To the Company's knowledge, based solely on information received from each reporting person which includes written representations that no other reports were required during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its reporting persons were complied with.

Item 11.  Executive Compensation.

  The table on the next page sets forth the compensation paid or accrued during each of the last three fiscal years by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers (hereafter referred to as the named executive officers), whose aggregate salary and bonus exceeded $100,000, for any of the fiscal years ended December 31, 1996, 1995 or 1994:

                           SUMMARY COMPENSATION TABLE


                                                                Long Term
                                                               Compensation
                                                        ---------------------------
               Annual Compensation                        Awards         Payouts
-----------------------------------------------------     ------         -------
       (a)           (b)       (c)           (d)           (g)              (h)        (i)
                                                        Securities
                                                        Underlying                   All Other
                                                         Options/         LTIP        Compen-
Name and                    Salary (A)     Bonus (B)       SAR's        Payouts      sation (C)
Principal Position  Year       ($)            ($)           (#)           ($)           ($)
------------------  ----       ---            ---           ---           ---           ---
W. M. Beard         1996     99,000(D)        -0-(D)        -0-      $35,150(D)         5,031(D)
Chairman & CEO      1995    129,250(D)        -0-(D)        -0-       $4,850(D)         6,462(D)
                    1994    132,000         2,050          50,000        -0-            6,703
Herb Mee, Jr.       1996    132,000         1,150           -0-          -0-            6,658
President & CFO     1995    132,000         1,100           -0-          -0-            6,655
                    1994    132,000         1,050          50,000        -0-            6,653
C. H. Collen, Jr.   1996    100,000        13,750           -0-          -0-            5,688
President-Carbonic  1995    103,134           633           -0-          -0-            5,179
      Reserves      1994     72,184           581           -0-          -0-            3,600

--------------

(A) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred pursuant to the Company's 401(k) Plan at the election of those officers.
(B) Bonus for length of service with Beard, Beard Oil or Carbonics.
(C) Consists of the Company's contribution to the Company's 401(k) Plan.
(D) In 1996 Mr. Beard deferred one-fourth ($33,000) of his salary and all ($2,150) of his bonus for the year; in 1995 he deferred one-fourth ($2,750) of his December salary and all ($2,100) of his bonus for the year pursuant to the Company's Deferred Stock Compensation Plan.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

     The following table provides information, with respect to the named executive officers, concerning the exercise of options during the Company's last fiscal year and unexercised options held as of the end of the last fiscal year:

(a)                 (b)             (c)             (d)               (e)
                                                  Number of
                                                 Securities         Value of
                                                Unexercised      In-the-Money
                                                 Options at        Options at
                                                  FY-END(#)        FY-End ($)
              Shares Acquired    Value          Exercisable/      Exercisable/
Name          on Exercise (#)   Realized ($)   Unexercisable     Unexercisable
----          ---------------   ------------   -------------  ----------------
W. M. Beard         -0-           $   -0-      25,000/25,000  $21,094/$21,094
Herb Mee, Jr.       -0-           $   -0-      25,000/25,000  $21,875/$21,875
C. H. Collen, Jr.   -0-           $   -0-         -0-/-0-        $-0-/$-0-

Compensation of Directors

   Messrs. Hallock, Plugge, Price and Carr received compensation of $4,927, $86, $1,909 and $8,450, respectively, for services rendered during 1996 as directors of Beard, excluding $8,500, $8,850 and $8,750 of fees deferred by Messrs. Hallock, Price and Plugge, respectively, under the Company's Deferred Stock Compensation Plan. Currently, the non-management directors each receive $500 per month for their services, and also receive the following fees for directors' meetings which they attend: annual and 1-1/2 day meetings -- $750; regular meeting -- $500; telephone meeting -- $100 to $300 depending upon length of meeting. The non-management directors also receive a small year-end bonus depending upon their length of service as directors of Beard and Beard Oil. Accordingly, Messrs. Plugge, Hallock, Price and Carr received $500, $400, $400, and $100, respectively, in 1996. All of the directors except Mr. Carr elected to defer such bonuses pursuant to the Plan. Beard also provides health and accident insurance benefits for its non-management directors who are not otherwise covered and the value of these benefits is included in the above compensation amounts. None of the directors received additional compensation in 1996 for their committee participation.

  The three eligible non-management directors (Messrs. Hallock, Plugge, and Price) were each granted 5,000 phantom stock units (the "Units") under the Company's 1994 Phantom Stock Units Plan on November 1, 1994. Mr. Carr was awarded 5,000 Units when he became eligible on February 22, 1995. All awards were based on an award price of $2.00* per share and vest over a five year period at the rate of 20% per year. Each participant has the option of receiving payment for his award: (i) as it vests; (ii) at the conclusion of the award period; or (iii) 50% as it vests, with the other 50% deferred to the conclusion of the award period. Payments are based upon appreciation in the market value of the Company's common stock during the appropriate time interval selected.

---------------

  *The market value on November 1, 1994 was $1.875 per share; on February 22, 1995 it was $1.75 per share.

Compensation Committee Interlocks and Insider Participation

  Michael E. Carr, who has been elected by the preferred shareholders to serve as their representative on the Board of Directors, was elected to serve as a member of the Compensation Committee on April 26, 1994. Mr. Carr served as Senior Vice President of Beard Oil from December 1986 until October 1993.

Item 12.  Security Ownership of Certain Beneficial Owners and Management.

  The table on the next page sets forth the name and address of each shareholder who is known to the Company to own beneficially more than 5% of Beard's outstanding common stock or preferred stock, the number of shares beneficially owned by each and the percentage of outstanding common or preferred stock so owned as of February 28, 1997. Unless otherwise noted, the person named has sole voting and investment powers over the shares reflected opposite his name.

                                                                                  Combined
                               Number of             Number of                     Common
                               Preferred             Common                          and
                               Shares and            Shares and                   Preferred
                               Nature of   Percent   Nature of       Percent       Voting
    Name and Address           Ownership   of Class  Ownership       of Class     Percentage
    ----------------           ---------   --------  ---------       --------     ----------
John Hancock Mutual Life       42,427.10   47.06%    312,040(1)(2)   11.15%(2)    16.24%(3)
Insurance Company ("Hancock")
57th Floor
200 Clarendon Street
Boston, Massachusetts 02117

The Beard Group 401(k) Plan
  ("Plan")
c/o The Liberty Bank and Trust
Company, Trustee               None        0.00%     301,605(4)      10.78%        9.25%
100 N. Broadway Avenue
Oklahoma City, OK 73102

W. M. Beard                    None        0.00%     809,672(5)      28.67%       24.64%
Enterprise Plaza, Suite 320
5600 North May Avenue
Oklahoma City, OK 73112

Lu Beard                       None        0.00%     233,998(6)      8.36%         7.17%
Enterprise Plaza, Suite 320
5600 North May Avenue
Oklahoma City, OK 73112

Warren B. Kanders              25,188.76  27.94%     174,274(2)      6.23%(2)      9.30%(3)
2100 South Ocean Boulevard
Suite 302 North
Palm Beach, FL 33480

Herb Mee, Jr.                  None       0.00%      233,079(7)      8.25%         7.09%
Enterprise Plaza, Suite 320
5600 North May Avenue
Oklahoma City, OK 73112

-----------------

(1) Shares are held by Hancock on behalf of itself and affiliated entities.

(2) Excludes the Beard preferred shares which will collectively become convertible into 14.18% of the outstanding common stock (after conversion) on January 1, 2003 to the extent not previously redeemed or converted.

(3) The preferred shareholders collectively own 663,084 common shares and 1,125,528 common equivalent shares (34.51%), after giving effect to the conversion of their 90,155.86 preferred shares.

(4) Shares held by the Plan are owned by the participating employees, each of whom has sole voting and investment power over the shares held in his or her account. Includes 96,867.00, 121,631.70 and 25,552.18 shares held for the accounts of Messrs. Beard, Mee and Collen, respectively, and 573.23 shares held for the accounts of other executive officers.

(5) Includes 368,685 shares owned directly by Mr. Beard as to which he has sole voting and investment power; 232,319 shares (or 8.30%) owned by the William M. Beard and Lu Beard 1988 Charitable Unitrust (the "1988 Unitrust"), of which Mr. Beard and his wife, Lu Beard, serve as co-trustees and share voting and investment power; 16,666 shares each held by the William M. Beard Irrevocable Trust "A," the William M. Beard Irrevocable Trust "B," and the William M. Beard Irrevocable Trust "C" (collectively, the "Beard Irrevocable Trusts") of which Messrs. Beard and Herb Mee, Jr. are trustees and share voting and investment power; 6,738 shares each held by the John Mason Beard II Trust, the Joseph G. Beard Trust and the Rebecca Banner Beard Trust as to which Mr. Beard is the trustee and has sole voting and investment power; 3,256 shares held by the Rebecca Banner Beard Lilly Living Trust as to which Mr. Beard is a co-trustee and shares voting and investment power with his daughter; 96,867.00 shares held by The Beard Group 401(k) Trust (the "401(k) Trust") for the account of Mr. Beard as to which he has sole voting and investment power; and 13,333 shares held by B & M Limited, a general partnership, of which Mr. Beard is a general partner and shares voting and investment power with Mr. Mee. Also includes 25,000 shares subject to presently exercisable options. Excludes 1,679 shares owned by his wife as to which Mr. Beard disclaims beneficial ownership. Also excludes 41,228 shares held by four separate trusts for the benefit of Mr. Beard's children.

(6) Represents 232,319 shares owned by the 1988 Unitrust, of which Mr. Beard and Mrs. Beard serve as co-trustees and share voting and investment power. Also includes 1,679 shares owned directly by Mrs. Beard as to which she has sole voting and investment power.

(7) Includes 16,450 shares owned directly by Mr. Mee as to which he has sole voting and investment power; 6,666 shares held by Mee Investments, Inc., as to which Mr. Mee has sole voting and investment power; 13,333 shares held by B & M Limited as to which Mr. Mee shares voting and investment power with Mr. Beard but as to which Mr. Mee has no present economic interest; and 121,631.70 shares held by the 401(k) Trust for the account of Mr. Mee as to which he has sole voting and investment power. Also includes 16,666 shares each held by the Beard Irrevocable Trusts as to which Mr. Mee is a co-trustee and shares voting and investment power with Mr. Beard but as to which Mr. Mee has no pecuniary interest and disclaims beneficial ownership. Also includes 25,000 shares subject to presently exercisable options. Excludes 45 shares owned by his wife, Marlene W. Mee, as to which Mr. Mee disclaims beneficial ownership.

Security Ownership of Management

  The following table sets forth certain information regarding the number of shares of Beard common stock beneficially owned by each director and nominee, the Chief Executive Officer ("CEO"), each named executive officer and by all directors and executive officers as a group and the percentage of outstanding common stock so owned as of February 28, 1997.

                                                  Amount and
                                                  Nature of
                                                  Beneficial    Percent
     Name and Address                              Ownership    of Class
     ----------------                             ----------    --------
W. M. Beard                                         809,672(1)   28.67%
Herb Mee, Jr.                                       233,079(2)    8.25%
Allan R. Hallock                                     40,458(3)    1.45%
Michael E. Carr                                      28,643       1.02%
Ford C. Price                                         8,665(4)    ---(8)
W. R. Plugge                                          2,000       ---(8)
C. H. Collen, Jr                                     42,602(5)    1.52%
Marc A. Messner                                      50,000       1.79%
Philip R. Jamison                                       240(6)    ---(8)
All directors and executive
     officers as a group (11 in number)           1,165,291(7)   40.76%

-----------------

(1) See footnote (5) to table "Security Ownership of Certain Beneficial
Owners."
(2) See footnote (7) to table "Security Ownership of Certain Beneficial
Owners."
(3) Reflects shares owned by A. R. Hallock & Co., a partnership, as to which Mr. Hallock shares voting and investment power with his wife.
(4) Includes 5,399 shares owned directly by Mr. Price as to which he has sole voting and investment power and 3,266 shares held by an IRA for the benefit of Mr. Price as to which he has sole voting and investment power.
(5) Includes 17,050 shares owned directly by Mr. Collen as to which he has sole voting and investment power and 25,552.18 shares held by the 401(k) Trust for the account of Mr. Collen as to which he has sole voting and investment power.
(6) Represents Mr. Jamison's 20% vested interest in the 1,203 shares owned for his account in the 401(k) Trust; Mr. Jamison has sole voting and investment power as to such shares.
(7) Includes 825,927 shares as to which directors and executive officers have sole voting and investment power and 339,364 shares as to which they share voting and investment power with others.
(8) Reflects ownership of less than one (1) percent.

Item 13.  Certain Relationships and Related Transactions.

  In September 1995, William M. Beard and Lu Beard, as trustees of the William
M. Beard and Lu Beard 1988 Charitable Unitrust (the "Unitrust") agreed to loan the Company up to $250,000 under a revolving loan arrangement for a period of one year. In March 1996, the Unitrust extended the maturity of such note to October 1997; in October 1996 the credit line was increased to $500,000 and the maturity was extended to March 1998. In February 1997 the maturity was extended to February 1999. Various advances and repayments have been made under such arrangement, and at year-end 1996 the principal balance due was $455,000. The loan is unsecured and bears interest at the rate of 10% per annum.

  In December 1995 the William M. Beard Irrevocable Trust "B" and the William
M. Beard Irrevocable Trust "C" agreed to loan $130,000 and $95,000, respectively, to the Company for a period of one year. In March 1996, the Trusts extended the maturity of such notes to October 1997. In February 1997 the maturity was extended to February 1999 and the principal amount of the loans were increased to $140,000 and $105,000, respectively. Loans of $130,000 and $95,000, respectively, were outstanding pursuant to such arrangement as of year-end 1996. The loans are unsecured and bear interest at the rate of 10% per annum.

                            PART IV

Item 14.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K.

  (a)  The following documents are filed as part of this report:

        1. Financial Statements. Reference is made to the Index to Financial Statements and Financial Statement Schedules appearing at
            Item 8 on Page 26 of the report.


        2.  Financial Statement Schedules.

            The financial statements of North American Brine Resources, a 40% owned investee of Beard, as of December 31, 1996, and 1995 and for each of the years in the three-year period ended December 31, 1996, are filed as a financial statement schedule.



            Schedule II - Valuation and Qualifying Accounts


        3. Exhibits. The following exhibits are filed with this Form 10-K and are identified by the numbers indicated:

2 Agreement and Plan of Reorganization by and among Registrant, Beard Oil Company ("Beard Oil") and New Beard, Inc., dated as of July 12, 1993 (see Addendum A to Part I, which is incorporated herein by reference; schedules to the Agreement have been omitted). (This Exhibit has been previously filed as Exhibit 3(b), filed on July 27, 1993 to Registrant's Registration Statement on Form S-4, File No. 33-66598, and same is incorporated by reference).

3(i) Amended and Restated Certificate of Incorporation of Registrant as filed with the Secretary of State of Oklahoma on August 25, 1993. (This Exhibit has been previously filed as Exhibit 3(a) to Amendment No. 1, filed on September 3, 1993 to Registrant's Registration Statement on Form S-4, File No. 33-66598, and same is incorporated by reference).

3(ii) Registrant's Restated By-Laws (as amended January 11, 1996). (This
      Exhibit has been previously filed as Exhibit 3(ii) to Registrant's Form 10-K for the period ended December 31, 1995, filed on April 1, 1996, and same is incorporated by reference).

4     Instruments defining the rights of security holders:

4(a) Agreement of Sale and Purchase by and among Beard Oil and Sensor Oil & Gas, Inc. ("Sensor"). (This Exhibit has been previously filed as Addendum B to Amendment No. 1, filed on September 3, 1993 to Registrant's Registration Statement on Form S-4, File No. 33-66598, and same is incorporated by reference).

4(b) Certificate of Designations, Powers, Preferences and Relative, Participating, Option and Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof of the Series A Convertible Voting Preferred Stock of the Registrant. (This Exhibit has been previously filed as Exhibit 3(c) to Amendment No. 2, filed on September 17, 1993 to Registrant's Registration Statement on Form S-4, File No. 33-66598, and same is incorporated by reference).

4(c)  Stock Purchase Agreement by and among Registrant, Beard Oil, New York
      Life Insurance Company ("NYL"), New York Life Insurance and Annuity Company ("NYLIAC"), John Hancock Mutual Life Insurance Company ("Hancock") and Memorial Drive Trust ("MDT"), dated July 12, 1993 (see Addendum C to
      Part I which is incorporated herein by reference; schedules to the Agreement have been omitted). (This Exhibit has been previously filed as Exhibit 10(g) to Amendment No. 1, filed on September 3,
      1993 to Registrant's Registration Statement on Form S-4,
      File No. 33-66598, and same is incorporated by reference).

4(d) Settlement Agreement, with Certificate of Amendment attached thereto, by and among Registrant, Beard Oil, NYL, NYLIAC, Hancock, MDT and Sensor, dated as of April 13, 1995. (This Exhibit has been previously filed as Exhibit 4(g) to Registrant's Form 10-K for the period ended December 31, 1994 and same is incorporated by reference).

4(e) Promissory Note from Carbonics to John Hancock Leasing Corporation ("JHLC") dated July 1, 1991. (This Exhibit has been previously filed as Exhibit 4(f) to Registrant's Form 10-K for the period ended December 31, 1993 and same is incorporated by reference).

4(f) Security Agreement from Carbonics to JHLC dated June 11, 1991. (This Exhibit has been previously filed as Exhibit 4(g) to Registrant's Form 10-K for the period ended December 31, 1993 and same is incorporated by reference).

4(g) Guarantee from Registrant to JHLC dated July 1, 1991. (This Exhibit has been previously filed as Exhibit 4(h) to Registrant's Form 10-K for the period ended December 31, 1993 and same is incorporated by reference).

4(h) Loan Agreement by and among Registrant, Carbonics and Liberty Bank & Trust Company of Oklahoma City, N.A. ("Liberty"), effective May 19, 1995. (This Exhibit has been previously filed as Exhibit 4(n) to Registrant's Form 10-Q for the period ended June 30, 1995, filed on August 7, 1995, and same is incorporated by reference).

4(i) First Amendment to Loan Agreement by and among Registrant, Carbonics and Liberty, dated November 13, 1995. (This Exhibit has been previously filed as Exhibit 4(r) to Registrant's Form 10-Q for the period ended March 31, 1996, filed on May 3, 1996, and same is incorporated by reference).

4(j) Second Amendment to Loan Agreement by and among Registrant, Carbonics and Liberty, dated effective March 12, 1996. (This Exhibit has been previously filed as Exhibit 4(s) to Registrant's Form 10-Q for the period ended March 31, 1996, filed on May 3, 1996, and same is incorporated by reference).

4(k) Third Amendment to Loan Agreement by and among Registrant, Carbonics and Liberty, dated effective April 30, 1996. (This Exhibit has been previously filed as Exhibit 4.1 to Registrant's Form 10-Q for the period ended June 30, 1996, filed on August 14, 1996, and same is incorporated by reference).

4(l) Amended and Restated Loan Agreement by and among Registrant, Carbonics and Liberty, dated as of October 31, 1996.

4(m) Letter Agreement for Construction Guidance Line of Credit between Registrant d/b/a The Oaks Venture and Liberty, dated July 17, 1995. (This Exhibit has been previously filed as Exhibit 4(o) to Registrant's Form 10-Q for the period ended June 30, 1995, filed on August 7, 1995, and same is incorporated by reference).

4(n) Letter Agreement for Construction Guidance Line of Credit between Registrant d/b/a The Oaks Venture and Liberty, dated effective March 21, 1996. (This Exhibit has been previously filed as Exhibit 4(t) to Registrant's Form 10-Q for the period ended March 31, 1996, filed on May 3, 1996, and same is incorporated by reference).

4(o) Promissory Note from Registrant to the Trustees of the William M. Beard and Lu Beard 1988 Charitable Unitrust (the "Trustees") dated September 20, 1995. (This Exhibit has been previously filed as Exhibit 4(o) to Registrant's Form 10-K for the period ended December 31, 1995, filed on April 1, 1996, and same is incorporated by reference).

4(p) Extension and Renewal Promissory Note from Registrant to the Trustees dated March 31, 1996. (This Exhibit has been previously filed as Exhibit 4(u) to Registrant's Form 10-Q for the period ended March 31, 1996, filed on May 3, 1996, and same is incorporated by reference).

4(q) Amended and Restated Renewal Promissory Note from Registrant to the Trustees dated October 11, 1996.

4(r) Amended and Restated Renewal Promissory Note from Registrant to the Trustees dated February 17, 1997.

4(s) Promissory Note from Registrant to the Trustee of the William M. Beard Irrevocable Trust "B" (the "B Trust") dated December 27, 1995. (This Exhibit has been previously filed as Exhibit 4(p) to Registrant's Form 10-K for the period ended December 31, 1995, filed on April 1, 1996, and same is incorporated by reference).

4(t) Extension and Renewal Promissory Note from Registrant to the B Trust dated March 31, 1996. (This Exhibit has been previously filed as Exhibit 4(v) to Registrant's Form 10-Q for the period ended March 31, 1996, filed on May 3, 1996, and same is incorporated by reference).

4(u) Amended and Restated Renewal Promissory Note from Registrant to the B Trust dated February 17, 1997.

4(v) Promissory Note from Registrant to the Trustee of the William M. Beard Irrevocable Trust "C" (the "C" Trust") dated December 27, 1995. (This Exhibit has been previously filed as Exhibit 4(q) to Registrant's Form 10-K for the period ended December 31, 1995, filed on April 1, 1996, and same is incorporated by reference).

4(w) Extension and Renewal Promissory Note from Registrant to the C Trust dated March 31, 1996. (This Exhibit has been previously filed as Exhibit 4(w) to Registrant's Form 10-Q for the period ended March 31, 1996, filed on May 3, 1996, and same is incorporated by reference).

4(x) Amended and Restated Renewal Promissory Note from Registrant to the C Trust dated February 17, 1997.

10    Material contracts:

10(a) The Beard Company 1993 Stock Option Plan dated August 27, 1993.  (This
      Exhibit has previously been filed as Exhibit 10(f) to Amendment No. 1, filed on September 3, 1993 to Registrant's Registration Statement on Form S-4, File No. 33-66598, and same is incorporated by reference).*

10(b) The Beard Company 1994 Phantom Stock Units Plan adopted November 1, 1994.
      (This Exhibit has been previously filed as Exhibit 10(h) to Registrant's Form 10-K for the period ended December 31, 1994, filed on April 17, 1995, and same is incorporated by reference).*

10(c) Stockholders' Agreement made as of January 27, 1993 by and among Registrant, Carbonics and Clifford Collen, Jr. ("Collen"). (This Exhibit has been previously filed as Exhibit 10(i) to Registrant's Form 10-K for the period ended December 31, 1994, filed on April 17, 1995, and same is incorporated by reference).*

10(d) Stock Purchase Agreement dated as of December 15, 1991 by and among
      Registrant (formerly known as Beard Investment Company), Carbonics and Collen. (This Exhibit has been previously filed as Exhibit 10.9 of Item 14(a) to Beard Oil's Form 8, Amendment No. 1, Form 10-K for the fiscal year ended December 31, 1991 and same is incorporated herein by reference).*

10(e) Conversion Agreement dated as of January 31, 1995 by and among Registrant, Carbonics and Collen. (This Exhibit has been previously filed as Exhibit 10(k) to Registrant's Form 10-K for the period ended December 31, 1994, filed on April 17, 1995, and same is incorporated herein by reference).*

10(f) Employment Agreement dated April 3, 1995 by and among Registrant,
      Carbonics, Collen and Beard Oil. (This Exhibit has been previously filed as Exhibit 10(l) to Registrant's Form 10-K for the period ended December 31, 1994, filed on April 17, 1995, and same is incorporated herein by reference).*

10(g) The Beard Company Deferred Stock Compensation Plan. (This Exhibit has been previously filed as Exhibit 10(k) to Registrant's Form 10-K for the period ended December 31, 1995, filed on April 1, 1996, and same is incorporated by reference).*

------------------

* Compensatory plan or arrangement.

10(h) Subscription Agreement by and between Cibola Corporation ("Cibola") and
      Registrant, dated April 10, 1996. (This Exhibit has been previously filed as Exhibit 10.1 to Registrant's Form 10-Q for the period ended June 30, 1996, filed on August 14, 1996, and same is incorporated by reference).

10(i) Nonrecourse Secured Promissory Note from Registrant to Cibola, dated
      April 10, 1996. (This Exhibit has been previously filed as Exhibit 10.2 to Registrant's Form 10-Q for the period ended June 30, 1996, filed on August 14, 1996, and same is incorporated by reference).

10(j) Security Agreement by and among Registrant, Cibola and the Cibola shareholders, dated April 10, 1996. (This Exhibit has been previously filed as Exhibit 10.3 to Registrant's Form 10-Q for the period ended June 30, 1996, filed on August 14, 1996, and same is incorporated by reference).

10(k) Tax Sharing Agreement by and among Registrant, Cibola and the Cibola shareholders, dated April 10, 1996. (This Exhibit has been previously filed as Exhibit 10.4 to Registrant's Form 10-Q for the period ended June 30, 1996, filed on August 14, 1996, and same is incorporated by reference).

21    Subsidiaries of the Registrant.

23    Consents of KPMG Peat Marwick LLP.

27    Financial Data Schedules


  The Company will furnish to any shareholder a copy of any of the above exhibits upon the payment of $.25 per page. Any request should be sent to The Beard Company, Enterprise Plaza, Suite 320, 5600 North May Avenue, Oklahoma City, Oklahoma 73112

  (b) No reports on Form 8-K were filed by the Company during the three months ended December 31, 1996.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             THE BEARD COMPANY

                                             (Registrant)


                                             HERB MEE, JR.

DATE:  September 11, 1997                       Herb Mee, Jr.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated below.



  Signature               Title                        Date
  ---------               -----                        ----
  W.M. BEARD
  W.M. Beard              Chief Executive Officer      September 11, 1997

  HERB MEE, JR.
  Herb Mee, Jr.           President and Chief          September 11, 1997
                          Financial Officer

  JACK A. MARTINE
  Jack A. Martine         Controller and Chief         September 11, 1997
                          Accounting Officer

  W.M. BEARD
  W.M. Beard              Chairman of the Board        September 11, 1997

  HERB MEE, JR.
  Herb Mee, Jr.           Director                     September 11, 1997

  ALLAN R. HALLOCK
  Allan R. Hallock        Director                     September 11, 1997

  FORD C. PRICE
  Ford C. Price           Director                     September 11, 1997

  MICHAEL E. CARR
  Michael E. Carr         Director                     September 11, 1997



                                                 FINANCIAL STATEMENT SCHEDULE 1














                         NORTH AMERICAN BRINE RESOURCES
                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994


                  (WITH INDEPENDENT AUDITORS' REPORT ON 1996)

                          INDEPENDENT AUDITORS' REPORT



The Partners
North American Brine Resources:


We have audited the accompanying balance sheet of North American Brine Resources as of December 31, 1996, and the related statements of operations, partners' equity, and cash flows for the year then ended. These financial statements are the responsibility of North American Brine Resources' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North American Brine Resources as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                               KPMG Peat Marwick LLP

Oklahoma City, Oklahoma
April 22, 1997

                         NORTH AMERICAN BRINE RESOURCES

                                 BALANCE SHEETS




                                                                          December 31,
                                                                  ----------------------------
                                                                      1996            1995
                                                                  ------------    ------------
                                                                                   (Unaudited)
                               Assets
                               ------

Current assets:
     Cash and cash equivalents                                    $    208,205          64,263
     Accounts receivable                                                 2,978             539
     Inventory:
         Raw materials                                                  10,171          13,854
         Work-in-process                                                70,594           4,691
         Finished goods                                                383,864          21,857
                                                                  ------------    ------------
                                                                       464,629          40,402
     Supplies                                                           58,200          84,700
     Prepaid expenses                                                   40,022          50,788
     Other current assets                                                4,177           4,177
                                                                  ------------    ------------
              Total current assets                                     778,211         244,869
                                                                  ------------    ------------

Property, plant and equipment                                        7,863,304       7,590,142
     Less accumulated depletion, depreciation, and amortization      4,116,866       3,841,482
                                                                  ------------    ------------
              Net property, plant and equipment                      3,746,438       3,748,660
                                                                  ------------    ------------

                                                                  $  4,524,649       3,993,529
                                                                  ============    ============

              Liabilities and Partners' Equity
              --------------------------------

Current liabilities:
     Accounts payable and accrued expenses                             390,637         121,861
     Deferred revenue                                                  100,000            --
     Current maturities of long-term debt                               90,000            --
                                                                  ------------    ------------
              Total current liabilities                                580,637         121,861
                                                                  ------------    ------------

Long-term debt less current maturities                                 540,000            --
Partners' equity:
     Partners' contributions                                         7,062,610       7,062,610
     Accumulated deficit                                            (3,658,598)     (3,190,942)
                                                                  ------------    ------------
              Net partners' equity                                   3,404,012       3,871,668
                                                                  ------------    ------------

                                                                  $  4,524,649       3,993,529
                                                                  ============    ============




See accompanying notes to financial statements.

                         NORTH AMERICAN BRINE RESOURCES

                            STATEMENTS OF OPERATIONS




                                                        Years Ended December 31,
                                               --------------------------------------
                                                  1996          1995          1994
                                               ----------    ----------    ----------
                                                             (Unaudited)   (Unaudited)
Iodine sales                                   $  271,080       299,550       218,250
     Less sales discounts and commissions           8,208        17,227         7,712
                                               ----------    ----------    ----------
              Net iodine sales                    262,872       282,323       210,538

Cost of iodine sales                              160,960       179,912       162,962
                                               ----------    ----------    ----------

              Gross margin                        101,912       102,411        47,576
                                               ----------    ----------    ----------

Operating expense                                 (30,478)      (14,236)      (22,124)

General and administrative expense               (171,974)     (122,263)     (132,276)

Interest expense                                   (7,063)         --            --

Idled plant costs                                (119,631)     (230,762)     (273,624)

Plant re-opening costs                           (213,970)         --            --

Reduction of supplies' carrying value to net
     replacement cost                             (26,500)         --            --

Other income                                           48         1,119         3,754
                                               ----------    ----------    ----------
                                                 (569,568)     (366,142)     (424,270)
                                               ----------    ----------    ----------

              Net loss                         $ (467,656)     (263,731)     (376,694)
                                               ==========    ==========    ==========



See accompanying notes to financial statements.

                         NORTH AMERICAN BRINE RESOURCES

                         STATEMENTS OF PARTNERS' EQUITY


                                            GODOE            The          Inorgchem
                                            (USA),          Beard        Developments
                                             Inc.          Company           Inc.            Total
                                         ------------    ------------    ------------    ------------
Balance, December 31, 1993 (Unaudited)   $  2,274,853       1,789,792         447,448       4,512,093

Net loss                                     (188,347)       (150,678)        (37,669)       (376,694)
                                         ------------    ------------    ------------    ------------

Balance, December 31, 1994 (Unaudited)      2,086,506       1,639,114         409,779       4,135,399

Net loss                                     (131,867)       (105,491)        (26,373)       (263,731)
                                         ------------    ------------    ------------    ------------

Balance, December 31, 1995 (Unaudited)      1,954,639       1,533,623         383,406       3,871,668

Net loss                                     (233,828)       (187,062)        (46,766)       (467,656)
                                         ------------    ------------    ------------    ------------

Balance, December 31, 1996               $  1,720,811       1,346,561         336,640       3,404,012
                                         ============    ============    ============    ============



See accompanying notes to financial statements.

                         NORTH AMERICAN BRINE RESOURCES

                            STATEMENTS OF CASH FLOWS



                                                                   Years ended December 31,
                                                           --------------------------------------
                                                              1996          1995          1994
                                                           ----------    ----------    ----------
                                                                         (Unaudited)   (Unaudited)
Cash flows from operating activities:
   Net loss                                                $ (467,656)     (263,731)     (376,694)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
       Depletion, depreciation, and amortization expense      293,806       166,701       174,231
       Reduction in carrying value of supplies                 26,500          --            --
       Decrease (increase) in accounts receivable              (2,439)       70,191         4,212
       Increase in accounts payable and
         accrued expenses                                     268,776        34,253        38,396
       Increase in deferred revenue                           100,000          --            --
       Increase in inventory                                 (424,227)       (4,283)       (3,193)
       Decrease (increase) in prepaid expenses and
         other current assets                                  10,766          (826)      (12,477)
                                                           ----------    ----------    ----------

           Net cash provided by (used in) operating
              activities                                     (194,474)        2,305      (175,525)
                                                           ----------    ----------    ----------

Cash flows from investing activities:
   Purchase of plant and equipment                            (54,722)         --            --
   Development of producing properties                       (236,862)         --            --
                                                           ----------    ----------    ----------

           Net cash used in investing activities             (291,584)         --            --

Cash flows from financing activities:                            --
   Proceeds from credit agreements                            630,000          --            --
                                                           ----------    ----------    ----------
           Net cash provided by financing activities          630,000          --            --

Net increase (decrease) in cash and cash equivalents          143,942         2,305      (175,525)

Cash and cash equivalents at beginning of year                 64,263        61,958       237,483
                                                           ----------    ----------    ----------

Cash and cash equivalents at end of year                   $  208,205        64,263        61,958
                                                           ==========    ==========    ==========


See accompanying notes to financial statements.

                         NORTH AMERICAN BRINE RESOURCES

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995, AND 1994
               (INFORMATION AS OF DECEMBER 31, 1995 AND 1994 AND
                     FOR THE YEARS THEN ENDED IS UNAUDITED)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     North American Brine Resources (NABR) was formed on June 5, 1981, as a joint venture of GODOE (USA), Inc., The Beard Company, and Inorgchem Developments, Inc. The participants make capital contributions and share in the profits and losses of NABR as follows:

              GODOE (USA), Inc.                                 50%
              The Beard Company                                 40%
              Inorgchem Developments, Inc.                      10%

     NABR operates two crude iodine extraction and processing plants in Dover and Woodward, Oklahoma. All of NABR's revenues consist of sales of crude iodine to Mitsui and Co. (USA), Inc. (see note 5).

     In 1993, the Management Committee of NABR approved an indefinite suspension of the Woodward, Oklahoma plant's operations. The suspension was in response to a world oversupply of iodine which resulted in a decline of iodine prices to unprofitable levels.

     In June 1996, the Management Committee of NABR approved a plan to resume operations at the Woodward, Oklahoma plant based on their assessment of world supply and demand of iodine which has resulted in increased prices.

     In the opinion of management, the accompanying unaudited financial statements as of December 31, 1995 and 1994, and for the years then ended, reflect adjustments (all of which were normal and recurring) which, in the opinion of management, are necessary for a fair statement of the financial position and the results of operations and cash flows for the periods mentioned above.

     CASH AND CASH EQUIVALENTS

     NABR considers certificates of deposit and other similar securities, whose remaining terms at date of purchase are less than 90 days, to be cash equivalents.

     INVENTORIES

     Raw materials, work in process, and finished goods inventories are valued at the lower of cost (on average cost basis) or market. Raw materials consist of chemicals used in the extraction of iodine. At December 31, 1996 and 1995, finished goods inventory consisted of approximately 27,000 and 2,800 kilograms, respectively, of crude iodine.

     SUPPLIES

     Supplies represent various replacement parts for NABR's producing properties and plant equipment. Supplies are carried at the lower of cost or net replacement cost.

                         NORTH AMERICAN BRINE RESOURCES

     PROPERTY, PLANT AND EQUIPMENT

     Plant and equipment are stated at cost. Expenditures for acquisition, renewals and betterments are capitalized, whereas maintenance and repair costs are expensed as incurred. When properties are retired or otherwise disposed of, the appropriate accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

     Depreciation is provided on the straight-line method over periods of three to ten years.

     Producing properties represent NABR's cost of drilling and equipping wells producing salt water for the extraction of brine and salt water disposal wells, and the leasehold costs of such properties. Depreciation, depletion, and amortization of producing properties is computed by the straight-line method using an estimated recoverable period of ten years for salt water brine reserves.

     During the suspended operations of the Woodward, Oklahoma plant (1995, 1994, and 1993), NABR recorded 25% of the depletion, depreciation and amortization of the salt water wells' leasehold, development, and equipment costs and the plant's capitalized costs using the straight-line method and a 10 year useful life. Upon the approval to resume the Woodward, Oklahoma plant's operations in June 1996, NABR resumed recording 100% of the depletion, depreciation and amortization.

     NABR adopted the provisions of Statement of Financial Accounting Standards
     (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Adoption of this Statement did not have a material impact on NABR's financial position or results of operations.

     DEFERRED REVENUE

     Deferred revenue represents amounts received from Mitsui for future deliveries of crude iodine (see note 5).

     INCOME TAXES

     No provision for income taxes is required in the financial statements since the partners pay income taxes on, or receive as a deduction, their distributive share of NABR's taxable income or losses.

     IDLED PLANT COSTS

     As previously noted, NABR suspended operations of the Woodward, Oklahoma iodine extraction and processing plant in 1993. Included in idled plant costs are the depreciation, depletion and amortization costs as well as other costs incurred during the plant's suspended operations through October 1996, the date the plant's operations resumed.

                         NORTH AMERICAN BRINE RESOURCES

     PLANT RE-OPENING COSTS

     Plant re-opening costs represent costs incurred for readying the Woodward, Oklahoma producing salt water wells and plant for resumed operations.

     USE OF ESTIMATES

     Management of NABR has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these financial statements in conformity with generally acceptable accounting principles. Actual results could differ from those estimates.

(2)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31 is summarized as follows:

                                              1996         1995
                                           ----------   ----------
                                                        (Unaudited)
         Plant and equipment               $4,322,723    4,316,617

         Autos and trucks                      89,399       88,210

         Furniture and fixtures                16,848       14,432

         Producing properties               3,434,334    3,170,883
                                           ----------   ----------

                                           $7,863,304    7,590,142
                                           ==========   ==========

(3)  LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1996:


         Borrowings under credit agreement (a)                 $450,000

         Term note payable (b)                                  180,000
                                                               --------
             Total long-term debt                               630,000

             Less current maturities                             90,000
                                                               --------
             Long-term debt, less current maturities           $540,000
                                                               ========


          (a) Amount represents unsecured borrowings under a credit agreement with GODOE (USA), Inc., a 50% partner of NABR. The credit agreement allows NABR to borrow up to a maximum amount of $896,000. Borrowings under the credit agreement are due on December 31, 1998. Interest is paid quarterly and is based on the floating three month London Interbank Offered Rate (LIBOR) interest rate, plus .38% which approximated 5.94% at December 31, 1996. Subsequent to December 31, 1996, NABR borrowed an additional $446,000 under the credit agreement.

                         NORTH AMERICAN BRINE RESOURCES

          (b) On December 31, 1996, NABR entered into a term note agreement with Inorgchem Developments, Inc., a 10% partner of NABR. The term note is unsecured and is payable in two installments of $90,000 on December 31, 1997 and 1998. Interest is paid quarterly and is based on the floating three month LIBOR interest rate, plus .38%, which approximated 5.94% at December 31, 1996.

(4)  PROFIT SHARING PLAN

     All eligible employees of NABR are eligible to participate in the North American Brine Resources Salary Deferral Plan and Trust (the Plan). Participant contributions up to 5% of the participant's total compensation are matched 50% by NABR. The participant can make additional contributions, which are not matched by NABR. During 1996, 1995, and 1994, NABR contributed $3,500, $3,300, and $3,300, respectively, under the Plan. Benefits payable under the Plan are limited to the amount of plan assets allocable to the account of each Plan participant. NABR retains the right to modify, amend, or terminate the Plan at any time.

(5)  RELATED PARTY TRANSACTIONS

     In connection with the formation of NABR, the partners executed a technical assistance agreement, an operating agreement and a distributorship agreement.

     The technical assistance agreement specifies that GODOE (USA), Inc. will provide assistance in the development of the process for extracting iodine and other minerals from brine and will provide other support services for NABR's plants. As compensation for these support services GODOE (USA), Inc. is to receive reimbursement for the salary, travel, and other costs of its personnel who assist NABR. No such costs were incurred by NABR during 1996, 1995, and 1994.

     The operating agreement specifies that The Beard Company will provide assistance in obtaining necessary licenses and permits for the conduct of business, locating appropriate plant sites and brine supplies, and providing office space and clerical and accounting assistance. For these services, The Beard Company is paid its actual cost plus 10%. Included in general and administrative expense in 1996, 1995, and 1994 are professional and clerical assistance charges by The Beard Company of approximately $30,000, $12,400, and $7,800, respectively.

     The distributorship agreement provides that Mitsui & Co. (USA), Inc. will purchase all of NABR's output of iodine and other products at fair market values. The distributorship agreement is renewed annually subject to termination by either party upon six months' notice. Mitsui & Co. (USA), Inc. is, in return, granted the exclusive worldwide marketing rights for NABR's products. Mitsui & Co. (USA), Inc. is the parent company of Inorgchem Developments, Inc. All of NABR's sales in 1996, 1995, and 1994, were to Mitsui & Co. (USA), Inc. pursuant to this agreement.

     Pursuant to a waste brine processing agreement, NABR purchases all of required waste brine used for extracting iodine at its Berkenbile Facility from The Beard Company. During 1996, 1995, and 1994, NABR purchased $29,000, $33,000, and $35,000, respectively, of waste brine from The Beard Company.

                                                                     Schedule II



The Beard Company
Schedule II-Valuation and Qualifying Accounts


                                                        Additions                  Deductions
                                Balance at   ----------------------------------    ----------      Balance at
                                Beginning    Charged to Costs  Charged to Other    Write-Offs         End
                                of Period      and Expenses        Accounts        of Accounts     of Period
                                ---------      ------------        --------        -----------     ---------
Year ended:

December 31, 1994
  Allowance for Doubtful
    Receivables                 $22,200           19,100              0              6,800         $34,500
                                ---------------------------------------------------------------------------

December 31, 1995
  Allowances for Doubtful
    Receivables                 $34,500           54,700              0             46,400         $42,800
                                ---------------------------------------------------------------------------

December 31, 1996
  Allowances for Doubtful
    Receivables                 $42,800           28,600          6,400(1)           6,600         $71,200
                                ---------------------------------------------------------------------------

(1)  Acquired in acquisition of Horizontal Drilling Technologies, Inc
 .

                                EXHIBIT INDEX


Exhibit No.              Description
   23           Consents of KPMG Peat Marwick LLP


                                                                     EXHIBIT 23


                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
The Beard Company:

We consent to incorporation by reference in the Registration Statements (No. 33-87110, 33-98482, and 333-06757) on Form S-8 of The Beard Company of our report dated April 22, 1997, relating to the balance sheet of North American Brine Resources (a 40% owned joint venture of The Beard Company) as of December 31, 1996, and the related statements of operations, Partners' equity and cash flows for the year then ended, which report appears in the December 31, 1996, annual report on Form 10-K/A of The Beard Company.


                                                KPMG Peat Marwick LLP

Oklahoma City, Oklahoma
September 9, 1997

                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT
                   AND REPORT ON FINANCIAL STATEMENT SCHEDULE

The Board of Directors and Stockholders
The Beard Company:

The audits referred to in our report dated March 19, 1997, included financial statement Schedule II for each of the years in the three-year period ended December 31, 1996, included in the annual report Form 10-K/A for the year ended December 31, 1996. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the Registration Statements (No. 33-87110, 33-98482, and 333-06757) on Form S-8 of The Beard Company of our report dated March 19, 1997, relating to the balance sheets of The Beard Company and subsidiaries as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-K/A of The Beard Company.



                                                KPMG Peat Marwick LLP

Oklahoma City, Oklahoma
September 9, 1997

                                                                      APPENDIX B


                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                              Form 10-Q/A



[X] Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     For the period ended June 30, 1997
                                 or

[ ] Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                   Commission File Number 1-12396


                          THE BEARD COMPANY
       (Exact name of registrant as specified in its charter)




      Oklahoma                                          73-0970298
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                         Enterprise Plaza, Suite 320
                          5600 North May Avenue
                          Oklahoma City, Oklahoma                  73112
                       (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code:  (405) 842-2333

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes [X]    No [  ]

     Indicate the number of shares outstanding of each of the registrant's classes of common stock as of June 30, 1997.

              Common Stock $.001 par value - 2,799,074

                            THE BEARD COMPANY

                                INDEX


PART I. FINANCIAL INFORMATION

Item 1.  Financial Statements

  Balance Sheets - June 30, 1997 (Unaudited) and
    December 31, 1996

  Statements of Operations - Three Months and Six Months ended June 30, 1997 and 1996 (Unaudited)

  Statements of Shareholders' Equity, Year ended
    December 31, 1996 and Six Months ended
    June 30, 1997 (Unaudited)

  Statements of Cash Flows - Six Months ended
    June 30, 1997 and 1996 (Unaudited)

  Notes to Financial Statements (Unaudited)

Item 2.  Management's Discussion and Analysis of
         Financial Condition and Results of Operations

PART II.  OTHER INFORMATION

Item 2.  Changes in Securities

Item 6.  Exhibits and Reports on Form 8-K

Signatures

                  THE BEARD COMPANY AND SUBSIDIARIES

                        Financial Statements

     June 30, 1997 (Unaudited) and December 31, 1996 and for the
  Three Months and Six Months Ended June 30, 1997, and 1996 (Unaudited)


                               PART I
                        FINANCIAL INFORMATION


ITEM 1.  FINANCIAL STATEMENTS

                           THE BEARD COMPANY AND SUBSIDIARIES
                                     Balance Sheets
                     June 30, 1997 (Unaudited) and December 31, 1996

                                                                     June 30,            December 31,
    ASSETS                                                             1997                1996
                                                                -----------------      ---------------
Current assets:
--------------
          Cash and cash equivalents                                  $    52,000        $   375,000
          Accounts receivable, less allowance for doubtful
          receivables of $57,000 in 1997 and $71,000 in 1996           2,803,000          2,405,000
          Inventories                                                    621,000          2,003,000
          Prepaid expense                                                337,000            442,000
          Other assets                                                   140,000             73,000
                                                                     -----------       ------------
                       Total current assets                            3,953,000          5.298,000
                                                                     -----------       ------------
Investments and other assets                                           1,675,000          1,710,000

Property, plant and equipment, at cost                                17,971,000         16,793,000
          Less accumulated depreciation, depletion and amortization    8,746,000          8,094,000
                                                                     -----------       ------------
          Net property, plant and equipment                            9,225,000          8,699,000
                                                                     -----------       ------------

Intangible assets, at cost                                             4,409,000          4,305,000
          Less accumulated amortization                                3,606,000          3,539,000
                                                                     -----------       ------------
              Net intangible assets                                      803,000            766,000
                                                                     -----------       ------------
                                                                     $15,656,000       $ 16,473,000
                                                                     ===========       ============

                            LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
-------------------
          Trade accounts payable                                     $ 1,671,000       $  1,395,000
          Accrued expense and other liabilities                          451,000            609.000
          Short-term debt                                                   -               639,000
          Current maturities of long-term debt                           921,000            910,000
                                                                     -----------       ------------
               Total current liabilities                               3,043,000          3,553,000
                                                                     -----------       ------------

Long-term debt less current maturities                                 3,037,000          2,911,000

Minority interest in consolidated subsidiaries                           123,000            153,000

Redeemable preferred stock of $100 stated value;  5,000,000 shares
           authorized; 90,156 shares issued and outstanding (note 4)   1,200,000          1,200,000

Common shareholders' equity:
          Common stock of $.001 par value per share; 10,000,000 shares authorized; 2,799,074 shares issued and
          outstanding in 1997 and 1996                                     3,000              3,000
          Capital in excess of par value                              41,629,000         41,629,000
          Accumulated deficit                                        (33,379,000)       (32,976,000)
                                                                     ------------       ------------
                Total common shareholders' equity                      8,253,000          8,656,000
                                                                     ------------       ------------
Commitments and contingencies (note 8)
                                                                     $15,656,000        $ 16,473,000
                                                                     ===========        ============

                See accompanying notes to financial statements.

                  THE BEARD COMPANY AND SUBSIDIARIES
                        Statements of Operations
                              (Unaudited)

                                                 For Three Months Ended             For Six Months Ended
                                               -------------------------          ------------------------
                                                 June 30,       June 30,            June 30,      June 30,
                                                   1997          1996                 1997          1996
                                               -------------------------          ------------------------

Revenues:
  Carbon dioxide                               $ 3,891,000    $ 3,553,000         $ 6,809,000   $ 6,332,000
  Environmental/resource recovery                1,252,000        708,000           2,421,000     1,058,000
  Other                                             92,000         13,000             127,000        30,000
                                               -----------    -----------         -----------   -----------
                                                 5,235,000      4,274,000           9,357,000     7,420,000
Expenses:
  Carbon dioxide (exclusive of depreciation,
    depletion and amortization shown
    separately below)                            2,501,000      2,419,000           4,554,000     4,483,000
  Environmental/resource recovery (exclusive
    of depreciation, and amortization shown
    separately below)                            1,139,000        603,000           2,134,000     1,130,000
  Selling, general and administrative            1,181,000      1,087,000           2,212,000     2,034,000
  Depreciation, depletion & amortization           373,000        320,000             734,000       622,000
  Other                                              9,000          8,000              16,000        22,000
                                              ------------    -----------         -----------     ---------
                                                 5,203,000      4,437,000           9,650,000     8,291,000

Operating profit (loss):
  Carbon dioxide                                   435,000        246,000             514,000       160,000
  Environmental/resource recovery                 (165,000)      (139,000)           (340,000)     (492,000)
  Other                                           (238,000)      (270,000)           (467,000)     (539,000)
                                              -------------   ------------        ------------    ----------
                                                    32,000       (163,000)           (293,000)     (871,000)
Other income (expense):
  Interest income                                    4,000          4,000               7,000         6,000
  Interest expense                                 (99,000)       (52,000)           (187,000)      (98,000)
  Gain on sale of assets                              -            74,000              53,000        86,000
  Gain on take-or-pay contract settlement (note 6)    -              -                   -          939,000
  Other, including unconsolidated affiliates        89,000         (7,000)             12,000      (103,000)
  Minority interest in operations of
    consolidated subsidiaries                       20,000         (3,000)             30,000        (3,000)
                                              -------------   ------------        ------------    ----------
Earnings (loss) from continuing operations
    before income tax                               46,000       (147,000)           (378,000)      (44,000)

Income taxes (note 7)                              (25,000)          -                (25,000)          -
                                              -------------   ------------        ------------    ----------
Earnings (loss) from continuing operations          21,000       (147,000)           (403,000)      (44,000)

  Loss from discontinued real estate
   operations (note 2)                                -            (8,000)                -         (16,000)
                                              -------------   ------------        ------------    ----------
Net earnings (loss)                           $     21,000    $  (155,000)        $  (403,000)    $ (60,000)
                                              =============   ============        ============    ==========

Net earnings (loss attributable to
   common shareholders                        $     21,000    $  (155,000)        $  (403,000)    $ (60,000)
                                              ============    ============        ============    ==========
Earnings (loss) per common share and common
   equivalent share (primary EPS) (note 5):
   Earnings (loss) from continuing operations $       0.01    $     (0.06)        $     (0.14)        (0.02)
   Loss from discontinued operations                    -              -                   -             -
   Earnings (loss)                            $       0.01    $     (0.06)        $     (0.14)    $   (0.02)


                See accompanying notes to financial statements.

                       THE BEARD COMPANY AND SUBSIDIARIES
                       Statements of Shareholders' Equity

                                                                                             TOTAL
                                                           CAPITAL IN                        COMMON
                                               COMMON       EXCESS OF    ACCUMULATED      SHAREHOLDERS'
                                                STOCK       PAR VALUE      DEFICIT           EQUITY
                                               ------     -----------    ------------     --------------
Balance, December 31, 1995                     $3,000     $41,446,000    $(32,661,000)        $8,788,000

  Net loss, year ended December 31, 1996            -               -        (315,000)          (315,000)

  Issuance of 68,244 shares of common stock         -         183,000               -            183,000
                                               ------     -----------    ------------     --------------
Balance, December 31, 1996                      3,000      41,629,000     (32,976,000)         8,656,000

  Net loss, six months ended June 30, 1997          -               -        (403,000)          (403,000)
                                               ------     -----------    ------------     --------------
Balance, June 30, 1997                         $3,000     $41,629,000    $(33,379,000)        $8,253,000
                                               ======     ===========    ============     ==============

                See accompanying notes to financial statements.

                       THE BEARD COMPANY AND SUBSIDIARIES
                            Statements of Cash Flows
                                  (Unaudited)

                                                 FOR THE SIX MONTHS ENDED
                                             -------------------------------
                                             JUNE 30, 1997     JUNE 30, 1996
                                             -------------     -------------
OPERATING ACTIVITIES:
  Cash received from customers                 $10,493,000        $7,501,000
  Cash paid to suppliers and employees          (9,245,000)       (7,805,000)
  Cash received from settlement of
    take-or-pay contract                             -               539,000
  Interest received                                  6,000             4,000
  Interest paid                                   (199,000)         (140,000)
                                               -----------        ----------
    Net cash provided by operating activities    1,055,000            99,000
                                               -----------        ----------

INVESTING ACTIVITIES:
  Acquisition of property, plant and equipment    (904,000)         (813,000)
  Proceeds from sale of assets                      58,000           241,000
  Other investments                                 22,000            33,000
                                               -----------        ----------
    Net cash used in investing activities         (824,000)         (539,000)
                                               -----------        ----------

FINANCING ACTIVITIES:
  Proceeds from line of credit and term notes    1,229,000         2,263,000
  Payments on line of credit and term notes     (1,783,000)       (1,778,000)
  Proceeds from issuance of stock                    -                25,000
                                               -----------        ----------
    Net cash provided by (used in) financing
      activities                                  (554,000)          510,000
                                               -----------        ----------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                     (323,000)           70,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD                                           375,000           220,000
                                               -----------        ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD         $52,000          $290,000
                                               ===========        ==========

                                                                      Continued

                       THE BEARD COMPANY AND SUBSIDIARIES
                             Statements of Cash Flows
                                   (Unaudited)

Reconciliation of Net loss to Net Cash
Provided by Operating Activities

                                               FOR THE SIX MONTHS ENDED
                                          ----------------------------------
                                          June 30, 1997        June 30, 1996
                                          -------------        -------------
Net loss                                  $(403,000)            $(60,000)
Adjustments to reconcile
  net loss to net cash
  provided by (used in)
  operating activities:
    Depreciation, depletion and
      amortization                          734,000              625,000
    Gain on sale of assets                  (53,000)             (86,000)
    Interest and other costs
      (capitalized) recognized
      on real estate project                478,000              (66,000)
    Provision for impairment of assets       60,000              120,000
    Gain on take-or-pay contract
      settlement                                  -             (400,000)
    Other, including minority interest
      in consolidated subsidiaries          (82,000)             (10,000)
    Increase in accounts receivable,
      prepaids and other current
      assets                               (308,000)             (53,000)
    (Increase) decrease in inventories      932,000             (543,000)
    Increase (decrease) in accounts
      payable, accrued expenses
      and other liabilities                (303,000)             572,000
                                         ----------           ----------
     Net cash provided by operating
       activities                        $1,055,000              $99,000
                                         ==========           ==========
Supplemental Schedule of Noncash
  Investing and Financing Activities

Purchase of property, plant and
  equipment and intangible assets
  through issuance of debt
  obligations                            $        -          $1,013,000
                                         ==========          ==========
Receipt of property, plant, and
  equipment as part of settlement
  of take-or-pay contract                $        -          $  400,000
                                         ==========          ==========
Sale of inventory for a note
  receivable                             $   87,000          $        -
                                         ==========          ==========

                See accompanying notes to financial statements.

                      THE BEARD COMPANY AND SUBSIDIARIES
                         Notes to Financial Statements

                            June 30, 1997 and 1996
                                  (Unaudited)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     BASIS OF PRESENTATION

     The accompanying consolidated financial statements and notes thereto have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain footnote disclosures normally prepared in accordance with generally accepted accounting principles have been omitted. The accompanying consolidated financial statements and notes thereto should be read in conjunction with the consolidated financial statements and notes thereto included in Beard's 1996 annual report on Form 10-K.

     The accompanying consolidated financial statements include the accounts of The Beard Company and its wholly and majority-owned subsidiaries ("Beard or the Company"). All significant intercompany transactions have been eliminated.

     The financial information included herein is unaudited; however, such information reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented.

     The results of operations for the three and six-month periods ended June 30, 1997, are not necessarily indicative of the results to be expected for the full year.

     The Company operates within two major industry segments: (1) the carbon dioxide ("CO2") Segment, comprised of (a) the manufacture and distribution of dry ice (solid CO2) and (b) the production of CO2; and (2) the environmental/resource recovery ("E/RR") Segment, consisting of environmental services and resource recovery activities. The Company's real estate ("R/E") Segment, consisting of real estate construction and development, was discontinued in January, 1997. See Note 2 below. The Company also has other operations, including a minority-owned investment in a joint venture for the extraction, production and sale of crude iodine.

(2)  DISCONTINUED OPERATIONS

     In January 1997, the Company approved a formal plan to dispose of the assets of its R/E Segment. The Company estimated that it would incur a loss of $180,000 from discontinuing real estate construction and development activities. The loss was recorded in the fourth quarter of 1996 and represented the difference in the estimated amounts to be received from disposing of the real estate construction and development assets and the asset's recorded values as of December 31, 1996.

     Results of operations of the R/E Segment for the three and six months ended June 30, 1996, have been restated as discontinued operations in the accompanying statements of operations. Operating results of the discontinued operations through the date of sale of all remaining assets are not expected to be significant.

     During the six months ended June 30, 1997, the Company disposed of certain real estate construction and development assets for $1,534,000 which approximated the Company's estimated disposition values of those assets.

     As of June 30, 1997 the significant remaining asset of the R/E Segment consisted of one speculative home which the Company expects to dispose of by December 31, 1997 at its June 30, 1997 recorded value.

(3)  ACQUISITION

     On May 21, 1996, the Company acquired 80% of the outstanding common stock of Horizontal Drilling Technologies, Inc. ("HDT") for $482,000. HDT utilizes trenchless technology and specializes in directional drilling for utility, underground cable and environmental remediation projects. The purchase price consisted of a non-interest bearing contingent payment obligation valued at $301,000, a non-interest bearing $150,000 note, convertible at the option of the holder into common stock of the Company, and 20% of the Company's ownership, valued at $44,000, in an existing subsidiary involved in environmental/resource recovery operations. The contingent payment obligation is payable only from 80% of specified cash flows of HDT and the existing environmental/resource recovery subsidiary and was recorded based upon its estimated present value. The non-interest bearing note was also recorded at its present value and was converted into 50,000 shares of the Company's common stock on July 1, 1996. The conversion rate used was the Company's July 1, 1996 closing price of $3.00. The fair value of the net identifiable assets of HDT approximated $143,000 on the acquisition date. The excess of the purchase price over the fair value of the net identifiable assets acquired has been recorded as goodwill and is being amortized on a straight-line basis over ten years. The acquisition has been accounted for by the purchase method and accordingly, the results of operations of HDT prior to May 21, 1996, are not included in the Company's consolidated financial statements.

(4)  REDEEMABLE PREFERRED STOCK

     The Company's preferred stock is mandatorily redeemable through December 31, 2002, from one-third of Beard's "consolidated net income" as defined. The Company's operations through June 30, 1997, were not sufficient to begin the sharing of the consolidated net income. Accordingly, one-third of future "consolidated net income" will accrete directly to preferred stockholders and reduce earnings per common share. To the extent that the preferred stock is not redeemed by December 31, 2002, the shares of preferred stock can be converted into shares of the Company's common stock.

(5)  EARNINGS (LOSS) PER SHARE

     Earnings (loss) per common share for the respective three and six-month periods ended June 30, 1997 and 1996 have been computed by dividing the earnings (loss) by the weighted average number of common shares outstanding during the respective periods. Common share equivalents and any potentially dilutive securities outstanding were not considered as the effects would not have been dilutive.

     The table below contains the components of the common share and common equivalent share amounts used in the calculation of earnings (loss) per share in the Company's statement of operations:

                                   For the Three Months Ended             For the Six Months Ended
                                  -----------------------------          --------------------------
                                   June 30,            June 30,          June 30,          June 30,
                                     1997               1996               1997                1996
                                  ---------           ---------          ---------         --------
Primary EPS:
  Weighted average common
    shares outstanding            2,799,074           2,736,141          2,799,074        2,736,141
  Options considered to be
    common stock equivalents              -                   -                  -                -
                                  ---------           ---------          ---------        ---------
                                  2,799,074           2,736,141          2,799,074        2,736,141
                                  =========           =========          =========        =========

(6)  SETTLEMENT OF TAKE-OR-PAY CONTRACT

     In February 1996, the Company negotiated a settlement of a take-or-pay contract under which a customer was obligated to purchase certain volumes of liquid CO2. As a result of the settlement, the Company received $539,000 of cash and a CO2 vapor recovery system with an estimated fair value of $400,000 and the Company released the party of its contractual obligation to purchase the contracted liquid CO2 volumes. The Company realized a gain of $939,000 related to this settlement.

(7)  INCOME TAXES

     In accordance with the provisions of the Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"), the Company's net deferred tax asset is being carried at zero book value, which reflects the uncertainties of the Company's utilization of the net deductible timing differences. There is no provision for regular federal income taxes in 1997 or 1996 due to the availability of net operating losses and other carryforwards. The provision in the Statements of Operations for the three and six-month periods ending June 30, 1997 consists of $8,000 in state income tax and $17,000 in federal alternative minimum tax.

     At June 30, 1997, the Company estimates that it had the following income tax carryforwards available for both income tax and financial reporting purposes (in thousands):

                                             Expiration
                                             Date                  Amount
                                             -----------           -------
Federal regular tax operating loss
  carryforwards                              2001-2010           $  65,788

Investment tax credit carryforward           1997-2000                 679

Tax depletion carryforward                   Indefinite              5,500
                                                                 ---------
                                               Total             $  71,967
                                                                 =========

(8)  COMMITMENTS AND CONTINGENCIES

     In the normal course of business various actions and claims have been brought or asserted against the Company. Management does not consider them to be material to the Company's financial position, liquidity or results of operations.

(9)  LETTER OF INTENT

     In June 1997, the Company signed a letter of intent to sell substantially all of the assets of Carbonic Reserves (an 85% owned subsidiary of Beard in the CO2 Segment) for cash and the assumption of certain liabilities. The sale is expected to close on October 1, 1997 and result in a gain ranging from $10 to $12 million. The sale is subject to approval by the Company's shareholders at the annual meeting scheduled to be held on September 25, 1997 and to certain other conditions. If the sale is consummated as anticipated, the Company's continuing operations will consist of its environmental services and resource recovery activities, and the CO2 Segment's operations will be presented as discontinued in the statements of operations for all periods presented. The sale is expected to result in the redemption of approximately $3.5 million (35,000 shares) of the Company's preferred stock. The other proceeds from the sale are expected to be used to pay down virtually all of the Company's outstanding indebtedness and provide working capital to exploit the Company's remaining assets.

Item 2. Management's Discussion and Analysis of Financial Conditions and Results of Operations

The following discussion focuses on material changes in the Company's financial condition since December 31, 1996 and results of operations for the quarter ended June 30, 1997 compared to the prior year second quarter and the six months ended June 30, 1997 compared to the prior year six months. Such discussion should be read in conjunction with the Company's financial statements including the related footnotes.

In preparing the discussion and analysis, the Company has presumed readers have read or have access to the discussion and analysis of the prior year's results of operations, liquidity and capital resources as contained in the Company's 1996 Form 10-K.

The Company operates within two major industry segments: (1) the carbon dioxide ("CO2") Segment, comprised of (a) the manufacture and distribution of dry ice (solid CO2) and (b) the production of CO2; (2) the environmental/resource recovery ("E/RR") Segment, consisting of environmental services and resource recovery activities. The Company also has other operations, including (i) a minority-owned investment in a joint venture for the extraction, production and sale of crude iodine, and (ii) various assets and investments which the Company has been liquidating as opportunities have materialized, including the assets of the Company's former real estate construction and development ("R/E") Segment, the operations of which were discontinued in January, 1997. (See Note 2 to the Financial Statements).

Material changes in financial condition - June 30, 1997 as compared with December 31, 1996.

The following table reflects some of the changes in the Company's financial condition during the periods indicated:

                               June 30,      December 31,      Increase
                                 1997           1996          (Decrease)
                               --------      ------------     ----------
Cash and cash equivalents      $  52,000     $  375,000       $  (323,000)

Working capital                $ 910,000     $1,745,000       $  (835,000)

Current ratio                  1.30 to 1     1.49 to 1

The Company's ability to generate working capital from operations during the first six months of 1997 was adversely affected by seasonality during the first three months of the year. The first quarter is normally a poor one for the dry ice business, and cold and/or rainy weather also normally causes a slowdown of sales in the environmental services portion of the E/RR Segment. As previously mentioned, the Company has discontinued the R/E Segment and the sale of substantially all of its assets in this segment during the first six months of 1997 provided cash of $1,305,000 and working capital of $452,000. The proceeds from the sale were used to pay down the short-term debt associated with the construction cost of these assets. Despite the seasonal decline, however, net working capital generated by the above sale and by operations as a result of increased activity in the E/RR Segment for the first six months of 1997 amounted to $734,000, compared to $123,000 generated in the first six months of 1996.

In addition to the proceeds from the sale of assets in the R/E Segment, the Company has been able to satisfy its liquidity needs through its working capital and borrowing arrangements. Future cash flows and availability of credit are subject to a number of variables, including the price and demand for dry ice, a continuing source of economical CO2, continuing private and governmental demand for environmental services. Despite these uncertainties, the Company anticipates that its cash flow from operations and continued availability of credit on a basis similar to that experienced to date will be sufficient to meet its planned operating costs and capital spending requirements.

Capital additions of $1,185,000 were made by the following segments during the first six months of 1997, as reflected in the table on the following page:

             Carbon dioxide                      $   915,000
             Environmental/resource recovery         266,000
             Other                                     4,000
                                                 -----------
                                                 $ 1,185,000
                                                 ===========

Seller-provided financing and other debt obligations provided $281,000 of the funds for such capital investments.

The Company's working capital, the CO2 Segment's line of credit, and a recently finalized $500,000 bank line of credit are expected to be sufficient to fund the Company's current and presently foreseeable capital expenditure requirements, including the $264,000 projected for the last six months of 1997.

In June 1997, the Company signed a letter of intent to sell substantially all of its dry ice assets for cash and the assumption of certain liabilities. The sale is subject to approval by the Company's shareholders at its annual meeting of stockholders presently scheduled to be held on September 25, 1997. If consummated, the sale is expected to close on October 1, 1997 and result in (i) a gain ranging from $10 to $12 million, (ii) the redemption of approximately $3.5 million (35,000 shares) of the Company's preferred stock and (iii) the paydown of virtually all of the Company's outstanding indebtedness. If the sale is consummated as anticipated, it will significantly enhance the Company's working capital and liquidity and improve the Company's common shareholders' equity. See Note 9 to the accompanying financial statements.

Through the period ending December 31, 2002, the Company's liquidity will be reduced to the extent it is required to redeem any of the Beard preferred stock pursuant to the mandatory redemption provisions. See Note 4 to the accompanying financial statements.

Material changes in results of operations - Quarter ended June 30, 1997 as compared with the Quarter ended June 30, 1996.

The income for the quarter ended June 30, 1997 was $21,000, compared to a loss of $155,000 for the second quarter of the prior year. There was a significant improvement in the operating margin in the CO2 Segment while a small decline in the operating margin in the E/RR Segment was more than offset by a small improvement in "Other", primarily general and corporate activities. As a result, operating results improved $195,000 from a $163,000 loss in the second quarter of 1996 to a profit of $32,000 for the same period in 1997.

Operating results of the Company's two segments are reflected below:

                                          1997           1996
                                          ----           ----
Operating profit (loss):
  Carbon dioxide                       $   435,000    $   246,000
  Environmental/resource recovery         (165,000)      (139,000)
                                       -----------    -----------
     Subtotal                              270,000        107,000
  Other                                   (238,000)      (270,000)
                                       -----------    -----------
     Total                             $    32,000    $  (163,000)
                                       ===========    ===========

The "Other" in the above table reflects primarily general and corporate activities, as well as other activities and investments of the Company.

Carbon dioxide

Second quarter 1997 operations reflected an operating gain of $435,000 compared to a $246,000 gain for the 1996 second quarter. The primary component of revenues for this segment is dry ice sales which are seasonal with the down-turn occurring from December through February, while the brisk sales period occurs from June through August and then again in October. The dry ice component of this segment generated an operating profit of $330,000 in the second quarter of 1997 versus an operating profit of $198,000 in the comparable period of 1996.

Revenues from this segment totaled $3,891,000 for the second quarter of 1997, a 10% increase over last year's second quarter. The factors contributing to this improvement included increases in the volume of dry ice sales, in the sales of equipment, and in the Company's allocated share of sales from its working interest in a producing CO2 unit. This improvement in revenues was somewhat offset by increases in expenses associated with advertising and sales, insurance, and an incentive-sales arrangement for employees.

Environmental/resource recovery

The E/RR Segment generated a larger operating loss in the second quarter of 1997 as compared with the same period in 1996. The segment reflected a 77% increase in revenues, which resulted primarily from the increased activity of the environmental services companies, as well as the full quarter impact of Horizontal Drilling Technologies, Inc. ("HDT"), resulting from Beard's purchase of 80% of HDT's common stock (the "HDT acquisition") in May 1996. The increase in revenues created by HDT was offset by a decline in the revenues generated by resource recovery activities due to the completion in February 1996 of a contract with U.S. Department of Energy involving activities related to the Company's patented Mulled Coal technology. Management has been pursuing and will continue to pursue the commercial development of this technology during the remainder of 1997. The costs of pursuing this development, additional HDT operations resulting from the HDT acquisition, as well as increased operating expenses related to the Company's other environmental services activities, more than offset the increased revenues and resulted in the decline in operating margins.

Other activities

Other operations, consisting mostly of general and corporate activities, generated a slightly smaller operating loss for the second quarter of 1997 than the same period of last year.

Selling, general and administrative expenses

The Company's selling, general and administrative expenses ("SG&A") in the current quarter increased to $1,181,000 from $1,087,000 in the 1996 second quarter. SG&A expenses incurred by the CO2 Segment during the second quarter of 1997, which represent 57% of the total SG&A costs, increased by $44,000 over the same period last year. This increase was associated with an increase in expenses related to Carbonics' advertising and sales expenses, insurance, and an incentive sales arrangement for employees. SG&A expenses incurred by the E/RR Segment during the second quarter of 1997 increased by $79,000 over the same period for 1996. $67,000 of this increase was due to the impact of the HDT acquisition. Other operations incurred approximately $23,000 less in SG&A for the second quarter of 1997 compared to the same period in 1996.

Depreciation, depletion and amortization expenses

The second quarter of 1997 had an increase in DD&A expense of $53,000, reflecting additions to property, plant and equipment made since June 30, 1996.

Other income and expenses

Other income and expenses netted to a total income of $14,000 for the second quarter of 1997, down slightly from the $16,000 in income recorded for such items in the same period of 1996. The decrease was due primarily to a $123,000 increase in the earnings of unconsolidated affiliates, offset by a decrease in the gain on sale of assets of $74,000, as well as a $47,000 increase in interest expense.

Discontinued operations

As previously noted, the Company discontinued its real estate construction and development activities in January of 1997 in order to focus its attention on other segments which are considered to have greater potential for growth and profitability. As discussed in Note 2 to the Financial Statements, the Company recognized the estimated loss of disposing of the R/E Segment's assets in the fourth quarter of 1996. In the first quarter of 1997, the Company sold all of the R/E Segment's assets, except for two completed speculative homes, for $1,196,000. One of the two homes was sold during the second quarter of 1997 for $338,000. The Company expects to dispose of the remaining speculative home by December 31, 1997.

Material changes in results of operations - Six months ended June 30, 1997 as compared with the Six months ended June 30, 1996.

The loss for the six months ended June 30, 1997 was $403,000, compared to a loss of $60,000 for the first six months of the prior year. The first half of 1996 benefited from the February 1996 settlement of a take-or-pay agreement in the amount of $939,000. The first half of 1997 benefited from increased revenues due to an approximate 11% increase in sales volume of dry ice. In addition, the segment benefited from increased revenue from the sale of CO2 gas from the Company's working interests in two producing CO2 gas units in Colorado and New Mexico. The E/RR Segment benefited from an increase in revenues of $1,363,000. These increases, however, were partially offset by increased operating expenses of the Company's two operating segments.

Operating results of the Company's two segments are reflected below:

                                     1997               1996
                                     ----               ----
Operating profit (loss):
   Carbon dioxide                  $   514,000      $   160,000
   Environmental/resource recovery    (340,000)        (492,000)
                                   -----------      -----------
          Subtotal                     174,000         (332,000)
   Other                              (467,000)        (539,000)
                                   -----------      -----------
          Total                    $  (293,000)     $  (871,000)
                                   ===========      ===========

The "Other" in the above table reflects primarily general and corporate activities, as well as other activities and investments of the Company.

Carbon dioxide

Operations for the first six months of 1997 resulted in an operating profit of $514,000 compared to a $160,000 operating profit for the 1996 first half. The primary component of revenues for this segment is dry ice sales which are seasonal with the downturn occurring from December through February, while the brisk sales period occurs from June through August and then again in October. The six months operating results of both 1997 and 1996 reflect the normal downturn in the sales cycle at the first of the year. The dry ice component of this segment generated an operating profit of $324,000 in the 1997 first half versus an operating profit of $58,000 in the comparable 1996 period.

Revenues from this segment totaled $6,809,000 for the first six months of 1997, an 8% increase over the same period last year. The factors contributing to this improvement included increases in the volume of dry ice sales and in the Company's allocated share of sales from its working interest in a producing CO2 unit. This improvement in revenues was somewhat offset by increases in expenses associated with advertising and sales, insurance, and an incentive-sales arrangement for employees.

Environmental/resource recovery

A significant increase in revenues generated by the E/RR Segment led to an improvement in operating margins in the first six months of 1997 as compared to the same period in 1996. This increase in revenues was primarily caused by an increase in environmental services activity in the first six months of the year, as well as the inclusion, for the full six months in 1997, of the operations of HDT, acquired on May 21, 1996. The increase in revenues created by HDT was partially offset by the completion in February 1996 of a contract involving the resource recovery activities related to the Company's patented Mulled Coal technology. Management intends to pursue the commercial development of this technology during the remainder of 1997. Increased revenue as a result of increases in environmental services activity in the first quarter of 1997 as compared to the same period in 1996 coupled with a decrease in operating expenses as a percentage of sales have resulted in an improvement in the operating margins for this segment for the six months in 1997 compared to the same period in 1996.

Other activities

Other operations, consisting mostly of general and corporate activities, generated a slightly smaller operating loss for the first half of 1997 as compared to the same period last year.

Selling, general and administrative expenses

The Company's selling, general and administrative expenses ("SG&A") in the first half of 1997 increased to $2,212,000 from $2,034,000 in the 1996 six months. SG&A expenses incurred by the CO2 Segment during the first half of 1997, which represent 54% of the total SG&A costs, increased by $12,000 over the same period last year. This increase was associated with increases in expenses related to advertising and sales, insurance, and an incentive-sales arrangement for employees. SG&A of the E/RR Segment increased by $237,000 during the first six months of 1997 compared to the same period in 1996. The effect of the HDT acquisition accounted for $162,000 or 68% of this increase. Other members of the segment incurred increases in SG&A as a result of increased operating activity.

Depreciation, depletion and amortization expenses

The first half of 1997 had an increase in DD&A expense of $112,000, reflecting additions to property, plant and equipment made since June 30, 1996.

Other income and expenses

The other income and expenses for the first six months of 1997 netted to an $85,000 loss compared to $827,000 in net income for the same period in 1996. As previously mentioned, the Company benefited in the first six months of 1996 from the February 1996 settlement of a take-or-pay agreement in the CO2 Segment. This settlement resulted in a gain of $939,000. The first six months of 1997 included an increase of $89,000 in interest expense as a result of greater borrowings to meet working capital needs, a $33,000 decrease in the gain on sale of assets, a $32,000 increase in the minority interest in the operations of consolidated subsidiaries and a $129,000 increase in income from unconsolidated affiliates.

Impact of Recently Issued Accounting Standards Not Yet Adopted

In February, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share." SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, and restatement of prior-period earnings per share data is required. The new standard will not apply to Beard's financial statements until the fourth quarter of 1997. SFAS No. 128 revises the current calculation methods and presentation of primary and fully diluted earnings per share. Beard has reviewed the requirements of SFAS No. 128 and has concluded that they will not have a material effect on the calculation of Beard's historical earnings (loss) per share data.

PART II.            OTHER INFORMATION.

Item 2.  Changes in Securities.

The Company's preferred stock is mandatorily redeemable through December 31, 2002 from one-third of Beard's "consolidated net income" as defined in the instrument governing the rights of the preferred stockholders. Accordingly, one-third of future "consolidated net income" will accrete directly to preferred stockholders and reduce earnings per common share. As a result of these redemption requirements, the payment of any dividends to the common stockholders in the near future is very unlikely. See Note 4 to the accompanying financial statements.

Item 6.  Exhibits and Reports on Form 8-K:

(a) The following exhibits are filed with this Form 10-Q and are identified by the numbers indicated:

   27     Financial Data Schedules.

(b)  No reports on Form 8-K were filed during the period covered by this report.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               (Registrant)   THE BEARD COMPANY

August 29, 1997                 HERB MEE, JR.
                                Herb Mee, Jr., President and
                                Chief Financial Officer

August 29, 1997                 JACK A. MARTINE
                                Jack A. Martine, Controller and
                                Chief Accounting Officer